    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1997



                                                      REGISTRATION NO. 333-37479

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   VIAD CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            5812                           36-1169950
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL        (I.R.S. IDENTIFICATION)
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NO.)

                            ------------------------

                     1850 NORTH CENTRAL AVENUE, SUITE 2212

                          PHOENIX, ARIZONA 85077-2212
                                 (602) 207-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              PETER J. NOVAK, ESQ.

                       VICE PRESIDENT AND GENERAL COUNSEL
                                   VIAD CORP
                     1850 NORTH CENTRAL AVENUE, SUITE 2212
                          PHOENIX, ARIZONA 85077-2212
                                 (602) 207-5913
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

               ERIC O. MADSON, ESQ.                              FRANK M. PLACENTI, ESQ.
      ROBINS, KAPLAN, MILLER & CIRESI L.L.P.                         BRYAN CAVE LLP
                2800 LASALLE PLAZA                              2800 NORTH CENTRAL AVENUE
            MINNEAPOLIS, MN 55402-2015                           PHOENIX, AZ 85004-1098

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the Merger Agreement described herein are met or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                        PROPOSED MAXIMUM
                                             AMOUNT      OFFERING PRICE  PROPOSED MAXIMUM     AMOUNT OF
         TITLE OF EACH CLASS OF              TO BE             PER           AGGREGATE      REGISTRATION
      SECURITIES TO BE REGISTERED        REGISTERED(1)      SHARE(2)     OFFERING PRICE(2)     FEE(2)(3)
-----------------------------------------------------------------------------------------------------------
Common Stock, $1.50 par value per
  share.................................    2,800,000        $19.91         $55,748,000      $16,893.34
===========================================================================================================


(1) Represents an estimate of the maximum number of shares of the Common Stock of the Registrant issuable in the Merger described herein, based on the assumed Exchange Ratio of 0.5667 (calculated based on the average of the closing sales prices of Viad Corp Common Stock as listed on the NYSE for the 30-trading day period ended October 3, 1997 and the exercise of options for 418,364 shares of Game Common Stock of the total options for 420,836 shares of Game Common Stock currently issued and unexercised).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low sales prices of shares of the Common Stock of Viad Corp on the New York Stock Exchange on October 3, 1997.

(3) Registration fee previously paid.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                   VIAD CORP
                            ------------------------

         CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(b),
             SHOWING THE LOCATION IN THE PROXY STATEMENT/PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4

              ITEM NUMBER AND HEADING IN
            FORM S-4 REGISTRATION STATEMENT             LOCATION OR HEADING IN PROSPECTUS
      -------------------------------------------  -------------------------------------------
  A.  INFORMATION ABOUT THE TRANSACTION
  1.  Forepart of the Registration Statement and
        Outside Front Cover page of Prospectus...  Facing Page; Cross Reference Sheet and
                                                   Outside Front Cover Page of Proxy
                                                     Statement/Prospectus
  2.  Inside Front and Outside Back Cover Pages
        of Prospectus............................  Inside Front and Outside Back Cover Pages
                                                   of Proxy Statement/Prospectus; Cross
                                                     Reference Sheet; Table of Contents;
                                                     Available Information
  3.  Risk Factors; Ratio of Earnings to Fixed
        Charges and Other Information............  Summary; Market Prices; Viad Selected
                                                     Historical Financial Data; Game Selected
                                                     Historical Financial Data; Comparative
                                                     Per Share Data; The Merger
  4.  Terms of the Transaction...................  Summary; The Merger; Comparative Rights of
                                                     Stockholders
  5.  Pro Forma Financial Information............  Not Applicable
  6.  Material Contracts with the Company Being
        Acquired.................................  Summary; The Merger
  7.  Additional Information Required for
        Reoffering by Persons and Parties Deemed
        to Be Underwriters.......................  Not Applicable
  8.  Interests of Named Experts and Counsel.....  The Merger; Legal Matters; Experts
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities..............................  Part II
  B.  INFORMATION ABOUT THE REGISTRANT
 10.  Information with Respect to S-3
        Registrants..............................  Available Information; Incorporation of
                                                     Documents by Reference; Summary; The
                                                     Merger; Market Prices; Comparative Per
                                                     Share Data; Viad Selected Historical
                                                     Financial Data; Certain Related
                                                     Transactions; Information Regarding Viad;
                                                     Description of Viad Capital Stock;
                                                     Comparative Rights of Stockholders
 11.  Incorporation of Certain Information by
        Reference................................  Incorporation of Documents by Reference
 12.  Information with Respect to S-2 or S-3
        Registrants..............................  Not Applicable
 13.  Incorporation of Certain Information by
        Reference................................  Not Applicable
 14.  Information with Respect to Registrants
        Other than S-3 or S-2 Registrants........  Not Applicable
  C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.  Information with Respect to S-3
        Companies................................  Not Applicable

              ITEM NUMBER AND HEADING IN
            FORM S-4 REGISTRATION STATEMENT             LOCATION OR HEADING IN PROSPECTUS
      -------------------------------------------  -------------------------------------------
 16.  Information with Respect to S-2 or S-3
        Companies................................  Available Information; Incorporation of
                                                     Documents by Reference; Summary; Market
                                                     Prices; Comparative Per Share Data; Game
                                                     Selected Historical Financial Data; The
                                                     Special Meeting; The Merger; Certain
                                                     Related Transactions; Information
                                                     Regarding Game
 17.  Information with Respect to Companies Other
        than S-3 or S-2 companies................  Not Applicable
  D.  VOTING AND MANAGEMENT INFORMATION
 18.  Information if Proxies, Consents or
        Authorizations are to be Solicited.......  Facing Page; Outside Front Cover Page of
                                                     Prospectus; Summary: The Special Meeting;
                                                     The Merger; Description of Viad Capital
                                                     Stock; Comparative Rights of
                                                     Stockholders; Stockholder Proposals
 19.  Information if Proxies, Consents or
        Authorizations are not to be Solicited or
        in an Exchange Offer.....................  Not Applicable

                           GAME FINANCIAL CORPORATION
                            13705 FIRST AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55441

Dear Stockholder:

     As you may be aware, Game Financial Corporation ("Game") has entered into an agreement to merge with Game Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of Viad Corp ("Viad"). At a Special Meeting of Stockholders of Game to be held on December 10, 1997, Game stockholders will be asked to approve and adopt the Agreement and Plan of Merger, dated as of September 24, 1997, among Game, Viad, and Acquisition Sub (the "Merger Agreement"). The accompanying Proxy Statement/Prospectus and the appendices thereto present the details of this proposed merger (the "Merger").

     In the Merger, each share of common stock, par value $.01 per share, of Game (the "Game Common Stock") will be converted into the right to receive a fraction of a share of common stock, par value $1.50 per share, of Viad (the "Viad Common Stock") equal to $10.75 divided by the Viad Price, as defined below (the "Exchange Ratio"). Game may terminate the Merger Agreement and abandon the Merger if, among other things, the Viad Price is more than $21.20 per share and Viad may terminate the Merger Agreement and abandon the Merger if, among other things, the Viad Price is less than $17.20 per share. The "Viad Price" is defined under the Merger Agreement as the average of the closing sales prices of Viad Common Stock as listed on the New York Stock Exchange for the 30-trading day period ending four trading days prior to the Closing Date.

     Based on the number of outstanding shares of Game Common Stock as of the Record Date and on the average of the closing sales prices of Viad Common Stock for the 30-trading day period ended October 30, 1997 of $19.41 per share, the resulting Exchange Ratio would be 0.5538 (assuming for purposes of illustration that the Closing Date was November 5, 1997).

     The Board of Directors of Game has carefully reviewed the terms and conditions of the Merger Agreement. In addition, the Board of Directors of Game has received a written opinion from its financial advisor, Ladenburg Thalmann & Co. Inc., to the effect that, as of September 23, 1997, and based upon and subject to various qualifications and assumptions described therein, the consideration to be paid in the Merger is fair to the holders of Game Common Stock from a financial point of view.

     Game's Board of Directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Game's stockholders. Accordingly, the Board of Directors of Game has unanimously approved the Merger Agreement and recommends that you vote FOR its approval and adoption.

     For further information regarding the Merger and the potential benefits of the Merger, we urge that you read carefully the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus.

     An affirmative vote of the holders of a majority of the outstanding shares of Game Common Stock is necessary for approval and adoption of the Merger Agreement. The founding stockholder of Game and certain affiliated stockholders, who collectively hold approximately 62% of the outstanding shares of Game Common Stock, have granted irrevocable proxies to Viad to vote their shares in favor of the Merger Agreement. Viad's proxy vote in favor of the Merger will constitute a sufficient number of shares to approve the Merger. As a result of the Irrevocable Proxy Agreements and Viad's intention to exercise the proxies thereby to vote in favor of the Merger, the proposal to approve and adopt the Merger Agreement will be approved regardless of how or whether other holders of Game Common Stock vote their shares. See "The Merger -- Irrevocable Proxy Agreements" in the accompanying Proxy Statement/Prospectus. However, it is a condition to Closing, which may be waived by Viad, that the number of dissenting shares shall not exceed five percent (5%) of Game Common Stock outstanding at the Effective Time. See "The Special Meeting -- Dissenters' Rights," and "The Merger -- The Merger Agreement -- Viad's Conditions to Closing."

     Upon approval of the Merger Agreement and consummation of the Merger, you will be sent a letter of transmittal with instructions for surrendering your certificates representing shares of Game Common Stock. Please do not send your share certificates until you receive these materials.

     If you attend the Special Meeting and desire to revoke your proxy in writing and vote in person, you may do so; in any event, a proxy may be revoked in writing at any time before it is exercised. Your prompt cooperation will be appreciated.

                                          Sincerely,

                                          GARY A. DACHIS
                                          Chairman of the Board, President and
                                          Chief Executive Officer
Minneapolis, Minnesota

November 6, 1997



     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                           GAME FINANCIAL CORPORATION
                            13705 FIRST AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55441
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 10, 1997

                            ------------------------

To the Stockholders of GAME FINANCIAL CORPORATION:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Game Financial Corporation, a Minnesota corporation ("Game"), will be held at the Radisson Hotel and Conference Center Plymouth, 3131 Campus Drive, Plymouth, Minnesota 55441 on December 10, 1997, at 10:00 a.m., Central Time, for the following purposes:



          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 24, 1997, by and among Game, Viad Corp ("Viad") and Game Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of Viad (the "Merger Agreement"). Pursuant to the Merger Agreement, among other things, (a) Acquisition Sub will be merged with and into Game, with Game to be the surviving corporation of the Merger (the "Merger"), and (b) each outstanding share of common stock, par value $.01 per share, of Game (the "Game Common Stock") will be converted into the right to receive a fraction of a share of common stock, par value $1.50 per share, of Viad (the "Viad Common Stock") equal to $10.75 divided by the Viad Price (the "Exchange Ratio"). The "Viad Price" is defined under the Merger Agreement as the average of the closing sales prices of Viad Common Stock as reported on the New York Stock Exchange for the 30-trading day period ending four trading days prior to the Closing Date; and


          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including a motion to adjourn to a later date to permit further solicitation of proxies if necessary.

     INFORMATION REGARDING THE PROPOSED MERGER, THE MERGER AGREEMENT AND RELATED MATTERS IS CONTAINED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE APPENDICES THERETO, WHICH ARE INCORPORATED BY REFERENCE HEREIN AND FORM A PART OF THIS NOTICE. A copy of the Merger Agreement is attached as Appendix II to the accompanying Proxy Statement/Prospectus.


     Stockholders of record at the close of business on October 31, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting.


     Under the Minnesota Business Corporation Act, stockholders of Game have certain dissenters' rights in connection with the Merger. See "The Special Meeting -- Dissenters' Rights" in the accompanying Proxy Statement/Prospectus and Appendix VIII thereto.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

                                          By Order of the Board of Directors,

                                          GARY A. DACHIS
                                          Chairman of the Board, President and
                                          Chief Executive Officer
Minneapolis, Minnesota

November 6, 1997


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                           GAME FINANCIAL CORPORATION

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 10, 1997
                            ------------------------

                                   VIAD CORP

                                   PROSPECTUS

                 A MAXIMUM OF 2,800,000 SHARES OF COMMON STOCK
                            ------------------------

     This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to holders of the common stock, par value $.01 per share, (the "Game Common Stock") of Game Financial Corporation, a Minnesota corporation ("Game"), in connection with the solicitation of proxies by the Board of Directors of Game for use at the Special Meeting of Stockholders of Game to be held at the Radisson Hotel and Conference Center Plymouth, 3131 Campus Drive, Plymouth, Minnesota 55441, on December 10, 1997, at 10:00 a.m., Central Time, and at any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, holders of record as of October 31, 1997 (the "Record Date") of Game Common Stock will be requested to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 24, 1997, by and among Game, Viad Corp, a Delaware corporation ("Viad") and Game Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of Viad (the "Merger Agreement"). Pursuant to the Merger Agreement,
(i) Acquisition Sub will be merged with and into Game (the "Merger"), with Game as the surviving corporation of the Merger, and (ii) each share of Game Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive a fraction of a share of common stock, par value $1.50 per share, of Viad (the "Viad Common Stock") equal to $10.75 divided by the Viad Price, as defined below (the "Exchange Ratio"), all as more fully described in this Proxy Statement/Prospectus and as set forth in the Merger Agreement. No fractional shares of Viad Common Stock will be issued in the Merger to holders of Game Common Stock. Holders of Game Common Stock otherwise entitled to a fractional share of Viad Common Stock will be paid the value of such fractional share in cash or in stock, at Viad's sole discretion, as described in this Proxy Statement/Prospectus. A copy of the Merger Agreement and related agreements are attached as Appendices to this Proxy Statement/Prospectus and are incorporated herein by reference.

     Based on the number of outstanding shares of Game Common Stock as of the Record Date and on the average of the closing sales prices of Viad Common Stock for the 30-trading day period ended October 30, 1997 of $19.41 per share and a resulting Exchange Ratio of 0.5538 (assuming for purposes of illustration that the Closing Date had been November 5, 1997), the shares of Viad Common Stock to be issued to Game Stockholders in the Merger and to holders of outstanding options, warrants and other rights upon the exercise thereof would represent approximately 3% of the outstanding common stock of Viad after the Merger.

     Since the market price of shares of Viad Common Stock can fluctuate, the Exchange Ratio and the number of shares of Viad Common Stock that the holders of Game Common Stock will receive in the Merger may increase or decrease prior to the Effective Time. Game may terminate the Merger Agreement and abandon the Merger if, among other things, the Viad Price is more than $21.20 per share. Viad may terminate the Merger Agreement and abandon the Merger if, among other things, the Viad Price is less than $17.20 per share. The "Viad Price" is defined under the Merger Agreement as the average of the closing sales prices of Viad Common Stock as reported on the New York Stock Exchange for the 30-trading day period ending four trading days prior to the Closing Date. The average of the closing sales prices of Viad Common Stock for the 30-trading day period ended October 30, 1997 was $19.41 per share.

     Viad Common Stock is traded on the New York Stock Exchange under the symbol "VVI" and Game Common Stock is traded on the Nasdaq National Market under the symbol "GFIN." On October 30, 1997, the closing sales price per share of Viad Common Stock on the New York Stock Exchange was $18.125, and the last reported sales price per share of Game Common Stock on the Nasdaq National Market was $10.063.


     The Boards of Directors of Game, Viad and Acquisition Sub, and Viad as the sole stockholder of the outstanding capital stock of Acquisition Sub, have each approved the Merger Agreement. THE BOARD OF DIRECTORS OF GAME UNANIMOUSLY RECOMMENDS THAT HOLDERS OF GAME COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "The Merger -- Recommendation of the Board of Directors of Game of Directors."

     An affirmative vote of the holders of a majority of the outstanding shares of Game Common Stock is necessary for approval and adoption of the Merger Agreement. The founding stockholder of Game and certain affiliated stockholders, who collectively hold approximately 62% of the outstanding shares of Game Common Stock, have granted irrevocable proxies to Viad to vote their shares in favor of the Merger Agreement. Viad's proxy vote in favor of the Merger will constitute a sufficient number of shares to approve the Merger. See "Merger -- Irrevocable Proxy Agreements." AS A RESULT OF THE IRREVOCABLE PROXY AGREEMENTS AND VIAD'S INTENTION TO EXERCISE THE PROXIES THEREBY TO VOTE IN FAVOR OF THE MERGER, THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT WILL BE APPROVED REGARDLESS OF HOW OR WHETHER OTHER HOLDERS OF GAME COMMON STOCK VOTE THEIR SHARES. However, it is a condition to Closing, which may be waived by Viad, that the number of Dissenting Shares shall not exceed five percent (5%) of Game Common Stock outstanding at the Effective Time. See "The Special Meeting -- Dissenters' Rights" and "The Merger -- The Merger Agreement -- Viad's Conditions to Closing."

     This Proxy Statement/Prospectus, in addition to constituting Game's Proxy Statement relating to the Special Meeting, also includes and constitutes the Prospectus of Viad with respect to Viad Common Stock issuable pursuant to the Merger Agreement to holders of shares of Game Common Stock. All information concerning Viad contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to Viad) in this Proxy Statement/Prospectus has been furnished or prepared by Viad, and all information concerning Game contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to Game) in this Proxy Statement/Prospectus has been furnished or prepared by Game.
                            ------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------


     This Proxy Statement/Prospectus, the Notice of Special Meeting and the accompanying form of proxy are first being mailed to the stockholders of Game on or about November 10, 1997.



        The date of this Proxy Statement/Prospectus is November 6, 1997.

     NO PERSON HAS BEEN AUTHORIZED BY VIAD OR GAME TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER VIAD OR GAME. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO WHOM, SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, IMPLY OR CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VIAD OR GAME OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Viad and Game are each subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by each of Viad and Game may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. In addition, materials filed by Viad can be inspected at offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and materials filed by Game can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD") at 1735 K Street, N.W., Washington, DC 20006.

     This Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Viad under the Securities Act, with respect to the offering of Viad Common Stock in connection with the Merger. As permitted by the rules and regulations of the SEC, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Reference is made to the Registration Statement for further information with respect to Viad, Viad Common Stock, Game, and the Merger. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

     As used in this Proxy Statement/Prospectus, the term "Game" means Game Financial Corporation and its Subsidiaries, and the term "Viad" means Viad Corp and its Subsidiaries. All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Game was provided by the management and Board of Directors of Game. Viad assumes no responsibility for the accuracy of such information. All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Viad was provided by the management and Board of Directors of Viad. Game assumes no responsibility for the accuracy of such information.

     The Merger does not constitute a "significant business combination" for Viad under the SEC's accounting rules. Therefore, other than under "Comparative Per Share Data," pro forma financial information reflecting the effects of the Merger has not been included in this Proxy Statement/Prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by Viad (formerly The Dial Corp) under File No. 001-11015 and by Game under File No. 000-23626 pursuant to the Exchange Act are incorporated herein by reference:

     (a)(1) Viad's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (2) Viad's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1997;

        (3) Viad's Proxy Statement for the 1997 Annual Meeting of Stockholders;

        (4) The description of Viad Common Stock contained in Viad's Registration Statement on Form 8-B filed with the SEC pursuant to
            Section 12 of the Exchange Act on February 25, 1992; and

        (5) The description of Viad's Rights Plan contained in Viad's Registration Statement on Form 8-A filed with the SEC pursuant to
            Section 12 of the Exchange Act on February 24, 1992.

     (b)(1) Game's Annual Report on Form 10-KSB for the year ended December 31, 1996;

        (2) Game's Proxy Statement for the 1997 Annual Meeting of Stockholders;

        (3) Game's Quarterly Reports on Form 10-QSB for the quarters ended March 31, and June 30, 1997; and

        (4) Game's Current Report on Form 8-K filed on October 8, 1997.

     All documents filed by Viad and Game with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of any securities offered hereby shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of such filing. See "Available Information." Any statement contained herein, or in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF VIAD COMMON STOCK OR GAME COMMON STOCK, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON AS FOLLOWS: WITH RESPECT TO VIAD, TO VIAD CORP, 1850 NORTH CENTRAL AVENUE, SUITE 2402, PHOENIX, ARIZONA 85077-2212, ATTENTION: PUBLIC RELATIONS (TELEPHONE: (602) 207-4000); AND WITH RESPECT TO GAME, TO GAME FINANCIAL CORPORATION, 13705 FIRST AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55441, ATTENTION: JEFFREY L. RINGER, CHIEF FINANCIAL OFFICER (TELEPHONE: (612) 476-8500). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 3, 1997.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................................................................     3
INCORPORATION OF DOCUMENTS BY REFERENCE.................................................     4
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS..................................     8
SUMMARY.................................................................................     8
MARKET PRICES...........................................................................    16
COMPARATIVE PER SHARE DATA..............................................................    18
VIAD SELECTED HISTORICAL FINANCIAL DATA.................................................    20
GAME SELECTED HISTORICAL FINANCIAL DATA.................................................    22
THE SPECIAL MEETING.....................................................................    23
  General...............................................................................    23
  Matters to be Considered..............................................................    23
  Board of Directors' Recommendation....................................................    23
  Record Date; Voting Rights............................................................    23
  Quorum................................................................................    23
  Required Vote.........................................................................    23
  Dissenters' Rights....................................................................    24
  Proxies...............................................................................    26
  Solicitation of Proxies...............................................................    27
THE MERGER..............................................................................    28
  General Description of the Merger.....................................................    28
  Reasons for and Background of the Merger..............................................    29
     Background of the Merger...........................................................    29
     Game's Reasons for the Merger......................................................    31
     Viad's Reasons for the Merger......................................................    32
  Recommendation of the Game Board of Directors.........................................    32
  Opinion of Game's Financial Advisor...................................................    32
     Information and Materials Considered...............................................    33
     Overview of Analyses...............................................................    34
     Qualitative Considerations.........................................................    34
     Quantitative Analyses..............................................................    34
     Comparison of the Consideration to the Values of Game..............................    36
     Limitations of Analyses............................................................    36
  Management and Operations After the Merger............................................    37
  Terms and Conditions of the Merger....................................................    37
     Surrender of Stock Certificates and Receipt of Merger Consideration................    37
     Fractional Shares..................................................................    38
     Treatment of Game Options..........................................................    38
  The Merger Agreement..................................................................    38
     Mutual Conditions to Closing.......................................................    38
     Viad's Conditions to Closing.......................................................    39
     Game's Conditions to Closing.......................................................    40
     Representations and Warranties.....................................................    40
     Conduct of Game Business Prior to the Merger.......................................    40
     Agreement Not to Solicit Third Party Offers........................................    41
     Voting of Game Shares; No Transfers................................................    42
     Continuation of Indemnities; No Circular Indemnities...............................    42
     Registration Statement; Prospectus/Proxy Statement.................................    42
     Agreement to Cooperate.............................................................    42
     Confidentiality....................................................................    42
     Tax Treatment......................................................................    42
     Pooling............................................................................    42

     Certain Other Covenants............................................................    42
     Indemnification....................................................................    43
     Termination........................................................................    43
     Termination Fees; Expenses.........................................................    44
     Dispute Resolution.................................................................    45
     Amendment and Waiver...............................................................    45
     Survival...........................................................................    45
  Selling Shareholder's Agreement.......................................................    45
     Escrow of Dachis Shares............................................................    45
     Representations and Warranties.....................................................    46
     Agreement to Cooperate.............................................................    46
     Confidentiality....................................................................    46
     Tax Treatment; Pooling.............................................................    46
     Affiliates Agreements..............................................................    46
     Delivery of Certificate of Adequate Software Documentation.........................    47
     Continuation of Indemnities: No Circular Indemnities...............................    47
     Termination........................................................................    47
     Indemnification....................................................................    47
     Dispute Resolution.................................................................    48
     Survival...........................................................................    48
  Stock Option Agreement................................................................    48
  Irrevocable Proxy Agreements..........................................................    49
  Affiliate Agreements..................................................................    49
  Interests of Certain Persons in the Merger............................................    50
     Employment Agreements..............................................................    50
     Automatic Conversion of Game Options...............................................    50
     Vesting of Game Options............................................................    50
     Indemnification and Directors' and Officers' Insurance.............................    51
     Ownership and Voting of Stock......................................................    51
  Regulatory Filings and Approvals......................................................    51
  Anticipated Accounting Treatment......................................................    51
  Public Trading Market.................................................................    52
  Status Under Federal Securities Laws..................................................    52
  Certain United States Federal Income Tax Consequences.................................    52
CERTAIN RELATED TRANSACTIONS............................................................    54
INFORMATION REGARDING VIAD..............................................................    54
  Business of Viad......................................................................    54
     Airline Catering and Services......................................................    54
     Convention Services................................................................    54
     Travel and Leisure and Payment Services............................................    55
  Recent Developments...................................................................    55
DESCRIPTION OF VIAD CAPITAL STOCK.......................................................    56
  Common Stock..........................................................................    56
  Preferred Stock.......................................................................    56
     Viad Junior Preferred Stock........................................................    57
     Viad $4.75 Preferred Stock.........................................................    57
     Stock Purchase Rights..............................................................    58
  Certain Charter and Bylaw Provisions..................................................    58
     Classification Of Board............................................................    58
     Stockholder Action.................................................................    59
     Advance Notice Provisions..........................................................    59
     Merger/Sale Of Assets..............................................................    59
     Delaware General Corporation Law Section 203.......................................    59

INFORMATION REGARDING GAME..............................................................    61
  Business of Game......................................................................    61
  GameCash(TM) Services.................................................................    61
  Customers.............................................................................    62
  Stock Ownership of Management and Certain Beneficial Owners...........................    62
COMPARATIVE RIGHTS OF STOCKHOLDERS......................................................    63
  Election of Directors.................................................................    63
  Removal of Directors..................................................................    64
  Action by Written Consent.............................................................    64
  Amendments to Charter.................................................................    64
  Amendments to Bylaws..................................................................    65
  Special Meetings of Stockholders......................................................    65
  Vote on Extraordinary Corporate Transactions..........................................    65
  Dividends.............................................................................    66
  Appraisal Rights of Dissenting Stockholders...........................................    66
  Indemnification and Limitation of Liability of Directors and Officers.................    67
  Preemptive Rights.....................................................................    68
  Business Combination Restrictions.....................................................    68
  Advance Notice Requirement for Stockholder Proposals and Director Nominations.........    68
  Stockholder Rights Plan...............................................................    68
  Stockholder's Right to Examine Books and Records......................................    68
LEGAL MATTERS...........................................................................    69
EXPERTS.................................................................................    69

                               LIST OF APPENDICES

APPENDIX I       --   LIST OF DEFINED TERMS
APPENDIX II      --   AGREEMENT AND PLAN OF MERGER
APPENDIX III     --   SELLING SHAREHOLDER'S AGREEMENT
APPENDIX IV      --   IRREVOCABLE PROXY AGREEMENT OF DACHIS
APPENDIX V       --   IRREVOCABLE PROXY AGREEMENT OF OTHER SIGNIFICANT GAME SHAREHOLDERS
APPENDIX VI      --   STOCK OPTION AGREEMENT
APPENDIX VII     --   OPINION OF LADENBURG THALMANN & CO. INC.
APPENDIX VIII    --   SECTIONS 302A.471 AND 302A.473 OF MBCA (DISSENTERS' RIGHTS)

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in "The Merger -- Reasons for and Background of the Merger," "The Merger -- Recommendation of the Board of Directors of Game," "The Merger -- Opinion of Game's Financial Advisor" as well as possible or assumed future results of operations of Viad and Game set forth under "The Merger -- Opinion of Game's Financial Advisor," including (i) any forecasts, projections and synergies referred to therein; (ii) certain statements incorporated by reference from documents filed with the SEC by Viad and Game, including any statements contained herein or incorporated by reference herein regarding the development of Viad's and Game's businesses or possible or assumed future results of operations, the markets for Viad's and Game's services and products, anticipated capital expenditures, regulatory reform and the effects of the Merger; (iii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions; and (iv) other statements contained or incorporated by reference herein or therein regarding matters that are not historical facts, are or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Various factors that could cause actual results to differ materially from those described in such forward-looking statements include, but are not limited to, those discussed herein and in each of Viad's and Game's Annual Report on Form 10-K and Form 10-KSB, respectively, for the fiscal year ended December 31, 1996 (which are incorporated herein by reference). All subsequent written and oral forward-looking statements attributable to Viad or Game or persons acting on its or their behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Game stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Neither Viad nor Game undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SUMMARY

     The following is a summary of certain important terms of the proposed Merger and related information discussed elsewhere in this Proxy Statement/Prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information included in this Proxy Statement/Prospectus and the Appendices hereto, including, but not limited to, the List of Defined Terms and the Merger Agreement, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreements and the Stock Option Agreement set forth as Appendix I, Appendix II, Appendix III, Appendix IV, Appendix V and Appendix VI hereto, respectively. Stockholders of Game are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety and to consider carefully the information set forth under the headings "Cautionary Notice Regarding Forward-Looking Statements."

                                 THE COMPANIES

VIAD CORP..................  Viad is comprised of various operating companies which conduct diversified service businesses in airline catering and services, convention services, and travel and leisure and payment services. Viad operates nationally and internationally through its Exhibitgroup/Giltspur division and through its various subsidiaries which include Dobbs International Services, Inc., Aircraft Services International, Inc., GES Exposition Services, Inc., Travelers Express Company, Inc. ("Travelers"), Greyhound Leisure Services, Inc., Brewster Transport Company Limited and Restaura, Inc. Viad's executive offices are located at 1850 North Central Avenue, Phoenix, Arizona 85077-2402, and its telephone number is (602) 207-4000. See "Information Regarding Viad."

                             It is the intention of Viad that, following the Merger, Game will operate as a wholly-owned subsidiary of Travelers or Viad. Travelers operates the payment services business of the Travel and Leisure and Payment

                             Services segment of Viad. See "The
                             Merger -- Management and Operations After the Merger."

GAME FINANCIAL
CORPORATION................  Game, which was incorporated in December 1990, offers cash access service to casinos and other gaming establishments. Game's proprietary GameCash(TM) services allow casino patrons access to cash through credit card cash advances, check cashing and ATMs. As of September 30, 1997, Game provided cash access services at approximately 80 locations within the continental United States. Game's principal executive offices are located at 13705 First Avenue North, Minneapolis, Minnesota 55441, and its telephone number is (612) 476-8500. See "Information Regarding Game."

                              THE SPECIAL MEETING

DATE AND PLACE OF
MEETING....................  The Special Meeting will be held on December 10,
                             1997, at 10:00 a.m. Central Time at the Radisson Hotel and Conference Center Plymouth, 3131 Campus Drive, Plymouth, Minnesota 55441.

STOCKHOLDERS ENTITLED TO
VOTE.......................  The Board of Directors of Game has fixed October
                             31, 1997 as the Record Date. Stockholders of record of Game Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 4,529,240 shares of Game Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted on at the Special Meeting. See "The Special Meeting -- Record Date; Voting Rights" and "The Merger -- Irrevocable Proxy Agreements."

PURPOSE OF THE SPECIAL
MEETING....................  The purpose of the Special Meeting is to consider and vote upon the proposal to approve and adopt the Merger Agreement.

REQUIRED VOTE..............  The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Game Common Stock outstanding on the Record Date. AS A RESULT OF THE IRREVOCABLE PROXY AGREEMENTS, AND VIAD'S INTENTION TO EXERCISE THE PROXIES GRANTED THEREBY TO VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT WILL BE ADOPTED AT THE SPECIAL MEETING OF GAME STOCKHOLDERS REGARDLESS OF HOW OR WHETHER OTHER STOCKHOLDERS OF GAME VOTE THEIR SHARES. See "The Special
                             Meeting -- Record Date; Voting Rights" and "The Merger -- Irrevocable Proxy Agreements." However, it is a condition to Closing, which may be waived by Viad, that the number of Dissenting Shares shall not exceed five percent (5%) of Game Common Stock outstanding at the Effective Time. See "The Special Meeting -- Dissenters' Rights" and "The
                             Merger -- The Merger Agreement -- Viad's Conditions to Closing."

                                   THE MERGER

THE MERGER.................  Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement, which are described below and elsewhere herein, Acquisition Sub, a wholly-owned subsidiary of Travelers or of Viad, will merge with and into Game. Upon consummation of the Merger, Acquisition Sub's separate existence will terminate and Game will be the Surviving Corporation and thereafter conduct business as a wholly-owned subsidiary of Travelers or of Viad. See "The Merger -- General Description of the Merger."

CONVERSION OF GAME STOCK...  As a result of the Merger, each share of Game
                             Common Stock will be converted into the right to receive shares of Viad Common Stock based upon the Exchange Ratio. See "The Merger -- General Description of the Merger." No fractional shares of Viad Common Stock will be issued in the Merger to holders of Game Common Stock. Holders of Game Common Stock otherwise entitled to a fractional share of Viad Common Stock will be paid the value of such fractional share in cash or in stock, at Viad's sole discretion, as described in this Proxy Statement/Prospectus.

THE EXCHANGE RATIO.........  The Exchange Ratio will be a fraction equal to
                             $10.75 divided by the Viad Price. The Viad Price will be determined as the average of the closing sales prices of Viad Common Stock as reported on the New York Stock Exchange for the 30-trading day period ending four trading days prior to the Closing Date. Viad has the right to terminate the Merger Agreement and abandon the Merger if the Viad Price is below $17.20 per share. Game has the right to terminate the Merger Agreement and abandon the Merger if the Viad Price is above $21.20 per share. See "The Merger -- General Description of the Merger."

PAYMENT OF MERGER
CONSIDERATION..............  The Merger Consideration will be paid to Game stockholders in shares of Viad Common Stock.
                             However, Viad has the option, in its sole discretion, to pay each Game stockholder the appropriate amount in cash, based upon the Exchange Ratio, in lieu of issuing any fractional shares of Viad Common Stock. See "The Merger -- General Description of the Merger" and "Description of Viad Capital Stock."

TREATMENT OF GAME
OPTIONS....................  Pursuant to the terms of grants issued under Game's
                             1994 Stock Option and Incentive Plan, all issued and outstanding Game Options vest and become immediately exercisable upon approval of the Merger. All Game Options will be automatically converted at the Effective Time into options to purchase Viad Common Stock. The number of stock options and the exercise price of such options will be adjusted to reflect the Exchange Ratio, and will otherwise be exercisable on substantially the same terms and conditions as were applicable to the Game Options. See "The Merger -- Terms and Conditions of the Merger -- Treatment of Game Options" and "The Merger -- Interests of Certain Persons in the Merger."

FEDERAL INCOME TAX
CONSEQUENCES...............  The Merger is intended to qualify as a tax-free reorganization so that no gain or loss will be recognized by Viad or Game or the stockholders of Game for Federal income tax purposes, except with respect to any cash received in lieu of fractional shares. Game stockholders are encouraged to consult their own tax advisors as to the specific Federal, state, local and foreign tax consequences of the Merger. It is a condition to the consummation of the Merger that Game shall have received an opinion from Ernst & Young LLP to the effect that there is a reasonable basis to believe that the Merger will be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. See "The Merger -- Certain United States Federal Income Tax Consequences."



CONDITIONS TO THE MERGER...  The Merger is subject to certain conditions to closing including (i) approval by the Game stockholders; (ii) satisfaction of the Hart-Scott-Rodino Condition; (iii) receipt by Game of an opinion from Ernst & Young LLP to the effect that there is a reasonable basis to believe that the Merger will be treated as a tax-free reorganization; (iv) Viad's determination that it has adequate assurance that the Merger qualifies for pooling of interests accounting treatment, including receipt of a letter from Game's independent public accountants that they are not aware of any fact or circumstance with respect to Game which could be interpreted as rendering the Merger ineligible for pooling of interests accounting treatment;(v) the Viad Price shall not be less than $17.20 per share or greater than $21.20 per share; and (vi) the satisfaction of other conditions customary to transactions of this nature. Certain of the conditions to the Merger may be waived by the parties. See "The Merger -- Terms and Conditions of the Merger."



TERMINATION OF THE
MERGER.....................  The Merger Agreement may be terminated at any time prior to the Effective Time by either Viad or Game by mutual consent or (i) if the Effective Time has not occurred on or before January 31, 1998, unless extended by the mutual agreement of Game and Viad; or (ii) if the requisite approval of the Game stockholders is not obtained. The Merger Agreement may be terminated by Viad, among other things (i) if the Viad Price is less than $17.20 per share;
                             (ii) if the Merger does not qualify for pooling of interests accounting treatment; or (iii) under certain other circumstances customary for similar transactions. The Merger Agreement may be terminated by Game, among other things (i) if the Merger would not qualify as a tax-free reorganization; (ii) the Viad Price is more than $21.20 per share; (iii) if Game enters into a definitive agreement or business combination with a third party under terms permitted by the Merger Agreement; or (iv) under certain other circumstances customary for similar transactions. See "The Merger -- The Merger
                             Agreement -- Termination."


TERMINATION FEES...........  Game has agreed to pay to Viad an Expense Fee of
                             $500,000 if the Merger Agreement is terminated or the transactions contemplated by the Merger Agreement fail to close, except in certain circumstances specified in the Merger Agreement.


                             Game has agreed to pay to Viad a Breakup Fee of $2,000,000 (with a credit for the Expense Fee, if paid), as Viad's sole and exclusive remedy if the Merger Agreement is terminated or the transactions contemplated therein fail to close (i) as a result of Game entering into a definitive agreement with a third party for a Game Acquisition transaction;
                             (ii) if Game or any of its affiliates breach the agreement not to solicit Third Party Offers; (iii) due to the failure to obtain approval for the Merger from Game's stockholders; or (iv) if Game or any of its Subsidiaries enter into an agreement for a Game Acquisition transaction prior to

                             January 31, 1999 (or one year from the Termination Date if the Termination Date is extended beyond January 31, 1998).

                             Viad has agreed to pay to Game a fee of $500,000 as Game's sole and exclusive remedy if the Merger Agreement is terminated or the transactions contemplated by the Merger Agreement fail to close as a result of Viad intentionally taking any action or intentionally failing to take any action after the date of the Merger Agreement that causes the Merger not to qualify for pooling of interests accounting treatment. See "The Merger -- The Merger Agreement -- Termination Fees; Expenses."

STOCK OPTION AGREEMENT.....  In connection with the Merger Agreement, Game and
                             Viad have entered into a Stock Option Agreement, a copy of which is attached as Appendix VI. Pursuant to the Stock Option Agreement, Game has granted to Viad an option to acquire, under certain circumstances, 1,500,000 shares of Game Common Stock (the "Stock Option"). The exercise price of the Stock Option is $10.00 per share, payable in cash. The Stock Option is subject to termination under circumstances set forth in the Merger Agreement. The Stock Option may have the effect of discouraging third parties from making a competitive offer to acquire or merge with Game. See "The Merger -- Stock Option Agreement."

IRREVOCABLE PROXY
AGREEMENTS.................  In connection with the Merger Agreement, Viad and certain stockholders of Game, including the Significant Game Shareholders, holding, in the aggregate, 62% of Game's outstanding and issued Common Stock, have entered into Irrevocable Proxy Agreements, the forms of which are attached as Appendix IV and Appendix V. Pursuant to the Irrevocable Proxy Agreements, each of the Significant Game Shareholders have granted to Viad a proxy which will permit Viad to vote all shares of Game Common Stock held by such stockholder in favor of the adoption and approval of the Merger Agreement and the transactions contemplated by it. AS A RESULT OF THE IRREVOCABLE PROXY AGREEMENTS, AND VIAD'S INTENTION TO EXERCISE THE PROXIES GRANTED THEREBY TO VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT WILL BE ADOPTED AT THE SPECIAL MEETING OF GAME STOCKHOLDERS REGARDLESS OF HOW OR WHETHER GAME STOCKHOLDERS VOTE THEIR SHARES. See "The Merger -- Irrevocable Proxy Agreements." However, it is a condition to Closing, which may be waived by Viad, that Dissenting Shares shall not exceed five percent (5%) of Game Common Stock outstanding at the Effective Time. See "The Special Meeting -- Dissenters' Rights" and "The
                             Merger -- The Merger Agreement -- Viad's Conditions to Closing."

STOCKHOLDER APPROVAL
REQUIRED...................  A majority of the outstanding shares of Game Common
                             Stock, represented in person or by proxy, will constitute a quorum at the Special Meeting. Approval and adoption of the Merger Agreement will require the affirmative vote at the Special Meeting of a majority of the outstanding shares of Game Common Stock. See "The Special Meeting -- Record Date; Voting Rights," and "The
                             Merger -- Irrevocable Proxy Agreements."

RECOMMENDATION OF THE BOARD
OF DIRECTORS OF GAME.......  The Board of Directors of Game believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Game and its stockholders, and has therefore unanimously approved the Merger Agreement and the transactions contemplated thereby. THE GAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GAME APPROVE AND ADOPT THE MERGER AGREEMENT. See "The Merger -- Interests of Certain Persons in The Merger."

OPINION OF GAME'S
FINANCIAL ADVISOR..........  On September 23, 1997, Ladenburg Thalmann & Co.
                             Inc. ("Ladenburg"), financial advisor to Game, delivered its written opinion to the Board of Directors of Game that, on and as of the date of such Fairness Opinion, based upon the procedures and subject to the assumptions described in such Fairness Opinion, the consideration to be received by the stockholders of Game pursuant to the Merger Agreement is fair to the stockholders of Game from a financial point of view. A copy of Ladenburg's opinion is attached as Appendix VII. Holders of Game Common Stock are urged to read the Fairness Opinion in its entirety. The Fairness Opinion was not updated as of the date hereof, nor will it be updated as of the Closing Date. See "The
                             Merger -- Opinion of Game's Financial Advisor."

MANAGEMENT OF GAME AFTER
MERGER.....................  The officers of Game will generally continue to serve as the officers of the Surviving Corporation after the Merger. The Board of Directors of the Surviving Corporation will be elected by Viad, as the sole stockholder of the Surviving Corporation following the Merger. It is contemplated that the Surviving Corporation will be named "Game Financial Corporation" and will operate following the Merger as a wholly-owned subsidiary of Travelers. See "The Merger -- Management and Operations After the Merger."

INTERESTS OF CERTAIN
PERSONS IN THE MERGER......  Game has entered into or will be entering into, certain employment agreements with Gary A. Dachis and other officers of Game. Members of Game's Board of Directors and management team will receive Viad Common Stock in the Merger. In addition, pursuant to the terms of grants issued under Game's 1994 Stock Option and Incentive Plan, the Game Options held by members of management and the Board of Directors of Game which are not currently vested will become immediately vested and exercisable for shares of Viad Common Stock upon the effectiveness of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

SHAREHOLDERS' DISSENTING
RIGHTS.....................  Holders of Game Common Stock are entitled to exercise dissenting stockholder's rights pursuant to the provisions of the MBCA. In accordance with these provisions, Game stockholders have the right to dissent from the Merger and to be paid the "fair value" of their shares of Game Common Stock. The failure by a Game stockholder to timely and properly comply with the appropriate procedures in the MBCA will result in the termination and waiver of such dissenting rights. In the event that a Game stockholder attempts to exercise his or her dissenters' rights, but fails to make an effective demand for payment or otherwise loses his or her status as a dissenting stockholder, such Game stockholder shall be entitled to receive from Viad the same number of shares of Viad Common Stock (or cash payments in lieu of fractional shares at the sole discretion of Viad) that such stockholder would have received in the Merger as if he or she had not attempted to exercise dissenter's rights. See "The Special Meeting -- Dissenters' Rights" and "The Merger -- Terms and Conditions of the Merger."

ACCOUNTING TREATMENT.......  The Merger is intended to qualify for pooling of interests accounting treatment. The obligation of Viad to consummate the Merger is subject to Viad's determination that it has adequate assurance that the Merger qualifies for pooling of interests accounting treatment, including receipt of a letter from Game's independent public accountant, to the effect that they are not aware of any fact or circumstance with respect to Game which could be interpreted as rendering the Merger ineligible for pooling of interests accounting treatment. See "The Merger -- Anticipated Accounting Treatment."

COMPARISON OF STOCKHOLDERS'
RIGHTS.....................  Upon consummation of the Merger and surrender of their Certificates, holders of Game Common Stock will become stockholders of Viad. Game is a Minnesota corporation and Viad is a Delaware corporation. There are material differences between the rights of holders of Game Common Stock and the rights of holders of Viad Common Stock under applicable corporate law and under the respective articles and certificates of incorporation and by-laws of the two corporations. See "Comparative Rights of Shareholders" for a summary of such differences.

                           CONSUMMATION OF THE MERGER

EFFECTIVE TIME OF THE
MERGER.....................  The Merger will be consummated upon the filing of
                             Articles of Merger with the Secretary of State of the State of Minnesota. The Effective Time will occur as promptly as practicable after the requisite approval of Game's stockholders has been obtained and all other conditions to the Merger have been satisfied or waived. See "The
                             Merger -- General Description of the Merger."

EXCHANGE OF SHARE
CERTIFICATES...............  After the Effective Time, holders of record of Game
                             Common Stock at the Effective Time will receive from the Exchange Agent a letter of transmittal containing instructions for the exchange of Certificates evidencing shares of Game Common Stock for the number of shares of Viad Common Stock which they are entitled to receive in the Merger based upon the Exchange Ratio. HOLDERS OF GAME COMMON STOCK SHOULD NOT SURRENDER THEIR CERTIFICATES UNTIL THEY RECEIVE SUCH INSTRUCTIONS AND LETTERS OF TRANSMITTAL. In the event that a Certificate evidencing shares of Game Common Stock has been lost, stolen, destroyed, or is not properly registered, the holder thereof is urged, in order to avoid delays and additional expense, to notify Game's transfer agent, Norwest Bank Minnesota, N.A., of such fact and to arrange for the issuance of replacement certificates. See "The Merger -- Terms and Conditions of the Merger -- Surrender of Stock Certificates and Receipt of Merger Consideration."

REGULATORY FILINGS
AND APPROVALS..............  Consummation of the Merger is contingent upon satisfaction of the Hart-Scott-Rodino Condition, which was satisfied on October 15, 1997. The consummation of the Merger is also contingent upon notification to and/or approval by certain other governmental authorities and Native American Indian tribes and certain states in which Viad and/or Game conduct business. See "The Merger -- Regulatory Filings and Approvals."

                                 MARKET PRICES

MARKET PRICE INFORMATION...  Viad Common Stock is listed and traded on the New
                             York Stock Exchange under the symbol "VVI." The Viad Common Stock is also traded on the Midwest, Pacific, Philadelphia and Cincinnati stock exchanges. Game Common Stock was listed on the Nasdaq Small Cap Market from April 15, 1994 through June 5, 1995, and has traded on the Nasdaq National Market since June 6, 1995 under the symbol "GFIN." The following table sets forth the high and low sales prices per share of Viad Common Stock as reported on the New York Stock Exchange for the periods indicated. The table also sets forth the range of high and low bid prices per share of Game Common Stock for the period January 1, 1995 through June 5, 1995, and the range of high and low sales prices for the period after June 5, 1995, as reported by the Nasdaq Stock Market. The following table also lists the dividends declared per share of Viad Common Stock for the periods shown. Game has never paid any cash dividends on its Common Stock.

                                                                                        GAME COMMON
                                            VIAD COMMON STOCK      CASH DIVIDENDS        STOCK(1)
                                           --------------------   DECLARED ON VIAD   -----------------
                                             HIGH         LOW       COMMON STOCK      HIGH       LOW
                                           --------     -------   ----------------   -------   -------
1995:
  First Quarter..........................  $ 26.125     $21.50         $ 0.15        $ 3.68    $ 2.16
  Second Quarter.........................    26.375      23.50           0.15          5.44      3.20
  Third Quarter..........................    25.625      20.875          0.16         11.68      4.88
  Fourth Quarter.........................    30.375      22.50           0.16         11.30      7.00
1996:
  First Quarter..........................  $ 33.25      $27.125        $ 0.16        $10.80    $ 7.40
  Second Quarter.........................    30.75       27.50           0.16         15.60      8.20
  Third Quarter..........................    30.25(2)    13.375(2)        0.08(3)     14.00      8.50
  Fourth Quarter.........................    17.125      13.875          0.08         11.25      7.25
1997:
  First Quarter..........................  $ 18.00      $14.875        $ 0.08        $ 8.125   $ 6.25
  Second Quarter.........................    19.50       14.625          0.08         10.25      6.125
  Third Quarter..........................    20.375      17.00           0.08         11.00      8.625
  Fourth Quarter (through October 30,
     1997)...............................    20.313      17.125         (4)           10.25      9.938

---------------
(1) The quotations represent prices between dealers, do not include retail mark-ups, mark-downs or commissions, and do not necessarily represent actual transactions.

(2) On August 15, 1996, the spin-off of Viad's consumer products business, now conducted under the name of The Dial Corporation, to Viad's stockholders became effective. The closing price of Viad Common Stock immediately prior to the spin-off on August 15, 1996 was $26.375. The high and low prices for the period July 1, 1996 through August 15, 1996 were $30.25 and $25.25, respectively. The average price of The Dial Corporation common stock was $13.0625 on the day immediately following the August 15 distribution, and the average price of Viad Common Stock was $14.3125 on the day immediately following the distribution. The high and low prices for Viad Common Stock for the period August 16 through September 30, 1996, were $15.25 and $13.375, respectively.

(3) Viad's quarterly dividend decreased from $0.16 to $0.08 per share following the spin-off of The Dial Corporation. The Dial Corporation's initial quarterly dividend of $0.08 per share after the spin-off maintained the 1995 annual dividend rate for stockholders who retained shares of both companies following the spin-off.

  (4) Viad's dividend, if any, for the fourth quarter of 1997 has not been declared as of the date of this Proxy Statement/Prospectus. There can be no assurances that any such dividend will be declared or that, if declared, the amount of such dividend will be consistent with prior dividend levels.

     Viad and Game entered into the Merger Agreement on September 24, 1997. The following table sets forth the closing prices for a share of Viad Common Stock and a share of Game Common Stock, as reported by the New York Stock Exchange and the Nasdaq National Market, respectively, on September 24, 1997, the last trading day preceding the public announcement of the execution of the Merger Agreement, and on October 30, 1997, the last practicable trading day before the printing of this Proxy Statement/Prospectus.

                                                         CLOSING PRICE OF VIAD     CLOSING PRICE OF GAME
                        DATE                                 COMMON STOCK              COMMON STOCK
-----------------------------------------------------    ---------------------     ---------------------
September 24, 1997...................................           $19.125                   $ 10.25
October 30, 1997.....................................            18.125                    10.063

     Based on an assumed Exchange Ratio of 0.5538, the equivalent per share price of Game Common Stock was $10.59 on September 24, 1997 and was $10.04 on October 30, 1997.

     GAME STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET INFORMATION FOR VIAD COMMON STOCK AND GAME COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF VIAD COMMON STOCK AT THE EFFECTIVE TIME OF THE MERGER.

                           COMPARATIVE PER SHARE DATA

     The following historical, pro forma and equivalent pro forma data are presented as of and for the six months ended June 30, 1997 and 1996 and as of and for the years ended December 31, 1996, 1995 and 1994. The data presented are based upon the historical consolidated financial statements of each of Viad and Game, which are incorporated by reference in this Proxy Statement/Prospectus. This information should be read in conjunction with and is qualified in its entirety by such historical financial statements. See "Incorporation of Documents by Reference." The pro forma data in the tables are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations of the combined companies in the future or what the combined financial position or results of operations would have been had the acquisition been consummated during the periods shown or as of the date for which the tables are presented.

                                                       JUNE 30,               DECEMBER 31,
                                                    ---------------     -------------------------
                                                    1997      1996      1996      1995      1994
                                                    -----     -----     -----     -----     -----
VIAD HISTORICAL:
Book value per common share (1)...................  $5.06     $6.58     $4.79      (2)       (2)
Cash dividends declared per common share (3)......  $0.16     $0.32     $0.48     $0.62     $0.59
Income per common share from continuing
  operations (4)..................................  $0.39     $0.19     $0.74     $0.79     $0.69
VIAD PRO FORMA: (5)
Book value per common share (1)...................  $5.01     $6.46     $4.73      (2)       (2)
Cash dividends declared per common share (6)......  $0.16     $0.32     $0.48     $0.62     $0.59
Income per common share from continuing
  operations (4)..................................  $0.39     $0.19     $0.73     $0.77     $0.68

---------------
(1) Book value per common share is calculated by dividing Viad Common Stock and other equity by the number of common shares outstanding at the end of the period, reduced by shares held by Viad's Employee Equity Trust (the "Trust"). Shares held by the Trust are not considered outstanding for income per common share and book value per common share calculations until the shares are released from the Trust. Total shares held by the Trust were 5,080,176, 5,677,316 and 5,670,818 at June 30, 1997, June 30, 1996 and
    December 31, 1996, respectively. The decline in book value from June 30, 1996 to December 31, 1996 reflects the spin-off of Viad's consumer products business, now conducted under the name of The Dial Corporation, on August 15, 1996.

(2) Not required.

(3) The declines in dividends declared per common share for the year ended December 31, 1996, as compared to 1995 and for the first six months of 1997 as compared to the first six months of 1996, reflect the spin-off of The Dial Corporation on August 15, 1996. Viad's quarterly dividend decreased from $0.16 per share to $0.08 per share following the spin-off. The Dial Corporation's initial quarterly dividend of $0.08 per share after the spin-off maintained the 1995 annual dividend rate for stockholders who retained shares of both companies following the spin-off.

(4) Includes a nonrecurring gain on the sale of Viad's interest in the Phoenix Suns of $0.21 per share for the year ended December 31, 1996 but after deducting nonrecurring spin-off costs and management transition expenses of $0.32 per share and $0.13 per share for the year ended December 31, 1996, and the six months ended June 30, 1996, respectively. Also includes a nonrecurring gain of $0.03 per share due to the curtailment of certain postretirement medical benefits in 1995.

(5) Gives effect to the pro forma combination of Viad and Game, assuming 2,800,000 shares of Viad Common Stock are issued in the Merger, based on an assumed Exchange Ratio of 0.5538. The assumed Exchange Ratio is based on the Game Price of $10.75 divided by the average of the closing sales prices of Viad Common Stock for the 30-trading day period ended October 30, 1997, or $19.41 per share.

(6) Pro forma cash dividends declared represent historical cash dividends declared by Viad. See also note 3 above.

                                                       JUNE 30,                DECEMBER 31,
                                                    ---------------     --------------------------
                                                    1997      1996      1996       1995      1994
                                                    -----     -----     -----     ------    ------
GAME HISTORICAL:
Book value per common share.......................  $1.98     $1.55     $1.76        (1)       (1)
Income per common share...........................  $0.22     $0.14     $0.34     $ 0.25    $ 0.18
GAME EQUIVALENT PRO FORMA: (2)
Book value per common share.......................  $2.77     $3.58     $2.62        (1)       (1)
Cash dividends declared per common share..........  $0.09     $0.18     $0.27     $ 0.34    $ 0.33
Income per common share from continuing
  operations......................................  $0.22     $0.11     $0.40     $ 0.43    $ 0.38

---------------
(1) Not required.

(2) Game equivalent pro forma amounts are computed by multiplying the Viad pro forma amounts by the assumed Exchange Ratio of 0.5538. The assumed Exchange Ratio is based on the Game Price of $10.75 divided by the average of the closing sales prices of Viad Common Stock for the 30-trading day period ended October 30, 1997, or $19.41 per share.

                    VIAD SELECTED HISTORICAL FINANCIAL DATA

     The table below sets forth selected historical financial data of Viad and should be read in conjunction with the historical consolidated financial statements of Viad that are incorporated by reference into this Proxy Statement/Prospectus. The selected historical financial data as of December 31, 1996, 1995, 1994, 1993 and 1992 and for each of the years then ended are derived from Viad's audited consolidated financial statements for such years. The selected historical financial data as of and for the six months ended June 30, 1997 and 1996, are derived from the unaudited consolidated financial statements of Viad. See "Incorporation of Documents by Reference."

                                        SIX MONTHS ENDED JUNE
                                                 30,                                YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          1997         1996         1996         1995         1994         1993         1992
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues (1).......................  $1,184,671   $1,099,751   $2,263,228   $1,976,745   $1,806,597   $1,337,940   $1,340,745
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Operating income (1)(2)............  $   79,634   $   70,630   $  168,251   $  155,971   $  140,227   $   99,772   $   78,146
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Income from continuing operations
    (3)..............................  $   37,195   $   17,518   $   69,071   $   70,781   $   61,173   $   31,975   $   10,768
  Income (loss) from discontinued
    operations.......................                   21,094      (40,694)     (73,465)      79,138      110,111      (69,028)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) before extraordinary
    charge and cumulative effect of
    changes in accounting
    principle........................      37,195       38,612       28,377       (2,684)     140,311      142,086      (58,260)
  Extraordinary charge for early
    retirement of debt...............      (8,458)                                                         (21,601)
  Cumulative effect of changes in
    accounting principle (4).........                                            (13,875)                               (23,255)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income (loss)..................  $   28,737   $   38,612   $   28,377   $  (16,559)  $  140,311   $  120,485   $  (81,515)
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Income (loss) per common share:
    Continuing operations (3)........  $     0.39   $     0.19   $     0.74   $     0.79   $     0.69   $     0.36   $     0.12
    Discontinued operations..........                     0.23        (0.44)       (0.83)        0.92         1.29        (0.82)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Income (loss) before
      extraordinary charge and
      cumulative effect of changes in
      accounting principle...........        0.39         0.42         0.30        (0.04)        1.61         1.65        (0.70)
    Extraordinary charge.............       (0.09)                                                           (0.25)
    Cumulative effect of changes in
      accounting principle (4).......                                              (0.16)                                 (0.28)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net income (loss) per common
      share..........................  $     0.30   $     0.42   $     0.30   $    (0.20)  $     1.61   $     1.40   $    (0.98)
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Cash dividends declared per common
    share (5)........................  $     0.16   $     0.32   $     0.48   $     0.62   $     0.59   $     0.56   $     0.60
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Average outstanding common and
    equivalent shares................      93,251       90,847       91,637       88,707       86,646       85,406       84,026
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
BALANCE SHEET DATA:
  Total assets.......................  $3,391,259   $3,749,234   $3,453,312   $3,716,548   $3,228,083   $2,699,283   $2,580,540
  Long-term debt (5).................     449,392      900,224      521,127      889,291      741,969      629,829      675,608
  $4.75 Redeemable preferred stock...       6,609        6,601        6,604        6,597        6,590        6,586        6,586
  Common stock and other equity
    (5)..............................     461,993      585,633      432,218      548,169      555,093      469,688      390,395
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
OTHER DATA:
  EBITDA (1)(6)......................  $  118,167   $  106,650   $  240,943   $  218,737   $  200,633   $  152,191   $  153,372
  Depreciation and amortization......      39,017       36,655       74,444       68,872       62,685       54,321       56,818
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

---------------
(1) Viad's payment services subsidiary is investing increasing amounts in tax-exempt securities. On a fully taxable equivalent basis, revenues, operating income and EBITDA would be higher by $13,937,000 and $9,027,000 for the 1997 and 1996 six month periods, respectively, and by $21,489,000, $16,000,000, $7,897,000, $3,967,000 and $982,000 for 1996, 1995, 1994, 1993
    and 1992, respectively.

(2) Includes a nonrecurring gain of $3,477,000 due to the curtailment of certain postretirement medical benefits in 1995. After deducting restructuring and other charges of $20,000,000 in 1992.

(3) Includes a nonrecurring gain on the sale of Viad's interest in the Phoenix Suns of $19,025,000, or $0.21 per share, for the year ended December 31, 1996 but after deducting nonrecurring spin-off costs and management transition expenses of $28,985,000, or $0.32 per share, and $12,000,000, or $0.13 per share, for the year ended December 31, 1996, and the six months ended June 30, 1996, respectively. Also includes a nonrecurring gain of $2,260,000, or $0.03 per share, due to the curtailment of certain postretirement medical benefits in 1995. After deducting restructuring and other charges of $13,200,000, or $0.16 per share, in 1992.

(4) Initial application of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of " in 1995 and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1992.

(5) The declines in dividends declared per common share, long-term debt and common stock and other equity in 1997 and 1996 reflect the spin-off of The Dial Corporation on August 15, 1996. Viad's quarterly dividend decreased from $0.16 to $0.08 per share following the spin-off. The Dial Corporation's initial quarterly dividend of $0.08 per share after the spin-off maintained the 1995 annual dividend rate for stockholders who retained shares of both companies following the spin-off.

(6) EBITDA is defined as income from continuing operations before interest expense, income taxes, depreciation and amortization, and nonrecurring items. EBITDA data are presented as a measure of the ability to service debt, fund capital expenditures and finance growth. Such data should not be considered an alternative to net income, operating income, cash flows from operations or other operating or liquidity performance measures prescribed by generally accepted accounting principles. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentations.

                    GAME SELECTED HISTORICAL FINANCIAL DATA

     The table below sets forth selected historical financial data of Game and should be read in conjunction with the historical consolidated financial statements of Game that are incorporated by reference into this Proxy Statement/Prospectus. The selected historical financial data as of December 31, 1996, 1995, 1994, 1993 and 1992 and for each of the years then ended are derived from Game's audited consolidated financial statements for such years. The selected historical financial data as of and for the six months ended June 30, 1997 and 1996, are derived from the unaudited consolidated financial statements of Game. See "Incorporation of Documents by Reference."

                                     SIX MONTHS ENDED
                                         JUNE 30,                  YEAR ENDED DECEMBER 31,
                                     -----------------   --------------------------------------------
                                      1997      1996      1996      1995      1994     1993     1992
                                     -------   -------   -------   -------   ------   ------   ------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues.........................  $14,408   $ 7,825   $18,951   $ 8,827   $5,005   $2,821   $1,720
  Operating income.................    1,686       986     2,764     1,643      827      512      331
  Net income (1)...................    1,013       643     1,594     1,143      694      506      324
                                     =======   =======   =======   =======   ======   ======   ======
  Net income per common share
     (1)(2)........................  $  0.22   $  0.14   $  0.34   $  0.25   $ 0.18
                                     =======   =======   =======   =======   ======   ======   ======
  Average outstanding common and
     equivalent shares (2).........    4,711     4,670     4,685     4,513    3,871
                                     =======   =======   =======   =======   ======   ======   ======
BALANCE SHEET DATA:
  Total assets.....................  $11,720   $ 8,472   $ 9,931   $ 6,631   $5,801   $  808   $  362
  Long-term debt...................                                                       32       46
  Common stock and other equity
     (2)...........................    8,950     6,982     7,938     5,806    4,644      512      167
                                     =======   =======   =======   =======   ======   ======   ======
OTHER DATA:
  EBITDA (3).......................  $ 2,129   $ 1,299   $ 3,455   $ 2,208   $1,120   $  565   $  360
  Depreciation and amortization....      414       248       564       384      188       54       29
                                     =======   =======   =======   =======   ======   ======   ======

---------------
(1) Game was treated as an S Corporation under the Internal Revenue Code for the periods ended December 31, 1992 through April 8, 1994, and accordingly no income tax provision was recorded for such periods.

(2) Game's initial public offering was April 22, 1994. Per share data are not presented for periods ended prior to that date.

(3) EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and nonrecurring charge of $252,000 in 1996. EBITDA data are presented as a measure of the ability to service debt, fund capital expenditures and finance growth. Such data should not be considered an alternative to net income, operating income, cash flows from operations or other operating or liquidity performance measures prescribed by generally accepted accounting principles. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentations.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of Game Common Stock in connection with the solicitation of proxies by the Board of Directors of Game for use at the Special Meeting to be held at the Radisson Hotel and Conference Center Plymouth, 3131 Campus Drive, Plymouth, Minnesota 55441 on December 10, 1997 at 10:00 a.m., Central Time, and any adjournment or postponement thereof. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Game on or about November 6, 1997.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the stockholders of Game will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS OF GAME HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF GAME VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS

     The Board of Directors of Game has fixed the close of business on October 31, 1997 (the "Record Date") as the Record Date for determining holders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Game Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting.

     As of the Record Date, there were outstanding and entitled to vote 4,529,240 shares of Game Common Stock held by approximately 2,100 beneficial stockholders. Each share of Game Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting, which vote may be cast either in person or by properly executed proxy.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Game Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Special Meeting. Under the MBCA, abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Special Meeting.

REQUIRED VOTE

     The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Game Common Stock. However, if less than a quorum is present at the Special Meeting, a majority of the shares present may adjourn the Special Meeting.

     Since the affirmative vote of the holders of a majority of the outstanding shares of Game Common Stock is required to approve and adopt the Merger Agreement, abstentions and broker non-votes will have the effect of a vote against the approval and adoption of the Merger Agreement.

     THE SIGNIFICANT GAME SHAREHOLDERS HAVE GRANTED TO VIAD PROXIES TO VOTE ALL OF THE SHARES OF GAME COMMON STOCK OWNED BY THEM IN FAVOR OF ADOPTING THE MERGER AGREEMENT, WHICH NUMBER OF SHARES IS SUFFICIENT TO

APPROVE THE MERGER AGREEMENT. AS A RESULT OF THE IRREVOCABLE PROXY AGREEMENTS AND VIAD'S INTENTION TO EXERCISE THE PROXIES GRANTED THEREBY TO VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT WILL BE ADOPTED AT THE SPECIAL MEETING REGARDLESS OF HOW OR WHETHER OTHER STOCKHOLDERS OF GAME COMMON STOCK VOTE THEIR SHARES. See "The Merger -- Irrevocable Proxy Agreements." However, it is a condition to Closing, which may be waived by Viad, that Dissenting Shares shall not exceed five percent (5%) of Game Common Stock outstanding at the Effective Date. See "The Merger -- The Merger Agreement -- Viad's Conditions to Closing."

DISSENTERS' RIGHTS

     Holders of Game Common Stock are entitled to exercise dissenters' rights pursuant to the provisions of Sections 302A.471 and 302A.473 of the MBCA. In accordance with these sections, holders of Game Common Stock have the right to dissent from the Merger and to receive payment in cash of the "fair value" of their shares of Game Common Stock in lieu of receiving the consideration provided under the Merger Agreement. In this context, the term "fair value" means the value of the shares of Game Common Stock immediately before the Effective Time.

     Under Section 302A.473, if a corporation calls a stockholders meeting at which a plan of merger is to be voted upon, the notice of the meeting must inform each stockholder of the right to dissent, and must include a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under these sections. This Proxy Statement/Prospectus constitutes such notice to the holders of Game Common Stock, and the following discussion describes the procedures to be followed by a dissenting stockholder. The applicable statutory provisions are attached hereto as Appendix VIII.

     The following discussion is not a complete statement of the law pertaining to a dissenting stockholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 of the MBCA attached hereto as Appendix VIII. Any holder of Game Common Stock who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should carefully review the following discussion and Appendix VIII, because failure to timely and properly comply with the procedures will result in the loss of a stockholder's right to dissent under Minnesota law.

     If a holder of Game Common Stock wishes to exercise the right to demand the fair value of his or her shares, the stockholder must file with Game, before the vote is taken on the Merger Agreement, a written notice of intent to demand the fair value of his or her shares and, in addition, he or she must not vote in favor of approval of the Merger Agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted FOR approval of the Merger Agreement, a Game stockholder who votes by proxy and who wishes to exercise dissenters' rights must (i) vote AGAINST the approval of the Merger Agreement or
(ii) ABSTAIN from voting on the approval of the Merger Agreement. A vote against the Merger Agreement, in person or by proxy, will not in and of itself constitute a written notice of intent to demand the fair value of a stockholder's shares of Game Common Stock satisfying the requirements of the MBCA.

     A Game stockholder may not assert dissenters' rights as to less than all of the shares of Game Common Stock registered in the name of such stockholder, unless the stockholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the stockholder and discloses the name and address of each beneficial owner on whose behalf the stockholder dissents. In that event, the rights of the dissenter will be determined as if the shares as to which the stockholder has dissented and the other shares were registered in the names of different stockholders.

     A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on behalf of such beneficial owner, and will be treated as a dissenting stockholder under the terms of Sections 302A.471 and 302A.473, if the beneficial owner submits written consent of the stockholder holding such beneficial owner's shares to Game at the time of or before the assertion of dissenters' rights.

     After the proposed Merger has been approved by the holders of Game Common Stock, Game must cause to be mailed to each stockholder who has properly asserted dissenters' rights a notice that contains:

          (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received;

          (ii) a form to be used to certify the date on which the stockholder, or the beneficial owner on whose behalf the stockholder dissents, acquired his or her shares of Game Common Stock or an interest in them and to demand payment; and

          (iii) another copy of Sections 302A.471 and 302A.473 of the MBCA, together with a brief description of the procedures to be followed under these sections.

     To receive the fair value of his or her shares of Game Common Stock, a dissenting stockholder must demand payment and deposit his or her certificates within 30 days after the notice described above is given, but the dissenter retains all other rights of a stockholder until the Merger takes effect.

     After the Effective Time, or after Game receives a valid demand for payment, whichever is later, Game must remit to each dissenting stockholder who has complied with the dissenters' rights provisions the amount Game estimates to be the fair value of the shares, plus interest, accompanied by:

          (i) Game's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with the latest available interim financial statement;

          (ii) an estimate by Game of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (iii) another copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedure to be followed in demanding supplemental payment.

     Game may withhold the above-described remittance from a person who was not a stockholder on the date the Merger was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has not voted his or her shares in favor of the Merger Agreement and has filed with Game before the vote on the Merger Agreement a written notice of intent to demand the fair value of the shares owned by such stockholder, Game must forward to the dissenter the materials described in the preceding paragraph, a statement of reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment of the dissenter's own estimate of the fair value of the shares, plus interest, by written notice to Game. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes a demand, the procedures, costs, fees and expenses described below for petitioning the court shall apply.

     If Game fails to remit payment within 60 days of the deposit of certificates, Game must return all deposited certificates. However, Game may again give notice and require deposit at a later time.

     If a dissenting Game stockholder believes that the amount remitted by Game is less than the fair value of his or her shares plus interest, such dissenting stockholder may give written notice to Game of his or her own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after Game mailed its original remittance. Otherwise, a dissenter is entitled only to the amount remitted by Game.

     Within 60 days after receiving a demand for supplemental payment, Game must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting stockholder and Game) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting stockholders who have demanded supplemental payments and who have been unable to reach an agreement with Game concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all dissenting stockholders, wherever located. A dissenting stockholder, if successful, is entitled to a judgment for the amount by which the fair value of his or her shares as determined by the court exceeds the amount originally remitted by Game.

     Generally, the costs and expenses associated with a court proceeding to determine the fair value of the shares of Game Common Stock will be borne by Game, unless the court finds that a dissenting stockholder has demanded supplemental payment in a manner that is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed in instances where Game has failed to comply with the procedures specified in Section 302A.473 of the MBCA discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting stockholders out of any amount awarded to such dissenters.

     FAILURE TO FOLLOW STRICTLY THE PROCEDURES REQUIRED BY SECTION 302A.473 FOR ASSERTING DISSENTERS' RIGHTS WILL RESULT IN THE LOSS OF A STOCKHOLDER'S RIGHTS TO DEMAND A DETERMINATION OF THE FAIR VALUE OF HIS OR HER SHARES OF GAME COMMON STOCK UNDER THE DISSENTERS' STATUTE. Stockholders considering the exercise of dissenters' rights should realize that the fair value of their shares, as determined under Section 302A.473 of the MBCA in the manner outlined above, could be more than, the same as or less than the amount of value of the shares of Viad Common Stock they would be entitled to receive as a result of the Merger if they did not seek appraisal of their shares.

     Under Subdivision 4 of Section 302A.471 of the MBCA, a Game stockholder has no right, at law or in equity, to set aside the approval of the Merger Agreement or the consummation of the Merger except if such adoption or consummation was fraudulent with respect to such stockholder or Game.

     THE RESPECTIVE OBLIGATIONS OF VIAD AND GAME TO EFFECT THE MERGER ARE SUBJECT TO THE CONDITION, WHICH MAY BE WAIVED BY VIAD, THAT GAME SHALL NOT HAVE RECEIVED, PRIOR TO THE SPECIAL MEETING, NOTICES OF INTENT TO DEMAND FAIR VALUE OF SHARES FROM HOLDERS OF MORE THAN 5% OF THE OUTSTANDING SHARES OF GAME COMMON STOCK. SEE "THE MERGER -- TERMS AND CONDITIONS OF THE MERGER."

PROXIES

     The Proxy Statement/Prospectus is being furnished to Game stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Game for use at the Special Meeting, and is accompanied by a form of proxy.

     All shares of Game Common Stock which are entitled to vote and are represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED (OTHER THAN IN THE CASE OF BROKER NON-VOTES), SUCH SHARES OF GAME COMMON STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Game does not know of any matters other than as described in the Notice of Special Meeting that are to come before the Special Meeting. If any other matter or matters are properly presented for action at the Special Meeting, including a motion to adjourn to a later date to permit further solicitation of proxies if necessary, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Game, by signing and returning a later dated proxy, or by voting in person at the Special Meeting; however, mere attendance at the Special Meeting will not in and of itself have the effect of revoking the proxy. Any written notice of revocation or subsequent proxy should be sent to Game Financial Corporation, 13705 First Avenue North, Minneapolis, Minnesota 55441,
Attention: Secretary, or hand delivered to the Secretary of Game at or before the taking of the vote at the Special Meeting.

SOLICITATION OF PROXIES

     Game will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors, officers and other selected employees of Game by personal interview, telephone, telegram or e-mail. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Game Common Stock held of record by such persons, in which case Game will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF GAME. ACCORDINGLY, STOCKHOLDERS OF GAME ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY
STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     GAME STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

     The following is a summary of the material terms and conditions of the Merger Agreement and related agreements, copies of which are attached as Appendices to this Proxy Statement/Prospectus and incorporated herein by reference. The information regarding the Merger in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and related agreements. The definitions of certain capitalized terms not defined in the text below are set forth in Appendix I to this Proxy Statement/Prospectus.

GENERAL DESCRIPTION OF THE MERGER

     Pursuant to the Merger Agreement, at the Effective Time, Viad will acquire Game through the Merger of Acquisition Sub with and into Game. If the Merger Agreement and the transactions contemplated thereby are approved by the stockholders of Game, and if the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by the Surviving Corporation with the Secretary of State of the State of Minnesota of duly executed Articles of Merger or at such later time as may be specified in the Articles of Merger.

     It is the intention of the parties that the consummation of the Merger will result in, among other things, Game conducting business as a wholly-owned subsidiary of Travelers or Viad. As a result of the Merger, each share of Game Common Stock will be converted into the right to receive shares of Viad Common Stock, or cash in lieu of fractional shares (at the sole discretion of Viad), based upon the Exchange Ratio. The Exchange Ratio will be a fraction equal to $10.75 divided by the Viad Price. The Viad Price will be determined as the average of the closing sales prices of Viad Common Stock as reported on the New York Stock Exchange for the 30-trading day period ending four trading days prior to the Closing Date. Viad has the right to terminate the Merger Agreement and abandon the Merger if the Viad Price is below $17.20 per share. Game has the right to terminate the Merger Agreement and abandon the Merger if the Viad Price is above $21.20 per share.

     Based on the number of outstanding shares of Game Common Stock as of the Record Date and on the average of the closing sales prices of Viad Common Stock for the 30-trading day period ended October 30, 1997 of $19.41 per share and a resulting Exchange Ratio of 0.5538, the shares of Viad Common Stock to be issued to Game stockholders in the Merger and to holders of outstanding options, warrants and other rights upon the exercise thereof are estimated to represent approximately 3% of the outstanding Common Stock of Viad after the Merger.

     Pursuant to the terms of grants issued under Game's 1994 Stock Option and Incentive Plan, all issued and outstanding Game Options vest and become immediately exercisable upon approval of the Merger. All Game Options will be automatically converted at the Effective Time into options to purchase Viad Common Stock. The number of stock options and the exercise price of such options will be adjusted to reflect the Exchange Ratio, and will otherwise be exercisable on substantially the same terms and conditions as were applicable to the Game Options. See "-- Terms and Conditions of the Merger -- Treatment of Game Options" and "-- Interests of Certain Persons in the Merger."

     Holders of record of Game Common Stock at the Effective Time will receive from the Exchange Agent a letter of transmittal containing instructions for the exchange of certificates evidencing shares of Game Common Stock for the number of shares of Viad Common Stock which they are entitled to receive in the Merger based upon the Exchange Ratio. From and after the Effective Time, the former Game stockholders will no longer have rights with respect to shares of Game Common Stock, except as provided in the Merger Agreement or under Applicable Law. See "-- Terms and Conditions of the Merger -- Surrender of Stock Certificates and Receipt of Merger Consideration." No fractional shares of Viad Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of Game Common Stock upon surrender of a Certificate for exchange shall either be paid an amount in cash, determined by multiplying (i) the Viad Price by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Game Common Stock then held of record by such holder) or be issued a whole share in lieu of any fractional share larger than or equal to one half share, at the sole discretion of Viad. See "-- Terms and

Conditions of the Merger -- Fractional Shares." The shares of Viad Common Stock to be issued pursuant to the Merger will be freely transferable except by certain stockholders of Game who are deemed to be "affiliates" of Game. The transferability of shares of Viad Common Stock issued to such affiliates will be restricted in accordance with rules and regulations promulgated by the SEC. See "-- Status Under Federal Securities Laws." Until so surrendered and exchanged after the Effective Time, each outstanding Certificate formerly representing Game Common Stock will be deemed for all purposes to evidence the right to receive that number of whole shares of Viad Common Stock into which the shares of Game Common Stock (other than shares held by holders exercising dissenters' rights) have been converted pursuant to the Merger Agreement. See "-- Certain United States Federal Income Tax Consequences."

     As soon as reasonably practicable after the Closing Date, Viad will instruct the Exchange Agent to mail to each holder of record of Game Common Stock a letter of transmittal and instructions as to the procedure for the surrender of Game stock certificates. Each holder of Game Common Stock, upon surrender of a Certificate or Certificates representing such stock, together with the transmittal letter provided by the Exchange Agent duly completed and executed by such holder, will be entitled to receive a stock certificate or certificates representing the number of the whole shares of Viad Common Stock to which such holder is entitled. Holders of any unsurrendered Certificates representing Game Common Stock will not be entitled to vote Viad Common Stock or exercise other rights of the holders of Viad Common Stock until such Certificates are exchanged pursuant to the Merger Agreement and no dividends or distributions with respect to Viad Common Stock will be paid to the holder of an unsurrendered Certificate of Game Common Stock until the holder surrenders the Certificate pursuant to the Merger Agreement. The Merger Agreement provides that neither Game nor Viad will be liable to any holder of Game Common Stock for any shares of Viad Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     The Exchange Fund established to handle the distributions related to the Merger will remain in existence for only six months; thereafter, any portion that remains undistributed will be delivered to the Surviving Corporation, and any former Game stockholders who have not exchanged their Certificates as provided in the Merger Agreement may look only to the Surviving Corporation to obtain the Merger Consideration to which they are entitled.

     GAME STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER FROM THE EXCHANGE AGENT.

     Shares of Game Common Stock held by Game stockholders who (i) did not vote in favor of the Merger, (ii) did not otherwise consent to the Merger in writing, and (iii) demand appraisal of such shares according to the applicable provisions of Minnesota law shall not be converted into or represent the right to receive Viad Common Stock. Instead, these stockholders will be entitled to receive from Game the fair value of their shares in accordance with MBCA Sections 302A.471 and 302A.473. Notwithstanding the foregoing, shares held by Game stockholders who fail to strictly comply with MBCA Section 302A.471 and 302A.473 or who otherwise withdraw or lose their rights shall be deemed to be automatically converted to the right to receive Viad Common Stock, or cash in lieu of fractional shares, all as provided in the Merger Agreement. See "The Special Meeting -- Dissenters' Rights."

REASONS FOR AND BACKGROUND OF THE MERGER

     Background of the Merger. For several years, the acquisition of complementary businesses has been an important element of the overall business strategy of Viad. Viad continually evaluates potential acquisition opportunities and considers potential alliances, combinations and other strategic transactions with other participants in the industries in which Viad competes.

     Since Game's inception, senior management of Game has, from time to time, considered strategic alternatives for the continued expansion of Game's business, including potential sales of equity securities, potential business combinations and similar transactions. In September and October 1995, Game had discussions with a potential business partner regarding a possible business combination with that corporation. After initial discussions, the parties mutually agreed to discontinue negotiations. In November, 1996, Game filed a registration statement for a proposed secondary offering of Game Common Stock. The registration statement was withdrawn in January 1997 after Game determined that the market price at which the Game Common Stock would be sold in the proposed offering was unacceptable to Game.

     In late 1996, Travelers began evaluating Game as a potential acquisition candidate based upon an initial determination that Game fit Travelers' acquisition strategy as a payment services provider with high growth and differentiated products. Following Game's decision to withdraw its 1996 secondary offering, Travelers' management decided to initiate discussions with Game regarding a possible business combination with Game.

     On February 24, 1997, representatives of Travelers held a meeting with Gary
A. Dachis, Game's Chairman, President and Chief Executive Officer in which they expressed Viad's interest in evaluating Game as a potential merger candidate. Mr. Dachis stated that, while Game was not actively seeking a business combination, Game would be willing to discuss a potential transaction with Travelers. The meeting terminated with an agreement that the parties would execute a confidentiality agreement that would allow Travelers to begin its evaluation of Game. On March 11, 1997, Travelers and Game executed a confidentiality agreement and on March 12, 1997, Travelers requested financial information and other documents relating to Game.

     From early March 1997 through the end of May, 1997, Travelers requested due diligence materials and financial analyses from Game and met with Game management on several occasions to review the projections and attempt to structure a transaction.

     In early June 1997, senior management of Game and its counsel met with representatives of investment banking firms to discuss various strategic options, including potential strategic initiatives pertaining to Game and the investment banking services that such firms might provide to Game. Subsequently, at a meeting of the Board of Directors held on July 3, 1997, representatives of Ladenburg made their presentation to the Game Board of Directors with respect to the retention of Ladenburg to serve as Game's financial advisor and provide a fairness opinion in connection with the proposed Merger. During the week of July 7, 1997, Game agreed to retain Ladenburg in connection with the potential sale or merger of Game and Ladenburg contacted Travelers to arrange for a meeting between the representatives of Game and Travelers.

     On July 15 and 16, 1997, due diligence meetings were held in which representatives of Travelers, Game and a technical consulting firm retained by Travelers participated.

     From late July through early August 1997, representatives of Game held a series of meetings and discussions with representatives of Travelers and Viad regarding the terms of a proposed merger. The parties generally agreed on a price of $10.75 per share of Game Common Stock, but a number of other key terms were unresolved.

     On August 14, 1997, Viad delivered a draft of a proposed Merger Agreement and related agreements to Game and its counsel. On August 18, 1997, representatives of Game and its counsel met to review the principal terms of the proposed Merger Agreement and identified terms to be negotiated. On August 19, 1997, Viad and Game and their respective counsel met in Minneapolis, Minnesota, to negotiate the terms of the proposed Merger Agreement. A number of key terms remained unresolved.

     On August 20 and 21, 1997, at a regularly-scheduled meeting, the Executive Committee and Board of Directors of Viad received presentations from Travelers' management as to the status of discussions with Game, the results of the due diligence evaluation of Game, the principal terms of the proposed Merger, including certain terms that were yet to be resolved. The Viad Board of Directors approved the transaction, subject to final approval of the transaction by the Executive Committee of the Board which, pursuant to Delaware law, was not authorized to approve any change to the Game Price of $10.75 per share and/or the number of shares of Viad Common Stock to be issued.

     From August 22 to September 22, 1997, Viad and Game and their representatives continued to negotiate the terms of the proposed Merger Agreement.

     On September 23, 1997, at a special meeting of the Game Board of Directors, the Board established a Special Committee consisting of the two non-employee directors of Game to review and take action on the proposed Merger. At the meeting, (i) representatives of Ladenburg and the management of Game reported on the financial terms proposed by Viad and other business terms of the proposed Merger, (ii) Game's counsel reviewed the proposed terms of the Merger Agreement and the related documents, and (iii) representatives of Ladenburg provided financial analyses relating to the proposed Merger and delivered Ladenburg's oral and written opinion to the effect that, as of such date, the financial terms were fair, from a financial point of view, to Game's stockholders. See
"-- Opinion of Game's Financial Advisor." At the meeting, the Special Committee and the entire Game Board of Directors each separately and unanimously approved the Merger Agreement and related matters and authorized Game's management to proceed with the Merger.

     On September 24, 1997, the Executive Committee of the Viad Board of Directors, after reviewing further information from Viad's management and counsel, unanimously approved the proposed Merger and related matters and authorized Viad's management to proceed with the Merger.

     On September 24, 1997, Game and Viad finalized the Merger Agreement. The Merger Agreement was executed and delivered on the afternoon of September 24, 1997 after the closing of trading on the New York Stock Exchange and the Nasdaq National Market, and the parties issued a joint news release announcing the proposed Merger.

  Game's Reasons for the Merger. The Game Board of Directors has unanimously determined that the Merger and the Merger Agreement, including the consideration to be received in the Merger, are fair to, and in the best interests of, Game and its stockholders. In the course of reaching its determination, the Game Board of Directors consulted with senior management and Game's legal counsel with respect to the legal duties of the Board, regulatory matters, the Merger and the Merger Agreement and issues related thereto, and with its financial advisor with respect to the financial aspects of the transaction and the fairness from a financial point of view of the consideration to be received by Game stockholders. Prior to approving the Merger, the Game Board of Directors received information regarding the proposed Merger, and analyzed and considered, without assigning any relative or specific weight or priority to any one factor, the following:

          (i) Game's enhanced future business, operations, financial position and prospects as a part of Viad, compared with Game's business, operations, financial position and prospects were it to remain independent. In particular, the Board considered the increasing capital requirements of Game's operations, and the difficulties experienced by Game in obtaining access to such capital. The Board of Directors of Game concluded that merging with Viad would provide Game with significantly greater capital resources at lower cost. The Board also considered Game's current customer concentration, including its dependence on casinos owned or managed by Grand Casinos, Inc., which accounted for more than 46% of Game's revenues in 1996. The Board also considered Game's current dependence on key individuals, and the potential of increased competition from larger companies for providing cash access services in casinos. The Board of Directors concluded that Game's ability to continue to compete effectively would be enhanced by the Merger. The Board of Directors of Game also considered the various risks inherent in the continued operation of Game as an independent company, which risks are described in Game's Annual Report on Form 10-KSB for the year ended December 31, 1996 and Game's Quarterly Reports on Form 10-QSB for the quarters ended March 31, and June 30, 1997, which are incorporated herein by reference.

          (ii) Compatibility of Game's and Viad's management philosophies and style. The Game Board of Directors concluded that Viad's and Game's management philosophies and style are highly compatible.

          (iii) Compatibility of Game's and Viad's respective plans for growth and expansion. The Game Board of Directors also considered Viad's strategic focus, and concluded that Viad's business and operating strategies, and its desire to expand its payment services business, were compatible with Game's business and operating strategies.

          (iv) Ladenburg's Fairness Opinion as to the fairness of the Merger to Game's stockholders from a financial point of view. See "-- Opinion of Game's Financial Advisor."

          (v) The opportunity for Game's stockholders to participate, as holders of Viad Common Stock, in the anticipated growth of a combined enterprise. The Game Board of Directors also considered Game's smaller market capitalization and limited trading volumes in Game Common Stock and concluded that Game stockholders would benefit from the greater liquidity of Viad Common Stock.

          (vi) The tax structure of the transaction. The Game Board of Directors concluded that the tax structure of the transaction is favorable to the stockholders of Game, allowing them to become stockholders in the combined enterprise in a tax-free reorganization.

          (vii) The terms and conditions of the Merger Agreement. The Game Board of Directors also considered the structure of the Merger and concluded that the terms and conditions of the Merger Agreement, including Game's right to entertain other bona fide offers, are reasonable and fair to Game's stockholders. See "-- The Merger Agreement -- Termination" and "-- The Merger Agreement -- Termination Fees; Expenses."

          (viii) Other factors. The Game Board of Directors also considered the level of Viad's interest in consummating the Merger, the lack of a financing contingency in Viad's proposal, and that the benefits of the proposed Merger with Viad, coupled with the ability of the Game Board of Directors to exercise its fiduciary duties if a credible superior offer were to be made, outweighed the potential benefits to Game of forgoing the opportunity with Viad in order either to seek other partners or remain independent.

     FOR THE REASONS SET FORTH ABOVE, THE GAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GAME STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Viad's Reasons for the Merger. In reaching its decision to approve the Merger Agreement, the Viad Board of Directors consulted with and reviewed reports and presentations prepared by the members of its management, and independently considered a variety of factors related to the business and operations of Game. The Viad Board of Directors concluded that the Merger is in the best interests of Viad and its stockholders. The Merger is anticipated to
(i) be an accretive investment in a high growth segment of the payment services industry, (ii) add a high growth product to Viad's payment services portfolio,
(iii) offer cost savings through the consolidation of certain administrative functions and increased economies of scale, and (iv) increase revenue and expand product lines as a result of Viad's ability to offer certain other payment services to Game customers and Game's ability to offer certain services to Viad's customers. There can be no assurance that any or all of these anticipated benefits of the Merger will be realized.

RECOMMENDATION OF THE GAME BOARD OF DIRECTORS

     The Game Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Game and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. THE GAME BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GAME APPROVE AND ADOPT THE MERGER AGREEMENT. The recommendation of the Game Board of Directors is based on a number of strategic, operating and financial factors as described in "-- Reasons for and Background of the Merger." There can be no assurance that any or all of the anticipated benefits of the Merger discussed therein will be realized. In considering the recommendation of the Game Board of Directors, holders of Game Common Stock should be aware that certain members of Game's management have other interests in the Merger in addition to the interests which holders of Game Common Stock have in general. The Game Board of Directors was aware of these other interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger. See "-- Interests of Certain Persons in the Merger" and "-- Management and Operations after the Merger."

OPINION OF GAME'S FINANCIAL ADVISOR

     On September 23, 1997, Ladenburg delivered its oral and written opinion to the Game Board of Directors to the effect that, as of such date, the consideration to be received by Game in the Merger is fair, from a financial point of view, to the stockholders of Game. A copy of the opinion dated September 23, 1997 is attached hereto as Appendix VII (the "Fairness Opinion"). Game's stockholders are urged to read the Fairness Opinion in its entirety.

     Information and Materials Considered. In connection with rendering the Fairness Opinion, Ladenburg reviewed such information as it deemed necessary or appropriate, including, but not limited to, the following: (i) a preliminary draft of the Merger Agreement dated September 16, 1997; (ii) Game's audited financial statements for the years ended December 31, 1994, 1995 and 1996; (iii) Game's unaudited financial statements for the quarters ended March 31, and June 30, 1997; (iv) Game management's projected financial results for Game for the years ending December 31, 1997, 1998, 1999, 2000 and 2001; (v) Game's common stock price and volume trading history; (vi) Viad's audited financial statements for the years ended December 31, 1994, 1995 and 1996; (vii) Viad's unaudited financial statements for the quarters ended March 31, and June 30, 1997; (viii) Viad's common stock price and volume trading history; (ix) Viad's dividend history; (x) available research reports on Viad; and (xi) publicly available market information regarding the gaming and payment services industries, Game and its competitors. In addition, Ladenburg met with members of senior management of Game to discuss the historical and prospective industry environment and operating results for Game.

     In rendering its Fairness Opinion, Ladenburg assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to it from public sources, that was provided to Ladenburg by Game, or that was otherwise reviewed by it. With respect to financial projections supplied to Ladenburg, Ladenburg assumed that they were reasonably prepared based on Game's then current estimate of results, and Ladenburg has relied upon such projections and made no independent verification of the bases, assumptions, calculations or other information contained therein. Ladenburg's Fairness Opinion relates to the relative value of the Merger. Ladenburg did not express any opinion as to what the value of the Viad Common Stock actually will be when issued to Game stockholders or the price at which the Viad Common Stock would trade subsequent to the closing of the Transaction. Ladenburg has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Game, and Ladenburg does not assume any responsibility for verifying any of the information reviewed by it. Ladenburg was not authorized to, and did not, solicit third party indications of interest in acquiring all or part of Game, and Ladenburg was not asked to consider, and Fairness Opinion does not address, the consideration Game might receive from a third-party purchaser, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Game or the effect of any other transaction in which Game might engage. The Fairness Opinion is based upon information available to Ladenburg, and financial, stock market and other conditions and circumstances existing and disclosed to Ladenburg, as of the date of the Fairness Opinion.

     The summary of certain financial and comparative analyses set forth below does not purport to be a complete description of the analyses employed by Ladenburg in reaching the Fairness Opinion. Ladenburg has expressed its belief that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it without considering all such analyses and factors could create a misleading view of the processes underlying the Fairness Opinion. Ladenburg has expressed the view that arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description.

     THE FULL TEXT OF THE WRITTEN FAIRNESS OPINION WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX VII AND IS INCORPORATED HEREIN BY REFERENCE. GAME STOCKHOLDERS ARE URGED TO READ THE FAIRNESS OPINION CAREFULLY IN ITS ENTIRETY. THE FAIRNESS OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF GAME OF THE CONSIDERATION TO BE RECEIVED IN THE TRANSACTION FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS BASED UPON THE TEXT OF THE OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     Overview of Analyses. Ladenburg used both quantitative and qualitative assessments to evaluate Game. Ladenburg's determination that the consideration to be received in the Merger is fair, from a financial point of view, to the shareholders of Game is based on all the quantitative and qualitative analyses described in the Fairness Opinion.

     Ladenburg conducted a number of valuation analyses to determine a range of per share equity values for Game. The analyses used to determine per share equity values for Game included a market multiples analysis, an acquisition multiples analysis, a discounted cash flow analysis and a takeover premium analysis. Ladenburg used the median per share equity value from each analysis to develop a range of values for Game. Ladenburg compared the consideration to be received in the Merger to the range of derived equity values for Game.

     Qualitative Considerations. In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to Game. Ladenburg did not apply weightings to any of these qualitative analyses. Among the qualitative factors relating to Game, Ladenburg noted Game's (i) dependence on key individuals; (ii) increasing need for capital with difficult access to financing (as evidenced by Game's unsuccessful secondary offering in the fourth quarter of 1996); (iii) dependence on one customer, Grand Casinos, for over 40% of 1996 revenues; and (iv) number two position in a market where the number one competitor recently purchased the number three competitor.

     Quantitative Analyses. Ladenburg evaluated Game, through various methods described below, to derive implied aggregate equity values and implied per share equity values for 100% of the value of Game.

     (a) Historical and Projected Financial Performance. Ladenburg reviewed Game's historical financial performance for each of the three fiscal years in the three-year period ended December 31, 1996 and the quarters ended March 31, 1997 and June 30, 1997, and its projected performance as developed by management based on assumptions management believed were reasonable for the next five years.

     (b) Historical Market Price Analysis. Ladenburg examined the closing market prices of Game Common Stock over the 90-day trading period prior to September 19, 1997 during which time the closing market price ranged from $7.88 to $10.75 and the Game Common Stock had an average high and low trading price of $9.78 and $9.37, respectively, and a closing price of $10.25 on September 19, 1997, two trading days prior to the date of the Fairness Opinion.

     (c) Market Multiples Analysis. Ladenburg conducted a market multiples analysis for Game which determined the implied public market value based on the multiples of comparable public companies. Ladenburg derived results based upon the multiples of a group of public companies that Ladenburg believes are comparable to Game. In choosing comparable companies for Game, Ladenburg examined both suppliers of machinery and equipment to the gaming industry and payment services companies. Ladenburg examined six companies in the gaming machinery and equipment suppliers industry including: Acres Gaming, Inc.; Alliance Gaming Corp.; Casino Data Systems; International Game Technology; Mikohn Gaming Corp.; and Shuffle Master, Inc. (the "Gaming Suppliers") and six companies in the payment services industry including: Ace Cash Express, Inc.; Concord EFS, Inc.; Equifax, Inc.; First Data Corporation; Fiserv, Inc.; and National Data Corporation (the "Payment Services Companies" and together, the "Comparable Companies").

     Ladenburg derived the following median common stock trading multiples for both the Gaming Suppliers and Payment Services Companies: (i) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (ii) earnings before interest and taxes ("EBIT"); (iii) pre-tax income; (iv) net income; (v) projected net income; and (vi) book value. EBITDA and EBIT multiples are based on total enterprise value divided by each financial measure, respectively. Total enterprise value is defined as the market value of common stock, plus total debt, less cash and cash equivalents. The pre-tax income, net income, projected net income and book value multiples are derived by dividing the market value of the common stock in aggregate, or per share stock price as appropriate, by pre-tax income, net income, projected net income and book value.

     The implied equity valuations for Game were calculated based on multiples for both the Gaming Suppliers and the Payment Services Companies separately. Ladenburg then averaged the separate valuation ranges produced for each industry group to develop an implied market multiple valuation for Game. The implied equity valuations for Game based on EBITDA and EBIT were calculated by multiplying Game's

EBITDA and EBIT by the median EBITDA and EBIT multiples, respectively, for both the Gaming Suppliers and Payment Services Companies, then subtracting debt outstanding and adding cash, net of cash inventory, as of June 30, 1997. To arrive at equity valuations based on pre-tax income, net income, projected net income and book value, Ladenburg multiplied Game's pre-tax income, net income, projected net income and book value by the median pre-tax income, net income, projected net income and book value multiples, respectively, for both the Gaming Suppliers and the Payment Services Companies. The range of implied equity values based on the Comparable Companies multiples was divided by the total number of Game's shares outstanding, assuming the exercise of all outstanding options and the buyback of shares in the market at $10.75, to derive a range of implied equity values per share.

     The median market multiples for the Gaming Suppliers were as follows: (i) 9.0x as a multiple of EBITDA; (ii) 14.3x as a multiple of EBIT; (iii) 12.3x as a multiple of pre-tax income; (iv) 20.7x as a multiple of net income; (v) 20.5x as a multiple of the current year's projected net income; (vi) 17.4x as a multiple of the following year's projected net income; and (vii) 2.5x as a multiple of book value. The median market multiples for the Payment Services Companies were as follows: (i) 11.9x as a multiple of EBITDA; (ii) 16.5x as a multiple of EBIT;
(iii) 16.6x as a multiple of pre-tax income; (iv) 27.8x as a multiple of net income; (v) 23.8x as a multiple of projected net income for year one; (vi) 20.2x as a multiple of projected net income for year two; and (vii) 3.9x as a multiple of book value. Ladenburg weighted the implied valuations derived from the Gaming Suppliers and the Payment Services Companies equally in determining a single range of per share values for Game. The results of the market multiple analysis indicated a range of per share equity values of $6.01 to $12.98 and a median per share equity value of $10.80.

     (d) Acquisition Multiples Analysis. Ladenburg conducted an acquisition multiples analysis which was similar to the market multiples analysis but instead relied upon multiples from comparable merger and acquisition transactions. For purposes of this analysis, the purchase price was equal to the amount paid for the target's equity and the transaction value was equal to the purchase price, plus the target's outstanding interest-bearing debt, less cash and cash equivalents, net of cash inventory.

     Ladenburg compared multiples from merger and acquisition transactions of companies in both the gaming machinery and equipment suppliers industry and the payment services industry. Ladenburg compared multiples from merger and acquisition transactions of the following target and acquiring companies in the gaming machinery and equipment suppliers industry, respectively: the acquisition of Electronic Data Technologies by International Game Technology; the acquisition of Automated Wagering by Video Lottery Technologies, Inc.; the acquisition of Global Gaming by Anchor Gaming; and the acquisition of Bally Gaming International, Inc. by Alliance Gaming Corp. Ladenburg compared multiples for merger and acquisition transactions of the following target and acquiring companies in the payment services industry, respectively: the acquisition of Western Union Financial Services, Inc. by First Financial Management Corp.; the acquisition of Casino & Credit Services, Inc. by Hospitality Franchise Systems, Inc.; the acquisition of First Financial Management Corp. by First Data Corp.; the acquisition of Comdata Holdings Corp. by Ceridian Corp.; the acquisition of Check Express Inc. by Ace Cash Express Inc.; and the acquisition of Premier CashLink by Ceridian Corp.

     The median multiples for the gaming machinery and equipment supplier transactions were as follows: (i) 9.6x as a multiple of EBITDA; (ii) 17.0x as a multiple of EBIT; and (iii) 1.5x as a multiple of book value. There was no meaningful multiple for net income for this group of transactions. The median multiples for the payment services company transactions were as follows: (i) 11.6x as a multiple of EBITDA; (ii) 20.6x as a multiple of EBIT; (iii) 29.9x as a multiple of net income; and (iv) 1.5x as a multiple of book value. Ladenburg then averaged the separate valuation ranges produced for each industry group to develop an implied acquisition multiple valuation for Game. The range of implied equity values derived from the acquisition multiples analysis was divided by the total number of Game's shares outstanding, assuming the exercise of all outstanding options and the buyback of shares in the market at $10.75, to derive a range of implied equity values per share. Ladenburg weighted the implied valuations derived from the gaming machinery and equipment supplier transactions and the payment services company transactions equally in determining a single range of per share values for Game. The results of the acquisition multiple analysis indicated a range of per share equity values of $2.78 to $13.74 and a median per share equity value of $10.12.

     (e) Discounted Cash Flow Analysis. Ladenburg conducted a discounted cash flow analysis which derived implied equity values based on the present value of future net cash flows, less current total debt, plus current total cash, net of cash inventory. For purposes of this analysis, annual free cash flow equals de-levered net income, plus depreciation and amortization, less capital expenditures, less the change in working capital, less increases in cash inventory. In the exit year, free cash flow also included proceeds from the sale of the business, which is typically assumed only for valuation purposes as a more representative "terminal value" than using cash flows in perpetuity. The terminal value was determined by applying a range of exit multiples based on the median EBITDA multiple of the Comparable Companies. Ladenburg applied exit multiples from 9.0x to 11.0x. The cash flows were discounted using a range of discount rates based upon the weighted average cost of capital ("WACC") for Game. Ladenburg determined the WACC for International Game Technology (10.0%) and First Data Corporation (12.3%) as proxies for the cost of capital for industry leaders in the Company's line of business. Ladenburg concluded that given Game's significantly smaller capitalization and difficult historical access to capital, it would have a WACC at a substantial premium to International Game Technology and First Data Corporation. Ladenburg therefore selected a range of 14.0% to 16.0% as Game's appropriate discount rate for the Discounted Cash Flow Analysis. The derived equity values were divided by the number of shares of Game's common stock outstanding, assuming the exercise of all outstanding options and the buyback of shares in the open market at $10.75, to derive per share values. The results of this analysis indicated a range of per share equity values of $9.85 to $13.18 and a median per share equity value of $11.45.

     (f) Takeover Premium Analysis. Ladenburg conducted a takeover premium analysis which derived an implied per share stock price based on the market value premium typically given to a public company upon the announcement of a takeover of that company. Ladenburg looked at 100% completed acquisitions of a public company from January 1, 1997 to September 19, 1997 with transaction values between $25 million and $100 million. Ladenburg compared the takeover stock price of the target company to the target company stock price one day and one week prior to the original announcement date. Ladenburg derived a mean and median takeover price premium one day and one week prior to the takeover announcement. Ladenburg then applied the mean and median percentage premiums to Game's stock price one trading day and one trading week prior to September 19, 1997 to derive a mean and median implied share price, for the one day and one week periods, respectively. The results of this analysis indicated a range of per share equity values of $11.24 to $11.91 and a median per share equity value of $11.50.

     Comparison of the Consideration to the Values of Game. Ladenburg concluded that the consideration to be received in the Merger is fair, from a financial point of view, to the public stockholders of Game, based on, among other things, the following considerations: (i) the Viad consideration to be received by Game stockholders of $10.75 falls within the range of median per share values for Game of $10.12 to $11.50; and (ii) the value for the Viad consideration to be received by Game's stockholders represents a premium to Game's closing stock price as of September 19, 1997 of 4.9% and a premium to Game's average closing price for the 90 day period ending September 19, 1997 of 12.1%. In addition, Ladenburg concluded that Viad Common Stock represents fair currency to Game's stockholders given the fact that Viad is a New York Stock Exchange company with a market capitalization of approximately $2.0 billion that trades an average of over 155,000 shares daily.

     Limitations of Analyses. Although each analysis employed by Ladenburg in rendering the Fairness Opinion is summarized above, the summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided by Game to Ladenburg and relied on by it, many of which are beyond the control of Game. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily to reflect the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty since the assumptions upon which such estimates are based may not materialize, neither Game, Ladenburg nor any other person assumes responsibility for the accuracy of such estimates. Ladenburg's analysis does not reflect, among other things, changes since the date of the Fairness Opinion for Game's business or prospects, changes in general business and economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such materials were prepared.

     Ladenburg is an internationally recognized investment banking firm which, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, merchant banking, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Ladenburg was engaged by Game to render the Fairness Opinion and received a fee in connection therewith of $160,000. In addition, Ladenburg rendered financial advisory services to Game in connection with the Transaction, for which it will receive eight tenths of one percent (0.8%) of the aggregate consideration of the Merger, less any amounts paid or payable with respect to rendering the Fairness Opinion, upon the closing of the Merger. Game has agreed to reimburse Ladenburg for its related expenses. Game has also agreed, in a separate letter agreement, to indemnify Ladenburg, its affiliates and each of their respective directors, officers, agents, consultants and employees and each person, if any, controlling Ladenburg or any of its affiliates against certain liabilities, including liabilities under federal securities laws. In the past 18 months, Ladenburg has provided general financial advisory services to Game for which Ladenburg received compensation of $25,000. In the ordinary course of its business, Ladenburg may trade the securities of Game for its own account and for the account of its customers, and may at any time hold a long or short position in such securities.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     After the Merger, the Surviving Corporation is expected to continue to operate Game's payment services business as a wholly-owned subsidiary of Travelers or of Viad. See "-- Interests of Certain Persons in the
Merger -- Employment Agreements."

TERMS AND CONDITIONS OF THE MERGER

     Surrender of Stock Certificates and Receipt of Merger Consideration. As soon as reasonably practicable after the Effective Time, the Surviving Corporation will instruct the Exchange Agent to promptly mail to each holder of a Certificate or Certificates which immediately prior to the Effective Time evidenced outstanding shares of Game Common Stock (other than Dissenting Shares)
(i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Viad Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, the holder of such Certificates shall be entitled to receive, and shall instruct the Exchange Agent to promptly deliver, in exchange therefor (A) certificates evidencing that number of whole shares of Viad Common Stock which such holder has the right to receive in respect of the shares of Game Common Stock formerly evidenced by such Certificate, (B) cash or whole shares (at the sole discretion of Viad) in lieu of fractional shares of Viad Common Stock to which such holder is entitled pursuant to the Merger Agreement and (C) any dividends or other distributions to which such holder is entitled and the Certificate so surrendered shall forthwith be canceled.

     GAME STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER FROM THE EXCHANGE AGENT.

     No dividends or other distributions declared or made after the Effective Time with a Record Date after the Effective Time with respect to Viad Common Stock will be paid to the holder of any unsurrendered Certificate with respect to the shares of Viad Common Stock evidenced thereby, until the holder of such Certificate surrenders the Certificate as provided in the Merger Agreement. All shares of Viad Common Stock issued and cash paid upon conversion of the shares of Game Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Game Common Stock.

     Fractional Shares. No fractional shares of Viad Common Stock will be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Viad. In lieu of any such fractional shares, each holder of Game Common Stock upon surrender of a Certificate for exchange shall either be paid an amount in cash (without interest), determined by multiplying the Viad Price by the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Game Common Stock then held of record by such holder) or be issued a whole share in lieu of any fractional share larger than or equal to one half share, at the sole discretion of Viad.

  Treatment of Game Options. At the Effective Time, each issued and outstanding Game Option shall vest and become immediately exercisable and shall be automatically converted, without any action by Game Option holders, into an option to purchase, on substantially the same terms and conditions as were applicable to such Game Option immediately prior to the Effective Time under the terms of the option plans of Game existing immediately prior to the Effective Time (which shall survive the Effective Time and shall be the obligation of the Surviving Corporation), a number of shares of Viad Common Stock equal to the product of (i) the number of shares of Game Common Stock subject to such Game Option times (ii) the Exchange Ratio; at an exercise price per share (rounded upward to the nearest full cent) equal to a fraction, (A) the numerator of which is equal to the exercise price of such Game Option, and (B) the denominator of which is the Exchange Ratio. At the Effective Time, the holders of Game Options shall cease to have any rights with respect to shares of Game Common Stock and will only have rights with respect to Viad Common Stock set forth in the Merger Agreement.

     Game has agreed to take such actions as are necessary to ensure that from and after the date of the Merger Agreement none of Game, the Surviving Corporation or any of their respective subsidiaries is or will be bound by any Game Options which would entitle any person, other than Viad or its wholly-owned subsidiaries, to beneficially own, or receive any payments in respect of (other than as contemplated by the Merger Agreement), any Common Stock of Game or the Surviving Corporation. (Section 3.4 of Merger Agreement.) See "-- Interests of Certain Persons in the Merger."

THE MERGER AGREEMENT

     Set forth below is a description of the primary terms and conditions of the Merger Agreement, which description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix II and incorporated herein by reference. Unless otherwise indicated, references under this caption to articles or sections are references to the Merger Agreement. Whenever particular articles, sections or defined terms are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Capitalized terms appearing below that are not otherwise defined herein have the same meanings as are given to such terms in the Merger Agreement, some of which are set forth in Appendix I to this Proxy Statement/Prospectus.

     Mutual Conditions to Closing. The respective obligations of Viad, Game and Acquisition Sub to effect the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions: (a) the Game stockholders shall have approved the Merger Agreement and the transactions contemplated thereby; (b) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect; (c) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Agency which would prevent the consummation of the Merger; (d) all governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a material adverse effect on the Surviving Corporation; (e) the Hart-Scott-Rodino Condition shall have been satisfied; (f) the Registration Statement shall have become effective, and no stop order suspending such effectiveness shall have been issued and remain in effect and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority; (g) Viad shall have received all necessary state securities law authorizations; and (h) the shares of Viad Common Stock issuable in the Merger shall have been authorized for listing on the NYSE. (Section 8.1 of Merger Agreement.)

     Viad's Conditions to Closing.  The obligations of Viad (and Acquisition
Sub) to effect the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (any of which may be waived prior to Closing by Viad): (a) Game and Dachis shall have performed in all material respects their respective agreements contained in the Merger Agreement, the Selling Shareholder's Agreement, the Stock Option Agreement and the Irrevocable Proxy Agreement required to be performed on or prior to the Effective Time; (b) the representations and warranties of Game contained in the Merger Agreement shall be true and correct in all respects on and as of the date of the Merger Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by the Merger Agreement and except those which in the aggregate do not result in a Game Material Adverse Effect, and Viad and Acquisition Sub shall have received a Certificate of the President and the Chief Financial Officer of Game to that effect; (c) since the date of the Merger Agreement, no Game Material Adverse Effect shall have occurred; (d) the Viad Price shall be no less than $17.20 per share; (e) the number of Dissenting Shares shall not exceed five percent (5%) of Game Common Stock outstanding at the Effective Time; (f) all material licenses and permits required to conduct business of Game (other than licenses or permits from any Native American Authority) shall have been properly transferred or obtained (except to the extent that such licenses and permits may only be transferred or obtained by the Surviving Corporation subsequent to the Effective Time) and shall be in full force and effect as of the Effective Time, and all licenses and permits required to conduct the business of Game that Viad has requested that Game obtain from any Native American Authority shall have been properly transferred or obtained and shall be in full force and effect as of the Effective Time; (g) all third party consents and approvals necessary for the consummation of the Merger and the transactions contemplated thereby (other than those consents and approvals from any Native American Tribes that Viad and Game have agreed not to procure) shall have been obtained and shall be in full force and effect at the Effective Time, and all third party consents and approvals of any Native American Authority that Viad has requested that Game procure shall have been obtained and be in effect at the Effective Time; (h) all notes and other receivables from any employees, consultants or other third parties due to Game shall have been fully paid and satisfied; (i) the Credit Agreement and the Security Agreement between Game and First Bank System shall have been terminated effective no later than the Effective Time and all obligations of Game under such agreements shall have been satisfied; (j) in the event Game or any of its Subsidiaries enters into the Merchant Member Agreement with First Bank National Association, such Agreement shall be in form and substance reasonably satisfactory to Viad; (k) Game shall have in full force and effect the non-Gaming Vendor License from the Wisconsin Gaming Board; (l) each of the Significant Game Shareholders shall have executed and delivered a Certificate certifying that as of the Closing Date, the representations and warranties of Game set forth in the Merger Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (m) Game shall have in force and effect the policy of director's and officer's liability insurance coverage required by Section 7.12;
(n) Game shall provide evidence of the termination of any 401K Plan or Profit Sharing Plan of Game; (o) Game shall cause the resignation, termination or other removal of certain of Game's present directors and officers, effective as of the Closing Date; (p) Viad's determination that it has adequate assurance that the Merger qualifies for pooling of interests accounting treatment; including without limitation, a letter from Ernst & Young LLP (Game's independent public accountants) that they are not aware of any fact or circumstance with respect to Game which could be interpreted as rendering the Merger ineligible for pooling of interests accounting treatment; (q) Game shall have delivered assignments conveying the Intellectual Property to Viad; (r) Viad and Acquisition Sub shall have received an opinion from Game's legal counsel with respect to certain matters; (s) the Selling Shareholder's Agreement shall be in full force and effect; (t) the Escrow Agreement shall be in full force and effect; (u) the Employment Agreements, in the forms approved by Viad, between Game, and each of Gary A. Dachis, Jeffrey L. Ringer, Deanna Frederichs-Moose, Michael Barcelow, Louis Dachis and Jean Williams shall be in full force and effect; (v) each person who is or may be an "affiliate" of Game within the meaning of the rules and regulations of the SEC under the Securities Act shall have entered into an

Affiliate Agreement; (w) the Stock Option Agreement shall be in full force and effect; (x) the Irrevocable Proxy Agreement shall be in full force and effect, and an irrevocable proxy from each Significant Game Shareholder to vote their shares of Game Common Stock in favor of the Merger in form and substance reasonably satisfactory to Viad shall be in full force and effect; (y) Dachis shall have timely filed any filing required to be filed by him under the HSR Act or shall have provided the written representations and warranties and the opinion of counsel described in the Selling Shareholder's Agreement to the effect that no such filings are necessary; and (z) Game shall have delivered to Viad such other documents Viad as may reasonably request in order to enable Viad to determine whether the conditions to its obligations under the Merger Agreement have been met and otherwise to carry out the provisions of the Merger Agreement. (Section 8.3 of Merger Agreement.)

     Game's Conditions to Closing. The obligations of Game to effect the Merger are subject to satisfaction, at or prior to Closing, of the following conditions (any of which may be waived prior to closing by Game): (a) Acquisition Sub and Viad shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time;
(b) the representations and warranties of Acquisition Sub and Viad contained in the Merger Agreement shall be true and correct in all respects on and as of the date of the Merger Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by the Merger Agreement and except those which in the aggregate do not result in a Viad Material Adverse Effect, and Game shall have received a certificate of the President or the chief financial officer of each of Acquisition Sub and Viad to that effect; (c) since the date of the Merger Agreement, no Viad Material Adverse Effect shall have occurred; (d) the Viad Price shall be no greater than $21.20 per share; (e) Game shall have received an opinion from legal counsel to Viad and Acquisition Sub with respect to certain matters; (f) Game shall have received an opinion from Ernst & Young LLP to the effect that there is a reasonable basis to believe that the Merger will be treated for Federal income tax purposes as a tax-free reorganization; (g) Viad shall have deposited Viad Common Stock and cash into the Exchange Fund in accordance with the Merger Agreement; and (h) Viad shall have delivered to Game at or prior to the Effective Time such other documents as it may reasonably request in order to enable Game to determine whether the conditions to its obligations under the Merger Agreement have been met and otherwise to carry out the provisions of the Merger Agreement. (Section 8.2 of Merger Agreement).

     Representations and Warranties. The Merger Agreement contains various representations and warranties made by each of Game, Viad, and Acquisition Sub. The representations and warranties given in the Merger Agreement or in any instrument delivered pursuant thereto will survive the Closing and are the subject of indemnification as described below under "-- The Merger
Agreement -- Indemnification."

     Representations and Warranties Made By Game. Game made representations and warranties in the Merger Agreement to Viad and Acquisition Sub relating to the following matters regarding Game and its Subsidiaries: (a) the organization, existence and good standing of Game; (b) the capitalization of Game; (c) the organization and existence of Subsidiaries; (d) the authority to enter into transactions contemplated by the Merger Agreement and the Stock Option Agreement; (e) the non-contravention of the Charters, By-Laws, or other agreements of Game or its Subsidiaries; (f) the filings, consents and approvals necessary to execute, deliver and perform the Merger Agreement; (g) financial statements and the filing with the SEC of all reports, proxy statements, forms and other documents required to be filed; (h) the absence of undisclosed liabilities; (i) the absence of subsequent material adverse changes; (j) litigation; (k) the accuracy of the Proxy Statement/Prospective, when effective;
(l) compliance with laws; (m) compliance with the organizational documents of Game and its Subsidiaries; (n) compliance with Minnesota takeover statutes; (o) the required vote necessary to effect the Merger; (p) intellectual property; (q) validity of contracts; (r) the existence and relationship of customers and suppliers; (s) indebtedness to and from officers, directors and others; (t) required permits, registrations, licenses, franchises, certifications and other approvals; (u) taxes and returns; (v) ERISA matters; (w) labor and employment matters; (x) the tax-free reorganization structure of the Merger; (y) the engagement of advisors and investment bankers; (z) the terms of and absence of payments made under an agreement between Game and UnBank Company LLP, an affiliate of Dachis; and (aa) the completeness of disclosures made by Game and Dachis. (Article IV of Merger Agreement).

     Representations and Warranties Made by Viad and Acquisition Sub. Viad and Acquisition Sub, jointly and severally, made representations and warranties in the Merger Agreement to Game regarding the following matters: (a) the organization, existence and qualification of Viad and Acquisition Sub; (b) the capitalization of Viad; (c) the power and authority to perform obligations under the Merger Agreement and related agreements, the non-contravention of charters, by-laws, or other agreements of Viad and Acquisition Sub, and the required approvals to enter into agreements; (d) financial statements and the filing with the SEC of all reports, proxy statements, forms and other documents required to be filed; (e) the absence of undisclosed liabilities; (f) the absence of certain changes or events; (g) the accuracy of the Registration Statement; (h) compliance with laws; (i) litigation; (j) compliance with agreements; (k) taxes and returns; (l) the engagement of advisors and investment bankers; (m) Viad's action or failure to take action that would cause the Merger to be ineligible for pooling of interests accounting treatment; and (n) the completeness of disclosures made by Viad and Acquisition Sub. (Article V of Merger Agreement).

     Conduct of Game Business Prior to the Merger. Game has agreed, that, except as contemplated by the Merger Agreement or with the prior written consent of Viad, until the earlier of the termination of the Merger Agreement or the Closing Date, Game shall and shall cause each of its Subsidiaries to conduct their respective businesses in the ordinary and usual course of business and consistent with past practice in accordance with the terms of the Merger Agreement. (Section 6.1 of Merger Agreement).

     Agreement Not to Solicit Third Party Offers. Game has agreed not to, and has agreed not to authorize any of Game's officers, directors, employees or other agents to, directly or indirectly, (i) take any action to seek, initiate or encourage any offer or proposal from any person, entity or group (other than Viad) to acquire any shares of the capital stock, options or other securities of Game, to acquire any significant portion of Game's assets or for any other merger, joint venture, recapitalization, consolidation or business combination (a "Third Party Offer"), or (ii) except as specifically permitted by the Merger Agreement, engage in negotiations concerning or disclose any confidential or proprietary trade or business information relating to the business of Game, or afford access to the properties, books or records of Game (except as required by Applicable Law), to any third party that may be considering a Third Party Offer. Game has agreed to notify Viad immediately, of any Third Party Offer from any person, entity or group (other than from Viad) or of any request for information with respect to a Third Party Offer or any indication of interest in a Third Party Offer. (Section 7.2 of Merger Agreement).

     Notwithstanding anything contained in the Merger Agreement to the contrary, Game and its Subsidiaries may furnish information pursuant to an unsolicited Third Party Offer if Game's Counsel advises the Game Board of Directors that the failure to take such action or actions might reasonably subject Game's directors to liability for breach of their fiduciary duties and Game's financial advisors advise the Board that the consideration to be paid pursuant to said unsolicited Third Party Offer is greater than that to be received by Game's stockholders pursuant to this Agreement and said offeror has the necessary financial capability to effect such transaction. Following receipt of a bona fide Third Party Offer to consummate a Game Acquisition transaction, (i) Game may take and disclose to Game's stockholders the position of the Board of Directors of Game contemplated by Rule 14e-2 under the Exchange Act or otherwise make appropriate disclosures to its stockholders, (ii) Game may furnish information concerning its business, properties or assets to a bona fide third party in accordance with the terms and provisions of the Merger Agreement, and (iii) Game may engage in discussions or negotiations with a third party concerning a Game Acquisition transaction, provided, that Game shall promptly notify Viad as to that fact and shall furnish to Viad the identity of the recipient of information or the proponent of such Game Acquisition transaction if applicable, and, if a Third Party Offer has been received, a description of the material terms thereof. Game may enter into a definitive agreement for a Company Acquisition transaction meeting the requirements set forth above with the offeror with which it is permitted to negotiate pursuant to the Merger Agreement, only if its failure to do so would, in the judgment of Game's Board of Directors based upon the advice of Game's Counsel, constitute a breach of the fiduciary duties of the Board of Directors, provided, that at least ten Business Days prior to Game's execution thereof, Game shall have notified Viad in writing indicating Game's intent to enter into such agreement and describing all of the material terms of such agreement. (Section 7.2 of Merger Agreement).

     Voting of Game Shares; No Transfers. Game has agreed to submit the Merger Agreement and the transactions contemplated thereby for the approval of its stockholders at the Special Meeting and, subject to the fiduciary duties of the Board of Directors of Game under Applicable Laws, to use its best efforts to obtain stockholder approval of the Merger Agreement and the transactions contemplated thereby. Subject to Applicable Law, as determined by such directors in good faith after consultations with and based upon the advice of Game's Counsel, Game has agreed, through its Board of Directors, to recommend to its stockholders approval of this Agreement and the transactions contemplated by the Merger Agreement. (Section 7.4 of Merger Agreement).

     Continuation of Indemnities; No Circular Indemnities. The right to indemnification, if any, from Game of any current or former officer or director of Game pursuant to Game Charter Documents or under any Applicable Law, shall survive the Effective Date; but is limited under certain circumstances described in the Merger Agreement. (Section 7.13 of Merger Agreement).

     Registration Statement; Prospectus/Proxy Statement. Viad and Game agreed to cooperate in the preparation of the Registration Statement and furnish each other with the necessary information. Viad agreed to file the Registration Statement and appropriate materials with the SEC and applicable state securities agencies as promptly as practicable and to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities laws. Subject to certain restrictions, Viad shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Viad Common Stock in the Merger.

     Agreement to Cooperate. Subject to certain conditions, each of Game, Viad and Acquisition Sub have agreed to use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by the Merger Agreement. Game has agreed to allow Viad to review each regulatory filing made by Game prior to the filing thereof during the term of the Merger Agreement. Viad has agreed to allow Game to review each regulatory filing made by Viad relating to the transactions contemplated in the Merger Agreement prior to the filing thereof during the term of the Merger Agreement, unless such filing contains information which Viad in its reasonable discretion believes constitutes confidential information.

     Confidentiality. Subject to certain exceptions, any information or documents furnished in connection with the Merger Agreement shall be kept strictly confidential by Game, Viad, Acquisition Sub and their respective officers, directors, employees and agents and only disclosed in accordance with the terms of the Merger Agreement.

     Tax Treatment. Each of Viad, Acquisition Sub and Game have agreed to use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code and Game has agreed not to knowingly take any action or knowingly fail to take such action that would be reasonably likely to jeopardize the treatment of the Merger as a tax-free reorganization.

     Pooling. From and after the date of the Merger Agreement, Game, Dachis and certain other affiliates have agreed not to knowingly take any action, or knowingly fail to take any action, that would jeopardize the Merger for pooling of interests accounting treatment.

     Certain Other Covenants. The Merger Agreement also contains, among others, the following additional covenants (i) Viad agreed to use its best efforts to obtain the listing on the New York Stock Exchange, at or before the Effective Time, of the additional shares of Viad Common Stock to be issued pursuant to the Merger; (ii) Dachis agreed to enter into, and Game and Dachis each agreed to use their respective best efforts to ensure that each person who is or may be an "affiliate" of Game within the meaning of Rule 145 promulgated under the Securities Act shall enter into, the Affiliate Agreement; and (iii) Game agreed to maintain or procure a policy of directors' and officers' insurance from a reputable insurance company providing not less than $5 million coverage to its officers and directors (with a retention amount not exceeding $250,000), which policy shall remain in effect for a period not less than three years from the Effective Time; and (iv) Game has agreed, if requested by Viad, to suspend its policies of withholding cash drawer shortages from the payroll checks of cashiers.

     Indemnification. Game has agreed to indemnify, defend and hold harmless each Indemnified Party from and against all Indemnified Loss which may be sustained, suffered or incurred by an Indemnified Party (regardless of any investigation or inquiry by Viad at any time, provided, that no Indemnified Person shall be entitled to indemnification under the Merger Agreement with respect to the breach of any representation or warranty of Game, if Viad had Actual Knowledge of the existence and scope of such breach) to the extent resulting or arising in any way from (a) the breach of any obligation of Game under the Merger Agreement, the Stock Option Agreement or any other agreement or document delivered pursuant thereto or in connection therewith; (b) the assertion against any Indemnified Party of any liability or obligation of Game or its affiliates or in connection with the business of Game or any of its Subsidiaries conducted prior to the Closing Date; (c) the assertion of any claim for product or strict liability claims arising from any product or component thereof or the provision of any service by Game or any Subsidiary prior to the Closing Date; (d) certain labor matters; (e) certain environmental matters; (f) certain tax matters; (g) any criminal misconduct by Game or any of its subsidiaries; (h) any breach of any obligation by Dachis under the Irrevocable Proxy Agreement, the Selling Shareholder's Agreement or the Escrow Agreement; and/or (i) any losses arising out of any joint liability due to certain business arrangements, whether by contract or by operation of law, in which Game or Dachis participated prior to the Closing Date. (Section 10.4 of Merger Agreement).

     Game has agreed to pay the Indemnified Loss of any Indemnified Party within ten (10) days of receipt of notice of an Indemnified Loss, unless Game has given a notice of dispute of the Indemnified Loss to the Indemnified Party and the Escrow Agent. (Section 10.3 of Merger Agreement).

     In order to preserve the pooling of interests accounting treatment as anticipated by the Merger Agreement, all Indemnified Losses are payable only in the manner set forth in the Merger Agreement, which provides among other things, the order and manner in which shares of Viad Common Stock held by Game shall be returned to Viad for cancellation. (Section 10.4 of Merger Agreement).

     Game does not have any obligation to indemnify any Indemnified Party until the Indemnified Parties have has suffered an aggregate loss by reason of all such indemnity obligations in excess of $500,000, in which case, Game is required to indemnify such Indemnified Party or Parties for the full amount of their losses, without deduction. None of the limitations on indemnification shall apply to any matter giving rise to a claim which, or the delay in discovery of which, is the consequence of fraud or intentional concealment by Game. (Section 10.5 of Merger Agreement).

     Termination. The Merger Agreement may be terminated at any time prior to the Closing, whether before or after approval by the stockholders of Game or Acquisition Sub, by mutual written consent of Viad and Game. (Section 9.1(a) of Merger Agreement).

     Either Viad or Game may terminate the Merger Agreement at any time prior to the Closing, whether before or after approval by the stockholders of Game or Acquisition Sub, if (i) the Merger shall not have been consummated on or before the Termination Date pursuant to the Merger Agreement; (ii) the requisite vote of the stockholders of Game to approve the Merger Agreement and the transactions contemplated thereby shall not be obtained at the Special Meeting; (iii) any Governmental Authority, the consent of which is a condition to the obligations of Acquisition Sub and Game to consummate the transactions contemplated by the Merger Agreement, shall have determined not to grant its consent and any appeals have been unsuccessful or such body shall have imposed conditions or limitations on its consent that would have a material adverse effect on the Surviving Corporation and any appeals have been unsuccessful; or (iv) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable. (Section 9.1(b) of Merger Agreement).

     Viad may terminate the Merger Agreement at any time prior to the Closing, whether before or after approval by the shareholders of Game or Acquisition Sub, if (i) the Game Board of Directors shall have withdrawn or modified in a manner adverse to Viad its approval or recommendation of the Merger, the Merger Agreement or the transactions contemplated thereby or shall have failed to reaffirm such approval or recommendation upon Viad's request, or shall have resolved to do any of the foregoing; (ii) Game or any of Game's officers, directors, employees or other agents shall seek, initiate or encourage any offer or proposal from any third party (other than Viad) to acquire any shares of the capital stock, options or other securities of Game; (iii) there has been (a) an uncured material breach of any covenant or agreement contained in the Merger Agreement on the part of Game; (b) a representation or warranty of Game contained in the Merger Agreement, Dachis under the Selling Shareholder's Agreement is or becomes untrue or incorrect in a material respect unless the untrue or incorrect representation or warranty does not result in a Game Material Adverse Effect;
(c) a condition to Closing set forth in Section 8.3 of the Merger Agreement has not been satisfied by Game and Game has not satisfied the condition at least ten days prior to the Termination Date; (d) the Viad Price is below $17.20 per share (provided that Viad's election to terminate must occur within one Business Day after the determination of the Viad Price); or (e) the Merger would not qualify for pooling of interests accounting treatment. (Section 9.1(c) of Merger Agreement).

     Game may terminate the Merger Agreement at any time prior to the Closing, whether before or after approval by the stockholders of Game or Acquisition Sub, if: (i) there has been an uncured material breach of any covenant or agreement herein on the part of Acquisition Sub or Viad; (ii) a representation or warranty of Viad or Acquisition Sub contained in the Merger Agreement is or becomes untrue or incorrect in a material respect, unless in either case the material breach or the untrue or incorrect representation or warranty does not result in a Viad Material Adverse Effect; (iii) a condition to Closing set forth in
Section 8.2 of the Merger Agreement has not been satisfied by Viad and Viad has not satisfied the condition at least ten days prior to the Termination Date;
(iv) the Viad Price is above $21.20 per share (provided that Game's election to terminate must occur within one Business Day after the determination of the Viad Price); (v) the Merger would not qualify as a tax-free reorganization; or (vi) Game enters into a definitive agreement with a third party for a Game Acquisition transaction, provided Game has complied with all provisions of the Merger Agreement, including the notice provisions, and that Game complies with applicable requirements relating to payment of the Breakup Fee. (Section 9.1(d) of Merger Agreement).

     Termination Fees; Expenses. All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, provided, however, that all costs and expenses relating to printing, filing and mailing the Registration Statement, the Proxy Statement and any other filings with the SEC and all SEC and other regulatory filing fees (including fees under the HSR Act) incurred in connection with such filings shall be borne equally by Game and Viad. (Section 7.6 of Merger Agreement).

     Notwithstanding the foregoing, in the event of termination of the Merger Agreement or the abandonment of the Merger by either Viad, Acquisition Sub or Game as provided above without the breach of any covenant or obligation contained in the Merger Agreement of Game on the one hand, or Viad and Acquisition Sub on the other hand, Game shall pay to Viad the Expense Fee of $500,000 if the Merger Agreement is terminated or the transactions contemplated therein fail to close for any reason other than (i) termination pursuant to the mutual consent of Game and Viad; (ii) lack of approval from a necessary Governmental authority; (iii) an order, judgment or decree from a court of competent jurisdiction enjoining, restraining or prohibiting the Merger (unless the court order, judgment or decree was sought by Game or any of its Affiliates, in which case the Expense Fee shall be paid); (iv) the Viad Price is below $17.20 per share; (v) the Merger would not qualify for pooling of interests accounting treatment (unless the failure is a result of Game, Dachis or any other Significant Game Shareholder intentionally taking any action or failing to take any action after the date of the Merger Agreement); (vi) Viad or Acquisition Sub has breached a covenant or agreement and has not cured its breach or provided adequate assurance of cure within 15 days of notice of such breach; (vii) a representation or warranty of Viad or Acquisition Sub is untrue in a material respect; (viii) the Viad Price is above $21.20 per share; or (ix) the failure of Viad or Acquisition Sub to satisfy the closing conditions set forth in the Merger Agreement.

     Game is required to pay to Viad the Breakup Fee of $2,000,000, with a credit for any Expense Fee already paid to Viad by Game, as Viad's sole and exclusive remedy if the Merger Agreement is terminated by reason of Game entering into an agreement for a Game Acquisition transaction or if the Merger Agreement is terminated or the transactions contemplated therein fail to close as a result of (i) the breach by Game or any of its Affiliates of obligations relating to solicitations for Third Party Offers; (ii) the failure to satisfy the mutual conditions set forth in the Merger Agreement; (iii) Game or any of its Subsidiaries having entered into an agreement with any third party relating to the acquisition of Game's capital stock, options or other securities of Game (except agreements in the ordinary course of Game's business consistent with prior practices for amounts which are less than or equal to 5% of Game's then issued and outstanding securities), the acquisition of any significant portion of Game's assets, or for any other merger, joint venture, recapitalization, consolidation or business combination relating to Game prior to January 31, 1999, or one year from the Termination Date if the Termination Date is extended beyond January 31, 1998.

     Viad is required to pay to Game a fee of $500,000 if the Merger Agreement is terminated, or the transactions contemplated therein fail to close as a result of Viad's intentionally taking any action or intentionally failing to take any action after the date of the Merger Agreement (other than those disclosed in the Viad Disclosure Schedule) that causes the Merger to fail for pooling of interests accounting treatment. (Section 9.2(e) of Merger Agreement).

     If an expense reimbursement or fee shall become due and payable by either party, and such party shall fail to pay such expense or fee when due pursuant to the preceding paragraph and, in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, such party shall pay the other party's reasonable costs, fees and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any such amounts determined to be due and such costs at the rate of 10% per annum from the date such payment was due under the Merger Agreement. (Section 9.2(d) and (f) of Merger Agreement).

     Dispute Resolution. All disputes between the parties (except in certain cases specified in the Merger Agreement) will be governed by the dispute resolution procedures set forth in the Merger Agreement, which include binding arbitration procedures. (Article XI of Merger Agreement).

     Amendment and Waiver. The Merger Agreement may be amended, modified or supplemented by the parties before or after the Merger Agreement is approved by the holders of Game Common Stock, subject to the provisions of applicable law. (Sections 12.2 and 12.3 of Merger Agreement).

     Survival. With the exception noted below, the respective representations, warranties, covenants and agreements of Game and Viad and Acquisition Sub contained in the Merger Agreement or in any certificates or other documents delivered prior to or at the Closing terminate at the Effective Time. Those representations, warranties, covenants and agreements relating to effects of the Merger, conversion of shares, expenses, agreement to cooperate, confidentiality, tax treatment, pooling, continuation of indemnities, no circular indemnities, effect of termination or abandonment, indemnification, dispute resolution, survival, notices, assignment, expenses, governing law, severability, specific performance, disclosure schedules and parties in interest shall survive for a period of one year following the Closing Date, except for the warranties, covenants and agreements relating to non-filing of any Tax Returns or the non-payment of any Taxes to any Governmental Authority, which survive until the expiration of the applicable statute of limitations.

SELLING SHAREHOLDER'S AGREEMENT

     Set forth below is a description of the primary terms and conditions of the Selling Shareholder's Agreement, dated as of September 24, 1997, attached as Appendix III and incorporated herein by reference. The following description does not purport to be complete and is qualified in its entirety by reference to the Selling Shareholder's Agreement. Unless otherwise indicated, references under this caption to articles or sections are references to the Selling Shareholder's Agreement. Whenever particular articles, sections or defined terms are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference. Capitalized terms appearing below that are not otherwise defined herein have the same meanings as are given to such terms in the Selling Shareholder's Agreement. Stockholders of Game are urged to read the Selling Shareholder's Agreement in its entirety for a more complete description of the rights and obligations of the parties thereunder.

     Escrow of Dachis Shares. Pursuant to the terms of the Merger Agreement, and as security for the representations, warranties, covenants, indemnities and other obligations of Dachis to Viad or the Surviving Corporation, at the Effective Time, Viad and Dachis agreed that certificates that would otherwise have been issued to Dachis in the Merger pursuant to the Merger Agreement representing Viad Common Stock having an aggregate value (based upon the Viad Price) equal to the sum of the Maximum Indemnification Amount of $4,500,000 and the Software Fee of $500,000 shall be deposited with and held in escrow by the Escrow Agent pursuant to the terms of an Escrow Agreement to be entered into by Dachis, Viad and the Escrow Agent prior to the Effective Time. All Escrowed Shares, together with the proceeds from the sale of any Escrowed Shares and any interest accrued from such proceeds from the Closing Date until their distribution in accordance with the terms of the Escrow Agreement, shall be payable into and held in escrow pursuant to the terms of the Escrow Agreement ("Escrowed Consideration"). Dachis may exercise any voting rights that he may have with respect to the Escrowed Shares during the Escrow Term and all dividends or other distributions (and interest accrued thereon) payable with respect to the Escrowed Shares while such Escrowed Shares are held in escrow during the Escrow Term shall be payable to Dachis. (Section 1.1 of Selling Shareholder's Agreement).

     Representations and Warranties. Dachis made representations and warranties in the Selling Shareholder's Agreement to Viad and Acquisition Sub relating to the following matters regarding himself and, in some instances, certain entities affiliated with Dachis, including Game: (a) authority to enter into agreements;
(b) accuracy of Game's representations; (c) the capitalization of Game; (d) organization existence and good standing of subsidiaries of Game; (e) power and authority of Game to enter into certain agreements, non-contravention of Game's organizational documents, laws, and necessary approvals; (f) financial statements and the filing of all required forms, statements and documents; (g) absence of undisclosed liabilities; (h) absence of certain changes or events;
(i) litigation; (j) accuracy of proxy statement; (k) no violation of law; (l) compliance with charters or Bylaws of Game and subsidiaries; (m) compliance with Minnesota takeover statutes; (n) required vote; (o) intellectual property; (p) validity of contracts; (q) existence of and relationship with customers and suppliers; (r) indebtedness to and from officers, directors and others; (s) required licenses and permits; (t) taxes and returns; (u) ERISA related matters;
(v) labor and employment matters; (w) tax free structure; (x) compliance with obligations under the Merger Agreement; (y) terms of UnBank agreements; (z) no undisclosed liabilities; (aa) absence of other claims; (bb) no violations of environmental law; (cc) no tax liabilities; (dd) no criminal conduct; (ee) no violations of other agreements; (ff) no vendor liabilities; (gg) advisors and investment bankers; (hh) complete disclosure; and (ii) complete performance. The representations and warranties given in the Selling Shareholder's Agreement will survive the Closing and are the subject of indemnification as described below under indemnification. (Article II of Selling Shareholder's Agreement).

     Agreement to Cooperate. Subject to the terms and conditions provided in the Selling Shareholder's Agreement and Applicable Law, Dachis has agreed to use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by the Merger Agreement and to cause Game and its Affiliates to comply with the Merger Agreement. In connection with any filings under the HSR Act, Dachis has agreed to promptly make all such filings at his sole expense or to represent and warrant to Viad that no filing is required under the HSR Act with respect to Dachis' acquisition of shares of Viad Common Stock in connection with the Merger and provide an opinion from Fredrikson & Byron, P.A., counsel to Dachis to that effect. (Sections 3.1 and 3.6 of Selling Shareholder's Agreement).

     Confidentiality. Subject to certain exceptions, any information or documents furnished in connection with the Selling Shareholder's Agreement shall be kept strictly confidential by Dachis and his agents and assigns and only disclosed in accordance with the terms of the Merger Agreement.

     Tax Treatment; Pooling. Dachis has agreed to use his reasonable best efforts to cause the Merger to qualify as a tax-free reorganization and Dachis has agreed to not knowingly take any action or knowingly fail to take such action that would jeopardize the treatment of the Merger as a tax-free reorganization or for pooling of interests accounting treatment. (Sections 3.3 and 3.4 of Selling Shareholder's Agreement).

     Affiliate Agreements. Dachis has agreed to enter into, and to use his best efforts to ensure that each person who is or may be an "affiliate" of Game within the meaning of Rule 145 promulgated under the

Securities Act including the Dachis Trust, enters into the Affiliate Agreements. (Section 3.5 of Selling Shareholder's Agreement).

     Delivery of Certificate of Adequate Software Documentation. On or before October 24, 1998, Dachis has agreed to cause Viad and Surviving Corporation to receive a certificate in form and substance reasonably satisfactory to Viad, to the effect that documentation has been prepared and appropriate procedures are in place to allow Game's software and systems existing as of the Effective Time to be used and modified in the ordinary course of business and without undue expense by any third party that is reasonably knowledgeable regarding systems and software of a similar nature ("Certificate of Adequate Documentation"). Viad has agreed to provide to Game and Dachis a complete written list of the documents and procedures which, if completed, will cause an independent consultant to issue such a certificate. (Section 3.7 of Selling Shareholder's Agreement).

     Continuation of Indemnities; No Circular Indemnities. The right to indemnification, if any, from Game of Dachis as an officer or director of Game pursuant to the Game Charter Documents or under any Applicable Law, shall survive the Effective Time; provided, however, that subject to Applicable Law, the indemnification is limited under certain circumstances described in the Selling Shareholder's Agreement. (Section 3.8 of Selling Shareholder's Agreement).

     Termination. The Selling Shareholder's Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the stockholders of Game or the Acquisition Sub by mutual written consent of Viad and Dachis', by Viad upon termination of the Merger Agreement by Viad, or by Dachis upon termination of the Merger Agreement by Game, each in accordance with the terms of Article IX of the Merger Agreement. Nothing contained in the Selling Shareholder's Agreement relieves any party from any liability for any inaccuracy, misrepresentation or breach of the Selling Shareholder's Agreement, the Affiliate Agreements, the Merger Agreement, the Stock Option Agreement or the Irrevocable Proxy Agreements prior to termination. (Sections 4.1 and 4.2 of Selling Shareholder's Agreement).

     Indemnification. Dachis has agreed to indemnify Viad, Acquisition Sub, Surviving Corporation, and certain related parties from and against all Indemnified Loss to the extent resulting or arising in any way from the breach of any agreement, covenant, representation, warranty, or other obligation of Dachis made or incurred under or pursuant to the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreements or any other agreement or document delivered pursuant thereto or in connection therewith and/or the liability of Game, the Surviving Corporation or any of its Subsidiaries for certain tax-related matters. (Section 5.1 of Selling Shareholder's Agreement).

     Dachis does not have an obligation to indemnify any Indemnified Party from, against or in respect of any Indemnified Loss unless the aggregate of all Indemnified Losses incurred by all Indemnified Parties exceeds $500,000, in which case Dachis shall be required to indemnify such Indemnified Parties for the full amount of their losses, without deduction. In addition, the obligations of Dachis to all Indemnified Parties for any and all Indemnified Loss shall not in any event exceed, in the aggregate, the Maximum Indemnification Amount of $4,500,000. The Maximum Indemnification Amount does not apply to any claim of indemnification based upon (i) the failure to deliver a Certificate of Adequate Documentation relating to certain software; (ii) a breach or inaccuracy of representations and warranties relating to Taxes and Returns; (iii) a breach of Dachis' Employment Agreement; or (iv) a breach of Dachis' Affiliate Agreement; and the Maximum Indemnification Amount does not apply to the liability of Dachis to any Indemnified Party for any claim asserted at law or in equity for fraud, intentional or willful misrepresentation or other willful misconduct or any claim based upon any federal or state securities laws or regulations. The Maximum Limitation Amount also does not apply to any matter giving rise to a claim, the delay or the discovery of which, is the consequence of fraud or willful misconduct by Dachis. (Section 5.5 of Selling Shareholder's Agreement).

     In addition, in the event that a Certificate of Adequate Documentation is not provided to Viad and Surviving Corporation on or before October 24, 1998, Dachis has agreed to promptly pay to Surviving Corporation the Software Fee of $500,000. Payment of such fee shall not operate to reduce the amount available to any Indemnified Party pursuant to the other indemnification provisions of the Selling Shareholder's Agreement. (Section 5.6 of Selling Shareholder's Agreement).

     In order to preserve the pooling of interests accounting treatment for the Merger contemplated by the Merger Agreement, all Indemnified Losses and the Software Fee to be paid pursuant to the Selling Shareholder's Agreement are payable only in the manner set forth in the Selling Shareholder's Agreement, which provides, among other things, the order and manner in which shares of Viad Common Stock held in escrow under the Escrow Agreement shall be returned to Viad for cancellation. (Section 5.7 of Selling Shareholder's Agreement).

     Dispute Resolution. In the Selling Shareholder's Agreement, Viad and Dachis agreed that all disputes arising under the Selling Shareholder's Agreement will be governed by dispute resolution procedures except in certain cases specified in the Selling Shareholder's Agreement, including binding arbitration provisions, set forth in the Selling Shareholder's Agreement.

     Survival. The representations, warranties, covenants and agreements of Dachis set forth in the Selling Shareholder's Agreement or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing. However, the representations and warranties of Dachis set forth in the Selling Shareholder's Agreement shall survive for period of one year following the Closing Date, except for the representations and warranties relating to the non-filing of any Tax Returns or the non-payment of any Taxes to any Governmental Authority, in which case such representations and warranties shall survive until the expiration of the applicable statute of limitations.

STOCK OPTION AGREEMENT

     Set forth below is a description of the primary terms and conditions of the Stock Option Agreement, dated September 24, 1997, a copy of which is attached as Appendix VI and incorporated herein by reference. The following description does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement. Unless otherwise indicated, references under this caption to articles or sections are to the Stock Option Agreement. Wherever particular articles, sections or defined terms are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference. Capitalized terms appearing below that are not otherwise defined herein have the same meaning as are given to such terms in the Stock Option Agreement. Stockholders of Game are urged to read the Stock Option Agreement in its entirety for a more complete description of the rights and obligations of the parties thereunder.

     Pursuant to the Stock Option Agreement, Game has granted to Viad an irrevocable option to acquire, under certain circumstances, 1,500,000 shares of Game Common Stock. The exercise price per share under the Stock Option is $10.00 per share, payable in cash. The number of shares issuable under the Stock Option Agreement and the exercise price, are subject to adjustment in the event of certain changes in Game's capitalization. With certain exceptions, the Stock Option Agreement will be terminated upon the earlier to occur of the following
(i) the Effective Time, if the Merger is consummated; (ii) the Termination Date of the Merger Agreement, (a) if the Merger Agreement is terminated pursuant to mutual consent of Viad and Game, (b) by either Viad or Game if a court shall have prohibited the Merger or if the parties cannot obtain the consent of a Governmental Authority necessary to consummate the Merger (unless the failure to close was due to failure of Game to perform its obligations under the Merger Agreement, in which case the Stock Option will terminate one year from the Termination Date), (c) by Viad if the Viad Price is below $17.20 per share or the Merger would not qualify for pooling of interests accounting treatment (unless the failure to qualify as a pooling of interests was due to the actions or inactions of Game or Dachis), or (d) by Game, if there is a material uncured breach of any covenant or agreement under the Merger Agreement by Viad or Acquisition Sub, a material breach of a representation or warranty by Viad or Acquisition Sub, the Viad Price is above $21.20 per share or the Merger would not qualify as a tax-free reorganization (if the failure to qualify as a tax-free reorganization was due to the actions or inactions of Viad or Acquisition Sub); or (iii) January 31, 1999, unless the Termination Date is extended by the agreement of the parties to the Merger Agreement, in which case, it shall be one year from the Termination Date. In the event Viad obtains Game Common Stock subject to the Option, Viad shall have demand registration rights with respect to such shares.

IRREVOCABLE PROXY AGREEMENTS

     Set forth below is a description of the primary terms and conditions of the Irrevocable Proxy Agreements, a copy of the Irrevocable Proxy Agreement with Dachis which is attached as Appendix IV and incorporated herein by reference and a form of the Irrevocable Proxy Agreement for the other Significant Game Shareholders which is attached as Appendix V and incorporated herein by reference. The following description does not purport to be complete and is qualified in its entirety by reference to the Irrevocable Proxy Agreements. Unless otherwise indicated, references under this caption to articles or sections are to the Irrevocable Proxy Agreements. Whenever particular articles, sections or defined terms are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference. Capitalized terms appearing below that are not otherwise defined herein have the same meanings as are given to such terms in the Irrevocable Proxy Agreements. Stockholders of Game are urged to read the Irrevocable Proxy Agreements in their entirety for a more complete description of the rights and obligations of the parties thereunder.

     In connection with the Merger Agreement, the Significant Game Shareholders have entered into or will enter into prior to the Effective Time, Irrevocable Proxy Agreements. Pursuant to the Irrevocable Proxy Agreements, these stockholders of Game have agreed that at any meeting of Game's stockholders, however called, Viad may vote all of the shares of Game Common Stock held by such stockholders in favor of the adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

     From the date of the Merger Agreement and for one year thereafter, each Significant Game Shareholder irrevocably appoints Viad or any nominee of Viad, with full power of substitution, as proxy for such Significant Game Shareholder, to vote all Shares which such Significant Game Stockholder is entitled to vote with respect to the Merger, at any annual, special or other meeting of the holders of Game Common Stock and at any adjournment thereof or pursuant to any written consent in lieu of a meeting, or at any meeting otherwise called to vote with respect to the Merger. Viad's termination of the Merger Agreement in accordance with its terms operates to terminate the foregoing proxy unless such termination is based upon a breach of such Agreement by Game or a Significant Game Shareholder. (Section 3 of Irrevocable Proxy Agreement).

     From and after the date of the Irrevocable Proxy Agreement and unless and until the Irrevocable Proxy Agreements are terminated, the Significant Game Shareholders have agreed not to (a) solicit or initiate, directly or indirectly, any inquiries or acquisition proposals, or participate in any negotiations concerning, or provide any information in connection with, any proposal concerning a merger or other business combination involving Game, or the acquisition of any equity interest in or a substantial portion of the assets of, Game, other than the acquisition contemplated by the Irrevocable Proxy Agreement and the Merger Agreement; or (b) engage in any course of conduct, execute any documents or otherwise act in such manner as to impede or render more difficult the consummation of the Irrevocable Proxy Agreements or the Merger Agreement, provided, however, that nothing in the Irrevocable Proxy Agreements shall limit the Significant Game Shareholders' rights solely in their capacity as stockholders of Game. (Section 1(j) of Irrevocable Proxy Agreements).

     Each of the Significant Game Shareholders will give Viad notice upon obtaining knowledge of any written or oral communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by the Irrevocable Proxy Agreements or the Merger Agreement; challenging the legality or fairness of any of the transactions contemplated by the Irrevocable Proxy Agreements or the Merger Agreement; or the occurrence of any event or the failure of any event to occur which involves or results in a breach of any representation or warranty by any other Significant Game Shareholder under the Irrevocable Proxy Agreement or by Game under the Merger Agreement or the failure to comply with the terms thereof. (Section 1(l) of Irrevocable Proxy Agreements).

AFFILIATE AGREEMENTS

     To ensure that the Merger will qualify for pooling of interests accounting treatment, prior to the Effective Time, each person who is or may be an "affiliate" of Game within the meaning of the rules and regulations of the SEC will enter into an Affiliate Agreement (which is included in Exhibit D to the Merger Agreement set forth in Appendix II) and agree to certain restrictions on Game Common Stock they own prior to the Merger and on the sale of Viad Common Stock received in the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Board of Directors of Game with respect to the Merger, Game stockholders should be aware that certain members of Game's management and Board of Directors have certain interests in the Merger that are in addition to the interests of stockholders of Game in general. The Board of Directors of Game was aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby.

     Employment Agreements. Game has entered into or will enter into separate employment agreements with Gary A. Dachis, Louis Dachis, Jeffrey Ringer, Stephen Weisbrod, Deanna Frederichs-Moose, Michael Barcelow and Jean Williams that will become effective at the Effective Time. Each employment agreement is for a term of two years (except for Mr. Weisbrod), and may be renewed upon mutual agreement of the parties. The employment agreements provide for salaries and benefits consistent with the current compensation levels of these executives, including insurance and vacation benefits as are customarily found in executive employment agreements. Each employee has agreed not to compete with the business acquired by Viad in the Merger for a term of five years from the commencement of the Agreement (except for Mr. Weisbrod) or three years after his or her employment is terminated, whichever is later (Mr. Dachis is permitted, however, to continue to provide certain services to the UnBank Company). All disputes arising under the employment agreements, except disputes as to which a party would be entitled to injunctive relief, will be settled by arbitration in Minnesota.

     Automatic Conversion of Game Options. All outstanding stock options for Game Common Stock were granted pursuant to option agreements that provide that in the event of a merger of Game with or into another corporation, each outstanding option may be assumed, or an equivalent option or right may be substituted, by the successor corporation or a parent or subsidiary of the successor corporation. Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Game Common Stock will be automatically converted into an option to purchase shares of Viad Common Stock. The number of shares of Viad Common Stock subject to such converted options will be equal to the product of (i) the number of shares of Game Common Stock subject to such Game Option times (ii) the Exchange Ratio; at an exercise price per share (rounded upward to the nearest full cent) equal to a fraction, (A) the numerator of which is equal to the exercise price of such Game Option, and (B) the denominator of which is the Exchange Ratio.

     Vesting of Game Options. Pursuant to the terms of grants issued under Game's 1994 Stock Option and Incentive Plan, upon approval of the Merger by the stockholders of Game, all outstanding Game stock options will become immediately vested in full. The following table sets forth information with respect to the number and approximate value of accelerated stock options held by the directors and executive officers of Game, assuming the Merger is approved by stockholders at the Special Meeting:

                                                                          NUMBER OF    APPROXIMATE
                                                                          UNVESTED     NET VALUE OF
                                                                           OPTIONS     ACCELERATED
                            NAME AND TITLE                               ACCELERATED   OPTIONS (1)
-----------------------------------------------------------------------  -----------   ------------
Gary A. Dachis, President, Chief Executive Officer and Director........          0       $      0
Stephen P. Weisbrod, Vice President - Information Systems and
  Development and Director.............................................     31,438       $234,520
Deanna Frederichs-Moose, Vice President - Operations...................     18,938       $128,645
Michael Barcelow, Vice President - National Sales......................     15,500       $ 64,125
Jeffrey L. Ringer, Vice President and Chief Financial Officer..........     15,500       $ 64,125
Louis A. Dachis, Vice President - Marketing............................      8,000       $ 36,000
Tom Grossman, Director.................................................     25,000       $ 62,500
Paul H. Ravich, Director...............................................     25,000       $ 62,500

---------------
(1) The amounts in this column have been determined by multiplying (i) the number of Game Stock Options subject to accelerated vesting upon stockholder approval of the Merger by (ii) the excess of the

    $10.75 per share price at which the Game Common Stock is valued in the Merger over the exercise price of each Game Stock Option.

     Indemnification and Directors' and Officers' Insurance. Pursuant to the Merger Agreement, Viad has agreed to maintain Game's current directors' and officers' liability insurance for three years after the Effective Time and to the continuation of any preexisting indemnification rights of Game's officers and directors, subject to certain limitations. See "-- The Merger
Agreement -- Continuation of Indemnities; No Circular Indemnities."

     Ownership and Voting of Stock. As of October 31, 1997, directors and executive officers of Game and their affiliates may be deemed to have or share beneficial ownership of approximately 62% of the outstanding shares of Game Common Stock. Each of the directors and executive officers of Game that has not signed an Irrevocable Proxy Agreement has advised Game that he or she intends to vote or direct the vote of all the outstanding shares of Game Common Stock over which he or she has or shares voting control in favor of the approval and adoption of the Merger Agreement.

     As of October 31, 1997, neither Game nor its directors and executive officers or their affiliates beneficially owned any shares of Viad Common Stock and neither Viad nor its directors and executive officers or their affiliates beneficially owned any shares of Game Common Stock, except for the beneficial ownership deemed to exist by virtue of the Irrevocable Proxy Agreements and the Stock Option Agreement.

REGULATORY FILINGS AND APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and DOJ and specified waiting period requirements have been satisfied. Viad filed notification and report forms under the HSR Act with the FTC and the DOJ in September 1997. Early termination of the required waiting periods for the filings by Viad under the HSR Act was granted on October 15, 1997. Although Viad and Game believe the Merger complies with the antitrust laws, at any time before or after the Effective Time the FTC, DOJ or any state could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger, to rescind the Merger or to require divestiture of substantial assets of Viad or Game. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. Viad's obligation to consummate the Merger is contingent upon the fulfillment of the Hart-Scott-Rodino Condition. See "-- The Merger Agreement -- Viad's Conditions to Closing."

     Game holds numerous licenses and permits issued by Governmental Authorities, including Native American Authorities, relating to the conduct to its business. Consummation of the Merger may require filings with, the consent of, or waivers from, certain of the Governmental Authorities, and the failure to make such filings or obtain such consents or waivers may result in termination or cancellation of certain licenses or permits. Viad's obligation to consummate the Merger is contingent upon the transfer or obtaining of all material licenses and permits required to conduct Game's business (except to the extent such licenses and permits may only be transferred or obtained by the Surviving Corporation subsequent to the Effective Time).

     Game is a party to certain credit facilities and numerous other agreements. Consummation of the Merger may require the consent of, or waivers from, the other parties to certain of such agreements and may constitute a default resulting in termination, cancellation or acceleration thereunder if such consents or waivers are not obtained. Among other things, Viad's obligation to consummate the Merger is contingent upon the receipt of all third party consents or approvals necessary for the consummation of the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is intended to qualify for pooling of interests accounting treatment. It is a condition to the consummation of the Merger that Viad shall have received a letter from Ernst & Young LLP, Game's independent public accountants, to the effect that they are not aware of any fact or circumstance with respect to Game which could be interpreted as rendering the Merger ineligible for pooling of interests accounting treatment. Under pooling of interests accounting, the recorded assets and liabilities of Viad and Game will be carried forward to the combined company at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two companies. Results of prior periods will not be restated as the results of Game are not significant to Viad's consolidated results. Consummation of the Merger is conditioned upon the receipt of such letter prior to the Effective Time. See "-- The Merger Agreement -- Viad's Conditions to Closing,"

     In an effort to ensure that the parties satisfy the prerequisites for pooling of interests accounting treatment, each director and executive officer of Game has executed and delivered an Affiliate Agreement providing that such person will not sell, transfer or otherwise reduce his or her interest or risk in his or her shares of Game Common Stock during the period commencing on the date which is 30 days prior to the closing date of the Merger and ending on the day after Viad publishes financial results which reflect at least 30 days of combined post-Merger operations of Viad and Game, subject to certain de minimis exceptions. See "-- Affiliate Agreements."

PUBLIC TRADING MARKET

     Viad and Game anticipate that the shares of Viad Common Stock to be issued in connection with the Merger will be traded on the New York Stock Exchange, and approval of such trading by the New York Stock Exchange is a condition precedent to the effectiveness of the Merger. Until Viad receives notification that such shares have been approved for listing on the New York Stock Exchange, there can be no assurance that the shares will be approved for trading on such exchange.

STATUS UNDER FEDERAL SECURITIES LAWS

     The shares of Viad Common Stock to be issued to stockholders of Game pursuant to the Merger Agreement will have been registered under the Securities Act pursuant to the Proxy Statement/Prospectus, thereby allowing such shares to be freely traded without restriction by persons who will not be "affiliates" of Viad after the Merger or who were not "affiliates" of Game on the date of the Special Meeting. All directors and certain officers and stockholders of Game may be deemed to have been "affiliates" of Game within the meaning of such rules. Any such person may resell Viad Common Stock received by him or her in the Merger only if such shares are registered under the Securities Act or an exemption from registration under the Securities Act is available. Such persons may be able to effect resales under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become "affiliates" of Viad) or as otherwise permitted under the Securities Act. Persons who may be deemed "affiliates" of Game or Viad generally include individuals or entities that control, are controlled by, or are under common control with, such party, and may include certain officers and directors of such party as well as principal stockholders of such party. It is recommended that any such person obtain advice of securities counsel prior to effecting any resales. See "-- The Merger Agreement -- Game's Conditions to Closing."

     This Proxy Statement/Prospectus does not register resales of Viad Common Stock received by any person who may be deemed to be an affiliate of Viad or Game.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The following discussion addresses certain federal income tax considerations of the Merger that are generally applicable to holders of Game Common Stock. Game stockholders should be aware that the following discussion does not deal with all federal tax consequences that may result from the Merger, including the survival or availability of any tax attributes or elections of Game as a result of the Merger, and does not deal with all federal income tax considerations that may be relevant to particular Game stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their Game Common Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion generally does not address the tax consequences of other transactions effectuated prior to, at the time of or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of options or similar rights to purchase stock, or the exchange, assumption or substitution of options or similar rights to purchase Game Common Stock for rights to purchase Viad Common Stock. Furthermore, no foreign, state or local tax considerations are addressed herein. This discussion is based on legal authorities in existence as of the date hereof. No assurances can be given that future legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after consummation of the Merger, could be applied retroactively. ACCORDINGLY, ALL GAME STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.


     The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Code. Subject to the limitations and qualifications described herein, and assuming the Merger so qualifies, then the following tax consequences, among others, should generally result:


          (a) No gain or loss should be recognized by holders of Game Common Stock upon their receipt in the Merger of Viad Common Stock in exchange therefor (except to the extent of cash received in lieu of fractional shares);

          (b) The aggregate tax basis of Viad Common Stock received in the Merger (including any fractional share of Viad Common Stock deemed to be received and subsequently redeemed by Viad) should be the same as the aggregate tax basis of Game Common Stock surrendered in exchange therefor;

          (c) The holding period of Viad Common Stock received in the Merger should include the period for which Game Common Stock surrendered in exchange therefor was held, provided that Game Common Stock is held as a capital asset at the Effective Time;

          (d) Cash payments received by Game stockholders in lieu of receipt of fractional shares of Viad Common Stock should be treated as received in redemption of such fractional shares, subject to the provisions of Code
     Section 302, as if such fractional share had been issued in the Merger and then redeemed by Viad for cash; and

          (e) Neither Viad, Game nor Acquisition Sub should recognize gain or loss as a result of the Merger.


     The parties are not requesting a ruling from the IRS regarding the consequences of the Merger. It is a condition to Game's obligation to consummate the Merger that Game receive an opinion of Ernst & Young LLP to the effect that there is a reasonable basis to believe that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Such opinion (the "Tax Opinion") neither binds the IRS nor precludes the IRS from adopting a contrary position. In addition, this discussion and the Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations and warranties made by Game and Gary A. Dachis. In particular, Game and Dachis will represent that they have no knowledge of any plan or intention on the part of Game's stockholders to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or direct or indirect disposition of shares of Viad Common Stock to be issued in the Merger, which shares would have an aggregate fair market value in excess of 50% of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Game Common Stock; and the Tax Opinion will be based on the representations that there is in fact no such plan or intention. If any of the assumptions or representations on which the Tax Opinion is based were incorrect, the Tax Opinion might be adversely affected and could not be relied upon.


     Irrespective of the reorganization status of the Merger, a recipient of shares of Viad Common Stock would recognize income or gain to the extent such shares were considered to be received in exchange for services or property other than solely Game Common Stock. Gain would also be recognized to the extent a Game stockholder was treated as receiving (directly or indirectly) consideration other than Viad Common Stock in exchange for his or her Game Common Stock.

     A successful IRS challenge to the reorganization status of the Merger would result in a Game stockholder recognizing gain or loss with respect to each share of Game Common Stock equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of Viad Common Stock received in exchange therefor. A stockholder's aggregate basis in Viad Common Stock so received would equal its fair market value, and his or her holding period for such stock would begin the day after the Merger.

     Game stockholders will be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's Game Common Stock and a description of Viad Common Stock received in the Merger.

                          CERTAIN RELATED TRANSACTIONS

     As of the date hereof, neither Viad nor Game is aware of any material relationship between Viad or its directors or executive officers and Game or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein or in the documents incorporated by reference herein.

                           INFORMATION REGARDING VIAD

     The following briefly describes the business of Viad. Additional information regarding Viad is contained in its filings with the SEC pursuant to the Exchange Act. See "Available Information" and "Incorporation of Documents by Reference."

BUSINESS OF VIAD

     Viad is comprised of various operating companies and a division which conduct diversified services businesses. Most of Viad's services are provided to businesses for use by their customers. Accordingly, Viad markets its services to approximately 47,000 agent locations in the U.S. (money orders), numerous trade show organizers and exhibitors (convention and exhibit services), 80 domestic and international airlines (in-flight food service), and others. Occupying the number one or number two position in the markets in which they compete, Viad's businesses seek to provide satisfying and attractive services with a discernible difference to the ultimate users and thereby be considered a value-added provider by Viad's business customers.

     Viad's business consists primarily of companies which are leading competitors in their markets, including companies engaged in airline catering (Dobbs International Services, Inc.), airplane fueling and ground-handling (Aircraft Service International, Inc.), convention and exhibit services (GES Exposition Services, Inc. and Exhibitgroup/Giltspur), payment services (Travelers), contract foodservices (Restaura, Inc.), airport and cruise ship duty-free businesses (Greyhound Leisure Services, Inc.), and travel services (Brewster Transport Company Limited).

     Viad's services are classified into three principal business segments, namely (1) Airline Catering and Services, (2) Convention Services, and (3) Travel and Leisure and Payment Services.

     Airline Catering and Services. Airline catering, aircraft fueling and certain other ground-handling operations are conducted through Dobbs International Services, Inc. ("Dobbs") and Aircraft Service International Group ("ASIG"). Dobbs, which has been conducting airline catering operations since 1941, is the second largest domestic in-flight caterer. ASIG provides certain ground-handling services such as aircraft fueling, aircraft cleaning and baggage handling for major domestic and international airlines at 35 airports throughout the United States and in Freeport, Bahamas, London, England and Munich, Germany. Dobbs and ASIG are focused on meeting the outsourcing needs of the airline industry, providing a lower-cost alternative to permit airlines to reduce costs and operate more profitably.

     Convention Services. Convention services are provided by Viad's GES Exposition Services, Inc. ("GES") and Exhibitgroup/Giltspur, a division of Viad. GES, the nation's leading supplier of convention services, provides tradeshow design and planning, decorating, exhibit design, preparation, installation and dismantling, audio-visual, electrical, transportation and management services for conventions and tradeshows. Exhibitgroup/Giltspur is a designer, builder and installer of convention and tradeshow exhibits and displays. Exhibitgroup/Giltspur is operated as a division of Viad, and consists of merged operations formerly conducted by Exhibitgroup Inc. and Giltspur Inc. Exhibitgroup/Giltspur operates the largest exhibit and display business in the nation.

     Travel and Leisure and Payment Services. Travel and leisure services are provided by the Greyhound Leisure Services, Inc. ("GLSI"), Brewster Transport Company Limited ("Brewster"), and Restaura, Inc. business units. GLSI operates duty-free concessions on cruise ships operating primarily in North American, Caribbean and European waters, and also operates duty-free shops at the Miami and Fort Lauderdale/Hollywood, Florida international airports. It also conducts a wholesale export operation. Brewster, an Alberta, Canada corporation, operates tour and charter buses in the Canadian Rockies, and engages in travel agency, hotel and snocoach tour operations. Restaura provides contract foodservices and acts as the prime concessionaire for all food and beverage services at the America West Arena in Phoenix, Arizona, and, commencing in 1998, at Bank One Ballpark, also in Phoenix, Arizona (the future home of the Arizona Diamondbacks baseball team). Restaura also operates 7 historic lodges in and around Glacier National Park in Montana and Canada.

     Travelers operates the payment services business of the Travel and Leisure and Payment Services segment of Viad. Travelers provides payment and transaction processing services for its retail, financial institution, utility and consumer product customers. Travelers' product lines include money orders, official checks, utility bill payments, home banking and check processing, which account for more than 750 million payments per year and represent nearly $100 billion in face value of payments processed. Travelers money order and utility bill payment products are marketed to the public through approximately 47,000 retail locations in the United States and Puerto Rico, with the official check, share draft and home banking services processed through approximately 5,700 banks, savings and loans and credit union customers.

RECENT DEVELOPMENTS

     In September 1997, Viad's payment services subsidiary entered into a five year agreement to sell, on a periodic basis, undivided percentage ownership interests in certain receivables in an amount not to exceed $250 million. The receivables, representing funds in transit from money order agents, are being sold in order to accelerate payment services' cash flow for investments in admissible securities (which are available to satisfy requirements that qualified assets be equal to or exceed related payment service obligations at all times).

     In September 1997, Viad reduced the aggregate bank commitments available under its long-term revolving bank credit agreement from $400 million to $300 million. The commitments support short-term borrowings made through Viad's issuance of commercial paper and promissory notes.

     In October 1997, Viad completed the sale of two small British travel tour companies from the travel and leisure and payment services segment.

                       DESCRIPTION OF VIAD CAPITAL STOCK

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Rights Plan (described below). The Rights Plan is included in or incorporated by reference as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

     The authorized capital stock of Viad consists of 207,442,352 shares consisting of 200 million shares of Viad Common Stock, par value $1.50 per share, 442,352 shares of Viad $4.75 Preferred Stock, 5,000,000 shares of Viad Preferred Stock, and 2,000,000 shares of Viad Junior Participating Preferred Stock.

     The transfer agent and registrar for Viad Common Stock and Viad $4.75 Preferred Stock is currently The First National Bank of Boston, N.A., c/o Boston EquiServe, P.O. Box 8040, Boston, Massachusetts 02266-8040.

COMMON STOCK

     The holders of Viad Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution (a "Preferred Stock Designation") adopted by Viad's Board of Directors, or as otherwise provided in the Certificate of Incorporation with respect to any class or series of preferred stock of Viad ("Viad Preferred Stock"), to which the holders of shares of Viad Common Stock exclusively possess all voting power. Viad's Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding shares of Viad Preferred Stock, the holders of Viad Common Stock are entitled to such dividends as may be declared from time to time by Viad's Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of Viad available for distribution to such holders.

PREFERRED STOCK

     Viad's Certificate of Incorporation authorizes Viad's Board of Directors to establish one or more series of Viad Preferred Stock and to determine, with respect to any series of Viad Preferred Stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number Viad's Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series, (iv) the dates at which dividends, if any, will be payable,
(v) the redemption rights and price or prices, if any, for shares of the series,
(vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Viad,
(viii) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Viad or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, and (x) the voting rights, if any, of the holders of such series.

     Although Viad's Board of Directors has no intention at the present time of doing so, it could issue a series of Viad Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Viad's Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of Viad and its stockholders. Viad's Board of Directors, in so acting, could issue Viad Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of Viad's Board of Directors, including a tender offer or other transaction that some, or a majority, of Viad's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

     Viad Junior Preferred Stock. The following description of Viad's Junior Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Viad's Certificate of Incorporation. Each share of Viad Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of one dollar per share but will be entitled to an aggregate dividend equal to 100 times the dividend declared per share of Viad Common Stock. In the event of liquidation, the holders of Viad Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment equal to 100 times the payment made per share of Viad Common Stock. Each share of Viad Junior Preferred Stock will have 100 votes, voting together with Viad Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Viad Common Stock is exchanged, each share of Viad Junior Preferred Stock will be entitled to receive an amount equal to 100 times the amount received per share of Viad Common Stock. These rights are protected by customary antidilution provisions.

     Viad $4.75 Preferred Stock. The following description of Viad's $4.75 Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Viad's Certificate of Incorporation. Dividends will be paid quarterly on Viad $4.75 Preferred Stock at an annual rate of $4.75 per share on the fifteenth day of January, April, July and October in each year when and if declared. Such dividends will be cumulative, to the extent not paid. In the event of any liquidation, dissolution or winding up of Viad, the holders of Viad $4.75 Preferred Stock are entitled to receive an amount equal to the accrued and unpaid dividends thereon plus, on involuntary liquidation, $100 per share, or on voluntary liquidation, $101 per share before any distribution shall be made to holders of common or any other stock junior to Viad $4.75 Preferred Stock.

     Shares of Viad $4.75 Preferred Stock are redeemable at the option of Viad at $101 per share plus accrued and unpaid dividends thereon computed to the date of redemption. In the case of redemption of less than all the outstanding Viad $4.75 Preferred Stock, the shares to be redeemed will be selected by lot in the manner prescribed by Viad's Board. All shares redeemed will be canceled and will not be reissued as Viad $4.75 Preferred Stock. In addition, Viad $4.75 Preferred Stock is entitled to the benefits of mandatory annual cumulative sinking fund payments due September 1 of each year in an amount per share sufficient to redeem 6,000 shares at par plus accrued and unpaid dividends. Previously purchased shares of Viad $4.75 Preferred Stock may be used to satisfy the sinking fund requirement.

     When, if ever, dividends on Viad $4.75 Preferred Stock shall be in arrears, in whole or in part, as to each of six quarterly dividends, whether or not consecutive, holders of Viad $4.75 Preferred Stock will have the exclusive right, voting separately as a class at the next annual meeting of shareholders, and annually thereafter, to elect two Directors of Viad in addition to those elected by other classes of shareholders. Such right of election and the existence of such additional directorships shall continue until such time as all cumulative dividends in arrears have been paid in full. The holders of at least 10% of Viad $4.75 Preferred Stock may require that a special meeting of such holders be called to elect such additional Directors if the foregoing arrearages shall occur more than 90 days prior to the date fixed by the Bylaws for the next annual meeting of shareholders. Except as described herein and as otherwise required by law, Viad $4.75 Preferred Stock will have no voting rights.

     Viad, without the approval of at least a majority of the then outstanding Viad $4.75 Preferred Stock, voting as a class, or the unanimous written consent of such stock, may not create or issue any class or series of stock ranking on a parity with Viad $4.75 Preferred Stock either as to dividends or liquidation rights, or increase the authorized number of shares of any such class or series. Also, Viad, without the approval of at least two-thirds of the then outstanding Viad $4.75 Preferred Stock, voting as a class, or the unanimous written consent of such stock, may not:

     (a) amend, alter or repeal any of the provisions of its Certificate of Incorporation so as to alter materially any existing provisions of Viad $4.75 Preferred Stock,

     (b) create or issue any class or series of stock ranking prior to Viad $4.75 Preferred Stock either as to dividends or liquidation rights, or increase the authorized number of shares of any such class or series or Viad $4.75 Preferred Stock, or

     (c) sell, lease or convey all or substantially all of Viad's property or business, or voluntarily liquidate, merge or consolidate, provided that no such vote or consent will be required for a consolidation or merger of Viad if, after any such transaction, each holder possesses an equivalent number of shares of the surviving corporation having substantially the same terms and provisions as Viad $4.75 Preferred Stock and the surviving corporation has no stock either authorized or outstanding ranking prior to or on a parity with such shares.

     No such approval or consent will be required for issuance either of senior or parity stock for the purpose of redeeming or otherwise retiring Viad $4.75 Preferred Stock.

     If and so long as Viad may be in default with respect to any dividend or sinking fund payment on Viad $4.75 Preferred Stock, it may not pay any dividends (other than dividends payable in junior stock) or make other distributions on junior stock or acquire shares of such junior stock for a consideration.

     Holders of Viad $4.75 Preferred Stock will have no preemptive rights. Viad $4.75 Preferred Stock is not liable for further calls or subject to assessment. Viad $4.75 Preferred Stock is not entitled to conversion rights.

  Stock Purchase Rights. Pursuant to the Viad Rights Agreement attached to each share of Viad Common Stock is one right (a "Right") that, when exercisable, entitles the holder of the Right to purchase one two-hundredth of a share of Junior Preferred Stock at a purchase price (the "Purchase Price") of $55, subject to adjustment. The number of Rights attached to each share of Viad Common Stock is subject to adjustment. In certain events (such as a person or group becoming the owner of 20% or more of the Viad Common Stock or a merger or other transaction with an entity controlled by such an acquiring person or group), exercise of the Rights would entitle the holders thereof (other than the acquiring person or group) to receive Viad Common Stock or common stock of a surviving corporation, or cash, property or other securities, with a market value equal to twice the Purchase Price. Accordingly, exercise of the Rights may cause substantial dilution to a person who attempts to acquire the Company. The Rights automatically attach to each outstanding share of Viad Common Stock. There is no monetary value presently assigned to the Rights, and they will not trade separately from the Viad Common Stock unless and until they become exercisable. The Rights, which expire on February 28, 2002, may be redeemed at a price of $.025 per Right at any time until any individual, corporation or other entity (excluding Viad or its affiliates) has acquired 20% or more of the outstanding Viad Common Stock, except as otherwise provided in the Rights Agreement. The Rights Agreement may have certain antitakeover effects, although it is not intended to preclude any acquisition or business combination that is at a fair price and otherwise in the best interests of Viad and its stockholders as determined by the Board of Directors of Viad. However, a stockholder could potentially disagree with the Board's determination of what constitutes a fair price or the best interests of Viad and its stockholders. For a description of the rights of holders of Viad Junior Preferred Stock, see "Viad Junior Preferred Stock."

CERTAIN CHARTER AND BYLAW PROVISIONS

     The Certificate of Incorporation and Bylaws of Viad contain certain provisions that could make more difficult the acquisition of Viad by means of a tender offer, a proxy contest or otherwise. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the full text of the Viad Certificate of Incorporation and the Viad Bylaws which are incorporated by reference herein.

     Classification Of Board. The Certificate of Incorporation and Bylaws of Viad provide that Viad's Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is selected at each annual meeting of shareholders for a full three-year term. The Bylaws provide for not less than three nor more than seventeen directors which Viad would have if there were no vacancies (the "Whole Board"). The Bylaws provide that a vacancy on Viad's Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum. The Certificate of Incorporation further provides that a director may be removed only for cause and only by affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Viad.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Viad's Board of Directors by filling the vacancies created by removal with its own nominees, unless such third party controls at least 80% of the combined voting power of the voting stock of Viad. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Viad's Board of Directors. Accordingly, these provisions would tend to deter unfriendly takeovers.

     Stockholder Action. The Certificate of Incorporation and the Bylaws also provide that stockholder action can be taken only at an annual or special meeting of stockholders and prohibit stockholder action by written consent in lieu of a meeting. The Bylaws provide that special meetings of stockholders can be called only by the Chairman of the Board of Directors or by Viad's Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Stockholders are not permitted to call a special meeting or to require that Viad's Board of Directors call a special meeting of stockholders.

     Advance Notice Provisions. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of Viad (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors of Viad, or by a stockholder who has given timely written notice to the Secretary of Viad prior to the meeting at which directors are to be elected, will be eligible for election as directors of Viad. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of Viad's Board of Directors or by a stockholder who has given timely written notice to the Secretary of Viad of such stockholder's intention to bring such business before such meeting.

     Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by Viad not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (i) the 70th day prior to such meeting and (ii) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement made by Viad naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by Viad not later than the 10th day after such public announcement is first made by Viad. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by Viad not earlier than the 90th day before such meeting and not later than the later of (i) the 70th day prior to such meeting and (ii) the 10th day after public announcement of the date of such meeting is first made.

     In addition, under the Stockholder Notice Procedure, a stockholder's notice to Viad proposing to nominate a person for election as a director must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Merger/Sale Of Assets. The Certificate of Incorporation of Viad provides that certain "business combinations" (as defined) must be approved by the holders of at least 66 2/3% of the voting power of the shares not owned by an "interested shareholder" (as defined), unless the business combinations are approved by the "Continuing Directors" or meet certain requirements regarding price and procedure.

     Delaware General Corporation Law Section 203. Viad is subject to the provisions of Section 203 of the DGCL ("Delaware 203"), the "business combination" statute. In general, Delaware 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

(i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware 203), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder." "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. Viad's Certificate of Incorporation does not exclude Viad from the restrictions imposed under Delaware 203. The statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Viad and, accordingly, may discourage attempts to acquire Viad.

                           INFORMATION REGARDING GAME

     The following briefly describes the business of Game. Additional information regarding Game is contained in its filings with the SEC pursuant to the Exchange Act. See "Additional Information" and "Incorporation of Documents by Reference."

BUSINESS OF GAME

     Game offers comprehensive cash access services to casinos and other gaming establishments. Game's proprietary GameCash(TM) services allow casino patrons to access cash through credit card cash advances, check cashing and ATMs. GameCash(TM) credit card cash advance and check cashing systems also provide casino operators with detailed demographic data about patrons who use those services. Game believes that its ability to provide cash access services coupled with patron specific and other transaction data supports the objective of casino operators to increase the amount wagered and the frequency of return visits by their patrons.

     The number of locations at which Game operates has grown substantially since it began its operations in December 1990. Game provided cash access services in six locations at the end of 1993. The number of locations served by Game had grown to 76 locations at December 31, 1996, and 83 as of September 30, 1997. Game believes that its growth reflects casino operators' need to provide efficient and innovative on-site cash access services.

     By contracting with Game for cash access services, casino operators are able to increase gaming activity by providing convenient access to cash, earn a share of the revenue generated by Game, minimize their investment in equipment and system development and reduce their management burden by simplifying casino cashier operations. In addition, Game believes that its technologically advanced systems, value added marketing tools and superior service are valuable features for casinos. Game also believes that its ability to process cash access transactions quickly, offer personalized targeted coupons and provide its services in a confidential manner are attractive to casino patrons.

GAMECASH(TM) SERVICES

     Game's proprietary GameCash(TM) services are provided based on an agreement negotiated with the casino operator. The agreement specifies which GameCash(TM) services will be provided, the fees for each type of transaction, whether transaction fees will be paid by casino patrons or the casino operator and what commissions, if any, will be paid by Game to the casino. Pursuant to substantially all of Game's agreements with gaming establishments, Game is the exclusive provider of credit card cash advance or check cashing services, or both, for the term of the contract, which is generally one to three years.

     GameCash(TM) Credit Card Cash Advance Services. The GameCash(TM) credit card cash advance system allows casino patrons to use their VISA, MasterCard, Discover and American Express cards to obtain cash. Unlike ATMs which have daily limits and require a personal identification number ("PIN"), credit card cash advances are limited only by the patron's available credit limit and, with the exception of American Express cash advance transactions, do not require the patron to enter a PIN. At September 30, 1997, Game provided GameCash(TM) credit card cash advance services at 82 of its 83 locations.

     GameCash(TM) Check Cashing Services. Game also offers check cashing services to casino customers. At September 30, 1997, Game provided GameCash(TM) check cashing services in addition to GameCash(TM) credit card cash advance services at 27 of its 83 locations.

     GameCash(TM) ATM Services. In April 1996, Game expanded its GameCash(TM) solution to include ATM services. At September 30, 1997, Game provided GameCash(TM)ATM services in approximately 17 of its 83 locations. ATMs provided by Game have access to the major national and most regional networks, allowing Game's machines to accept most ATM cards.

CUSTOMERS

     Game's customers include casino owners and operators in both the emerging and traditional gaming markets. Game provided its GameCash(TM) services at 76 locations in 19 states at December 31, 1996, and at 83 locations in 20 states at September 30, 1997. During the year ended December 31, 1996, approximately 70% of Game's revenue was generated by casinos owned by Native American tribes and approximately 4% of its revenue was generated in the traditional gaming markets. During the nine months ended September 30, 1997, approximately 70% of Game's revenue was generated by casinos owned by Native American tribes and approximately 4% of its revenue was generated in the traditional gaming markets.

     The following table summarizes the number of locations at which Game operated at the indicated dates:

                                                              DECEMBER 31,
                                                     -------------------------------     SEPT. 30,
                   SERVICES PROVIDED                 1993     1994     1995     1996       1997
    -----------------------------------------------  ----     ----     ----     ----     ---------
    Credit card only...............................    1        5       19       48          50
    Credit card and check cashing..................    5        5        9       15          16
    Credit card and ATM............................    -        -        -        4           5
    Credit card, check cashing and ATM.............    -        -        -        6          11
    ATM only.......................................    -        -        -        3           1
                                                       -       --       --       --           -
    Total..........................................    6       10       28       76          83
                                                       =       ==       ==       ==           =
    Number of states...............................    3        6       14       19          20

     Contracts with casinos owned or operated by Grand Casinos, Inc. or its subsidiaries accounted for approximately 81%, 79% and 46% of Game's revenues in 1994, 1995 and 1996, respectively, and 27% for the nine months ended September 30, 1997. Grand Casinos, Inc. or its subsidiaries currently own three casinos in Mississippi, and have management contracts with Native American tribes for the operation of two casinos in Minnesota and two in Louisiana. While Grand Casinos, Inc. may influence the tribes' vendor selection, Game's contracts are negotiated with and signed by tribal management. To Game's knowledge, Grand Casinos, Inc. does not own any of Game's Common Stock.

     During 1996 and the first nine months of 1997, Game substantially reduced its dependence on Grand Casinos, Inc. by adding 55 contracts, and it is aggressively pursuing contracts with other casino locations, which would further reduce the percentage of revenue contributed by locations owned or managed by Grand Casinos, Inc. In 1996, Game obtained contracts with three casinos in Wisconsin owned by the Ho-Chunk Nation, and a contract with the Soaring Eagle Casino in Michigan owned by the Saginaw Band of Chippewa.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Game Common Stock as of October 31, 1997, by (i) each stockholder known to Game who beneficially owned more than 5% of the outstanding shares of Game Common Stock, (ii) each director of Game, (iii) the Chief Executive Officer and each other executive officer of Game whose cash compensation for 1996 exceeded $100,000, and (iv) all directors and executive officers as a group.

                                                             NO. OF SHARES
                                                             BENEFICIALLY        APPROXIMATE
                      NAME AND ADDRESS(1)                      OWNED(2)        PERCENT OWNED(3)
    -------------------------------------------------------  -------------     ----------------
    Bruce Dachis(4)........................................      703,120             15.5%
    Gary A. Dachis.........................................    2,050,170             45.3%
    Stephen P. Weisbrod(5).................................      122,189              2.6%
    Paul H. Ravich(5)......................................       71,877              1.6%
    Tom Grossman(5)........................................       25,000                 *
    All directors and executive officers as a group
      (8 persons)(5).......................................    2,388,887             49.7%

---------------

*   Less than one percent.

(1) The address of Mr. Ravich is 4545 IDS Center, Minneapolis, Minnesota 55402. The address of Mr. Grossman is 7650 Metro Boulevard, Suite 300, Edina, Minnesota 55439. The address of each other person is 13705 First Avenue North, Suite 100, Minneapolis, Minnesota 55441.

(2) Each person has sole voting and dispositive power with respect to all outstanding shares, except as noted.

(3) Based on 4,529,240 shares outstanding at October 31, 1997, which does not include 406,618 shares that may be issued upon the exercise of outstanding stock options. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within 60 days upon the exercise of outstanding stock options.

(4) Such shares are owned by Bruce Dachis as sole trustee of the Dachis Trusts.

(5) Includes shares subject to stock options that are exercisable within 60 days, as follows: Mr. Weisbrod, 102,189 shares; Mr. Ravich, 48,439 shares; Mr. Grossman, 25,000 shares; and all directors and executive officers as a group (including the persons named above), 276,191 shares.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     In connection with the Merger, stockholders of Game will be converting their shares of Game Common Stock into shares of Viad Common Stock. Game is a Minnesota corporation and Viad is a Delaware corporation and the charter and bylaws of Viad differ from those of Game in several significant respects. Because of certain differences between the MBCA and DGCL and because of certain differences between the respective charter and bylaws of Game and Viad, the rights of a holder of Viad Common Stock differ from the rights of a holder of Game Common Stock.

     The following is a summary of certain of the material differences between the MBCA and the DGCL and the charter and bylaws of Game and Viad. The following summary does not purport to be a complete statement of the rights of holders of Game Common Stock and Viad Common Stock under, and is qualified in its entirety by reference to, the MBCA and the DGCL, the Articles of Incorporation and Bylaws of Game, and the Certificate of Incorporation and Bylaws of Viad. Each Game stockholder should carefully consider these differences, including but not limited to provisions of the Certificate of Incorporation of Viad and the Bylaws of Viad that may have an anti-takeover effect, in connection with the decision to vote for or against the adoption and approval of the Merger Agreement. See "Description of Viad Capital Stock" for a summary of certain other rights relating to Viad Common Stock.

ELECTION OF DIRECTORS

     The MBCA requires that a corporation shall have at least one director and permits a board of directors to be divided into classes without regard to the size of the board of directors. The Bylaws of Game provide that the number of directors shall be established by resolution of the stockholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). The Board of Directors of Game currently consists of four directors. The Board of Directors of Game is not classified.

     Under the MBCA, cumulative voting in the election of directors is mandatory unless the corporation's articles of incorporation provide that there shall be no cumulative voting. The Articles of Incorporation of Game contain a provision that eliminates cumulative voting.

     The DGCL requires that a corporation shall have at least one director. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors. The Bylaws of Viad provide for its Board of Directors to consist of three (3) to seventeen (17) members. The Board of Directors of Viad currently consists of 8 directors. The Certificate of Incorporation of Viad and Bylaws of Viad provide that the Board of Directors shall be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors. The terms of the directors are staggered such that the terms of approximately one-third of the directors expire at each annual election of directors. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process.

     Under the DGCL, cumulative voting is permitted only if it is specifically provided for in the corporation's certificate of incorporation. Under the Certificate of Incorporation of Viad, cumulative voting is not permitted.

REMOVAL OF DIRECTORS

     Under the MBCA, any director or the entire board of directors of a Minnesota corporation may be removed, with or without cause, by the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them. In addition, a director elected to fill a vacancy may be removed, with or without cause, by the affirmative vote of a majority of the remaining directors, if the shareholders have not elected directors since the appointment to fill the vacancy.

     Under the DGCL, unless the certificate of incorporation provides otherwise, directors of a corporation with a classified board of directors may be removed only for cause. Under the Certificate of Incorporation of Viad, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class.

ACTION BY WRITTEN CONSENT

     Under the MBCA, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by all of the stockholders entitled to vote on that action.

     Under the DGCL, unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The Certificate of Incorporation of Viad eliminates the rights of stockholders to act by written consent.

AMENDMENTS TO CHARTER

     Under the MBCA, an amendment to the articles of incorporation generally requires the affirmative vote of the holders of majority of the shares present and entitled to vote unless a larger affirmative vote is required by the corporation's articles. The Articles of Incorporation of Game do not contain any provisions that require a larger affirmative vote in order to amend the Articles of Incorporation of Game. Prior to submitting the resolution for a stockholder vote, the resolution must be approved by a majority of directors present at a meeting where the resolution is considered, unless the resolution is proposed by a stockholder or stockholders holding three percent or more of the voting power of the outstanding shares entitled to vote.

     Under the DGCL, an amendment to the certificate of incorporation requires the affirmative vote of the holders of majority of the shares entitled to vote thereon, unless the corporation's certificate of incorporation requires a greater or lesser number for approval. The Certificate of Incorporation of Viad requires a vote of at least 80% of the voting power of the then outstanding voting stock to approve the amendment of certain provisions of the Certificate of Incorporation of Viad, including those regarding (i) the elimination of the stockholders' right to act by written consent, (ii) the number, removal and election of directors, and (iii) the power of the board of directors and stockholders to amend the Bylaws of Viad. The Certificate of Incorporation of Viad also requires a vote of at least 66 2/3% of the voting power of the then outstanding voting stock and at least 66 2/3% of the voting power of the then outstanding voting stock that is not owned by an "Interested Stockholder" (as defined in the Certificate of Incorporation of Viad) to approve the amendment of provisions of the Certificate of Incorporation of Viad regarding the vote required for certain business combinations. Furthermore, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not they are entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to adversely affect them. The effect of such supermajority voting provisions is to make any of these changes more difficult.

AMENDMENTS TO BYLAWS

     Under the MBCA and The Bylaws of Game, the power to adopt, amend or repeal The Bylaws of Game is vested in the Game Board of Directors and is subject to the power of the stockholders to adopt, amend or repeal bylaws adopted, amended, or repealed by the Game Board of Directors. The Game Board of Directors shall not, without stockholder approval, amend, or repeal a bylaw fixing a quorum for meetings of stockholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors. A stockholder or stockholders holding three percent or more of the voting power of the shares entitled to vote may propose a resolution for action by the stockholders to adopt, amend, or repeal bylaws adopted, amended or repealed by the Game Board of Directors. The Bylaws of Game may be amended by a majority vote of the Game Board of Directors, or by a majority vote of the votes cast by the stockholders of Game at any legal meeting.

     Under the DGCL and The Bylaws of Viad, the power to adopt, amend or repeal The Bylaws of Viad is vested in the Viad Board of Directors and is subject to the power of the stockholders to adopt, amend or repeal bylaws adopted, amended, or repealed by the Viad Board of Directors. The Bylaws of Viad may be amended by a majority vote of the Viad Board of Directors, or by the affirmative vote of at least 80% of the voting power of the then outstanding voting stock at any legal meeting of stockholders.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under the MBCA, a special meeting of stockholders may be called by certain officers, two or more directors, a person authorized to do so in the articles or bylaws, or stockholders holding at least 10% of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering an action to effect, directly or indirectly, a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by stockholders holding at least 25% of the voting power of all shares entitled to vote.

     Under the DGCL, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws. Under The Bylaws of Viad, a special meeting of stockholders may be called only by the Chairman of the Board or by the Board of Directors by resolution adopted by a majority of the Board. Stockholders are not permitted to call special meetings.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     Under both the MBCA and the DGCL, an agreement of merger, exchange or consolidation must be approved by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, or by a greater vote as provided in a corporation's charter. Neither the MBCA nor the DGCL requires the separate vote of any class of shares, unless any provision of the plan of merger would, if contained in a proposed amendment to the charter, entitle the class or series to vote as a class or series. Additionally, both the MBCA and the DGCL provide generally that, unless its charter provides otherwise, no vote of the stockholders of the surviving corporation is required to approve the merger if
(i) the agreement of merger does not amend in any respect the corporation's charter, (ii) each share outstanding immediately prior to the effective date is to be an identical outstanding share of the surviving corporation after the effective date, and (iii) the number of shares of the surviving corporation's common stock to be issued in the merger plus the number of shares of common stock into which any other securities to be issued in the merger are initially convertible does not exceed 20% of its common stock outstanding immediately prior to the effective date of the merger.

     The MBCA provides that a corporation may acquire all of the outstanding shares of one or more classes or series of another corporation pursuant to a plan of exchange. Unlike a merger in which there is a single surviving corporation, an exchange results in an acquired company becoming the wholly-owned subsidiary of the acquiring corporation. The DGCL contains no provisions for statutory exchanges. The DGCL, however, does contain provisions relating to statutory consolidations in which all of constituent corporations disappear and a new entity is created to continue the business. The MBCA does not provide for consolidations.

     The Certificate of Incorporation of Viad provides that certain business combinations require the affirmative vote of at least 66 2/3% of the voting power of the then outstanding voting stock and at least 66 2/3% of the voting power of the then outstanding voting stock that is not owned by an "Interested Stockholder" (as defined in Viad Certificate). Business combinations subject to this requirement include (i) any merger or consolidation with an Interested Stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Stockholder of assets having a fair market value of $10,000,000 or more, (iii) the issuance or transfer of securities of Viad or any of its subsidiaries to an Interested Stockholder having an aggregate fair market value of $10,000,000 or more, (iv) the adoption of any plan or proposal for liquidation or dissolution of Viad proposed by or on behalf of an Interested Stockholder, and (v) any reclassification of securities or recapitalization of Viad or similar transaction if such transaction would have the effect of increasing the proportionate shares of the outstanding shares of any class of equity or convertible securities of Viad or any of its subsidiaries which are owned by an Interested Stockholder. The higher vote is not required if such business combination is approved by the Continuing Directors (as defined in the Certificate of Incorporation of Viad) or if certain price and procedure requirements are met.

DIVIDENDS

     Under the MBCA, a corporation may pay dividends and purchase its own shares, provided the board of directors reasonably determines that such payments would not render the corporation unable to pay its debts in the ordinary course of business and would not result in the corporation's total assets being less than the sum of (i) its total liabilities, plus (ii) the amount that would be needed, if the corporation were to be dissolved, to satisfy the rights of preferred stockholders. The MBCA also restricts a Minnesota corporation's ability to repurchase shares from certain stockholders. Specifically, a Minnesota corporation may not purchase or agree to purchase any voting shares from a person who owns more than 5% of the corporation's voting power for more than the fair market value of such shares if the shares have been owned for less than two years, unless the purchase is approved by stockholders who hold a majority of the voting power of all shares entitled to vote. The corporation may also make such a purchase if it makes an offer to purchase shares from all of its stockholders for at least equal value per share. These provisions may limit Game's ability to purchase shares in opposition to a takeover attempt.

     Subject to any restrictions contained in a corporation's certificate of incorporation, the DGCL generally provides that a corporation may declare and pay dividends out of surplus (defined as net assets minus stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

     The MBCA and the DGCL both contain provisions which entitle certain dissenting stockholders to receive the appraised value of their ownership in connection with certain transactions. While the appraisal rights provided by the DGCL and the MBCA are similar, the specific provisions of the statutes differ, as discussed below.

     Under the MBCA, dissenting stockholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or certain other dispositions of all or substantially all of the assets of a corporation and in connection with certain amendments to its articles of incorporation which adversely affect a stockholder's rights. In addition, stockholders of a Minnesota corporation are entitled, except in limited situations, to appraisal rights in connection with any merger or with any exchange which requires a stockholder vote. See "The Special Meeting -- Dissenters' Rights." Stockholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such stockholders are entitled to vote.

     Under the DGCL, appraisal rights are available only in connection with statutory mergers or consolidations. Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholders' vote is required are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein).

INDEMNIFICATION AND LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     Under the MBCA, a corporation may include in its articles of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty. Under the MBCA, a director's liability cannot be eliminated or limited for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the making of an unlawful distribution under the MBCA; (iv) certain violations of Minnesota securities laws; (v) any transaction from which the director derived an improper personal benefit; or (vi) any act or omission occurring before the date the provision in the corporation's articles eliminating or limiting liability became effective. The Articles of Incorporation of Game include such a provision.

     Under the MBCA, Minnesota corporations are required to indemnify persons in their official capacity (directors, officers, employees and agents) within prescribed limits as long as they satisfy the five criteria of eligibility set forth in the MBCA. The Bylaws of Game provide that Game is to indemnify such persons to the fullest extent permitted by the MBCA.

     The MBCA provides that the corporation must make advance payment of expenses upon the request of a person who is eligible for indemnification, if that person supplies the corporation with an affidavit stating that the person honestly believes that he or she has met the criteria for mandatory indemnification and promises to repay the corporation if it is ultimately found that the criteria were not met.

     Minnesota law further provides specific statutory authority for directors in discharging their duties to consider factors in addition to the interests of the corporation's stockholders, such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and short-term interests of the corporation and its stockholders; and the possibility that these interests may be best served by the continued independence of the corporation.

     Under the DGCL, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' liability for monetary damage for breaches of their fiduciary duty of care. Under the DGCL, a director's liability cannot be eliminated or limited (i) for breaches of duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) for transactions from which such director derived an improper personal benefit. The Certificate of Incorporation of Viad includes such a provision. The Certificate of Incorporation of Viad and the Bylaws of Viad provide that subject to certain conditions, Viad will indemnify any person in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that person is or was or has agreed to become a director or officer of Viad, or is or was serving, or has agreed to serve, at the request of Viad as a director, to the fullest extent permitted by the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Viad's directors, officers or persons controlling Viad pursuant to the foregoing provisions, Viad has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PREEMPTIVE RIGHTS

     Under the Articles of Incorporation of Game, holders of Game Common Stock are expressly denied preemptive rights. The DGCL provides that a corporation's stockholders have preemptive rights only if such rights are expressly granted in the corporation's certificate of incorporation. The Certificate of Incorporation of Viad does not grant preemptive rights.

BUSINESS COMBINATION RESTRICTIONS

     Game is governed by Sections 302A.671 and 302A.673 of the MBCA. In general,
Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporations' voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock. Such provisions of Minnesota law could have the effect of delaying, deferring or preventing a change in control of Game.

     Delaware law contains no provisions directly comparable to the control share acquisition provision in the MBCA. For a description of Section 203 of the DGCL relating to the prohibition of certain transactions between a Delaware corporation and an "interested stockholder," see "Description of Viad Capital Stock -- Certain Charter and Bylaw Provisions -- Delaware General Corporation Law Section 203."

ADVANCE NOTICE REQUIREMENT FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Game Bylaws do not specifically provide for stockholder nominations of persons for election to the Board of Directors or for stockholder proposals, except proposals to amend the Bylaws. See "-- Amendments to Bylaws."

     For a description of the advance notice requirements for stockholder proposals and director nominations contained in the Certificate of Incorporation and Bylaws of Viad, see "Description of Viad Capital Stock -- Certain Charter and Bylaw Provisions -- Advance Notice Provisions."

STOCKHOLDER RIGHTS PLAN

     The Viad Board of Directors has adopted a Stockholders Rights Plan. For discussion of the Rights, see "Description of Viad Capital Stock -- Rights Plan." Game has not adopted a stockholder rights plan.

STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

     The MBCA provides that any stockholder or group of stockholders of a publicly held corporation have the right, upon written demand stating the purpose, to examine and copy the corporation's share register and other corporate records upon demonstrating a proper purpose. The DGCL provides that a stockholder of a Delaware corporation may inspect books and records of the corporation upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

                                 LEGAL MATTERS

     The legality of the Viad Common Stock offered hereby and certain other legal matters will be passed upon for Viad by Bryan Cave LLP, Phoenix, Arizona. Certain legal matters for Game will be passed upon by Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota.

                                    EXPERTS

     The financial statements incorporated in this Proxy Statement/Prospectus by reference from Viad's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to Viad's change in the method of accounting for impairment of long-lived assets in 1995) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of Game Financial Corporation for the year ended December 31, 1996 included in Game Financial Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of Game Financial Corporation for the year ended December 31, 1995 included in Game Financial Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1996, have been audited by Lurie, Besikof, Lapidus & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                             LIST OF DEFINED TERMS

     As used in this Proxy Statement/Prospectus, the following terms shall have the meanings specified below:

     "Acquisition Sub" shall mean Game Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of Travelers or of Viad.

     "Affiliate" with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person.

     "Agreements" shall mean any written or oral contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understanding, commitment, document, lease, sublease, deed, mortgage, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

     "Applicable Laws" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, permits, concessions, grants, franchises, licenses, orders or other governmental authorization or approval of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "Approval" shall mean any consent, waiver, license, permit, certificate or authorization.

     "ATM" shall mean an Automated Teller Machine.

     "Breakup Fee" shall mean the $2,000,000 fee to be paid to Viad if the Merger Agreement is terminated under the circumstances set forth in Section 9.2(c) of the Merger Agreement.

     "Business Day" shall mean each weekday that is not a holiday under federal or Minnesota law.

     "Certificate" shall mean the certificate representing shares of the Surviving Corporation which immediately prior to the Effective Time had evidenced outstanding shares of Game Common Stock (other than Dissenting Shares).

     "Certificate of Merger" shall mean a certificate of merger prepared by the parties to comply with the requirements of the MBCA to be filed with the Secretary of State of the State of Minnesota.

     "Closing" shall mean the closing of the transactions contemplated by this Merger Agreement.

     "Closing Date" shall mean the first Business Day immediately following the date on which the last of the conditions set forth in the Merger Agreement is fulfilled or waived, or at such other time as Viad and Game shall mutually agree.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations and revenue rulings and revenue procedures and amendments promulgated thereunder.

     "Contracts" shall mean all contracts, leases, commitments, plans, agreements, and licenses including those described in Game Disclosure Schedule to which Game and its Subsidiaries are a party or by which they are obligated.

     "Dachis" shall mean Gary A. Dachis, together with his successors and assigns.

     "Dachis Trusts" shall mean The Marnie J. Dachis Irrevocable Trust, Bruce Dachis, Trustee, dated as of December 28, 1993 and The Louis A. Dachis Irrevocable Trust, Bruce Dachis, Trustee, dated as of December 28, 1993.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Dissenting Shares" shall mean shares of Game Common Stock to which holders have exercised their dissenter's rights pursuant to MBCA.

     "DOJ" shall mean U.S. Department of Justice.

     "Effective Time" shall mean the time when the Merger shall become effective.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean the Escrow Agent that is a party to the Escrow Agreement.

     "Escrow Agreement" shall mean the Escrow Agreement to be entered into by and among Dachis, Viad and Exchange Agent.

     "Escrowed Consideration" shall have the meaning set forth in the Selling Shareholder's Agreement.

     "Escrowed Shares" shall mean the certificate representing Viad Common Stock that would otherwise be issued to Dachis in the Merger pursuant to the Merger Agreement having an aggregate value (based upon Viad Price) equal to the Maximum Indemnification Amount and the Software Fee deposited and held in escrow by the Escrow Agreement pursuant to the Escrow Agreement.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall mean First National Bank of Boston, N.A. or its successor or assign serving as Viad's transfer agent.

     "Exchange Fund" shall mean certificates for shares of Viad Common Stock, together with any dividends or distributions with respect thereto and cash for the benefit of the Game shareholders and held pursuant to Section 3.2 of the Merger Agreement by the Exchange Agent for the benefit of the holders of Game Common Stock in connection with the Merger in accordance with Section 3.2 of the Merger Agreement.

     "Exchange Ratio" shall mean the Game Price divided by the Viad Price, subject to adjustment for certain changes in the capitalization of Viad as set forth in Section 3.1(b) of the Merger Agreement.

     "Expense Fee" shall mean the sum of Five Hundred Thousand Dollars ($500,000) paid by Game to Viad if the Merger Agreement is terminated in the circumstances described in Section 9.2(b) of the Merger Agreement.

     "Fairness Opinion" shall mean Ladenburg's written opinion addressed to Game's Board of Directors for inclusion in the Prospectus/Proxy Statement to the effect that the consideration received by Game shareholders in the Merger is fair from a financial point of view.

     "FTC" shall mean the U.S. Federal Trade Commission.

     "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied from period to period.

     "Game" shall mean Game Financial Corporation, a Minnesota corporation, and its subsidiaries.

     "Game Acquisition" shall mean the acquisition of any significant portion of Game's assets, or for any other merger, joint venture, recapitalization, consolidation or business combination relating to Game prior to January 31, 1999, or one year from the Termination Date if the Termination Date is extended beyond January 31, 1998.

     "Game Common Stock" shall mean each share of common stock, par value $.01 per share, of Game issued and outstanding immediately prior to the Effective Time.

     "Game Disclosure Schedule" shall mean the separate disclosure schedules executed and delivered by Game simultaneously with the execution and delivery of the Merger Agreement, as it may be amended prior to the Closing Date.

     "Game Financial Statements" shall mean the audited consolidated financial statements and unaudited interim financial statements of Game included in Game SEC Reports and the Recent Game Financial Statements.

     "Game Material Adverse Effect" shall mean any event, claim, occurrence or change in circumstances that would or could have a material adverse effect upon any of the properties, assets, business, financial condition, results of operations or prospects of Game and/or its Subsidiaries or the Surviving Corporation, taken as a whole.

     "Game Option" shall means any issued and outstanding stock option, warrant, right or other agreement to purchase or sell any capital stock of Game granted by Game which has, pursuant to the terms of the grant, vested with the holder thereof.

     "Game Price" shall mean $10.75 per share.

     "Game SEC Reports" shall mean (a) Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K filed by Game with the SEC from January 1, 1993, until the date of the Merger Agreement; (b) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from January 1, 1993 until the date of the Merger Agreement; and (c) all other reports or registration statements filed by Game with the SEC from January 1, 1993, until the date of the Merger Agreement.

     "Game Stockholders' Approval" shall mean stockholder approval of the Merger Agreement and the transactions contemplated thereby in accordance with Section 4.13.

     "Game Stockholders' Meeting" shall mean a stockholder meeting to be held as soon as practicable after the Registration Statement is declared effective by the SEC.

     "Game 10-KSB" shall mean Game's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     "Game's Counsel" shall mean the law firm specified in the Merger Agreement that is acting as legal counsel to Game.

     "Governmental Authority" shall mean any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local, including all Native American Authorities.

     "Hearing" shall mean a hearing date for an arbitration.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hart-Scott-Rodino Condition" shall mean satisfaction of the applicable waiting period following the filing of a Notice and Report of the Merger pursuant to the HSR Act and the absence of any additional requirements under the HSR Act.

     "Indemnification Amount" shall mean any amount to be indemnified under the Merger Agreement or the Selling Shareholder's Agreement, as appropriate.

     "Indemnified Loss" shall mean all claims, liabilities, losses, costs, deficiencies, damages (including punitive, consequential or treble damages) or expenses, including reasonable attorneys' fees and costs, interest and penalties in connection therewith, and expenses and costs of investigation, obligations, liens, assessments, judgments and fines which may be sustained, suffered or incurred by an Indemnified Party.

     "Indemnified Party" shall mean each of Viad, Acquisition Sub, any corporation affiliated with Viad, and any director, officer, stockholder, employee or agent of any of them.

     "Intellectual Property" shall mean trademarks, service marks, registrations, copyrights, registrations and applications therefor, and all software owned, used, licensed, or assigned by or to Game which is used in or is reasonably necessary to conduct the business and operations of Game and its Subsidiaries.

     "Irrevocable Proxy Agreements" shall mean the Irrevocable Proxy Agreements dated September 24, 1997, by and between Dachis and Viad and by and between the Dachis Trusts and Viad, and the Irrevocable Proxy Agreements to be entered into by and between Viad and each of the other Significant Game Shareholders.

     "IRS" shall mean the U.S. Internal Revenue Service.

     "Ladenburg" shall mean Ladenburg Thalmann & Co. Inc., the financial advisor to Game.

     "Liability" and "Liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, duties or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured.

     "Maximum Indemnification Amount" shall mean the sum of Four Million and Five Hundred Thousand Dollars ($4,500,000) to be paid by Dachis in accordance with the Selling Shareholder's Agreement.

     "MBCA" shall mean the Minnesota Business Corporation Act.

     "Merger" shall mean the merger of Acquisition Sub with and into Game in accordance with the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of September 24, 1997, by and among Game, Acquisition Sub and Viad.

     "Merger Consideration" shall mean shares of Viad Common Stock which holders of Game Common Stock have the right to receive in respect of the shares of Game, cash or shares in lieu of fractional shares of Viad Common Stock to which such holder is entitled, and any dividends or other distributions to which such holder is entitled.

     "Native American Tribe" shall mean a sovereign nation state of Native American descent recognized by the United States of America.

     "Native American Authority" shall mean any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority, board or other governing body of any Native American Tribe.

     "NYSE" shall mean the New York Stock Exchange.

     "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government Authority or other legal body thereof or any other entity.

     "Plan" shall mean any arrangement as set forth in Section 4.20 of Game Disclosure Schedule pursuant to which Game or its Subsidiaries has any liability, contingent or otherwise.

     "Proxy Statement/Prospectus" shall mean this proxy statement/prospectus together with any and all amendments or supplements thereto.

     "Record Date" shall mean October 31, 1997.

     "Registration Statement" shall mean the Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 (including the Proxy Statement/Prospectus) filed under the Securities Act with the SEC by Viad for the purpose of registering the shares of Viad Common Stock to be issued in the Merger.

     "Right" shall mean a right that entitles the holder of such Right to purchase one one-hundredth of a share of Junior Preferred Stock pursuant to Viad's Rights Agreement.

     "Right Purchase Price" shall mean the price at which the Right may be purchased.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Shareholder's Agreement" shall mean the Selling Shareholder's Agreement, dated September 24, 1997, by and between Dachis and Viad.

     "Significant Game Shareholders" shall mean Gary A. Dachis, Stephen Weisbrod, Jeffrey L. Ringer, Deanna Frederichs-Moose, Michael Barcelow, Louis Dachis, Jean Williams and the Dachis Trusts.

     "Software Fee" shall mean Five Hundred Thousand Dollars ($500,000) to be paid by Dachis in accordance with Section 5.6 of the Selling Shareholder's Agreement.

     "Special Meeting" shall mean the Special Meeting of Stockholders of Game to be held in connection with the Merger.

     "Stock Option" shall mean the option granted to Viad pursuant to the Stock Option Agreement.

     "Stock Option Agreement" shall mean the Stock Option Agreement, dated as of September 24, 1997, by and between Game and Viad.

     "Subsidiary" or "Subsidiaries" shall mean all direct or indirect subsidiaries of Game or Viad, as the case may be.

     "Surviving Corporation" shall mean the surviving corporation in the Merger.

     "Tax" shall mean any federal, state, local, Native American Tribe, foreign or provincial income, gross receipts, property, sales, profit, gross receipts, capital, use, license, excise, franchise, employment, payroll, social security, disability, occupation, property, severance, production, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority, including all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements relating to such agreements.

     "Tax Return" shall mean a report, return, statements or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity and any Native American Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

     "Termination Date" shall mean the termination date of the Merger Agreement, which shall be January 31, 1998, unless extended by the mutual agreement of Game and Viad.

     "Third Party Offer" shall mean any offer or proposal from any person, entity or group (other than Viad) to acquire any shares of the capital stock, options or other securities of Game, to acquire any significant portion of Game's assets or for any other merger, joint venture, recapitalization, consolidation or business combination.

     "Transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

     "Travelers" shall mean Travelers Express Company, Inc., a Minnesota corporation and a wholly-owned subsidiary of Viad.

     "Viad" shall mean Viad Corp, a Delaware corporation.

     "Viad Adverse Impact" shall mean a material adverse effect on the properties, assets, business, financial condition, results of operations or prospects of Viad and/or its Subsidiaries.

     "Viad Common Stock" shall mean validly issued, fully paid and nonassessable shares of common stock, $1.50 par value, of Viad.

     "Viad Disclosure Schedule" shall mean the separate disclosure schedule executed and delivered by Viad simultaneously with the execution and delivery of the Merger Agreement, as it may be amended prior to the Closing Date.

     "Viad Material Adverse Effect" shall mean a material adverse effect on the properties, assets, business, financial condition, results of operations or prospects of Viad and its Subsidiaries, taken as a whole.

     "Viad Price" shall mean the average of the closing sales prices of Viad Common Stock as listed on the NYSE for the 30-trading day period ending four trading days prior to the Closing Date.

     "Viad SEC Reports" shall mean Viad's (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Viad with the SEC from January 1, 1993 until the date the Merger Agreement; (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special) and actions by written consent in lieu of all shareholder's meeting from January 1, 1993, until the date of the Merger Agreement; and (c) all other reports or registration statements filed by Viad with the SEC from January 1, 1994, until the date hereof (other than registration statements on Form S-8 and the registration statement on Form S-3 for Viad's Dividend Reinvestment Plan).

     "Viad 10-K" shall mean Viad's Annual Report on Form 10-K for the year ended December 31, 1996.

                                                                     APPENDIX II

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 24, 1997

                                  BY AND AMONG

                                   VIAD CORP,

                             GAME ACQUISITION CORP.

                                      AND

                           GAME FINANCIAL CORPORATION

================================================================================

                               TABLE OF CONTENTS

                                         ARTICLE I
                                         THE MERGER
Section 1.1.   The Merger.............................................................     1
Section 1.2.   Effects of the Merger..................................................     1
Section 1.3.   Effective Time.........................................................     1
Section 1.4.   Closing................................................................     2
                                         ARTICLE II
                                 THE SURVIVING CORPORATION
Section 2.1.   Articles of Incorporation; By-laws.....................................     2
Section 2.2.   Directors and Officers.................................................     2
                                        ARTICLE III
                                    CONVERSION OF SHARES
Section 3.1.   Conversion of Shares in the Merger.....................................     2
Section 3.2.   Terms of Exchange......................................................     3
Section 3.3.   Stock Transfer Books...................................................     5
Section 3.4.   Stock Options, Warrants, Rights or Other Agreements....................     5
Section 3.5.   Dissenting Shares......................................................     5
Section 3.6.   Escrow of Dachis Shares................................................     5
                                         ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1.   Organization and Qualification.........................................     6
Section 4.2.   Company Stock..........................................................     6
Section 4.3.   Subsidiaries...........................................................     6
Section 4.4.   Authority; Non-Contravention; Approvals................................     7
Section 4.5.   Reports and Financial Statements.......................................     8
Section 4.6.   Absence of Undisclosed Liabilities.....................................     8
Section 4.7.   Absence of Certain Changes or Events...................................     8
Section 4.8.   Litigation.............................................................     9
Section 4.9.   Accuracy of Proxy Statement............................................     9
Section 4.10.  No Violation of Law....................................................     9
Section 4.11.  Compliance with Organizational Document................................     9
Section 4.12.  State Takeover Statutes................................................     9
Section 4.13.  Vote Required..........................................................     9
Section 4.14.  Intellectual Property..................................................    10
Section 4.15.  Validity of Contracts..................................................    10
Section 4.16.  Customers and Suppliers................................................    12
Section 4.17.  Indebtedness to and From Officers, Directors and Others................    12
Section 4.18.  Licenses and Permits...................................................    12
Section 4.19.  Taxes and Returns......................................................    12
Section 4.20.  ERISA Related Matters..................................................    13
Section 4.21.  Labor and Employment Matters...........................................    15
Section 4.22.  Tax-Free Structure.....................................................    16

Section 4.23.  Advisors and Investment Bankers........................................    16
Section 4.24.  Un-bank Agreements.....................................................    16
Section 4.25.  Complete Disclosure....................................................    16
                                         ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB AND PARENT
Section 5.1.   Organization and Qualification.........................................    16
Section 5.2.   Parent Common Stock....................................................    16
Section 5.3.   Authority; Non-Contravention; Approvals................................    17
Section 5.4.   Reports and Financial Statements.......................................    18
Section 5.5.   Absence of Undisclosed Liabilities.....................................    18
Section 5.6.   Absence of Certain Changes or Events...................................    18
Section 5.7.   Registration Statement.................................................    18
Section 5.8.   No Violation of Law....................................................    19
Section 5.9.   Litigation.............................................................    19
Section 5.10.  Compliance with Agreements.............................................    19
Section 5.11.  Taxes and Returns......................................................    19
Section 5.12.  Advisors and Investment Bankers........................................    19
Section 5.13.  Pooling Structure......................................................    19
Section 5.14.  Complete Disclosure....................................................    19
                                         ARTICLE VI
                           CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1.   Conduct of Business by the Company Pending the Merger..................    20
                                        ARTICLE VII
                                   ADDITIONAL AGREEMENTS
Section 7.1.   Access to Information..................................................    21
Section 7.2.   No Solicitation........................................................    21
Section 7.3.   Registration Statement; Prospectus/Proxy Statement.....................    22
Section 7.4.   Stockholders' Approval.................................................    23
Section 7.5.   The New York Stock Exchange............................................    24
Section 7.6.   Expenses...............................................................    24
Section 7.7.   Agreement to Cooperate.................................................    24
Section 7.8.   Confidentiality........................................................    24
Section 7.9.   Tax Treatment..........................................................    25
Section 7.10.  Pooling................................................................    25
Section 7.11.  Affiliates Agreements..................................................    25
Section 7.12.  Directors and Officers Insurance.......................................    25
Section 7.13.  Continuation of Indemnities; No Circular Indemnities...................    25
Section 7.14.  Recovering Drawer Shortages............................................    25
                                        ARTICLE VIII
                                   CONDITIONS TO CLOSING
Section 8.1.   Conditions to Each Party's Obligation to Effect the Merger.............    26
Section 8.2.   Conditions to Obligation of the Company to Effect the Merger...........    26
Section 8.3.   Conditions to Obligation of Parent and Acquisition Sub to Effect the       27
               Merger.................................................................

                                         ARTICLE IX
                             TERMINATION, AMENDMENT AND WAIVER
Section 9.1.   Termination............................................................    29
Section 9.2.   Effect of Termination or Abandonment...................................    31
                                         ARTICLE X
                                      INDEMNIFICATION
Section 10.1.  Indemnification........................................................    32
Section 10.2.  Participation in Litigation............................................    33
Section 10.3.  Claims Procedure.......................................................    33
Section 10.4.  Payment of Indemnification Losses......................................    33
Section 10.5.  Limitations on Liability...............................................    34
                                         ARTICLE XI
                                     DISPUTE RESOLUTION
Section 11.1.  Representatives........................................................    34
Section 11.2.  Mediation..............................................................    34
Section 11.3.  Arbitration............................................................    35
                                        ARTICLE XII
                                     GENERAL PROVISIONS
Section 12.1.  Definitions............................................................    36
Section 12.2.  Amendment and Modification.............................................    36
Section 12.3.  Waiver.................................................................    36
Section 12.4.  Survival...............................................................    36
Section 12.5.  Notices................................................................    37
Section 12.6.  Binding Effect; Assignment.............................................    37
Section 12.7.  Expenses...............................................................    38
Section 12.8.  Governing Law..........................................................    38
Section 12.9.  Interpretation.........................................................    38
Section        Entire Agreement.......................................................
  12.10.                                                                                  38
Section        Severability...........................................................
  12.11.                                                                                  38
Section        Specific Performance...................................................
  12.12.                                                                                  38
Section        Advice of Counsel......................................................
  12.13.                                                                                  38
Section        Disclosure Schedules...................................................
  12.14.                                                                                  38
Section        Counterparts...........................................................
  12.15.                                                                                  39
Section        Parties in Interest....................................................
  12.16.                                                                                  39
SCHEDULE A     DEFINITIONS............................................................    41
EXHIBIT A      OPINION OF COUNSEL TO PARENT AND ACQUISITION SUB
EXHIBIT B      OPINION OF COUNSEL TO THE COMPANY
EXHIBIT C      FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY
EXHIBIT D      FORM OF AFFILIATE AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of September 24, 1997 (this "Agreement"), is by and among VIAD CORP, a Delaware corporation ("Parent"), GAME ACQUISITION CORP., a Minnesota corporation and a wholly-owned subsidiary of Parent or a subsidiary of Parent formed prior to the Closing Date ("Acquisition Sub") and GAME FINANCIAL CORPORATION, a Minnesota corporation (the "Company").

                                   RECITALS:

     WHEREAS, the respective Boards of Directors of Parent and the Company have approved the merger of Acquisition Sub with and into the Company pursuant to the terms and conditions set forth in this Agreement;

     WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, the Company has granted to Parent an option to acquire common stock of the Company pursuant to a Stock Option Agreement with the Parent ("Stock Option Agreement");

     WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the Company's shareholders have granted to Parent an irrevocable proxy to vote the common stock of the Company owned by such shareholder's pursuant to an Irrevocable Proxy Agreement ("Irrevocable Proxy Agreement"); and

     WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, Gary A. Dachis, a significant shareholder of the Company (together with his successor and assigns, "Dachis") has entered into the Selling Shareholder's Agreement ("Selling Shareholder's Agreement") with the Parent.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Parent, Acquisition Sub and the Company, intending to be legally bound hereby, agree as follows (capitalized terms used herein and not defined in the text hereof shall have the meanings set forth in Schedule A, attached hereto and incorporated herein):

                                   ARTICLE I

                                   The Merger

     Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the Minnesota Corporation Law ("MCL"), Acquisition Sub shall be merged with and into the Company in accordance with this Agreement (the "Merger"). The Company shall be the surviving corporation in the Merger as a wholly-owned subsidiary of Parent (hereinafter sometimes referred to as the "Surviving Corporation"). The parties shall prepare, execute or file an appropriate certificate of merger (the "Certificate of Merger") to comply with the requirements of the MCL and the separate existence of Acquisition Sub shall thereupon cease.

     Section 1.2. Effects of the Merger. The Merger shall have the effects set forth in Section 302A.641 of the MCL.

     Section 1.3. Effective Time. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with the applicable provisions of the MCL, or at such later time as may be specified in the Articles of Merger. The Articles of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. The time when the Merger shall become effective is herein referred to as the "Effective Time".

     Section 1.4. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Bryan Cave LLP, 2800 North Central Avenue, Phoenix Arizona 85004 at 10:00 A.M. Phoenix time on the first Business Day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall mutually agree (the "Closing Date"), but in no event later than the Termination Date.

                                   ARTICLE II

                           The Surviving Corporation

     Section 2.1. Articles of Incorporation; By-laws. At the Effective Time of the Merger, the Articles of Incorporation and By-Laws, respectively, of the Surviving Corporation shall be amended and restated in their entirety to read as the Articles of Incorporation and By-Laws of Acquisition Sub.

     Section 2.2. Directors and Officers. (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of the directors of Acquisition Sub.

     (b) At the Effective Time, the officers of the Surviving Corporation shall be the officers of Acquisition Sub, provided, however that Dachis shall be the President of the Surviving Corporation.

                                  ARTICLE III

                              Conversion of Shares

     Section 3.1. Conversion of Shares in the Merger. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company except as set forth in this Section 3.1, subject to the other provisions of this Article III, each share of common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time ("Company Common Stock") (excluding any treasury shares and Dissenting Shares) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock, $1.50 par value, of Parent ("Parent Common Stock") equal to the Game Price divided by the Viad Price (as such terms are defined in Schedule A), subject to adjustment as set forth in subparagraph (b) below (such number being referred to hereinafter as the "Exchange Ratio").

     (b) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (c) If the Viad Price is greater than $21.20 per share, the Company may elect to terminate this Agreement upon written notice to the Parent. If the Viad Price is less than $17.20 per share, the Parent may elect to terminate this Agreement upon written notice to the Company. Any election to terminate pursuant to this subparagraph (c) must be made within one Business Day after the determination of the Viad Price.

     (d) At the Effective Time, all shares of Company Common Stock issued and outstanding shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration. The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to shares of Company Common Stock except as otherwise provided herein or by Applicable Law. Certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock issued in consideration therefor in accordance with the procedures of this Section 3.1 and upon the surrender of such certificates in accordance with the provisions of Section 3.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment or an adjustment in the number of shares issued shall be made pursuant to Section 3.2(e).

     (e) At the Effective Time, each outstanding share of the Common Stock of Acquisition Sub shall automatically be converted into a share of Common Stock of the Surviving Corporation and such shares shall continue to be owned by Parent or a wholly-owned subsidiary of Parent.

     Section 3.2.  Terms of Exchange.

     (a) Exchange Agent. Promptly after completion of the procedures set forth in Section 3.1, but prior to the Effective Time, Parent or Acquisition Sub shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article III, through the Exchange Agent, (i) certificates (containing appropriate legends, if any) evidencing such number of shares of Parent Common Stock required to be delivered hereunder and (ii) if appropriate, cash in an amount as estimated by the Exchange Agent as necessary to pay for fractional shares (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock and cash out of the Exchange Fund in accordance with Section
3.1. The Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to promptly mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificate") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Subject to Section
3.6 and the Selling Shareholder's Agreement, upon surrender of a Certificate for cancellation to the Exchange Agent (or, in lieu thereof, delivery to the Exchange Agent of an appropriate affidavit of loss and such other documents as may be required under Section 3.2(i)) together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive, and shall instruct the Exchange Agent to promptly deliver, in exchange therefor
(A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 3.1, (B) cash or whole shares in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to
Section 3.2(c) (the shares of Parent Common Stock, dividends, distributions and cash described in clauses (A), (B) and (C) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be canceled.

     In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock and/or cash may be issued and/or paid in accordance with this Article III to a transferee if the Certificates evidencing such shares of Company Common Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive the Merger Consideration upon such surrender.

     (c) Parent Distribution with Respect to Unsurrendered Certificates of the Company. No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate or complies with
Section 3.2(i).

     Subject to the effect of Applicable Laws, Section 3.6 and the Selling Shareholder's Agreement, following surrender of any such Certificate or compliance with Section 3.2(i), there shall be paid to the holder of such Certificates promptly (i) the Merger Consideration and (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on the Merger Consideration or any dividends or other distributions.

     (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (e) No Fractional Shares. (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 3.2, shall either (A) be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (1) the Viad Price by (2) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) or (B) be issued a whole share in lieu of any fractional share larger than or equal to one half share and no shares for shares smaller than one half share, at the sole discretion of the Parent.

          (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such cash amounts to such holders of Company Common Stock subject to and in accordance with this Agreement.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration to which they are entitled.

     (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock or cash (or dividends or distributions with respect thereto) from the Exchange Fund delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights. Parent and/or the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as Parent and/or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent and/or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and/or the Surviving Corporation.

     (i) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation (which determination may be delegated to the Exchange Agent), the posting by such person of a bond in such amount as the Surviving Corporation or such Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     Section 3.3. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Exchange Agent, Parent or the Surviving Corporation for any reason shall be converted into the Merger Consideration.

     Section 3.4. Stock Options, Warrants, Rights or Other Agreements. (a) At the Effective Time, each issued and outstanding stock option, warrant, right or other agreement to purchase or sell any capital stock of the Company granted by the Company which has, pursuant to the terms of the grant, vested with the holder thereof (collectively, the "Options") shall be automatically converted, without any action by the Option holders, into an option to purchase, on the same terms and conditions as were applicable to such Options immediately prior to the Effective Time (including any existing vesting schedules) under the terms of the option plans of the Company existing immediately prior to the Effective Time (which shall survive the Effective Time and shall be the obligation of the Surviving Corporation), a number of Parent Common Stock equal to the product of
(i) the number of shares of Company Common Stock subject to such Option times
(ii) the Exchange Ratio; at an exercise price per share (rounded upward to the nearest full cent) equal to a fraction, (A) the numerator of which is equal to the exercise price of such Option by (B) the denominator which is the Exchange Ratio. At the Effective Time, the holders of Options shall cease to have any rights with respect to shares of Company Common Stock and will only have rights with respect to Parent Common Stock set forth in this Section 3.4(a).

     (b) The Company shall take such actions as are necessary to ensure that from and after the date hereof none of the Company, the Surviving Corporation or any of their respective subsidiaries is or will be bound by any Options which would entitle any person, other than Parent or its wholly owned Subsidiaries, to beneficially own, or receive any payments in respect of (other than as otherwise contemplated by Section 3.1 hereof), any capital stock of the Company or the Surviving Corporation.

     Section 3.5. Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with MCL sec. 302A.471 (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive from the Company payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such MCL sec. 302A.471, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such MCL sec. 302A.471 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such shares of Company Common Stock. The Company shall give Parent prompt notice of any demands for appraisals received by the Company.

     Section 3.6. Escrow of Dachis Shares. Certificates representing Parent Common Stock, with a value (based upon the Viad Price at the Effective Time) equal to sum of the Maximum Indemnification Amount and the Software Fee, which would have otherwise been issued to Dachis in accordance with the procedures of
Section 3.1, shall be held in escrow by the Escrow Agent, with the other Escrowed Consideration pursuant to the terms of the Escrow Agreement. Except as otherwise provided in the Escrow Agreement, the Escrow Agent shall hold the Escrowed Consideration for one year following the Closing Date and shall only release such Escrowed Consideration pursuant to the terms of the Escrow Agreement. Any amounts held in escrow and not payable to Parent or subject to claim of Parent at the end of such escrow period will be paid to Dachis; provided, however, that except as expressly provided in the Selling Shareholder's Agreement, such payment to Dachis will not release Dachis from any liabilities under the Selling Shareholder's Agreement.

                                   ARTICLE IV

                 Representations and Warranties of the Company

     The Company represents and warrants to Parent and Acquisition Sub as follows:

     Section 4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as they are now being conducted. The Company is qualified to do business and is in good standing in each State listed in Section 4.1 of the Company Disclosure Schedule and, without limiting the foregoing, to the best knowledge of the Company, is qualified to do business with the Native American Tribes set forth in Section 4.1 of the Company Disclosure Schedule. The Company does not own, lease or operate property or otherwise conduct business in any State or Native American Tribe which is not listed in Section 4.1 of the Company Disclosure Schedule.

     Section 4.2. Company Stock. (a) The Company has 10,000,000 authorized shares of Common Stock, of which 4,522,522 shares are outstanding as of August 31, 1997, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights, and 1,000,000 shares of Preferred Stock, none of which have been issued or are outstanding. Except as set forth in
Section 4.2 of the Company Disclosure Schedule, as of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. Except for the Stock Option Agreement or set forth in Section 4.2 of the Company Disclosure Schedule, there are no commitments, understandings, restrictions or arrangements obligating the Company to purchase, redeem or acquire, or register under any securities law any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe to any shares of capital stock of the Company.

     (b) Except as set forth in Section 4.2 of the Company Disclosure Schedule and except for any obligations in connection with this Agreement, there are not as of the date hereof and there will not be at the Closing Date any stockholder agreement, voting trust or other agreements or understandings to which the Company or any of the Significant Shareholders of the Company are a party or to which any of them is bound relating directly or indirectly to any Company Common Stock or other capital stock. Except as stated in Section 4.2 of the Company Disclosure Schedule, there has not been, and there will not have been on the Closing Date, any change in the equity interest of the Common Stock or other capital stock of the Company since June 30, 1994. For purposes of this subsection, "any change in the equity interest of the Common Stock or other capital stock of the Company" includes but is not limited to: distributions to shareholders of any dividends; additional issuances, exchanges or retirements of stock; reacquisition of shares (treasury shares); grants, exercises, or cancellation of stock options; outstanding warrants; and spin-offs.

     Section 4.3.  Subsidiaries.  Each Subsidiary of the Company is set forth in
Section 4.3 of the Disclosure Schedule, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company has never had a Subsidiary that is not listed in
Section 4.3 of the Company Disclosure Schedule as a Subsidiary of the Company. Except as set forth in Section 4.3 of the Company Disclosure Schedule, each of such Subsidiaries is qualified to do business in the State(s) set forth in
Section 4.3 of the Company Disclosure Schedule and, without limiting the foregoing, to the best knowledge of the Company, is qualified to do business with the Native American Tribes set forth in Section 4.3 of the Company Disclosure Schedule. Any such Subsidiary does not own, lease or operate properties, or otherwise conduct business in any State or to the best knowledge of the Company, with any Native American Tribe which is not listed in Section
4.3 of the Company Disclosure Schedule. Except as set forth in Section 4.3 of the Disclosure Schedule, all of the outstanding shares of capital stock of each

Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Each then existing Subsidiary of the Company is listed in Exhibit 21 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Company 10-KSB" and, together with those reports listed on Section 4.3 of the Company Disclosure Schedule filed by Company with the SEC under the Exchange Act after the Company 10-KSB and prior to the date of this Agreement, the "Recent Company Reports"). As of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. Section 4.3 of the Company's Disclosure Schedule sets forth a complete list of all corporations, partnerships, joint ventures and other business entities in which the Company or any of its Subsidiaries directly or indirectly owns an interest and such Subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

     Section 4.4. Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into this Agreement and the Stock Option Agreement and subject to Company Stockholders' Approval and the Company Required Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby, except for the receipt of the Company Stockholders' Approval and the obtaining of the Company Required Approvals. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition Sub, constitutes valid and legally binding agreements of the Company enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency, or laws relating to creditors' remedies generally.

     (b) Except as set forth in Section 4.4 of the Company's Disclosure Schedule, the execution and delivery of this Agreement and the Stock Option Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of the Company ("Company Charter Documents") or any of its Subsidiaries, (ii) subject to obtaining the Company Required Approvals and the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (other than a Native American Authority), or, to the best knowledge of the Company, any Native American Authority, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

     (c) Except for (i) the filings by the Company required by Title II of the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities, (iii) the filing of necessary certificates with the State of Minnesota in connection with the Merger and (iv) any approval required with respect to any license or permit required as a result of this Agreement or the transactions contemplated hereby (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority (other than a Native American Authority), and to the best knowledge of the Company, any Native American Authority, is necessary for the execution and delivery of this Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such declarations, filings, registrations, notices, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have or may have a Company Material Adverse Effect or material adverse effect on the properties, assets, business, financial condition, results of operations or prospects of the Parent and/or its Subsidiaries ("Parent Adverse Impact").

     Section 4.5. Reports and Financial Statements. Since December 31, 1992, the Company and each of its Subsidiaries have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of the Company's and its Subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder ("Company Reports"). The Company has delivered to Parent true and complete copies of its (a) Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by the Company or any of its Subsidiaries with the SEC from January 1, 1993 until the date hereof, (b) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from January 1, 1993 until the date hereof and (c) all other reports or registration statements filed by Company or its Subsidiaries with the SEC from January 1, 1993, until the date hereof (collectively, the "Company SEC Reports"), and (d) audited consolidated financial statements for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the three months ended March 31, 1997 and the six months ended June 30, 1997 (collectively the "Recent Company Financial Statements") and will deliver copies to the Parent of all Company Reports filed after the date hereof but before the Closing Date. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports and the Recent Company Financial Statements (collectively, the "Company Financial Statements") fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year end and audit adjustments and any other adjustments described therein.

     Section 4.6.  Absence of Undisclosed Liabilities.  Except as set forth in
Section 4.6 of the Company's Disclosure Schedule or in the Recent Company Reports, neither the Company nor any of its Subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Recent Company Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1996, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or Parent Adverse Impact, (ii) have been discharged or paid in full prior to the date hereof, or
(iii) would not be required to be disclosed in the Company Financial Statements or the notes thereto.

     Section 4.7.  Absence of Certain Changes or Events.  Except as set forth in
Section 4.7 of the Company's Disclosure Schedule or in the Recent Company Reports, since December 31, 1996, there has not been any material adverse change in the business, financial condition or the results of operations of the

Company and its Subsidiaries, taken as a whole that would result in a Company Material Adverse Effect or Parent Adverse Impact and the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

     Section 4.8. Litigation. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements, or Section 4.8 of the Company's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened, nor to the knowledge of the Company are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its Subsidiaries, which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (b) there have not been any developments since December 31, 1996 with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; and (c) except as contemplated by the Company Required Approvals, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any, Governmental Authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Company Material Adverse Effect or Parent Adverse Impact.

     Section 4.9. Accuracy of Proxy Statement. The proxy statement to be distributed in connection with the Company Stockholders' Meeting ("Proxy Statement") and which shall be included in the Registration Statement will not at the time of the mailing of the Proxy Statement and any amendment or supplement thereto (unless the same is corrected prior to the Company Stockholders' Meeting), and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to stockholders of the Company with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with all Applicable Laws, including the provisions of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to information supplied by Parent or Acquisition Sub or their representatives specifically for inclusion in the Proxy Statement.

     Section 4.10. No Violation of Law. Except as set forth in Section 4.10 of the Company's Disclosure Schedule or the Recent Company Reports, neither the Company nor any of its Subsidiaries has violated, is in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for (a) violations which in the aggregate would not have a Company Material Adverse Effect or Parent Adverse Impact and (b) subject to Section 4.18, any violations which arise solely from the failure by the Company or any of its Subsidiaries to obtain Company Approvals from any Native American Authority.

     Section 4.11. Compliance with Organizational Document. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements or Section 4.11 of the Company's Disclosure Schedule, the Company and each of its Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under the respective charters or By-laws of the Company or any of its Subsidiaries.

     Section 4.12. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and any related transactions and the provisions of MCL sec. 302A.671 will not prevent, and the provisions of MCL 302A.675 will not impair, impede or prevent, any transaction contemplated hereby, including the grant of the irrevocable proxy contemplated by the Irrevocable Proxy Agreement.

     Section 4.13. Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger or the other transactions contemplated herein.

     Section 4.14. Intellectual Property. Set forth on Section 4.14 of the Company Disclosure Schedule is a complete list of each patent, trademark or service mark registration, copyright registration and applications therefor, and a complete list of all software (including any software being developed by or for the Company) owned, used, licensed, or assigned by or to the Company which is used in or is reasonably necessary to conduct the business and operations of the Company and its Subsidiaries ("Intellectual Property"). Except as set forth on Section 4.14 of the Company Disclosure Schedule:

          (a) The Company or its Subsidiaries are the sole and exclusive owner of, or has the unrestricted right to use, any and all Intellectual Property and all items of Intellectual Property are valid and subsisting and Section
     4.14 of the Company Disclosure Schedule identifies the owner, licensor and licensee of each item of Intellectual Property, as applicable;

          (b) The conduct of the business and operations of the Company and its Subsidiaries and the ownership, manufacture, purchase, sale, licensing, use and performance of the products or services of the Company and its Subsidiaries do not contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party and no proprietary information or trade secret has been misappropriated by the Company or any of its Subsidiaries from any third party. In addition, the use, licensing or sale by or to the Company as its Subsidiaries of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party;

          (c) To the Company's knowledge, the Intellectual Property and the Company's products and services are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and the Intellectual Property is not being infringed upon or violated by any third party;

          (d) With respect to any software included in the Intellectual Property, the occurrence in or use by such software of dates on or after January 1, 2000, will not adversely affect the performance of the software in any material way with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) ("Year 2000 Problem"), and the software will create, store and generate output data related to or including dates on or after January 1, 2000, without errors or omissions;

          (e) Each item of software owned, used or licensed by the Company and its Subsidiaries is fully operative, sufficiently developed and is currently capable of performing its intended application(s) as described in
     Section 4.14 of the Company Disclosure Schedule; and

          (f) The Intellectual Property is sufficient, fit and adequate for the reasonably anticipated or intended future business and operations of the Company and its Subsidiaries.

     Section 4.15. Validity of Contracts. (a) Except for contracts, leases, commitments, plans, agreements and licenses, together with all amendments thereto, listed in Section 4.15(a) of the Company Disclosure Schedule (complete and accurate copies of which have been delivered to Parent) and the agreements entered into in connection with the Merger, the Company and its Subsidiaries are neither a party to nor subject to:

          (i) any plan or contract providing for bonuses, pensions, options, stock purchases, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

          (ii) any employment contract or contract for services which requires the payment of $30,000 or more annually or which is not terminable within 30 days by the Company or any of its Subsidiaries without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

          (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $50,000 each;

          (iv) any other contracts or agreements creating any obligation of the Company or its Subsidiaries of $50,000 or more with respect to any such contract;

          (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or its Subsidiaries or any successor or assign within six months after the date hereof without payment of a penalty of $50,000 or more;

          (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

          (viii) any contract with any sales agent or distributor of products or services of the Company or any Subsidiary;

          (ix) any contract containing covenants limiting the freedom of the Company or its Subsidiary to compete in any line of business or with any person or entity;

          (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $50,000 whether or not such purchase is in the ordinary course of business;

          (xi) any license agreement (as licensor or licensee);

          (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

          (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or any Subsidiary or with any persons or organizations controlled by or affiliated with any of them;

          (xiv) any partnership, joint venture, or other similar contract, arrangement or agreement;

          (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements; or

          (xvi) any other contract (written or oral) not described in subsections (i) - (xv) which is material to the business or operations of the Company.

     (b) All contracts, leases, commitments, plans, agreements, and licenses including those described in Section 4.15(a) to which the Company and its Subsidiaries are a party or by which the Company are obligated ("Contracts") are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and its Subsidiaries and the other parties thereto, enforceable in accordance with their respective terms. Neither the Company, its Subsidiaries, nor any other party to any Contract of the Company or a Subsidiary, is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company, or any Subsidiary or on the part of any other party thereto in any such case that could have a Company Material Adverse Effect.

     (c) Except as disclosed in Section 4.15(c) of the Company Disclosure Schedule, no Contract with a customer or supplier of the Company or its Subsidiaries provides, by its terms, for or permits the customer to terminate the Contract at will, for convenience, without cause, or upon a change of the ownership or control of the Company.

     (d) Except as disclosed in Section 4.15(d) of the Company Disclosure Schedule, no consent of any party to a Contract (that is not a Native American Tribe) is required in connection with the consummation of the transactions contemplated herein.

     (e) With respect to any Contracts to which a Native American Tribe is a party, to the best knowledge of the Company, except for the Contracts listed in
Section 4.15(e) of the Company Disclosure Schedule ("Tribal Consents"), no consent of any Native American Tribe is required for the consummation of the transactions contemplated herein.

     Section 4.16. Customers and Suppliers. Section 4.16 of the Company Disclosure Schedule sets forth a true, complete and correct list of all customers from which the Company has received revenues of over $100,000 and the 10 largest suppliers of the Company and its Subsidiaries by volume of purchases, for each of the years ended December 31, 1994, 1995 and 1996, and for the six month period ended June 30, 1997. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material supplier of the Company or any of its Subsidiaries to the effect that, and has no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Company or its Subsidiaries. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material customer of the Company or any Subsidiaries to the effect that, and has no reason to believe that, such customer will stop, or materially decrease the rate of, buying materials, products or services from the Company or any of its Subsidiaries.

     Section 4.17.  Indebtedness To and From Officers, Directors and
Others.  Except as set forth in Section 4.17 of the Company Disclosure Schedule,
(a) the Company and its Subsidiaries are not indebted to any shareholder, director, officer, employee or agent of the Company and its Subsidiaries except for amounts due as normal salaries, wages, overtime payments, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Company and (b) no shareholder, director, officer, employee or agent of the Company or any of its Subsidiaries is indebted to the Company or any of its Subsidiaries except for advances for ordinary business expenses on a basis consistent with the past practices of the Company.

     Section 4.18. Licenses and Permits. Section 4.18 of the Company Disclosure Schedule lists all material permits, registrations, licenses, franchises, certifications and other approvals, including without limitation, all gaming licenses, gambling licenses, sale-of-deck licenses, and money-changing licenses (collectively, the "Company Approvals") required from any Governmental Authority (other than any Native American Authority) and, to the best knowledge of the Company, any Native American Authority, in order for the Company and its Subsidiaries to conduct its business. The Company has obtained all Company Approvals (other than from Native American Authorities), which are valid and in full force and effect, and, to the best of its knowledge, the Company has obtained all Company Approvals from Native American Authorities, which are to the Company's knowledge in full force and effect, except where the lack of such Company Approvals would not have a Company Material Adverse Effect or Parent Adverse Impact. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, none of the Company Approvals is subject to termination by their express terms as a result of the execution of this Agreement by the Company or the consummation of the Merger. No further Company Approvals (other than from Native American Authorities) and, to the best knowledge of the Company, no further Company Approvals from any Native American Authority will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing, except where the termination of such Company Approvals or the lack of such further Company Approvals would not have a Company Material Adverse Effect or Parent Adverse Impact. Except as disclosed in Section
4.18 of the Company Disclosure Schedule or in any other schedule hereto, neither the Company nor any of its Subsidiaries is subject to nor bound by any agreement, judgment, decree or order which may have a Company Material Adverse Effect or Parent Adverse Impact.

     Section 4.19. Taxes and Returns. (a) Except as disclosed in Section 4.19(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries, its previously owned subsidiaries and any affiliated group within the meaning of Section 1504 of the Code of which the Company, its Subsidiaries or previously owned Subsidiaries is or has been a member (each a "Taxpayer") has timely filed, or caused to be timely filed all Tax Returns required to be filed and all such returns were complete and accurate in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith. Except as set forth in
Section 4.19(a) of the Company Disclosure Schedule, there are no claims or assessments pending against any Taxpayer for any alleged deficiency in any Tax, and no Taxpayer has been notified in writing of any proposed Tax liens, claims or assessments against any Taxpayer (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith). Except as set forth in
Section 4.19(a) of the Company Disclosure Schedule, no Taxpayer has any waivers or extensions of any applicable statute of limitations to assess any Taxes in excess of $10,000. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, there are no outstanding requests by any Taxpayer for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return.

     (b) To the best knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due and payable.

     (c) Other than as set forth on Section 4.19(c) of the Company Disclosure Schedule, there have been no audits and there are no ongoing audits of any Tax Returns or reports of any Tax filed by Taxpayer. There is set forth on Section 4.19(c) of the Company Disclosure Schedule a brief description of the status of all prior audits, all ongoing audits and all notifications of audits for any Taxpayer, and except as otherwise disclosed on such Section 4.19(c) of the Company Disclosure Schedule all deficiencies resulting from such audits have either been paid or adequately provided for in the Company Financial Statements.

     (d) Section 4.19(d) of the Company Disclosure Schedule sets forth all elections made by Taxpayer in the past five years that remain in effect for any Taxpayer with respect to Taxes. Except as set forth on Section 4.19(d) of the Company Disclosure Schedule, there are no ongoing audit adjustments of Taxes that will affect taxable periods subsequent to the audit.

     (e) Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, (i) there has not been made with respect to any Taxpayer, or any property held by any Taxpayer, any consent under Section 341 of the Code (or any corresponding provisions of state, local or foreign income Tax Law), (ii) no property of any Taxpayer is "tax exempt use property" within the meaning of
Section 168(h) of the Code, and (iii) no Taxpayer is a party to any lease made pursuant to former Section 168(f)(8) of the Code.

     (f) Except as set forth in Section 4.19(f) of the Company Disclosure Schedule, no Taxpayer is party to any Tax sharing agreement or any other agreement with respect to Taxes.

     (g) Except as disclosed in Section 4.19(g) of the Company Disclosure Schedule, the charges, accruals and reserves on the books of the Company with respect to Taxes due and payable after the Closing Date have been presented in accordance with GAAP consistently applied.

     (h) Except as set forth in Section 4.19(h) of the Company Disclosure Schedule, no Taxpayer is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     Section 4.20. ERISA Related Matters. (a) Section 4.20 of the Company Disclosure Schedule sets forth each employee pension, defined benefit, defined contribution, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, sick pay, disability, severance or other plan, fund, program, policy, contract or arrangement providing employee benefits administered, maintained or contributed to by the Company or any of its Subsidiaries in which any employee or former employee or beneficiary of the Company or any of its Subsidiaries currently participates, has participated or was eligible to participate or under which any employee, former employee or beneficiary of the Company or any of its Subsidiaries has accrued or is or will be entitled to any benefits or pursuant to which the Company or its Subsidiaries has any liability, contingent or otherwise or on behalf of which the Company or its Subsidiaries is or has acted as a fiduciary since January 1, 1987 (individually, a "Plan" and collectively, the "Plans").

     (b) The Company shall have delivered to Parent true, complete and correct copies, together with all amendments thereto, of (i) each Plan (other than certain union Plans listed in Section 4.20(b) of the Company Disclosure Schedule which cannot be obtained upon reasonable effort or, in the case of any unwritten Plans, descriptions thereof), (ii) the three most recent annual reports on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required,
(iv) each trust agreement and group annuity contract relating to any Plan; (v) reasonable evidence of adoption for each Plan; and (vi) a complete copy of each IRS determination letter for each Plan for which such a letter was obtained. Neither the Company nor any corporation or trade or business (whether or not incorporated) which would be or was treated as a member of the controlled group of the Company under Section 4001(a)(14) of ERISA (hereinafter the "Controlled Group"), is now sponsoring or contributing to or ever has sponsored or contributed to, prior to the Closing Date, any Plan subject to Title IV of ERISA.

     (c) Except as set forth in Section 4.20(c) of the Company Disclosure Schedule, there exists no liability in connection with any Plan that has been terminated and all procedures for termination of such plans have been properly followed.

     (d) Neither the Company nor any of its Subsidiaries or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, has engaged in a transaction in connection with which the Company or any such subsidiaries or any trustee or administrator of the Plans or any such trust, or any other such "disqualified person," could be subject to either a liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Section 4975 through 4980 of the Code.

     (e) Except as described in Section 4.20(e) of the Company Disclosure Schedule, each of the Plans and any trust created thereunder has been operated and administered in accordance with its terms and in compliance with Applicable Laws, including but not limited to ERISA and the Code. There are no pending or threatened claims, action, audits, or examinations with respect to any of the Plans and any trust created thereunder by any Governmental Authority. There are no pending or threatened claims with respect to any of the Plans and any trust created thereunder, by any employee or former employee that participated in, currently participates in, or is or was eligible to participate in, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (f) All contributions required to be made to each Plan have been timely made or accrued for on the Company Financial Statements. All account allocations required to have been made under each Plan and Applicable Law have been made.

     (g) None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     (h) With respect to any Plan that provides welfare benefits as defined in
Section 419(e) of the Code, except as disclosed in Section 4.20 of the Company Disclosure Schedule, no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code.

     (i) With respect to any "welfare plan" (as defined in Section 3(1) of ERISA) which qualifies as a "group health plan" under Section 607(1) of ERISA and Section 4980B of the Code and related regulations (relating to the benefit continuation rights imposed by COBRA), the Company, and each of its Subsidiaries, such group health plan and the administrator of such group health plan have all complied, in all material respects, with all reporting, disclosure, notice, election and other benefit requirements imposed under COBRA, as and when applicable; and the Company has not incurred any direct or indirect liability, nor is the Company subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure to comply with such COBRA requirements.

     (j) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or its Subsidiaries as of the Closing Date that has not been either paid or reasonably estimated and reserved for in accordance with GAAP consistently applied.

     (k) Except as otherwise set forth in Section 4.20(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

(A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any Plan, (B) increase any benefits otherwise payable under any Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits.

     (l) The Company has not announced any plan or made any legally binding commitment to create additional benefits which are intended to cover employees or former employees of the Company or to make any amendment or modifications to any Plan that covers or has covered or is available to the Company employees or former employees other than as set forth in Section 4.20(l) of the Company Disclosure Schedule or as required by Applicable Law. No payment under any Plan will not be deductible by the Company by reason of failure to comply with any provisions of the Code.

     (m) The Company does not, nor has it ever contributed to or participated in any Multiemployer Plan as defined in Section 3(37) of ERISA.

     Section 4.21.  Labor and Employment Matters.  (a) Except as set forth in
Section 4.21(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are and have been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and such laws relating to employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice, as defined under Applicable Laws.

     (a) The Company and its Subsidiaries are not delinquent or in arrears in payments to any of their respective employees or agents for any wages, salaries, commission, overtime payments, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

     (b) If the employment of any such officers, directors, employees or agents terminates for any reason, neither Company, Parent, Acquisition Sub nor the Surviving Corporation will, pursuant to any agreement in effect, or by reason of any act or omission by Company or any Subsidiary before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

     (c) Except as set forth in Section 4.21(d) of the Company Disclosure Schedule, there is no material controversy pending or, to the knowledge of the Company, threatened between Company and its Subsidiaries, on the one hand, and any of its employees or consultants or former employees or consultants, on the other hand.

     (d) The Company and its Subsidiaries (i) have never been and are not now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their respective employees, and
(iii) are not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization. Company and its Subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of their key employees intends to leave their employ.

     (e) Except as set forth in Section 4.21(f) to Company Disclosure Schedule, the Company and its Subsidiaries have no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the knowledge of Company and its Subsidiaries, no employee of Company or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed thereby, or to use the proprietary information of others, and the employment of such employees does not subject Company and its Subsidiaries to any claim by any other Person.

     (f) A list of all employees, officers and consultants of Company and its Subsidiaries and their current compensation is set forth on Section 4.21(g) of the Company Disclosure Schedule. Such list also describes any vested benefits, including, without limitation, vacation or sick pay, which each Person on such list is entitled to receive from Company.

     Section 4.22. Tax-Free Structure. To the knowledge of the Company, the Merger, together with the other transactions contemplated under this Agreement, shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code and the Company, to its knowledge, has not taken any action, or failed to take any action, that would make the Merger ineligible as a tax-free reorganization.

     Section 4.23. Advisors and Investment Bankers. Except for the Company's investment banking firm, Ladenburg Thalmann & Co. Inc., whose advisory fee arrangement has been disclosed to Parent prior to the date hereof, no broker, advisor, finder or investment banker is entitled to any brokerage, advisor's, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.24. Un-bank Agreements. All agreements or arrangements between the Company and Un-bank Company LLP are on terms no less advantageous to the Company than could be secured from an unaffiliated third party in a transaction negotiated at arm's-length. The Company has made no material payments to Un-bank Company LLP or any of its principals or members in connection with or arising from any business between the Company and Un-bank Company LLP.

     Section 4.25. Complete Disclosure. Neither this Agreement, the Stock Option Agreement nor any of the certificates or documents required to be delivered by Company and/or Dachis to Parent under this Agreement as a condition to closing, taken together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

                                   ARTICLE V

                         Representations and Warranties
                         of Acquisition Sub and Parent

     Acquisition Sub, upon being formed prior to the Closing Date, and Parent hereby jointly and severally represent and warrant to the Company as follows:

     Section 5.1. Organization and Qualification. Parent is, and Acquisition Sub shall be, corporations duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power and authority to own, lease and operate their assets and properties and to carry on their businesses as they are now being conducted. Parent is, and Acquisition Sub shall be, qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by each or the nature of the businesses conducted by each makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect. Prior to or at the Closing, Parent will directly own and have the power to vote all of the outstanding capital stock of Acquisition Sub, and, as the sole stockholder of Acquisition Sub, will have approved this Merger Agreement and the transactions contemplated hereunder.

     Section 5.2. Parent Common Stock. Parent has 200,000,000 authorized shares of Common Stock, of which 96,568,213 shares are outstanding on August 31, 1997. Acquisition Sub or Parent holds, or by the Effective Time shall hold, a number of shares of Parent Common Stock sufficient to convert all Company Common Stock to Parent Common Stock pursuant to Article III, all of which are or shall be validly issued and are or will be fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.2 of the separate disclosure schedule executed and delivered by Parent simultaneously with the execution and delivery of this Agreement ("Parent's Disclosure Schedule") or in Parent's Annual Report on Form 10-K for the year ended December 31, 1996, and the exhibits and schedules thereto (the "Parent 10-K") and, together with any reports filed by Parent with the SEC under the Exchange Act after the Parent 10-K and prior to the date of this Agreement, the "Recent Parent Reports") or any of the Recent Parent Reports, as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies and other commitments, understandings, restrictions and arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment, except pursuant to this Agreement and the issuance of certain options granted by the Parent to certain employees by the Human Resources Committee of its Board of Directors at a meeting held on August 20, 1997. The shares of Parent Common Stock to be issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     Section 5.3. Authority; Non-Contravention; Approvals. (a) Parent has, and Acquisition Sub shall have, full corporate power and authority to enter into this Agreement and subject to obtaining the Parent Required Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly authorized by Parent's, and will have been duly authorized by, Acquisition Sub's Boards of Directors, and no other corporate proceedings on the part of Parent and Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby except for the obtaining of the Parent Required Approvals and the formation of Acquisition Sub. This Agreement has been duly and validly executed and delivered by Parent, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of Parent enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by laws of bankruptcy or insolvency or laws relating to creditor's rights generally.

     (b) Except as set forth in Section 5.3(b) of Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent does not, and the consummation by Parent of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the charters or By-Laws of Parent or any of its Subsidiaries, (ii) subject to obtaining the Parent Required Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, and (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

     (c) Except for (i) the filings by Parent and the Company required by Title II of the HSR Act, (ii) the filing of the Registration Statement with the SEC pursuant to the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities, (iii) the filing of necessary certificates with the Secretary of State of the State of Minnesota in connection with the Merger and (iv) the listing with the NYSE of the additional shares of Parent Common Stock to be issued in the Merger (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Parent Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, other than as contemplated in this Agreement and such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Parent Material Adverse Effect.

     Section 5.4. Reports and Financial Statements. Since December 31, 1992, Parent and each of its Subsidiaries have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of Parent's and its Subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has delivered to the Company true and complete copies of its (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Parent or any of its subsidiaries with the SEC from January 1, 1993 until the date hereof, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special) and actions by written consent in lieu of a shareholder's meeting from January 1, 1993, until the date hereof and (c) all other reports or registration statements filed by Parent or its subsidiaries with the SEC from January 1, 1994, until the date hereof (other than registration statements on Form S-8 and the registration statement on Form S-3 for the Parent Dividend Reinvestment Plan) (collectively, the "Parent SEC Reports") and (d) audited consolidated financial statements of Parent for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the three months ended March 31, 1997 and for the six months ended June 30, 1997 (collectively, the "Recent Parent Financial Statements"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports and the Recent Parent Financial Statements (collectively, the "Parent Financial Statements") fairly present the financial position of Parent and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     Section 5.5.  Absence of Undisclosed Liabilities.  Except as set forth in
Section 5.5 of Parent Disclosure Schedule or in the Parent SEC Reports, neither Parent nor any of its Subsidiaries had at June 30, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies
(a) which are accrued or reserved against in the Recent Parent Financial Statements or reflected in the notes thereto or (b) which were incurred after June 30, 1997, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect, (ii) have been discharged or paid in full prior to the date hereof or (iii) would not be required to be disclosed in the Parent's financial statements or the notes thereto.

     Section 5.6.  Absence of Certain Changes or Events.  Except as set forth in
Section 5.6 of Parent Disclosure Schedule or in the Recent Parent Reports, since December 31, 1996, there has not been any material adverse change in the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole that would result in a Parent Material Adverse Effect, and Parent and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

     Section 5.7. Registration Statement. The Prospectus forming part of the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent for the purpose of registering the shares of Parent Common Stock to be issued in the Merger or the Stock Option Agreement (the "Registration Statement") will not at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that in the event of such untrue statement or omission, Parent shall timely file with the SEC an amendment or supplement correcting such untrue statement or omission prior to the Effective Time. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Parent with respect to information supplied by the Company or its representatives specifically for inclusion therein.

     Section 5.8. No Violation of Law. Except as disclosed in the Parent SEC Reports or set forth in Section 5.8 of Parent's Disclosure Schedule, neither Parent nor any of its Subsidiaries is in violation of, or, to the knowledge of Parent, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for violations which in the aggregate do not have a Parent Material Adverse Effect. Parent and its subsidiaries have all material governmental permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except those which the failure to obtain would not, in the aggregate have a Parent Material Adverse Effect.

     Section 5.9. Litigation. Except as disclosed in the Recent Parent Reports, the Recent Parent Financial Statements, or Section 5.9 of the Parent's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened, nor to the knowledge of Parent are there any investigations or reviews pending or threatened, against, relating to or affecting the Parent or any of its subsidiaries, which, if adversely determined, could have a Parent Material Adverse Effect; (b) there have not been any developments since December 31, 1996, with respect to such claims, suits, actions, proceedings, investigations or reviews which individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; and except as contemplated by the Parent Required Approvals, neither Parent nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

     Section 5.10. Compliance with Agreements. Except as disclosed in the Recent Parent Reports, the Recent Parent Financial Statements or Section 5.10 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under, (a) the respective charters or By-laws of the Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.10 would have, in the aggregate, a Parent Material Adverse Effect.

     Section 5.11. Taxes and Returns. The Parent and each of its Subsidiaries has timely filed, or caused to be timely filed all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves have been established or which are being contested in good faith.

     Section 5.12. Advisors and Investment Bankers. The Parent represents and warrants that no broker, advisors, finder or investment banker is entitled to any brokerage, advisor's, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

     Section 5.13. Pooling Structure. Except as set forth in Section 5.13 of the Parent Disclosure Schedule, to the best knowledge of Parent, prior to the date hereof, neither Parent nor Acquisition Sub has taken any action, or failed to take any action, that would cause the Merger to be ineligible as a pooling of interest for accounting, reporting or tax purposes.

     Section 5.14. Complete Disclosure. Neither this Agreement, nor any of the certificates or documents required to be delivered by the Parent to Company and Dachis under this Agreement as a condition to closing, taking together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

                                   ARTICLE VI

                     Conduct of Business Pending the Merger

     Section 6.1.  Conduct of Business by the Company Pending the
Merger. Except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall and shall cause each of its Subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or By-Laws; (ii) split, combine, subdivide, recapitalize, reclassify or exchange their outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise; or
     (iii) knowingly take any action which would result in a failure to maintain the trading of Company Common Stock on the NASDAQ NMS;

          (c) not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock except to honor the exercise of previously granted options; (ii) sell (including, without limitation, by sale/leaseback), pledge, dispose of, license or encumber any material assets (including without limitation intellectual property), or any interests therein, other than in the ordinary course of business and consistent with past practice; (iii) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock, other than in accordance with the governing terms of such securities or (y) long-term debt, other than as required by the governing instruments relating thereto; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) use their best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with them;

          (e) confer on a regular and frequent basis with one or more representatives of Parent to discuss operational matters of materiality and the general status of ongoing operations;

          (f) promptly notify Parent of any significant changes in the business, financial condition or results of operations of the Company or its Subsidiaries taken as a whole;

          (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

          (h) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

          (i) not adopt, enter into or amend any bonus, profit sharing, compensation (except regularly scheduled, ordinary course salary adjustments consistent with historic practice), stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof, except with the prior written approval of Parent;

          (j) maintain with financially responsible insurance companies, insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

          (k) not enter into any material arrangement, agreement, or contract with any third party which provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements, or contracts existing on the date hereof;

          (l) not establish any new lines of credit or other credit facilities or incur any indebtedness other than pursuant to existing credit facilities except for trade liabilities incurred in the ordinary course of business; and

          (m) not agree in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article IV untrue or incorrect in any material respect as of the time of the Closing.

                                  ARTICLE VII

                             Additional Agreements

     Section 7.1. Access to Information. (a) The Company and its Subsidiaries shall afford to Parent, Travelers Express Company, Inc., and their employees, accountants, counsel, and other representatives access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and to their customers, vendors, employees, consultants and professional advisors and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, FTC or DOJ and (ii) all other information concerning their respective businesses, properties and personnel as Parent may reasonably request; provided, however, that no investigation pursuant to this Section 7.1(a) shall affect any representations or warranties made herein (except as to breaches or inaccuracies therein of which Parent had Actual Knowledge as to both existence and scope) or the conditions to the obligations of the respective parties to consummate the Merger. Parent agrees that it shall only contact vendors of the Company after consultation with the Company, and the Company agrees to consult freely with the Parent with respect thereto. The Company and its Subsidiaries shall promptly advise Parent in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future is likely to have, a Company Material Adverse Effect or Parent Adverse Impact.

     (b) Parent and its Subsidiaries shall afford to the Company and its financial advisors, Ladenburg Thalmann & Co. Inc., access during normal business hours throughout the period prior to the Effective Time to such information as may be reasonably necessary for such financial advisors to prepare and deliver the Fairness Opinion. From the date hereof until the Effective Time, Parent shall furnish promptly to Company a copy of each report, schedule and other document filed or received by the Parent pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, FTC or DOJ, unless the Parent believes in its reasonable discretion that such report, schedule or document contains confidential information or does not relate to the transactions contemplated herein. Parent and its Subsidiaries shall promptly advise the Company in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future is likely to have, a Parent Material Adverse Effect.

     Section 7.2.  No Solicitation.

          (a) From the date hereof until the termination hereof, the Company agrees not to, and will not authorize any of the Company's officers, directors, employees or other agents to, directly or indirectly, (i) take any action to seek, initiate or encourage any offer or proposal from any person, entity or group (other than Parent) to acquire any shares of the capital stock, options or other securities of the Company, to acquire any significant portion of the Company's assets or for any other merger, joint venture, recapitalization, consolidation or business combination (a "Third Party Offer"), or (ii) engage in negotiations concerning or disclose nonpublic financial information relating to the Company, or any confidential or proprietary trade or business information relating to the business of the Company, or afford access to the properties, books or records of the Company (except as required by Applicable Law), to any third party that may be considering a Third Party Offer. Except as disclosed in
     Section 7.2(a) of the Company Disclosure Schedule, since May 15, 1997, neither the Company, nor any of the officers, directors, employees or other agents of the Company or any of its Subsidiaries has engaged in any activities, discussions or negotiations with any parties with respect to any of the foregoing.

          (b) The Company will orally notify Parent immediately, followed by prompt written notice (identifying the offeror and describing, in reasonable detail, the terms of the offer or the request for information), of any Third Party Offer from any person, entity or group (other than from Parent) or of any request for information with respect to a Third Party Offer or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Offer.

          (c) Notwithstanding anything contained in this Section 7.2 to the contrary, the Company and its Subsidiaries may furnish information pursuant to an unsolicited Third Party Offer if the Company's Counsel advises the Board of Directors of the Company that the failure to take such action or actions might reasonably subject the Company's directors to liability for breach of their fiduciary duties and the Company's financial advisors advise the Board that the consideration to be paid pursuant to said unsolicited Third Party Offer is greater than that to be received by the Company's stockholders pursuant to this Agreement and said offeror has the necessary financial capability to effect such transaction. Following receipt of a bona fide Third Party Offer to consummate a Company Acquisition transaction, (i) the Company may take and disclose to the Company's stockholders the position of the Board of Directors of the Company contemplated by Rule 14e-2 under the Exchange Act or otherwise make appropriate disclosures to its stockholders, (ii) the Company may furnish or cause to be furnished information concerning its business, properties or assets to a bona fide third party in accordance with the terms and provisions of this Agreement, and (iii) the Company may engage in discussions or negotiations with a third party concerning a Company Acquisition transaction. In the event the Company shall determine to provide any information as described above, or shall receive any offer relating to a Company Acquisition transaction, it shall promptly notify the Parent as to the fact that information is to be provided or that an offer relating to a Company Acquisition transaction has been received and shall furnish to the Parent the identity of the recipient of information or the proponent of such Company Acquisition transaction if applicable, and, if a Third Party Offer has been received, a description of the material terms thereof. The Company may enter into a definitive agreement for a Company Acquisition transaction meeting the requirements set forth above with the offeror with which it is permitted to negotiate pursuant to this Section 7.2(c), only if its failure to do so would, in the judgment of the Company's Board of Directors based upon the advice of the Company's Counsel, constitute a breach of the fiduciary duties of the Board of Directors, provided, that at least ten Business Days prior to the Company's execution thereof, the Company shall have notified the Parent in writing indicating the Company's intent to enter into such agreement and describing all of the material terms of such agreement.

     Section 7.3.  Registration Statement; Prospectus/Proxy Statement.

          (a) For the purposes of (i) registering the issuance of Parent Common Stock to holders of the Company Common Stock in connection with the Merger with the SEC under the Securities Act, and complying with applicable state securities laws and (ii) holding the meeting of Company stockholders to vote upon the adoption of this Agreement and the Merger and the transactions contemplated hereby and thereby (the "Company Proposals"), Parent and Company will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement," including a prospectus/proxy statement satisfying all requirements of applicable state securities laws, the Securities Act and the Exchange Act. Such prospectus/proxy statement in the form mailed by Company and Parent to Company's stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement."

          (b) Company will furnish Parent with such information concerning Company and its Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Company and its Subsidiaries, to comply with Applicable Law. None of the information relating to Company and its Subsidiaries supplied by Company for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Company agrees promptly to advise Parent if, at any time prior to the respective meetings of the stockholders of Company or Parent referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. Company will furnish Parent with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Company and its subsidiaries, to comply with Applicable Law after the mailing thereof to the stockholders of Company or Parent.

          (c) Parent will furnish Company with such information concerning Parent and its Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its Subsidiaries, to comply with Applicable Law. None of the information relating to Parent and its Subsidiaries supplied by Parent for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent agrees promptly to advise Company if, at any time prior to the respective meetings of stockholders of Company or Parent referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Company with the information needed to correct such inaccuracy or omission. Parent will furnish Company with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Company or Parent.

          (d) Parent shall cooperate with Company in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, pursuant to Rule 14a-6 under the Exchange Act.

          (e) Parent will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities laws. Company authorizes Parent to utilize in the Registration Statement and in all such state filed materials, the information concerning Company and its subsidiaries provided to Parent in connection with, or contained in, the Prospectus/Proxy Statement. Parent promptly will advise Company when the Registration Statement has become effective and of any supplements or amendments thereto, and Parent will furnish Company with copies of all such documents. Except for the Prospectus/Proxy or the preliminary prospectus/proxy, neither Parent nor Company shall distribute any written material that might constitute a "prospectus" relating to the Merger or the Company Proposals within the meaning of the Securities Act or any applicable state securities law without the prior written consent of the other party. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in the Merger; provided, however, that with respect to such blue sky qualifications neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions relating to or arising solely from the offer and sale of Parent Common Stock.

     Section 7.4. Stockholders' Approval. The Company shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a stockholder meeting (the "Company Stockholders' Meeting") to be held as soon as practicable after the Registration Statement is declared effective by the SEC and, subject to the fiduciary duties of the Board of Directors of the Company under Applicable Laws, shall use its best efforts to obtain stockholder approval (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby in accordance with Section 4.13.

Subject to the fiduciary duties of the Board of Directors of the Company under Applicable Law, as determined by such directors in good faith after consultations with and based upon the advice of the Company's Counsel, the Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

     Section 7.5. The New York Stock Exchange. Parent shall use its best efforts to obtain the listing on the New York Stock Exchange, at or before the Effective Time, of the additional shares of Parent Common Stock to be issued pursuant to the Merger.

     Section 7.6. Expenses. Except as otherwise specifically set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however that all costs and expenses relating to printing, filing and mailing the Registration Statement, the Proxy Statement and any other filings with the SEC and all SEC and other regulatory filing fees (including HSR fees) incurred in connection with such filings shall be borne equally by the Company and Parent.

     Section 7.7. Agreement to Cooperate. Subject to the terms and conditions provided in this Agreement and Applicable Law, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters (including, but not limited to, required approvals under applicable Minnesota state laws and regulations), to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). The Company agrees to allow the Parent to review each regulatory filing made by the Company prior to the filing thereof during the term of this Agreement. The Parent agrees to allow the Company to review each regulatory filing made by the Parent relating to the transactions contemplated herein prior to the filing hereof during the term of this Agreement, unless such filing contains information which the Parent in its reasonable discretion believes contains confidential information.

     Section 7.8. Confidentiality. Unless (a) otherwise expressly provided in this Agreement, (b) required by Applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD,
(c) necessary to secure any required Consents as to which the other party has been advised, or (d) consented to in writing by Parent and Company, any information or documents furnished in connection herewith shall be kept strictly confidential by Company, Parent, Acquisition Sub and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law. To the extent required by such disclosure obligations, Parent or Company, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Company or Parent, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute such prospectus. Parent and Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made (or destroy all such documents and certify as to the complete destruction of such documents) and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Applicable Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information is or becomes generally available to the public or is otherwise no longer confidential.

Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     Section 7.9. Tax Treatment. Each of Parent, Acquisition Sub and the Company will use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code and Company shall not knowingly take any action or knowingly fail to take such action that would be reasonably likely to jeopardize the treatment of the Merger as a tax-free reorganization.

     Section 7.10. Pooling. From and after the date hereof, neither Company nor Dachis shall knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a pooling of interests for accounting, reporting and tax purposes.

     Section 7.11. Affiliates Agreements. Dachis shall enter into, and Company and Dachis shall each use their respective best efforts to ensure that each person who is or may be an "affiliate" of Company within the meaning of Rule 145 promulgated under the Securities Act, shall enter into the Affiliates Agreement.

     Section 7.12. Directors and Officers Insurance. The Company shall maintain or procure a policy of directors and officers insurance from a reputable insurance Company providing not less than $5 million coverage to their officers and directors for its actions and decisions relating to the transactions contemplated hereby (with a retention amount not exceeding $250,000), which policy shall remain in effect for a period not less than three years from the Effective Date.

     Section 7.13. Continuation of Indemnities; No Circular Indemnities. The right to indemnification, if any, from the Company of any current or former officer or director of the Company pursuant to the Company Charter Documents or under any Applicable Law, shall survive the Effective Date; provided, however, that subject to Applicable Law (a) no indemnification shall be available to the Company from the Parent, Surviving Corporation or Acquisition Sub for any claim or matter for which any Indemnified Party would be entitled to receive indemnification under this Agreement, (b) no indemnification shall be available to Dachis from the Company, the Parent, the Surviving Corporation or the Acquisition Sub for any claim or matter for which any Indemnified Party would be entitled to receive indemnification under Article V of the Selling Shareholder's Agreement, and (c) no indemnification shall be available to any officer or director (including, without limitation, Dachis) for any claim or matter if, with regard to the subject matter thereof, the Company, the Parent, the Surviving Corporation or the Acquisition Sub prevails upon a claim (at law or in equity) against that officer or director. For purposes of the foregoing, the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be considered to have "prevailed upon a claim" only if: (x) a final order resolving such claim in favor of the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be issued by a court, administrative body or other tribunal of competent jurisdiction, unless such final order is subsequently overturned on appeal; or
(y) the subject officer or director enters into an agreement with the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, for the purpose of resolving such claim and therein agrees that the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, has prevailed upon such claim for purposes of this Section 7.13. Notwithstanding the foregoing, the current and former officers and directors of the Company may pursue such rights as they may have under the insurance policy described in Section 7.12.

     Section 7.14. Recovering Drawer Shortages. At the request of the Parent, the Company shall not withhold drawer shortages from the payroll checks of cashiers.

                                  ARTICLE VIII

                             Conditions to Closing

     Section 8.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company pursuant to Section 4.13.

          (b) No Injunction. No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted).

          (c) No Adverse Action. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger.

          (d) Government Consents. All governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval (if required) by the DOJ, FTC and the SEC, shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a material adverse effect on the Surviving Corporation.

          (e) Expiration of Waiting Period. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no additional requirements relating thereto shall be applicable.

          (f) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

          (g) Blue Sky. Parent shall have received all state securities law authorizations necessary to consummate the transaction contemplated hereby.

          (h) NYSE Listing Available. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE.

          (i) Delivery of Fairness Opinion. The Company's Board of Directors shall have received from its financial advisors, Ladenburg Thalmann & Co. Inc., a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the Exchange Ratio is fair to the holders of the Company's Common Stock from a financial point of view ("Fairness Opinion").

     Section 8.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Performance by Parent. Acquisition Sub and Parent shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of Acquisition Sub and Parent contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except those which in the aggregate do not result in a Parent

     Material Adverse Effect, and the Company shall have received a certificate of the President or the Chief Financial Officer of each of Acquisition Sub and Parent to that effect.

          (c) No Material Adverse Change. Since the date hereof, no Parent Material Adverse Effect shall have occurred.

          (d) Price of Parent Stock. The Viad Price shall be no greater than $21.20 per share.

          (e) Opinion of Counsel. The Company shall have received an opinion addressed to the Company from Bryan Cave LLP, special counsel to the Parent and Acquisition Sub substantially in the form set forth in Exhibit A and relying on the certificates and opinions provided by the Company's General Counsel, dated the Closing Date. Any opinion of General Counsel shall be addressed to the Company.

          (f) Tax Opinion. The Company shall have received an opinion dated the Closing Date, addressed to the Company and Parent from Ernst & Young LLP to the effect that there is a reasonable basis to believe that the Merger will be treated for Federal Income Tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

          (g) Delivery of Merger Consideration. Parent shall have deposited the Parent Common Stock and cash into the Exchange Fund in accordance with
     Section 3.2(a).

          (h) Necessary Documents. Parent shall have delivered to the Company at or prior to the Effective Time such other documents (including certificates of officers of Parent) as the Company may reasonably request in order to enable the Company to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     Section 8.3. Conditions to Obligation of Parent and Acquisition Sub to Effect the Merger. The obligation of Parent and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) Performance by Company and Dachis. The Company and Dachis shall have performed in all material respects their respective agreements contained in this Agreement, the Selling Shareholder's Agreement, the Stock Option Agreement and the Irrevocable Proxy Agreement required to be performed on or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except those which in the aggregate do not result in a Company Material Adverse Effect, and Parent and Acquisition Sub shall have received a Certificate of the President and the Chief Financial Officer of the Company to that effect.

          (c) No Material Adverse Change. Since the date hereof, no Company Material Adverse Effect shall have occurred.

          (d) Price of Parent Stock. The Viad Price shall be no less than $17.20 per share.

          (e) Dissenting Shareholders. The number of Dissenting Shares shall not exceed five percent (5%) of the Company Common Stock outstanding at the Effective Time.

          (f) Licenses and Permits. All material licenses and permits required to conduct business of the Company (other than licenses or permits from any Native American Authority) shall have been properly transferred or obtained (except to the extent that such licenses and permits may only be transferred or obtained by the Surviving Corporation subsequent to the Effective Time) and shall be in full force and effect as of the Effective Time. All licenses and permits required to conduct the business of the Company that the Parent has requested that the Company obtain from any Native American Authority shall have been properly transferred or obtained and shall be in full force and effect as of the Effective Time.

          (g) Required Consents. All third party consents and approvals necessary for the consummation of the Merger and the transactions contemplated hereby (other than those consents and approvals from any

     Native American Tribes that the Parent and Company have agreed not to procure) shall have been obtained and shall be in full force and effect at the Effective Time. All third party consents and approvals of any Native American Authority that the Parent has requested that the Company procure shall have been obtained and be in effect at the Effective Time.

          (h) Note Receivables. All notes and other receivables from any employees, consultants or other third parties due to the Company shall have been fully paid and satisfied.

          (i) FBS Credit Agreement. The Credit Agreement and the Security Agreement, each dated as of June 20, 1997, between the Company and First Bank System shall have been terminated effective no later than the Effective Time and all obligations of the Company under the Credit Agreement and the Security Agreement shall have been satisfied, subject to any obligations that survive full payment of all outstanding principal and interest in accordance with the terms of the Credit Agreement.

          (j) Merchant Member Agreement. In the event the Company or any of its Subsidiaries enters into the Merchant Member Agreement with First Bank National Association, such Agreement shall be in form and substance reasonably satisfactory to Parent.

          (k) License in Wisconsin. Company shall have in full force and effect the Non-gaming Vendor License from the Wisconsin Gaming Board described in the Company Disclosure Schedule.

          (l) Certificate of Significant Shareholders. Each of the Significant Shareholders shall have executed and delivered a Certificate certifying that as of the Closing Date, the representations and warranties of the Company set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

          (m) Director's and Officers Liability Insurance. Company shall have in force and effect the policy of director's and officer's liability insurance coverage required by Section 7.12.

          (n) Termination of 401K Profit Sharing Plan. The Company shall provide evidence of the termination of any 401K Plan or Profit Sharing Plan of the Company, including without limitation the Game Financial Corporation and Affiliate Profit Sharing and Savings Plan.

          (o) Resignations. Except to the extent Parent directs otherwise or as contemplated by this Agreement, Company shall cause the resignation, termination or other removal of the Company's present directors and officers, effective as of the Closing Date.

          (p) Accounting Treatment. The Parent shall have adequate assurance, in its sole and absolute discretion, that the Merger and other transactions related thereto shall be approved as a "pooling of interests" for all accounting and reporting purposes of Parent and Surviving Corporation, including, without limitation, a letter from Ernst & Young LLP, the Company's independent certified public accountants dated as of the Closing Date, confirming that such firm is not aware of any fact or circumstance with respect to the Company which could be interpreted as rendering the Merger ineligible for the pooling of interests method of accounting in accordance with GAAP and all published rules, regulations and policies of the SEC.

          (q) Assignment of Intellectual Property. The Company shall have delivered fully executed assignments, in the form attached hereto as Exhibit C, conveying all rights, title and interest to the Intellectual Property from those persons set forth in Section 8.3(n) of the Company Disclosure Schedule and any person hired by the Company after the execution of this Agreement who has access to the Intellectual Property.

          (r) Opinion of Counsel. Parent and Acquisition Sub shall have received an opinion from Robin, Kaplan, Miller and Ciresi, PA, special counsel to the Company, or other counsel reasonably acceptable to Parent and Acquisition Sub, in substantially the form set forth in Exhibit B.

          (s) Selling Shareholder's Agreement. The Selling Shareholder's Agreement shall be in full force and effect.

          (t) Escrow Agreement. The Escrow Agreement, dated as of the Closing Date, by and among the Parent, Dachis and the Escrow Agent in substantially the form attached to the Selling Shareholder's Agreement or another form reasonably acceptable to the parties thereto ("Escrow Agreement") shall be executed and delivered and shall be in full force and effect.

          (u) Employment Agreements. The Employment Agreements, in the forms approved by Parent, between the Company, and each of Gary A. Dachis, Jeffrey L. Ringer, Deanna Frederichs-Moose, Michael Barcelow, Louis Dachis and Jean Williams shall be in full force and effect.

          (v) Affiliate Agreements. Each person who is or may be an "affiliate" of the Company within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act including Bruce Dachis, as trustee under The Marnie J. Dachis Irrevocable Trust Agreement, dated December 28, 1993 and as trustee under The Louis A. Dachis Irrevocable Trust Agreement dated December 28, 1993, shall have entered into an Affiliate Agreement in the form attached hereto as Exhibit D.

          (w) Stock Option Agreement. The Stock Option Agreement by and among Parent and Company shall be in full force and effect.

          (x) Irrevocable Proxy Agreements. The Irrevocable Proxy Agreement by and between the Parent and Dachis shall be in full force and effect. In addition, an irrevocable proxy from each Significant Shareholder and from Bruce Dachis, as trustee under The Marnie J. Dachis Irrevocable Trust Agreement, dated December 28, 1993 and as trustee under The Louis A. Dachis Irrevocable Trust Agreement dated December 28, 1993, to vote their shares of Company Common Stock in form and substance reasonably satisfactory to Parent shall be in full force and effect.

          (y) HSR Filing by Dachis. Dachis shall have timely filed any filing required to be filed by Dachis under the HSR Act or shall have provided the written representations and warranties and the opinion of counsel described in Section 3.1(a) of the Selling Shareholder's Agreement.

          (z) Necessary Documents. The Company shall have delivered to Parent at or prior to the Effective Time such other documents (including certificates of officers of the Company) as Parent and Acquisition Sub may reasonably request in order to enable Parent to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE IX

                       Termination, Amendment and Waiver

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company or Acquisition Sub:

          (a) by mutual written consent of Parent and Company;

          (b) by either Parent or Company if:

             (i) the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) the requisite vote of the stockholders of the Company to approve this Agreement pursuant to Section 4.13 and the transactions contemplated hereby shall not be obtained at the Company Stockholders' Meeting, or any adjournments or postponement thereof,

             (iii) any Governmental Authority, the consent of which is a condition to the obligations of Acquisition Sub and the Company to consummate the transactions contemplated hereby, shall have determined not to grant its consent and any appeals of such determination shall have been taken and have been unsuccessful or such body shall have imposed conditions or limitations on its consent that would have a material adverse effect on the Surviving Corporation and any appeals from such imposition shall have been taken and have been unsuccessful, or

             (iv) any court of competent jurisdiction in the United States, or any state or any country in which there is a Subsidiary of the Company, shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

          (c) by Parent if:

             (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby or shall have failed to reaffirm such approval or recommendation upon Parent's request, or shall have resolved to do any of the foregoing;

             (ii) the Company or any of the other persons or entities described in Section 7.2 shall take any of the actions that would be proscribed by
        Section 7.2;

             (iii) there has been (x) a material breach of any covenant or agreement herein on the part of the Company which has not been cured or adequate assurance of cure given, in either case within 15 Business Days following receipt of notice of such breach, (y) a representation or warranty of the Company herein and Dachis under the Selling Shareholder's Agreement is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date unless the untrue or incorrect representation or warranty does not result in a Company Material Adverse Effect, or (z) a condition to Closing set forth in Section 8.3 (which is an obligation of the Company) has not been satisfied by the Company and the Company has not satisfied the condition at least ten days prior to the Termination Date;

           (iv) the Viad Price is below $17.20 per share; or

             (v) the Merger would not qualify as a "pooling of interests" for all accounting, reporting and tax purposes.

          (d) by the Company if :

             (i) there has been a material breach of any covenant or agreement herein on the part of Acquisition Sub or Parent which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach, or

             (ii) a representation or warranty of Parent or Acquisition Sub herein is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date, unless in either case, the material breach or the untrue or incorrect representation or warranty does not result in a Parent Material Adverse Effect or (y) a condition to Closing set forth in Section 8.2 (which is an obligation of the Parent) has not been satisfied by the Parent and Parent has not satisfied the condition at least ten days prior to the Termination Date;

             (iii) the Viad Price is above $21.20 per share;

             (iv) the Merger would not qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code; or

             (v) the Company enters into a definitive agreement for a Company Acquisition transaction in accordance with Section 7.2(c), provided Company has complied with all provisions thereof, including the notice provisions therein, and that the Company complies with applicable requirements relating to payment of the Breakup Fee.

     Section 9.2.  Effect of Termination or Abandonment.

          (a) In the event of termination of this Agreement or the abandonment of the Merger by either Parent, Acquisition Sub or the Company as provided in Section 9.1 without the breach of any covenant or obligation of the Company on the one hand, or the Parent and Acquisition Sub on the other hand, contained in this Agreement or any related agreement (including the exhibits thereto), there shall be no liability on the part of either the Company or Parent or Acquisition Sub or their respective officers or directors, except for the fees provided for in Section 9.2(b), (c) and (e), provided, nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentations or breach of this Agreement prior to termination.

          (b) The Company shall promptly, but in no event later than two Business Days after termination, pay to the Parent a fee of $500,000 ("Expense Fee") to defray the expenses incurred by Parent in connection herewith, payable by wire transfer of immediately available funds if this Agreement is terminated or the transactions contemplated herein fails to close for any reason other than (i) termination in accordance with Sections 9.1(a), (b)(iii) or (iv) (unless the court order, judgment or decree enjoining, restraining or prohibiting the Merger was sought by the Company or any of its Affiliates in which case the Expense Fee shall be paid), 9.1(c)(iv), 9.1(c)(v) (unless the failure to qualify as a pooling of interests is a result of the Company or any Significant Shareholder intentionally taking any action or failing to take any action after the date of this Agreement), 9.1(d)(i), 9.1(d)(ii), 9.1(d)(iii), or (ii) the failure of Parent or Acquisition Sub to satisfy the closing conditions (which are obligations of the Parent or Acquisition Sub) set forth in
     Section 8.2.

          (c) If this Agreement is terminated pursuant to Section 9.1(d)(v) or if this Agreement is terminated or the transactions contemplated herein fails to close as a result of (i) the breach of Section 7.2 by the Company or any of its Affiliates; (ii) the failure to satisfy the condition set forth in Section 8.1(a); (iii) the Company or any of its Subsidiaries having entered into an agreement with any third party relating to the acquisition of the Company's capital stock, options or other securities of the Company (except agreements in the ordinary course of the Company's business consistent with prior practices for amounts which are less than or equal to 5% of the Company's then issued and outstanding securities), the acquisition of any significant portion of the Company's assets, or for any other merger, joint venture, recapitalization, consolidation or business combination relating to the Company prior to January 31, 1999, or one year from the Termination Date if the Termination Date is extended beyond January 31, 1998 ("Company Acquisition"), then the Company shall promptly upon the earlier of (x) the termination of this Agreement, or (y) the date of the Company Acquisition, pay to the Parent a fee of $2,000,000 ("Breakup Fee"), with a credit for any Expense Fee already paid to the Parent by the Company, as the Parent's sole and exclusive remedy together with its rights under the Stock Option Agreement, to defray the Parent's out-of-pocket and other expenses, lost opportunity costs and the costs of tying up capital, payable by wire transfer of immediately available funds.

          (d) The Company acknowledges that the agreements contained in Section 9.2(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if Company fails to promptly pay the amounts due pursuant to this Section 9.2(b) and (c), and in order to obtain such payment, Parent or Acquisition Sub commences a suit which results in a judgment against the Company for such fees, Company shall also pay to Parent its costs and expenses (including attorney's fees and expenses) in connection with such suit, together with interest at 10% per annum from the date such payment was due hereunder.

          (e) If this Agreement is terminated or the transactions contemplated herein fails to close as a result of the failure to satisfy the condition set forth in Section 8.3(p) as a result of the Parent's intentionally taking any action or intentionally failing to take any action after the date of this Agreement (other than those disclosed in the Parent Disclosure Schedule) that causes the Merger to fail as a "pooling of interests" for accounting, reporting and tax purposes, the Parent shall promptly pay to Company, but in no event later than two Business Days after the termination of this Agreement $500,000 to defray the out-of-pocket and other expenses and lost opportunity costs incurred by the Company in connection herewith as the Company's sole and exclusive remedy, payable by wire transfer of immediately available funds.

          (f) The Parent acknowledges that the agreements contained in Section 9.2(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement. Accordingly, if Parent fails to promptly pay the amounts due pursuant to this Section 9.2(e), and in order to obtain such payment, Company commences a suit which results in a judgment against the Parent for such fees, Parent shall also pay to Company its costs and expenses (including attorney's fees and expenses) in connection with such suit, together with interest at 10% per annum from the date such payment was due hereunder.

                                   ARTICLE X

                                Indemnification

     Section 10.1 Indemnification. The Company (the "Indemnifying Party") shall indemnify, defend and hold harmless each of Parent, Acquisition Sub, any corporation affiliated with Parent, and any director, officer, stockholder, employee or agent of any of them (each, an "Indemnified Party") from and against all claims, liabilities, losses, costs, deficiencies, damages (including punitive, consequential or treble damages) or expenses, including reasonable attorneys' fees and costs, interest and penalties in connection therewith, and expenses and costs of investigation, obligations, liens, assessments, judgments and fines ("Indemnified Loss") which may be sustained, suffered or incurred by an Indemnified Party to the extent resulting or arising in any way from (regardless of any investigation or inquiry by the Parent at any time, provided, that no Indemnified Person shall be entitled to indemnification under this Agreement with respect to the breach of any representation or warranty of the Company, if the Parent had Actual Knowledge of the existence and scope of such breach):

          (a) The breach of any agreement, covenant, representation, warranty, or other obligation of Company made or incurred under or pursuant to this Agreement, the Stock Option Agreement or any other agreement or document delivered pursuant thereto or in connection herewith;

          (b) The assertion against any Indemnified Party of any liability or obligation of Company or its affiliates or in connection with the business of the Company or any of its Subsidiaries conducted prior to the Closing Date;

          (c) The assertion of any claim for injury, property or economic damage, or other product or strict liability claim arising from the design, manufacture, sale or distribution of or exposure to any product or component thereof or the provision of any service by Company or any Subsidiary prior to the Closing Date;

          (d) Any violation by the Company or any of its Subsidiaries of or liability under any Environmental Law (including remediation expenses), the Occupational Safety and Health Act or any other U.S. federal, state or local or any foreign statute, regulation, ordinance or other requirement regulating or otherwise affecting public health, employee health and safety, any employee wage and labor law regulation (including for the failure to pay required overtime payments), including any such liability arising out of the conduct prior to the Closing Date which is imposed upon Parent (whether or not disclosed or required to be disclosed on the Company Disclosure Schedule);

          (e) The presence on any real property owned, used or leased by the Company or any of its Subsidiaries or in the improvements thereon at or prior to the Closing Date, including without limitation the soil, sub-soil and groundwater, of "hazardous substances," "hazardous waste," "hazardous constituents" and "solid waste" (as those terms are defined in any applicable U.S. federal, state or local or foreign statute, regulation, ordinance or requirement of any kind) in any quantity;

          (f) The liability of the Company or any of its Subsidiaries for its own Taxes or its liability, if any, for Taxes of others, including, but not limited to the Company or any affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Company (i) for any taxable period ending on or before the Effective Time or as a result of this transaction (including any Section 338(h)(10) election) or
     (ii) for any taxable period as a result of a breach of any of the representations or warranties contained in Section 4.19 hereof;

          (g) Any criminal misconduct by the Company or any of its Subsidiaries, whether or not disclosed or required to be disclosed on the Company Disclosure Schedule;

          (h) Any breach of any agreement, covenant, representation, warranty or other obligation by Dachis under the Irrevocable Proxy Agreement, the Selling Shareholder's Agreement or the Escrow Agreement;

          (i) Any breach of any agreement, covenant, representation, warranty or other obligation by the Company under the Stock Option Agreement; and/or

          (k) Any losses arising out of any joint liability due to affiliations, partnerships, joint ventures, associations or other similar business arrangements, whether by contract or by operation of law in which Company or Dachis participated prior to the Closing Date.

     Section 10.2. Participation in Litigation. In the event any suit or other proceeding is initiated against an Indemnified Party with respect to which Parent alleges the Company is or may be obligated to indemnify an Indemnified Party hereunder, the Company shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to Parent, and (b) Parent shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. Parent shall not settle or otherwise compromise any such suit or proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, if the effect of such settlement or compromise would be to impose liability on the Company hereunder.

     Section 10.3. Claims Procedure. In the event from time to time Parent believes that it or any other Indemnified Party has or will suffer any Indemnified Loss for which the Company is obligated to indemnify it hereunder ("Indemnified Event"), it shall promptly notify the Company in writing of the matter, specifying therein the reason why Parent believes that the Company is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which Parent has calculated such amount; if not yet liquidated, the notice shall so state. The failure of the Indemnified Party to give such notification shall not affect the indemnification provided in this Agreement. The Indemnified Party may seek, and has sole and unfettered discretion in seeking, indemnification from any other Person (including, without limitation, Dachis) before or while seeking indemnification from the Indemnifying Party in accordance with the terms of this Agreement and the Selling Shareholder's Agreement, and nothing herein shall create any duty to seek indemnification from the Indemnifying Party. An Indemnified Party may not seek indemnification under this Article X for any amounts that the Indemnified Party has actually received under any insurance policy, unless such recovery is sought pursuant to the subrogation rights of the insurer. Any Indemnified Party may in its sole and exclusive discretion determine whether or not it will seek insurance payments/coverage under such policy. The Indemnified Party shall retain sole and unfettered discretion to submit a claim seeking coverage under a policy of insurance and nothing herein shall create a duty to submit such claim. The Company shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from Parent of the liquidated amount to be indemnified ("Indemnification Amount") in accordance with Section 10.4. In the event any payment is made after such fifth day, it shall bear interest from (and including) the date due (but excluding the date of payment), at an interest rate equal to five percent above the Prime Rate in effect on the date such payment became due, but in no event to exceed the maximum contract rate permitted under Applicable Laws, provided, however, that no such payment shall be due so long as it is the subject of any bona fide, reasonable contest.

     Section 10.4. Payment of Indemnification Losses. The Company shall pay the Indemnified Loss of any Indemnified Party within ten (10) days of receipt of notice from that Indemnified Party of an Indemnified Loss, unless the Company has given a notice of dispute of the Indemnified Loss to the Indemnified Party and the Escrow Agent, in which case the claim for Indemnified Loss shall be subject to the provisions of Article XI of this Agreement.

     In order to preserve the pooling of interests treatment for the Merger as anticipated by this Agreement, all Indemnified Losses (whether to be paid pursuant to this Agreement or pursuant to an Award in accordance with Article
XI) shall be payable as follows:

          (a) if the Indemnifying Party is the beneficial owner of Parent Common Stock, through the surrender for cancellation of that number of Certificates representing Parent Common Stock equal to (i) the total amount of the Indemnified Loss divided by (ii) the Viad Price at the Effective Time, regardless of the fair market value of the Parent Common Stock on the date of payment; or

          (b) if the Indemnifying Party does not own a sufficient number of shares of Parent Common Stock to satisfy the Indemnified Loss, through the payment of cash by wire transfer of immediately available funds to an account designated by Parent of an amount equal to the amount of the Indemnified Loss not paid in Parent Common Stock in accordance with Section 10.4(a).

     Section 10.5. Limitations on Liability. The Company shall not have any obligation to indemnify any Indemnified Party or Parties from, against, for or in respect of any Indemnified Loss until such time as the Indemnified Party has suffered an aggregate loss by reason of all such indemnity obligations in excess of $500,000, in which case, the Company shall be required to indemnify such Indemnified Party or Parties for the full amount of their losses, without deduction. None of the limitations in this Article X shall apply to any matter giving rise to a claim which, or the delay in discovery of which, is the consequence of fraud or intentional concealment by the Company.

                                   ARTICLE XI

                               Dispute Resolution

     Section 11.1. Representatives. (a) Subject to Section 11.1(b), if any dispute arises under or relates to this Agreement, at the written request of either party each party will appoint a designated representative (the "Representative") to meet for the purpose of resolving the dispute. The Representatives will meet at a mutually agreeable place within 10 days after either party makes a written request to the other for such a meeting. The Representatives will honor reasonable requests to exchange information related to the dispute and will make an effort to negotiate a resolution to the dispute. Negotiations shall continue until the dispute is resolved or until either party informs the other in writing that negotiations will not result in a mutually acceptable resolution and a mediator should be appointed.

     (b) The parties hereto agree that the circumstance in which disputes between them will not be subject to the provisions of this Article XI is where
(i) there is an alleged breach of any provision of this Agreement relating to Intellectual Property, confidentiality or nondisclosure, (ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that irreparable harm to such party may result from the breach such that equitable or other relief in the form of a temporary restraining order or other immediate injunctive relief is the only adequate remedy, or (iii) the determination of the satisfaction of the conditions to the obligations of Parent and Acquisition Sub as set forth in Section 8.3. The question of damages, if any, incurred by such party as a result of such breach will be resolved pursuant to the dispute resolution procedures set forth in this
Article XI.

     Section 11.2. Mediation. In the event that the dispute is not resolved under Section 11.1, the dispute shall be submitted to nonbinding mediation (the "Mediation"). The parties shall appoint a mutually agreeable neutral mediator (the "Mediator"). If the parties are unable to agree on a Mediator within 10 days after the mediation is requested, either party may refer the matter to the office of the American Arbitration Association ("AAA") for the limited purpose of having AAA provide a panel of seven names from which the parties will select a Mediator. If the parties are unable to agree on a person on the panel, the parties shall alternately strike names from the panel until one name is left on the panel. A coin toss will determine which party is entitled to strike the first name. Except as otherwise provided in this Agreement or as the parties may agree otherwise at the time of the Mediation, the Mediation shall be conducted pursuant to the Commercial Mediation Rules of the AAA, as it may be amended from time to time. The Mediation shall be conducted within 30 days after the appointment of the Mediator. The parties shall share equally the cost of the Mediation, including, but not

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

limited to, fees of the Mediator, the cost, if any, of obtaining a location for the Mediation and any filing fee. If during the Mediation the parties reach a settlement of all or any of their disputes, they shall reduce the settlement to the form of a written settlement agreement which shall be binding upon the parties. The Mediation may be terminated only after both parties have participated in the Mediation and are unable to agree on a settlement. Mediation discussions or opinions of the Mediator are confidential and may not be relied upon, referred to or introduced as evidence in any subsequent arbitration or other proceeding.

     Section 11.3.  Arbitration.

     (a) In the event the dispute is not resolved under Section 11.2, the parties agree that the dispute shall be resolved by a private arbitration conducted by one arbitrator. Within 10 days after the termination of negotiations pursuant to Section 11.2, the parties shall agree upon one arbitrator, selected from a permanent panel of no fewer than fifteen names agreed upon by the parties (the "Permanent Panel"). The parties shall select the arbitrator from the Permanent Panel by alternately striking names until only one name remains on the Permanent Panel. A toss of a coin will determine which party is to strike the first name. Neither party may choose as its arbitrator the person who was its Representative under Section 11.2 of this Agreement or any person who participated in the Mediation or any person who is an officer, director or employee of either party or any affiliated entity of either party, or a person who has a direct or indirect personal or financial interest in the outcome of the arbitration.

     (b) The Arbitrator shall set a hearing date for an arbitration (the "Hearing") within 90 days from the date the Arbitrator is selected, unless otherwise agreed by the parties, or unless otherwise ordered by the Arbitrator at the request of either party.

     (c) Unless otherwise agreed, within 15 days before the Hearing each party shall submit to the Arbitrator with a copy to the other party a list of all witnesses and exhibits which it intends to present at the Hearing.

     (d) No later than 10 days before the scheduled Hearing, each party shall provide to the Board of Arbitrators a short (not to exceed five single-spaced pages or such other page limit as the Board of Arbitrators permits) a statement of its position with regard to the dispute.

     (e) At the Hearing, each party shall, unless it waives the opportunity, make an oral opening statement, and an oral closing statement.

     (f) The Arbitrator shall not be strictly bound by rules of procedure or rules of evidence, but shall use the Federal Rules of Evidence as a guideline in conducting the Hearing.

     (g) When testimony is complete and each party has introduced its exhibits, subject to the provisions of this Agreement, and each party has made a closing statement pursuant the provisions of this Agreement or waived the opportunity to do so, the Arbitrator shall declare the Hearing closed; provided, however, the parties may submit post-hearing briefs pursuant to an agreed upon schedule or one formulated by the Arbitrator.

     (h) The Hearing shall be held at a location agreed upon by the parties and convenient for the Arbitrator, or if the parties cannot agree upon a location, at a location designated by the Arbitrator.

     (i) The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the Arbitrator; (ii) representatives of each party; (iii) each party's attorneys and attorneys' assistants or advisors, if any, including expert witnesses, if any; (iv) a court reporter if requested by either party; and (v) any witnesses. The Arbitrator may sequester witnesses upon the motion of a party.

     (j) Within 30 days of the close of the Hearing or submission of the post-hearing briefs, the Arbitrator shall issue a written opinion and award (the "Award"), based on evidence, arguments and post-hearing briefs, if any. The Award shall be a decision of the Arbitrator, shall resolve the parties' dispute, and shall be final and binding on the parties. The fact that an opinion is issued does not enlarge or restrict the authority of a court provided in the Arbitration Act to review the arbitration proceedings or the Award. The Arbitrator shall have the Award delivered to each Party in accordance with
Section 10.4.

     (k) Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a party or its attorneys and any Arbitrator from the time the Arbitrator is appointed until after the parties receive the Award.

     (l) The parties may agree to submit the dispute to the Arbitrator without a Hearing, in which event the Arbitrator will render and deliver to the parties a written opinion and Award within 30 days of being notified that the parties waive the Hearing.

     (m) Notwithstanding any other provision of this Agreement, the Arbitrator shall have no power to delete from, add to, nor modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

     (n) The arbitration shall be governed by the laws of the State of Minnesota, including without limitation the provisions of the Minnesota Uniform Arbitration Act, except as otherwise provided in this Agreement.

     (o) The parties shall share equally the costs and expenses of the arbitration, including, but not limited to, filing fees, fees of the arbitrators and costs, if any, of obtaining a location for the arbitration. Each party shall bear its own witness and expert fees, and copying and travel expenses. Each party shall bear its own attorney fees relating to the dispute.

                                  ARTICLE XII

                               General Provisions

     Section 12.1. Definitions. Capitalized terms used in this Agreement without definition herein shall have the meaning set forth in Schedule A attached hereto.

     Section 12.2. Amendment and Modification. To the extent permitted by Applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Company, and Parent, whether before or after approval of this Agreement by the stockholders of Company and Acquisition Sub (if in existence at the time) or approval of the transactions contemplated by this Agreement by the Board of Directors of Parent.

     Section 12.3. Waiver. Any failure of Company on the one hand, or Parent or Acquisition Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent or Acquisition Sub on the one hand, or Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.3.

     Section 12.4. Survival. (a) Subject to Section 12.4(b), the respective representations, warranties, covenants and agreements of Company on the one hand and Parent and Acquisition Sub on the other hand contained herein or in any certificates or other documents delivered prior to or at the Closing shall not survive the execution and delivery of the Closing, but shall terminate at the Effective Time, except for those contained in Section 1.2 (Effects of the Merger), Article III (Conversion of Shares), Section 7.6 (Expenses), Section 7.7 (Agreement to Cooperate), Section 7.8 (Confidentiality), 7.9 (Tax Treatment),
7.10 (Pooling), 7.13 (Continuation of Indemnities; No Circular Indemnities), 9.2 (Effect of Termination or Abandonment), Article X (Indemnification), Article XI (Dispute Resolution), 12.4 (Survival), 12.5 (Notices), 12.6 (Assignment), 12.7 (Expenses), 12.8 (Governing Law), 12.11 (Severability), 12.12 (Specific Performance), 12.14 (Disclosure Schedules) and 12.16 (Parties in Interest).

     (b) With respect to the representations and warranties of the Company set forth in Article IV, such representations and warranties shall survive for a period of one year following the Closing Date, except for the nonfiling of any Tax Returns or the non-payment of any Taxes to any Governmental Authority in which case, such representations and warranties shall survive until the expiration of the applicable statute of limitations.

     (c) The survival of the Closing of the Company's representations and warranties shall not create, expand, alter or diminish any right of any Indemnified Party against any current or former officer, director or shareholder of Company, such rights being unaltered, and neither increased or diminished hereby.

     Section 12.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

        (a) If to Acquisition Sub or Parent, to:

          Viad Corp
          1850 North Central Avenue
          Phoenix, Arizona 85077
          Attn: Peter Novak, Vice President and General Counsel
          Telephone: (602) 207-5913
          Facsimile: (602) 207-5480

          with a copy to:

          Travelers Express Company, Inc.
          1550 Utica Avenue South, Mail Stop 8060
          Minneapolis, Minnesota 55416
          Attn: Michael Berry
          Telephone: (612) 591-3820
          Facsimile: (612) 591-3870
          and to:

          Bryan Cave LLP
          2800 North Central Avenue
          Phoenix, Arizona 85253
          Attn: Frank M. Placenti, Esq.
          Telephone: (602) 280-8451
          Facsimile: (602) 266-5938

        (b) If to the Company to:

          Game Financial Corporation
          13705 First Avenue North
          Minneapolis, Minn. 55441
          Attn: Gary A. Dachis
          Telephone: (612) 404-6580
          Facsimile: (612) 476-8051

          with a copy to:
          Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, PA
          4545 IDS Center
          Minneapolis, Minn. 55402
          Attn: Paul H. Ravich, Esq.
          Telephone: (612) 332-8511
          Facsimile: (612) 332-8302

     Section 12.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Parent or Acquisition Sub may assign to any direct subsidiary of Parent, including Travelers Express Company, Inc. and Surviving Corporation, any and all rights, interests and obligations of Parent or of Acquisition Sub under this Agreement.

     Section 12.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Section 7.6, above.

     Section 12.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Minnesota.

     Section 12.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 12.10. Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to the Employment Agreements, Stock Option Agreement, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Confidentiality Letter and Exhibits and Schedules, the Disclosure Schedules referred to herein, which Exhibits and Disclosure Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 12.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     Section 12.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     Section 12.13. Advice of Counsel. Each party represents and warrants that in executing this Agreement: (a) such party has had the opportunity to obtain independent accounting, financial, investment, legal, tax and other appropriate advice; (b) the terms of the Agreement have been carefully read by such party and its consequences explained to such party by his, her or its independent advisors; (c) such party fully understands the terms and consequences of this Agreement; (d) such party has not relied on any inducements, promises or representations made by the other party (except those expressly set forth herein) or the accountants, attorneys or other agents representing or serving the other party; and (e) such party's execution of this Agreement is free and voluntary.

     Section 12.14. Disclosure Schedules. Company and Parent acknowledge that the Schedules to this Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule (a) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (b) are qualified in their entirety by reference to specific provisions of this Agreement, (c) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Company or Parent, as the case may be, except to the extent required by this Agreement, and (d) disclosure of the information contained in one section of the Company or Parent Disclosure Schedule shall not be deemed as proper disclosure for all sections of Company or Parent Disclosure Schedule, as the case may be, unless specific cross reference citations are made.

     Section 12.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 12.16. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Surviving Corporation and nothing in this Agreement or on any instrument or document executed by any party in connection with the transactions contemplated hereby, express or implied, is intended to confer upon any other person (other than the Surviving Corporation) any rights or remedies of any nature whatsoever under this Agreement.

                          [Intentionally left blank.]

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized and Parent have caused this Agreement to be signed on behalf of Acquisition Sub, as of the date first written above.

                                          VIAD CORP,
                                          A Delaware Corporation

                                          By: /s/ PHILIP W. MILNE
                                            ------------------------------------
                                            Name: Philip W. Milne
                                            Title: President and CEO of
                                            Travelers Express Company, Inc.

                                          GAME ACQUISITION CORP.,
                                          A Minnesota corporation

                                          By: /s/ PHILIP W. MILNE
                                            ------------------------------------
                                            Name: Philip W. Milne
                                            Title: President and CEO of
                                            Travelers Express Company, Inc.

                                          GAME FINANCIAL CORP.,
                                          A Minnesota Corporation

                                          By: /s/ GARY A. DACHIS
                                            ------------------------------------
                                            Name: Gary A. Dachis
                                            Title: President

                                   SCHEDULE A

                                  DEFINITIONS

     The following terms shall have the meanings specified in the following section of the Agreement:

                               DEFINED WORD                                 SECTION WHERE DEFINED
--------------------------------------------------------------------------  ---------------------
AAA.......................................................................  Section 11.2
Acquisition Sub...........................................................  Introduction
Agreement.................................................................  Introduction
Award.....................................................................  Section 11.3(j)
Breakup Fee...............................................................  Section 9.2(c)
Certificate...............................................................  Section 3.2(b)
Certificate of Merger.....................................................  Section 1.1
Closing...................................................................  Section 1.4
Closing Date..............................................................  Section 1.4
Company...................................................................  Introduction
Company Acquisition.......................................................  Section 9.2(c)
Company Charter Documents.................................................  Section 4.4(b)
Company 10-KSB............................................................  Section 4.3
Company Approvals.........................................................  Section 4.18
Company Common Stock......................................................  Section 3.1(a)
Company Financial Statements..............................................  Section 4.5
Company Proposals.........................................................  Section 7.3(a)
Company Reports...........................................................  Section 4.5
Company Required Approvals................................................  Section 4.4(c)
Company SEC Reports.......................................................  Section 4.5
Company Stockholders' Approval............................................  Section 7.4
Company Stockholders' Meeting.............................................  Section 7.4
Contracts.................................................................  Section 4.15(b)
Controlled Group..........................................................  Section 4.20
Dachis....................................................................  Recitals
Effective Time............................................................  Section 1.3
Escrow Agreement..........................................................  Section 8.3(q)
Exchange Agent............................................................  Section 3.2(a)
Exchange Fund.............................................................  Section 3.2(a)
Exchange Ratio............................................................  Section 3.1(a)
Expense Fee...............................................................  Section 9.2(b)
Fairness Opinion..........................................................  Section 8.1(i)
Hearing...................................................................  Section 11.3(b)
Indemnification Amount....................................................  Section 10.3
Indemnified Event.........................................................  Section 10.3
Indemnified Loss..........................................................  Section 10.1
Indemnified Party.........................................................  Section 10.1
Indemnifying Party........................................................  Section 10.1
Intellectual Property.....................................................  Section 4.14
Irrevocable Proxy Agreement...............................................  Recitals
Mediation.................................................................  Section 11.2
Mediator..................................................................  Section 11.2
Merger....................................................................  Section 1.1

                               DEFINED WORD                                 SECTION WHERE DEFINED
--------------------------------------------------------------------------  ---------------------
Merger Consideration......................................................  Section 3.2(b)
Options...................................................................  Section 3.4
Parent....................................................................  Introduction
Parent Adverse Impact.....................................................  Section 4.4(c)
Parent Common Stock.......................................................  Section 3.1(a)
Parent Financial Statements...............................................  Section 5.4
Parent Required Approvals.................................................  Section 5.3(c)
Parent SEC Reports........................................................  Section 5.4
Parent 10-K...............................................................  Section 5.2
Permanent Panel...........................................................  Section 11.3(a)
Plan......................................................................  Section 4.20
Prospectus/Proxy Statement................................................  Section 7.3(a)
Proxy Statement...........................................................  Section 4.9
Recent Company Financial Statements.......................................  Section 4.5
Recent Company Reports....................................................  Section 4.3
Recent Parent Financial Statements........................................  Section 5.4
Recent Parent Reports.....................................................  Section 5.2
Registration Statement....................................................  Section 5.7
Selling Shareholder's Agreement...........................................  Recitals
Stock Option Agreement....................................................  Recitals
Surviving Corporation.....................................................  Section 1.1
Taxpayer..................................................................  Section 4.19
Third Party Offer.........................................................  Section 7.2(a)
Tribal Consents...........................................................  Section 4.15(e)
Year 2000 Problem.........................................................  Section 4.14(d)

     As used in this Agreement, the following terms shall have the meaning specified below:

     "Actual Knowledge" shall mean the facts and information that are within the actual knowledge of Michael J. Berry, Joseph A. Hafermann, Anthony P. Ryan and Stuart R. Meislik.

     "Affiliate" with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person.

     "Agreements" and "Contracts" shall include any written or oral contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understanding, commitment, document, lease, sublease, deed, mortgage plan, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

     "Applicable Laws" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, permits, concessions, grants, franchises, licenses, orders or other governmental authorization or approval of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "Approval" shall mean any consent, waiver, license, permit, certificate or authorization.

     "Breach" shall mean any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement.

     "Business Day" shall mean each weekday that is not a holiday under federal or Minnesota law.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations and revenue rulings and revenue procedures and amendments promulgated thereunder. All citations to the Codes or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

     "Company Disclosure Schedule" shall mean the separate disclosure schedules executed and delivered by the Company simultaneously with the execution and delivery of this Agreement, as it may be amended prior to the Closing Date.

     "Company Material Adverse Effect" shall mean any event, claim, occurrence or change in circumstances that would or could have a material adverse effect upon any of the properties, assets, business, financial condition, results of operations or prospects of the Company and/or its Subsidiaries or the Surviving Corporation, taken as a whole.

     "Company's Counsel" shall mean any of the following firms who are acting as legal counsel to the Company: Dorsey & Witney LLP, Faegre & Benson, Kaplan, Strangis & Kaplan, P.A., Oppenheimer, Wolff & Donnelly, Briggs & Morgan, Lindquist & Vennum, PLLP, or Robins, Kaplan, Miller & Ciresi, PA.

     "Dachis" shall mean Gary A. Dachis, together with his successors and assigns.

     "DOJ" shall mean U.S. Department of Justice.

     "Environmental Law" shall mean all Applicable Laws in effect as of the Closing Date issued, promulgated, approved, or entered relating to the protection of the environment, the protection of public health and safety from environmental concerns, or the protection of worker health and safety.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean the Escrow Agent that is a party to the Escrow Agreement.

     "Escrowed Consideration" shall have the meaning set forth in the Selling Shareholders' Agreement.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulators promulgated thereunder.

     "FTC" shall mean the U.S. Federal Trade Commission.

     "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied from period to period.

     "Game Price" shall mean $10.75 per share.

     "Governmental Authority" shall mean any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local, including all Native American Authorities.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IRS" shall mean the U.S. Internal Revenue Service.

     "Liability" and "Liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, duties or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured.

     "Maximum Indemnification Amount" shall mean Four Million and Five Hundred Thousand Dollars ($4,500,000).

     "Native American Tribe" shall mean a sovereign nation state of Native American descent recognized by the United States of America.

     "Native American Authority" shall mean any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority, board or other governing body of any Native American Tribe.

     "NYSE" shall mean the New York Stock Exchange.

     "Parent Disclosure Schedule" shall mean the separate disclosure schedule executed and delivered by the Parent simultaneously with the execution and deliver of this Agreement, as it may be amended prior to the Closing Date.

     "Parent Material Adverse Effect" shall mean a material adverse effect on the properties, assets, business, financial condition, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole.

     "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government Authority or other legal body thereof or any other entity.

     "Prime Rate" shall mean the rate of interest published by The Wall Street Journal each Business Day under the column "Money Rates" under the heading Prime Rates or if The Wall Street Journal no longer publishes the Prime Rate, the Prime Rate as established by other national financial newspapers.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Significant Shareholders" shall mean Gary A. Dachis, Stephen Weisbrod, Jeffrey L. Ringer, Deanna Frederichs-Moose, Michael Barcelow, Louis Dachis and Jean Williams.

     "Subsidiary" or "Subsidiaries" shall mean all direct or indirect subsidiaries of the Company or the Parent, as the case may be.

     "Tax" shall mean any federal, state, local, Native American Tribe, foreign or provincial income, gross receipts, property, sales, profit, gross receipts, capital, use, license, excise, franchise, employment, payroll, social security, disability, occupation, property, severance, production, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority, including all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements relating to such agreements.

     "Tax Return" shall mean a report, return, statements or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity and any Native American Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

     "Termination Date" shall mean January 31, 1998, unless extended by the mutual agreement of the Company and the Parent.

     "Transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

     "Viad Price" shall mean the average of the closing sale price of Viad Common Stock as listed on the NYSE for the 30 trading day period ending four trading days prior to the Closing Date.

                                                                       EXHIBIT A

                     [FORM OF OPINION OF COUNSEL TO PARENT]

                                                               DECEMBER   , 1997

GAME FINANCIAL CORPORATION
13705 FIRST AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55441

RE: MERGER OF GAME FINANCIAL CORPORATION with and into Game Acquisition Corp.

     Ladies and Gentlemen:

     We have acted as special counsel to Viad Corp, a Delaware corporation (the "Parent") and Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub"), in connection with the proposed merger of the Acquisition Sub with and into the Company (the "Transaction"). Capitalized terms used without definition herein are used with the meanings attributed to such terms in the Agreement and Plan of Merger, dated as of September 24, 1997 (the "Merger Agreement").

     For the purpose of rendering this opinion, we have made, such factual and legal examination as we deemed necessary under the circumstances, and in that connection, we have examined or relied upon, among other things, originals or copies of the following (collectively, the "Transaction Documents"):

          1. The Agreement and Plan of Merger, dated as of September 24, 1997, by and among the Parent, the Acquisition Sub and the Company;

          2. The Selling Shareholder's Agreement, dated as of September 24, 1997, by and between the Parent and Gary A. Dachis;

          3. The Escrow Agreement, dated as of September 24, 1997, by and among Parent, Gary A. Dachis and the Escrow Agent identified therein;

          4. The Stock Option Agreement, dated as of September 24, 1997, by and among the Parent and the Company; and

          5. The Irrevocable Proxy Agreement, dated as of September 24, 1997, between the Parent, the Company and certain holders of Common Stock of the Company set forth in such agreement.

     With respect to certain factual matters relevant to this opinion, we have relied solely upon, and assumed the accuracy, completeness and genuineness of, certificates of public officials and if necessary, subsequent telephone confirmation of the information included in such certificates, and various certificates of officers of the Parent (the "Officers' Certificates") and other written and oral representations made to us by officers of the Parent. With respect to certain legal matters relevant to this opinion, we have relied solely upon, and assumed the accuracy, completeness and genuineness of certificates and legal opinion of the General Counsel of Parent and other written and oral representations made to us by the Stuart Meislik, Assistant General Counsel of the Parent and Scott E. Sayre, Secretary and Associate General Counsel of the Parent. While we have no reason to believe that any of the information presented in this letter or upon which we have relied in expressing any of the opinions set forth herein is inaccurate or incomplete, we have not independently verified the accuracy or completeness of such information.

     In rendering this opinion, we have assumed:

          (a) the genuineness and authenticity of all signatures of persons executing the documents on behalf of the parties thereto (other than on behalf of the Parent and Acquisition Sub);

          (b) the authenticity and completeness of all documents submitted to us as originals;

          (c) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies;

          (d) the due authorization, execution and delivery of the documents by the parties thereto (other than the Parent and Acquisition Sub);

          (e) the legal capacity of all natural persons executing the documents examined by us;

          (f) that the documents delivered in connection with the Transaction accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, vary, or purport to modify, amend or vary, any of the material terms of such documents; and

          (g) that no party executing the documents delivered in connection with the Transaction is involved in any court or administrative proceeding relating to or otherwise affecting the Transaction or subject to any order, writ, injunction or decree of any court or governmental agency or commission that would prohibit the execution and deliver of such documents or the consummation of any transaction therein contemplated.

     On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that as of the date hereof:

          1. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power and authority to own, lease and operate their assets and properties and to carry on their respective businesses as they are now being conducted.

          2. Parent and Acquisition Sub each are qualified to do business and are in good standing in each jurisdiction in which the properties owned, leased or operated by each or the nature of the businesses conducted by each makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect.

          3. Parent has the power to vote all of the outstanding capital stock of Acquisition Sub, and, as the sole stockholder of Acquisition Sub, has approved the Merger Agreement and the transactions contemplated thereunder.

          4. Parent has 200,000,000 authorized shares of Common Stock, of which 96,484,329 shares are outstanding on July 31, 1997. Parent holds a number of shares of Parent Common Stock sufficient to convert all Company Common Stock to Parent Common Stock pursuant to Article III of the Merger Agreement, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section
     5.2 of the Parent Disclosure Schedule or the Parent Form 10-K or any of the Recent Parent Reports, as of the date of the Merger Agreement and as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies and other commitments, understandings, restrictions and arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment, except pursuant to the Merger Agreement. The shares of Parent Common Stock to be issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          5. Parent and Acquisition Sub have full corporate power and authority to enter into the Merger Agreement and the Other Transaction Documents and subject to obtaining the Parent Required Approvals, to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement and Other Transaction Documents and the consummation by Parent and Acquisition Sub of the transactions contemplated thereby have been duly authorized by Parent's and Acquisition Sub's Boards of Directors, and no other corporate proceedings on the part of Parent and

     Acquisition Sub are necessary to authorize the execution and delivery of the Merger Agreement and the Other Transaction Documents and the consummation by Parent and Acquisition Sub of the transactions contemplated thereby except for the obtaining of the Parent Required Approvals. The Merger Agreement and the Other Transaction Documents has been duly and validly executed and delivered by Parent and Acquisition Sub, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of Parent enforceable against each of them in accordance with their respective terms, subject to the qualifications expressed herein.

          6. Except as set forth in Section 5.3(b) of Parent Disclosure Schedule, to the best of our knowledge, the execution and delivery of the Merger Agreement by Parent does not, and the consummation by Parent of the transactions contemplated thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the charters or By-Laws of Parent or any of its Subsidiaries, (ii) subject to obtaining the Parent Required Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, and (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

          7. Except for Parent Required Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of the Merger Agreement by Parent or the consummation by Parent or Acquisition Sub of the transactions contemplated thereby, other than as contemplated in the Merger Agreement and such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Parent Material Adverse Effect.

          In addition to the assumptions set forth above, the opinions expressed herein are also subject to the following qualifications:

             (a) This opinion is limited to the laws of the State of Arizona, the federal laws of the United States currently in effect and to facts known to us as they currently exist.

             (b) No opinion is expressed by us as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. In every instance where the laws of another jurisdiction might normally control the issue, we have nonetheless expressed our opinion based upon the assumption (which we have not verified and as to which we express no opinion) that the laws (including the principles of conflict of laws) of such other jurisdiction is identical in all respects to the current laws (excluding the principles of conflict of laws) of the State of Arizona, and except where noted otherwise, the United States.

             (c) We undertake no obligation to supplement this opinion if any applicable laws change, or if we become aware of facts that might change the opinions expressed above, after the date of this opinion.

             (d) The enforceability of any given document or provision thereof may be limited by bankruptcy, insolvency, reorganization, or similar federal or state laws, by general equity principles, by rules of law governing other equitable remedies, and by certain other limitations which may be imposed upon the availability of certain remedies or the exercise of certain rights.

             (e) The qualification of any opinion or statement herein by the use of the words "to our knowledge," or similar phrase, means that, during the course of our representation of the Parent and the Acquisition Sub in this transaction, no information has come to the attention of the particular attorneys in our firm who have represented the Parent and the Acquisition Sub in connection with the Transaction that gives us current actual knowledge of the existence of the matters, actions, proceedings, items, documents or facts so qualified.

             (f) We have not made any independent inquiry into, or review or investigation of any orders, writs, judgments, injunctions, determinations, awards or decrees by which the Company or any of its properties may be bound or otherwise affected, or of suits, investigations or proceedings, if any, pending or threatened against the Parent and the Acquisition Sub except for a limited inquiry of the Parent and the Acquisition Sub and the particular attorneys in our firm referenced above, which did not reveal any information that would negate or qualify the opinions expressed herein.

     This opinion is furnished by us pursuant to Section 8.2(e) of the Merger Agreement, as Special Counsel to the Parent and the Acquisition Sub, solely to you for your benefit and may not be otherwise quoted or relied upon or delivered to any person or entity, without our prior express written consent.

                                          Very truly yours,

                                          BRYAN CAVE LLP

                                                                       EXHIBIT B

                  [FORM OF OPINION OF COUNSEL TO THE COMPANY]

                                                               December   , 1997

Viad Corp
1850 North Central Avenue
Phoenix, Arizona 85077

Game Acquisition Corp.
1850 North Central Avenue
Phoenix, Arizona 85077

Re:  Merger of Game Financial Corporation
     with and into Game Acquisition Corp.

Ladies and Gentlemen:

     We have acted as special counsel to Game Financial Corporation, a Minnesota corporation (the "Company") in connection with the proposed merger of Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub") with and into the Company (the "Transaction"). Capitalized terms used without definition herein are used with the meanings attributed to such terms in the Agreement and Plan of Merger, dated as of September 24, 1997 (the "Merger Agreement"). This opinion is furnished by us, as special counsel to the Company, pursuant to Section of the Merger Agreement.

     For the purpose of rendering this opinion, we have made, such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined or relied upon, among other things, originals or copies of the following (collectively, the "Transaction Documents"):

          1. The Agreement and Plan of Merger, dated as of September 24, 1997, by and among Viad Corp (the "Parent"), the Acquisition Sub and the Company;

          2. The Selling Shareholder's Agreement, dated as of September 24, 1997, by and between the Parent and Gary A. Dachis;

          3. The Escrow Agreement, dated as of September 24, 1997, by and among Parent, Gary A. Dachis and the Escrow Agent identified therein;

          4. The Stock Option Agreement, dated as of September 24, 1997, by and among the Parent and the Company; and

          5. The Irrevocable Proxy Agreements dated as of September 24, 1997, between the Parent, the Company and certain holders of Common Stock of the Company set forth in such agreements.

     With respect to certain factual matters relevant to this opinion, we have relied solely upon, and assumed the accuracy, completeness and genuineness of, certificates of public officials and if necessary, subsequent telephone confirmation of the information included in such certificates, and various certificates of officers of the Company (the "Officers' Certificates"), including certificates of public officials and officers of the Company delivered to you as of the date hereof, and other written and oral representations made to us by officers of the Company. [With respect to certain legal matters relevant to this opinion, we have relied solely upon, and assumed the accuracy,
completeness and genuineness of the legal opinion of                ,
counsel to the Company.] While we have no reason to believe that any of the information presented in this letter or upon which we have relied in expressing any of the opinions set forth herein is inaccurate or incomplete, we have not independently verified the accuracy or completeness of such information.

Viad Corp
Game Acquisition Corp.
December   , 1997
Page 2
     In rendering this opinion, we have assumed:

          (a) the genuineness and authenticity of all signatures of persons executing the documents on behalf of the parties thereto (other than on behalf of the Company);

          (b) the authenticity and completeness of all documents submitted to us as originals;

          (c) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies;

          (d) the due authorization, execution and delivery of the documents by the parties thereto (other than the Company);

          (e) the legal capacity of all natural persons executing the documents examined by us;

          (f) that the documents delivered in connection with the Transaction accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, vary, or purport to modify, amend or vary, any of the material terms of such documents; and

          (g) that no party executing the documents delivered in connection with the Transaction is involved in any court or administrative proceeding relating to or otherwise affecting the Transaction or subject to any order, writ, injunction or decree of any court or governmental agency or commission that would prohibit the execution and deliver of such documents or the consummation of any transaction therein contemplated.

     On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that as of the date hereof:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as they are now being conducted. The Company is qualified to do business and is in good standing in each State listed in Section 4.1 of the Company Disclosure Schedule. While we have not made any independent inquiry with respect thereto, we are not aware of any failure by the Company to be qualified to do business with any Native American Tribe listed in Section 4.1 of the Company Disclosure Schedule.

          2. The Company has 10,000,000 authorized shares of Common Stock, of which 4,522,522 shares are outstanding as of August 31, 1997, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights, and 1,000,000 shares of Preferred Stock, none of which have been issued or are outstanding. To our knowledge after due inquiry, except as set forth in Section 4.2 of the Company Disclosure Schedule or the Recent Company Reports, as of the date hereof there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment except pursuant to the Merger Agreement. To our knowledge after due inquiry, except for the Stock Option Agreement or as set forth in Section 4.2 of the Company Disclosure Schedule, there are no commitments, understandings, restrictions or arrangements obligating the Company to purchase, redeem or acquire, or register under any securities law any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe to any shares of capital stock of the Company.

Viad Corp
Game Acquisition Corp.
December   , 1997
Page 3
          3. To our knowledge after due inquiry, except as set forth in Section
     4.2 of the Company Disclosure Schedule and for any obligations in connection with the Merger Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of the Significant Shareholders of the Company is a party or to which any of them is bound relating directly or indirectly to any Company Common Stock. To our knowledge after due inquiry, except as stated in Section 4.2 of the Company Disclosure Schedule, there has not been, and there is not as of the date hereof, any change in the equity interest of the Common Stock of the Company since June 30, 1994. For purposes of this paragraph, "any change in the equity interest of the Common Stock of the Company" includes but is not limited to: distributions to shareholders of dividends; additional issuances, exchanges or retirements of stock; reacquisition of shares (treasury shares); grants, exercises, or cancellation of stock options; outstanding warrants; and spin-offs.

          4. Each Subsidiary of the Company is set forth in Section 4.3 of the Disclosure Schedule, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. To our knowledge after due inquiry, the Company has never had a Subsidiary that is not listed in Section 4.3 of the Company Disclosure Schedule as a subsidiary of the Company. Each such Subsidiary is qualified to do business in the State(s) set forth in Section 4.3 of the Company Disclosure Schedule. To our knowledge after due inquiry, except as set forth in Section 4.3 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Each then existing Subsidiary of the Company is listed in Exhibit 21 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. To our knowledge after due inquiry, as of the Closing Date there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. To our knowledge after due inquiry,
     Section 4.3 of the Company's Disclosure Schedule sets forth a list of all corporations, partnerships, joint ventures and other business entities in which the Company or any of its Subsidiaries directly or indirectly owns a material interest and such Subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

          5. The Company has the requisite corporate power and authority to enter into the Merger Agreement and the Stock Option Agreement and subject to Company Stockholders' Approval and the Company Required Approvals, to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Merger Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated thereby, except for the receipt of the Company Stockholders' Approval and the obtaining of the Company Required Approvals. The Merger Agreement and the Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Parent and the Acquisition Sub, constitute valid and legally binding agreements of the Company enforceable against it in accordance with their respective terms.

Viad Corp
Game Acquisition Corp.
December   , 1997
Page 4
          6. Except as set forth in Section 4.4 of the Company's Disclosure Schedule, the execution and delivery of the Merger Agreement and the Stock Option Agreement by the Company does not, and the consummation by the Company of the transactions contemplated thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of the Company or any of its Subsidiaries, (ii) subject to obtaining the Company Required Approvals and the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (other than a Native American Authority, as to which we express no opinion) known to us after due inquiry to be applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind known to us after due inquiry to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

          7. Except for (i) the filings by the Company, the Parent [or Dachis] required by Title II of the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities, (iii) the filing of necessary certificates with the State of Minnesota in connection with the Merger and (iv) any approval required with respect to any license or permit required as a result of the Merger Agreement or the transactions contemplated by the Merger Agreement, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority (other than a Native American Authority) and to our knowledge, a Native American Authority, is necessary for the execution and delivery of the Merger Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated thereby, except for such declarations, filings, registrations, notices, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have or may have a Company Material Adverse Effect or Parent Material Adverse Effect.

          8. To our knowledge after due inquiry, except as disclosed in the Recent Company Reports, the Recent Company Financial Statements, or Section
     4.8 of the Company's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or threatened, nor are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its Subsidiaries, which, if adversely determined, are reasonably likely to have a Company Material Adverse Effect; and (b) except as contemplated by the Company Required Approvals, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority or any Arbitrator which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement or is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect.

          9. The Proxy Statement, together with all amendments and supplements thereto, complies as to form in all material respects with all Applicable Laws, including the provisions of the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission.

Viad Corp
Game Acquisition Corp.
December   , 1997
Page 5
          10. To our knowledge after due inquiry, except as set forth in Section
     4.10 of the Company's Disclosure Schedule or the Recent Company Reports, neither the Company nor any of its Subsidiaries has violated, is in violation of, or is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for violations which in the aggregate would not have a Company Material Adverse Effect or Parent Material Adverse Effect.

          11. To our knowledge after due inquiry, except as disclosed in the Recent Company Reports, the Recent Company Financial Statements or Section
     4.11 of the Company's Disclosure Schedule, neither the Company nor any of its Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), would result in a default under the respective charters or By-laws of the Company or any of its Subsidiaries.

          12. The Board of Directors of the Company has approved the Merger and the transactions which are contemplated by the Merger Agreement and to which the Company is a party. The provisions of MCL sec.302A.671 will not prevent, and the provisions of MCL sec.302A.673 will not impair, impede or prevent, any transaction contemplated by the Merger Agreement, including the grant of the irrevocable proxies contemplated by the Irrevocable Proxy Agreements.

          13. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger or the other transactions contemplated by the Merger Agreement.

          14. (a) To our knowledge after due inquiry, except as disclosed in
     Section 4.15(c) of the Company Disclosure Schedule, no material contract with a customer or supplier of the Company or its Subsidiaries provides, by its terms, for or permits the customer to terminate the Contract at will, for convenience, without cause, or upon a change of the ownership or control of the Company.

          (b) To our knowledge after due inquiry, except as disclosed in Section 4.15(d) of the Company Disclosure Schedule, no consent of any party to a Contract (that is not a Native American Tribe) is required in connection with the consummation of the transactions contemplated in the Merger Agreement.

          15. To our knowledge after due inquiry, except as disclosed in Section
     4.18 of the Company Disclosure Schedule, none of the Company Approvals is subject to termination by their express terms as a result of the execution of the Merger Agreement by the Company or the consummation of the Merger, and no further Approvals will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing, except where the termination of such Company Approvals or the lack of such further Company Approvals would not have a Company Material Adverse Effect or Parent Material Adverse Effect.

          16. To our knowledge, there are no pending or threatened claims, actions, audits, or examinations with respect to any of the Plans and any trust created thereunder by any Governmental Authority. To our knowledge, there are no pending or threatened claims with respect to any of the Plans and any trust created thereunder, by any employee or former employee that participated in, currently participates in, or is or was eligible to participate in, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          17. (a) To our knowledge, based on officers' certificates but without any independent inquiry, except as set forth in Section 4.21(a) of the Company Disclosure Schedule, the Company and its Subsidiaries

Viad Corp
Game Acquisition Corp.
December   , 1997
Page 6
     are and have been in compliance in all material respects with all Applicable Laws respecting employment.

          (b) To our knowledge after due inquiry, except as set forth in Section 4.21(a) of the Company Disclosure Schedule, there are no pending or threatened claims against the Company or its Subsidiaries with respect to employment or employment practices, terms and conditions of employment and wages and hours, or relating to employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters.

          18. To our knowledge, the Company and its Subsidiaries (i) are not subject to any collective bargaining agreement with respect to any of their respective employees, and (ii) are not subject to any contract, written or oral, with any trade or labor union, employees' association or similar organization.

          19. Except as set forth in Section 4.21(f) of the Company Disclosure Schedule, the Company and its Subsidiaries have no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

     Nothing has come to our attention during the course of our engagement in connection with the transactions contemplated under the Merger Agreement which has caused us to believe that the Company has breached any of its representations, warranties or agreements therein or has made an untrue statement of material fact or has omitted to state a material fact necessary to make the statements made in the Merger Agreement, in light of the circumstances under which they were made, not misleading.

     In addition to the assumptions set forth above, the opinions expressed herein are also subject to the following qualifications:

             (a) The qualification of any opinion or statement herein by the use of the words "to our knowledge," or similar phrase, means that during the course of our representation of the Company in this transaction, no information has come to the attention of the particular attorneys in our firm who have represented the Company in connection with the Transaction that gives us current actual knowledge of the existence of the matters, actions, proceedings, items, documents or facts so qualified.

             (b) We have not made any independent inquiry into, or review or investigation of any orders, writs, judgments, injunctions, determinations, awards or decrees by which the Company or any of its properties may be bound or otherwise affected, or of suits, investigations or proceedings, if any, pending or threatened against the Company except for a limited inquiry of the Company and the particular attorneys in our firm referenced above, which did not reveal any information that would negate or qualify the opinions expressed herein.

             (c) This opinion is limited to the laws of the State of Minnesota, the federal laws of the United States currently in effect and to facts known to us as they currently exist.

             (d) No opinion is expressed by us as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. In every instance where the laws of another jurisdiction might normally control the issue, we have nonetheless expressed our opinion based upon the assumption (which we have not verified and as to which we express no opinion) that the laws (including the principles of conflict of laws) of such other jurisdiction is identical in all respects to the current laws (excluding the principles of conflict of laws) of the State of Minnesota, and except where noted otherwise, the United States.

Viad Corp
Game Acquisition Corp.
December   , 1997
Page 7
             (e) The enforceability of any given document or provision thereof may be limited by bankruptcy, insolvency, reorganization or similar federal or state laws, by general equity principles, by rules of law governing other equitable remedies, and by certain other limitations which may be imposed upon the availability of certain remedies or the exercise of certain rights, and with respect to indemnification for violations of federal and state securities laws, by public policy under such federal and state securities laws.

             (f) We undertake no obligation to supplement this opinion if any applicable laws change, or if we become aware of facts that might change the opinions expressed above, after the date of this opinion.

     This opinion is furnished solely to you for your benefit and may not be otherwise quoted or relied upon or delivered to any person or entity, without our prior express written consent.

                                          Very truly yours,

                                          ROBINS, KAPLAN, MILLER & CIRESI,
                                          L.L.P.

                                                                       EXHIBIT C

                                   ASSIGNMENT

     WHEREAS       (Name)       , an individual, residing at ________________
("ASSIGNOR") has assisted in developing certain software for Game Financial Corporation, a Minnesota corporation having a place of business at 13705 First Avenue North, Plymouth, MN 55441-6114 ("ASSIGNEE"); and

     WHEREAS, said software is used to acquire and process credit card cash advance and check cashing transaction services in various gaming and retail locations, and is used in conjunction with point of sale ("POS") terminal applications and remote PC based application systems to process, manage, balance and reconcile credit card and check cashing transactions, and includes, but is not limited to the central office systems used to consolidate, process, reconcile and settle the credit card and check cashing transactions acquired at remote gaming and retail locations ("SOFTWARE"); and

     WHEREAS, ASSIGNEE and ASSIGNOR desire to confirm that ASSIGNEE is the owner of the SOFTWARE and all patent, copyright, trade secret and other intellectual property rights therein ("INTELLECTUAL PROPERTY RIGHTS");

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR hereby assigns, grants, conveys and transfers unto ASSIGNEE and its successors and assigns, ASSIGNOR's entire right, title and interest for the United States and all other countries in and to said SOFTWARE and said INTELLECTUAL PROPERTY RIGHTS, together with any and all exclusive rights therein throughout the world, including all rights of action and damages for past infringement.

     ASSIGNOR covenants and agrees for ASSIGNOR and his legal representatives, heirs and assigns that ASSIGNOR will assist ASSIGNEE without expense to ASSIGNOR or his legal representatives, heirs and assigns, in the making or prosecution of any and all patent, copyright or other applications which ASSIGNEE may elect to make covering said INTELLECTUAL PROPERTY RIGHTS, and in any administrative proceedings, litigation or other proceedings that may arise involving said INTELLECTUAL PROPERTY RIGHTS, and that ASSIGNOR will execute and deliver to ASSIGNEE any and all additional documents and papers and perform any further acts necessary to vest in ASSIGNEE the rights hereby conveyed.

     ASSIGNOR warrants and represents that ASSIGNOR has full and unencumbered legal and equitable title to said INTELLECTUAL PROPERTY RIGHTS, and that ASSIGNOR's contributions to the SOFTWARE comprise original works of authorship, and do not violate or infringe upon the intellectual property rights of any third party.

ASSIGNOR:

NAME

================================================

STATE OF Minnesota
COUNTY OF
-----------------------------
------------------------------------------------

     The foregoing instrument was acknowledged before me this ____ day of
 ______________ , 1997 by        (Name)       .

                                          --------------------------------------
                                                      Notary Public

SEAL

                                      ss.

                                   ASSIGNMENT

     WHEREAS,        (Company Name)       , a/n ____________corporation having a
place of business at ________________ ("ASSIGNOR") has assisted in developing certain software for Game Financial Corporation, a Minnesota corporation having a place of business at 13705 First Avenue North, Plymouth, MN 55441-6114 ("ASSIGNEE"); and

     WHEREAS, said software is used to acquire and process credit card cash advance and check cashing transaction services in various gaming and retail locations, and is used in conjunction with point of sale ("POS") terminal applications and remote PC based application systems to process, manage, balance and reconcile credit card and check cashing transactions, and includes, but is not limited to the central office systems used to consolidate, process, reconcile and settle the credit card and check cashing transactions acquired at remote gaming and retain locations ("SOFTWARE"); and

     WHEREAS, ASSIGNEE and ASSIGNOR desire to confirm that ASSIGNEE is the owner of the SOFTWARE and all patent, copyright, trade secret and other intellectual property rights therein ("INTELLECTUAL PROPERTY RIGHTS");

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR hereby assigns, grants, conveys and transfers unto ASSIGNEE and its successors and assigns, ASSIGNOR's entire right, title and interest for the United States and all other countries in and to said SOFTWARE and said INTELLECTUAL PROPERTY RIGHTS, together with any and all exclusive rights therein throughout the world, including all rights of action and damages for past infringement.

     ASSIGNOR covenants and agrees for ASSIGNOR and its legal representatives, successors and assigns that ASSIGNOR will assist ASSIGNEE without expense to ASSIGNOR or its legal representatives, successors and assigns, in the making or prosecution of any and all patent, copyright or other applications which ASSIGNEE may elect to make covering said INTELLECTUAL PROPERTY RIGHTS, and in any administrative proceedings, litigation or other proceedings that may arise involving said INTELLECTUAL PROPERTY RIGHTS, and that ASSIGNOR will execute and deliver to ASSIGNEE any and all additional documents and papers and perform any further acts necessary to vest in ASSIGNEE the rights hereby conveyed.

     ASSIGNOR warrants and represents that ASSIGNOR has full and unencumbered legal and equitable title to said INTELLECTUAL PROPERTY RIGHTS, and that ASSIGNOR's contributions to the SOFTWARE comprise original works of authorship, and do not violate or infringe upon the intellectual property rights of any third party.

ASSIGNOR:

COMPANY NAME

By
--------------------------------------------

Name
----------------------------------------

Title
------------------------------------------
------------------------------------------------

STATE OF Minnesota
COUNTY OF
-----------------------------
------------------------------------------------

     The foregoing instrument was acknowledged before me this ____ day of
 ______________ , 1997 by        (Name)       ,      (Title)     of
          (Company Name)          , a/n ________ corporation, on behalf of the
corporation.

                                      ------------------------------------------
                                                    Notary Public

SEAL

                                  ss.

                                                                       EXHIBIT D

                              AFFILIATE AGREEMENT

Viad Corp
1850 North Central Avenue
Phoenix, AZ 85077

Ladies and Gentlemen:

     I have executed this Affiliate Agreement as required by Section 8.3(s) of the Agreement and Plan of Merger, dated as of September 24, 1997, among Viad Corp, a Delaware corporation ("Parent"), Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub"), and Game Financial Corporation, a Minnesota corporation (the "Company"), (hereinafter the "Merger Agreement"). I am willingly undertaking the commitments contained in this Affiliate Agreement so that the Parent and the Company may ensure that the merger contemplated by the Merger Agreement (the "Merger") will qualify as a "pooling of interests" for all accounting, reporting and tax purposes of the Parent and the Surviving Corporation (as defined in the Merger Agreement). I understand that the Parent, Acquisition Sub and the Company will rely on the representations, warranties, covenants and undertakings that I make in this agreement and I agree that such parties may so rely, and that their reliance is reasonable.

     I further agree as follows:

          1. I acknowledge, covenant and agree that the number of shares of Parent Common Stock that I will receive in the Merger shall, as a percentage of the shares of Parent Common Stock received by all shareholders of the Company in the Merger, represent the same percentage interest that I held in the Company immediately prior to the Closing Date of the Merger.

          2. I further acknowledge, covenant and agree that I will not sell or otherwise reduce my risk relative to the Parent Common Stock which I receive in the Merger until financial results covering at least thirty (30) days of the post-closing combined operations of the Parent and the Surviving Corporation have been published.

          3. I further acknowledge, covenant, and agree that I have not and will not reduce my risk relative to the number of Shares of the Company Common Stock which I now own during the thirty-day period immediately preceding the Effective Time of the Merger.

          4. Without limiting the generality of the foregoing, I further acknowledge, covenant and agree that, during the periods described in paragraph 2 and 3 above, I will not sell, transfer, hypothecate, pledge, hedge, sell short against the box, engage in the sale of put or call options (whether covered or otherwise), or otherwise act to reduce the financial risks associated with my ownership of such shares.

          5. I agree that the foregoing covenants and agreements are supported by adequate consideration, including the Parent Common Stock which I am to receive in the Merger. I agree that this Affiliate Agreement is binding upon my heirs, beneficiaries, executors, successors, representatives and permitted assigns, as the case may be, and that this Affiliate Agreement may be enforced by the Parent, the Acquisition Sub and the Surviving Corporation, and their respective successors, representatives and assigns, and that this Affiliate Agreement may be enforced against my estate, notwithstanding my intervening death or incompetency.

          6. I agree that this Affiliate Agreement shall be governed by and construed in accordance with internal laws of the State of Minnesota applicable to contracts made and to be performed therein. I irrevocably submit to the jurisdiction of the courts within the State of Minnesota for the purpose of any suit, action or proceeding arising out of or based upon this Affiliate Agreement or the transactions

Viad Corp
Page 2
     contemplated hereby, and I hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that I am not subject personally to the jurisdiction of the above-named courts. I further appoint Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, P.A., who has agreed to accept service of process on my behalf, as my authorized agent to receive service of process on my behalf in connection with any legal matters or proceedings pertaining to this Affiliate Agreement or to any transactions contemplated hereby. Alternatively, at the option of the Parent, I consent to the service of process in any such proceeding by registered or certified mail, return-receipt requested, at the address indicated below.

          7. I acknowledge that the Merger represents a unique opportunity for the Parent to acquire the business and operations of the Company, and that such acquisition represents a unique opportunity for the Parent to strengthen its financial condition so as to permit the Parent to expand its current operations and possibly to acquire additional businesses, and to improve its future earnings. I further acknowledge that any failure of the Merger to qualify for pooling-of-interests treatment for accounting, reporting and tax purposes would constitute an immediate and irreparable harm to the Parent and Surviving Corporation that would result in financial injury which would be substantial, irreparable and not susceptible to measurement. Accordingly, I agree that the Parent, Acquisition Sub and Surviving Corporation shall be entitled to require me to specifically perform my obligations under this Affiliate Agreement and to sue me in any court in the State of Minnesota to obtain such specific performance and enjoin any transaction inconsistent with the agreements which I have made herein. I further agree to waive any requirement for a bond and not to contest any of the matters as set forth in this paragraph 7 in the event of any attempt by Parent, Acquisition Sub or Surviving Corporation to seek any such equitable remedy.

          8. I agree that in the event of any action to enforce the covenants or agreements that I have made in this Affiliate Agreement, the prevailing party shall be entitled to the recovery of its attorneys' fees, expert fees and other costs.

          9. I agree that this Agreement shall terminate on the later of the one year anniversary of the Merger or the complete performance of my obligations under this Agreement.

                                          SHAREHOLDERS' NAME AND ADDRESS:

                                          By:
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

                                                                    APPENDIX III
================================================================================

                        SELLING SHAREHOLDER'S AGREEMENT

                         DATED AS OF SEPTEMBER 24, 1997

                                 BY AND BETWEEN

                                   VIAD CORP

                                      AND

                                 GARY A. DACHIS

================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I

                            ESCROW OF DACHIS SHARES

Section 1.1.     Escrow of Dachis Shares...............................................       1
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF DACHIS
Section 2.1.     Authority.............................................................       2
Section 2.2.     Accuracy of Company's Representations.................................       2
Section 2.3.     Company Stock.........................................................       2
Section 2.4.     Subsidiaries..........................................................       2
Section 2.5.     Authority; Non-Contravention; Approvals...............................       3
Section 2.6.     Reports and Financial Statements......................................       4
Section 2.7.     Absence of Undisclosed Liabilities....................................       4
Section 2.8.     Absence of Certain Changes or Events..................................       4
Section 2.9.     Litigation............................................................       4
Section 2.10.    Accuracy of Proxy Statement...........................................       5
Section 2.11.    No Violation of Law...................................................       5
Section 2.12.    Compliance with Organizational Document...............................       5
Section 2.13.    State Takeover Statutes...............................................       5
Section 2.14.    Vote Required.........................................................       5
Section 2.15.    Intellectual Property.................................................       5
Section 2.16.    Validity of Contracts.................................................       6
Section 2.17.    Customers and Suppliers...............................................       7
Section 2.18.    Indebtedness to and From Officers, Directors and Others...............       7
Section 2.19.    Licenses and Permits..................................................       7
Section 2.20.    Taxes and Returns.....................................................       8
Section 2.21.    ERISA Related Matters.................................................       9
Section 2.22.    Labor and Employment Matters..........................................      10
Section 2.23.    Tax Free Structure....................................................      11
Section 2.24.    No Breach.............................................................      11
Section 2.25.    Un-bank Agreements....................................................      11
Section 2.26.    No Undisclosed Liabilities............................................      11
Section 2.27.    Absence of Other Claims...............................................      11
Section 2.28.    No Violations of Environmental Law....................................      11
Section 2.29.    No Tax Liabilities....................................................      11
Section 2.30.    No Criminal Conduct...................................................      12
Section 2.31.    No Violations of Other Agreement......................................      12
Section 2.32.    No Vendor Liabilities.................................................      12
Section 2.33.    Advisors and Investment Bankers.......................................      12
Section 2.34.    Complete Disclosure...................................................      12
Section 2.35.    Complete Performance..................................................      12
ARTICLE III
                                      CERTAIN AGREEMENTS
Section 3.1.     Agreement to Cooperate................................................      12
Section 3.2.     Confidentiality.......................................................      13
Section 3.3.     Tax Treatment.........................................................      13
Section 3.4.     Pooling...............................................................      13
Section 3.5.     Affiliates Agreements.................................................      13
Section 3.6.     Comply With Merger Agreement..........................................      13

Section 3.7.     Delivery of Certificate of Adequate Documentation.....................      13
Section 3.8.     Continuation of Indemnities: No Circular Indemnities..................      13
ARTICLE IV
TERMINATION, AMENDMENT AND WAIVER
Section 4.1.     Termination...........................................................      14
Section 4.2.     Effect of Termination or Abandonment..................................      14
ARTICLE V
INDEMNIFICATION
Section 5.1.     Indemnification.......................................................      14
Section 5.2.     Participation in Litigation...........................................      15
Section 5.3.     Claims Procedure......................................................      15
Section 5.4.     Payment of Indemnified Losses.........................................      15
Section 5.5.     Limitations on Indemnity..............................................      15
Section 5.6.     Special Indemnification...............................................      16
Section 5.7.     Manner of Payment.....................................................      16
ARTICLE VI
DISPUTE RESOLUTION
Section 6.1.     Representatives.......................................................      17
Section 6.2.     Mediation.............................................................      17
Section 6.3.     Arbitration...........................................................      17
ARTICLE VII
GENERAL PROVISIONS
Section 7.1.     Definitions...........................................................      19
Section 7.2.     Amendment and Modification............................................      19
Section 7.3.     Waiver................................................................      19
Section 7.4.     Survival..............................................................      19
Section 7.5.     Notices...............................................................      19
Section 7.6.     Binding Effect; Assignment............................................      20
Section 7.7.     Expenses..............................................................      20
Section 7.8.     Governing Law.........................................................      20
Section 7.9.     Interpretation........................................................      20
Section 7.10.    Entire Agreement......................................................      20
Section 7.11.    Severability..........................................................      21
Section 7.12.    Specific Performance..................................................      21
Section 7.13.    Disclosure Schedules..................................................      21
Section 7.14.    Counterparts..........................................................      21
Section 7.15.    Parties in Interest...................................................      21
EXHIBIT A        FORM OF ESCROW AGREEMENT

                        SELLING SHAREHOLDER'S AGREEMENT

     This SELLING SHAREHOLDER'S AGREEMENT, dated as of September 24, 1997 (this "Agreement"), is by and between VIAD CORP, a Delaware corporation ("Parent") and Gary A. Dachis, a significant shareholder of GAME FINANCIAL CORPORATION, a Minnesota corporation ("Company") (together with his successors and assigns, "Dachis"), solely in his capacity as a shareholder and not in his capacity as an officer or director of the Company.

                                   RECITALS:

     WHEREAS, the respective Boards of Directors of Parent and the Company have approved the merger ("Merger") of Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub") with and into the Company pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of the date hereof, by and among Parent, Acquisition Sub and the Company ("Merger Agreement"); and

     WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into the Merger Agreement, concurrently with the execution and delivery of this Agreement, Dachis has agreed to enter into this Agreement and has agreed to and will enter into the Escrow Agreement, in substantially the form set forth in Exhibit A or another form reasonably satisfactory to each of the parties thereto ("Escrow Agreement"), by and among Parent, Dachis and the Escrow Agent (as defined therein) on or before the Closing Date (as defined in the Merger Agreement).

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Parent and Dachis, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement or, if not defined therein, the Escrow Agreement):

                                   ARTICLE I

                            Escrow of Dachis Shares

     Section 1.1.  Escrow of Dachis Shares.  Pursuant to the terms of Section
3.6 of the Merger Agreement, and as security for the representations, warranties, covenants, indemnities and other obligations of Dachis to the Parent or the Surviving Corporation, at the Effective Time, Certificates that would otherwise have been issued to Dachis in the Merger pursuant to Section 3.1 of the Merger Agreement representing Parent Common Stock having an aggregate value (based upon the Viad Price) equal to the sum of the Maximum Indemnification Amount (as defined in Section 5.5(b)), and the Software Fee (as defined in
Section 5.6) shall be deposited with and held in escrow by the Escrow Agent (the "Escrowed Shares"). All Escrowed Shares, together with the proceeds from the sale of any Escrowed Shares and any interest accrued from such proceeds from the Closing Date until its distribution in accordance with the terms of the Escrow Agreement, shall be payable into and held in escrow pursuant to the terms of the Escrow Agreement ("Escrowed Consideration"). Dachis may exercise any voting rights that he may have with respect to the Escrowed Shares during the Escrow Term and all dividends or other distributions (and interest accrued thereon) payable with respect to the Escrowed Shares while such Escrowed Shares are held in escrow during the Escrow Term shall be payable to Dachis.

                                   ARTICLE II

                    Representations and Warranties of Dachis

     Dachis represents and warrants to Parent and Surviving Corporation as follows:

     Section 2.1. Authority. Dachis has the requisite capacity, power and authority to enter into his Employment Agreement with the Company, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreement and this Agreement and to consummate the transactions contemplated hereby and thereby. The Employment Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreement and this Agreement have each been duly and validly executed and delivered by Dachis and, assuming the due authorization, execution and delivery of such agreements by Parent and Company, if applicable, constitute valid and legally binding agreements of Dachis enforceable against him in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency, or laws relating to creditor's rights generally.

     Section 2.2. Accuracy of Company's Representations. To the best knowledge of Dachis, the representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except those which in the aggregate would not have a Company Material Adverse Effect or Parent Adverse Impact.

     Section 2.3. Company Stock. (a) The Company has 10,000,000 authorized shares of Common Stock, of which 4,522,522 shares are outstanding as of August 31, 1997, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights and 1,000,000 shares of Preferred Stock, none of which have been issued or are outstanding. Except as set forth in
Section 4.2 of the Company Disclosure Schedule, as of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. Except as set forth in the Stock Option Agreement or set forth in
Section 4.2 of the Company Disclosure Schedule, there are no commitments, understandings, restrictions or arrangements obligating the Company to purchase, redeem or acquire, or register under any securities law any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe to any shares of capital stock of the Company.

     (b) Except as set forth in Section 4.2 of the Company Disclosure Schedule, and except for any obligations in connection with this Agreement, there are not as of the date hereof and there will not be at the Closing Date, any stockholder agreement, voting trust or other agreements or understandings to which the Company or any of the Significant Shareholders of the Company are a party or to which any of them is bound relating directly or indirectly to any Company Common Stock or other capital stock. Except as stated in Section 4.2 of the Company Disclosure Schedule, there has not been, and there will not have been on the Closing Date, any change in the equity interest of the Common Stock or other capital stock of the Company since June 30, 1994. For purposes of this subsection, "any change in the equity interest of the Common Stock or other capital stock of the Company" includes but is not limited to: distributions to shareholders of any dividends; additional issuances, exchanges or retirements of stock; reacquisition of shares (treasury shares); grants, exercises, or cancellation of stock options; outstanding warrants; and spin-offs.

     Section 2.4.  Subsidiaries.  Each Subsidiary of the Company is set forth in
Section 4.3 of the Disclosure Schedule, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company has never had a Subsidiary that is not listed in
Section 4.3 of the Company Disclosure Schedule as a Subsidiary of the Company. Except as set forth in Section 4.3 of the Company Disclosure Schedule, each of such Subsidiaries is qualified to do business, and is in good standing in the State(s) set forth in Section 4.2 of the Company Disclosure Schedule, and without limiting the foregoing, to the best knowledge of Dachis, is qualified to do business with the Native American Tribes set forth in Section 4.3 of the Company Disclosure Schedule. Any such Subsidiary does not lease or operate properties or otherwise conduct business in any other State or to the best knowledge of Dachis, with any Native American Tribe. Except as set forth in Section 4.3 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Each then existing Subsidiary of the Company is listed in Exhibit 21 to the Company 10-KSB. As of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. Section 4.3 of the Company's Disclosure Schedule sets forth a complete list of all corporations, partnerships, joint ventures and other business entities in which the Company or any of its Subsidiaries directly or indirectly owns an interest and such Subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

     Section 2.5. Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into the Merger Agreement and the Stock Option Agreement and subject to Company Stockholders' Approval and the Company Required Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of the Merger Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Merger Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby, except for receipt of the Company Stockholders' Approval and the obtaining of the Company Required Approvals. The Merger Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition Sub, constitute valid and legally binding agreements of the Company enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency, or laws relating to creditors' remedies generally.

     (b) Except as set forth in Section 4.4 of the Company's Disclosure Schedule, the execution and delivery of the Merger Agreement and the Stock Option Agreement by the Company does not, and the consummation by the Company of the transactions contemplated thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of the Company or any of its Subsidiaries, (ii) subject to obtaining the Company Required Approvals and the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (other than a Native American Authority), or to the best knowledge of Dachis, any Native American Authority, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have or may have a Company Material Adverse Effect or Parent Adverse Impact.

     (c) Except for the Company Required Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority (other than a Native American Authority), or, to the best knowledge of Dachis, any Native American Authority, is necessary for the execution and delivery of the Merger Agreement and the Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such declarations, filings, registrations, notices, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have or may have a Company Material Adverse Effect or a Parent Adverse Impact.

     Section 2.6. Reports and Financial Statements. Since December 31, 1992, the Company and each of its Subsidiaries have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of the Company's and its Subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has delivered to Parent true and complete copies of its Company SEC Reports, and the Recent Company Financial Statements and will deliver copies of all Company Reports filed after the date hereof but before the Closing Date. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Financial Statements fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year end and audit adjustments and any other adjustments described therein.

     Section 2.7.  Absence of Undisclosed Liabilities.  Except as set forth in
Section 4.6 of the Company's Disclosure Schedule or in the Recent Company Reports, neither the Company nor any of its Subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Recent Company Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1996, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or Parent Adverse Impact, (ii) have been discharged or paid in full prior to the date hereof; or
(iii) would not be required to be disclosed in the Company Financial Statements or the notes thereto.

     Section 2.8.  Absence of Certain Changes or Events.  Except as set forth in
Section 4.7 of the Company's Disclosure Schedule or in the Recent Company Reports, since December 31, 1996, there has not been any material adverse change in the business, financial condition or the results of operations of the Company and its Subsidiaries, taken as a whole that would result in a Company Material Adverse Effect or Parent Adverse Impact and the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

     Section 2.9. Litigation. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements, or Section 4.8 of the Company's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Dachis, threatened, nor to the knowledge of Dachis are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its Subsidiaries, which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (b) there have not been any developments since December 31, 1996 with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; and (c) except as contemplated by the Company Required Approvals, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Company Material Adverse Effect or Parent Adverse Impact.

     Section 2.10. Accuracy of Proxy Statement. The Proxy Statement which shall be included in the Registration Statement will not at the time of the mailing of the Proxy Statement and any amendment or supplement thereto (unless the same is corrected prior to the Company Stockholders' Meeting), and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to stockholders of the Company with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with all Applicable Laws, including the provisions of the Exchange Act. Notwithstanding the foregoing, no representation is made by Dachis with respect to information supplied by Parent or Acquisition Sub or their representatives specifically for inclusion in the Proxy Statement.

     Section 2.11. No Violation of Law. Except as set forth in Section 4.10 of the Company's Disclosure Schedule or the Recent Company Reports, neither the Company nor any of its Subsidiaries has violated, is in violation of, or, to the knowledge of Dachis, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for (a) any violations which in the aggregate would not have a Company Material Adverse Effect or Parent Adverse Impact and (b) subject to Section 2.19, any violations which arise solely from the failure by the Company or any of its Subsidiaries to obtain Company Approvals from any Native American Authority.

     Section 2.12. Compliance with Organizational Document. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements or Section 4.11 of the Company's Disclosure Schedule, to the knowledge of Dachis, the Company and each of its Subsidiaries have not violated, are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under the respective charters or By-laws of the Company or any of its Subsidiaries.

     Section 2.13. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and any related transactions and the provisions of MCL Section 302A.671 will not prevent, and the provisions of MCL 302A.673 will not impair, impede or prevent, any transaction contemplated hereby, including the granting of the irrevocable proxy contemplated by the Irrevocable Proxy Agreement.

     Section 2.14. Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger or the other transactions contemplated herein.

     Section 2.15. Intellectual Property. Set forth on Section 4.14 of the Company Disclosure Schedule is a complete list of the Intellectual Property. Except as set forth in Section 4.14 of the Company Disclosure Schedule:

          (a) The Company or its Subsidiaries are the sole and exclusive owner of, or has the unrestricted right to use, any and all Intellectual Property, and all items of Intellectual Property are valid and subsisting and Section 4.14 of the Company Disclosure Schedule identifies the owner, licensor and licensee of each item of Intellectual Property, as applicable;

          (b) The conduct of the business and operations of the Company and its Subsidiaries and the ownership, manufacture, purchase, sale, licensing, use and performance of the products or services of the Company and its Subsidiaries do not contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party and no proprietary information or trade secret has been misappropriated by the Company or any of its Subsidiaries from any third party. In addition, the use, licensing or sale by or to the Company as its Subsidiaries of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party;

          (c) To Dachis' knowledge, the Intellectual Property, and the Company's products and services are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and the Intellectual Property, is not being infringed upon or violated by any third party;

          (d) With respect to any software included in the Intellectual Property, there is no Year 2000 Problem, and the software will create, store and generate output data related to or including dates on or after January 1, 2000, without errors or omissions;

          (e) Each item of software owned, used or licensed by the Company and its Subsidiaries is fully operative, sufficiently developed and is currently capable of performing its intended application(s) as described in
     Section 4.14 of the Company Disclosure Schedule; and

          (f) The Intellectual Property is sufficient, fit and adequate for the reasonably anticipated or intended future business and operations of the Company and its Subsidiaries.

     Section 2.16. Validity of Contracts. (a) Except for contracts, leases, commitments, plans, agreements and licenses, together with all amendments thereto, listed in Section 4.15(a) of the Company Disclosure Schedule (complete and accurate copies of which have been delivered to Parent) and the agreements entered into in connection with the Merger, the Company and its Subsidiaries are neither a party to nor subject to:

          (i) any plan or contract providing for bonuses, pensions, options, stock purchases, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

          (ii) any employment contract or contract for services which requires the payment of $30,000 or more annually or which is not terminable within 30 days by the Company or any of its Subsidiaries without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

          (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $50,000 each;

          (iv) any other contracts or agreements creating any obligation of the Company or its Subsidiaries of $50,000 or more with respect to any such contract;

          (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or its Subsidiaries or any successor or assign within six months after the date hereof without payment of a penalty of $50,000 or more;

          (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

          (viii) any contract with any sales agent or distributor of products or services of the Company or any subsidiary;

          (ix) any contract containing covenants limiting the freedom of the Company or its Subsidiary to compete in any line of business or with any person or entity;

          (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $50,000 whether or not such purchase is in the ordinary course of business;

          (xi) any license agreement (as licensor or licensee);

          (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

          (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or any Subsidiary or with any persons or organizations controlled by or affiliated with any of them;

          (xiv) any partnership, joint venture, or other similar contract, arrangement or agreement;

          (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements; or

          (xvi) any other contract, written or oral, not described in subsections (i)-(xv) which is material to the business or operations of the Company.

     (b) All Contracts are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and its Subsidiaries and the other parties thereto, enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency or other laws relating to creditors' remedies generally. Neither the Company, its Subsidiaries, nor any other party to any Contract of the Company or a Subsidiary, is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company, or any Subsidiary or on the part of any other party thereto in any such case that could have a Company Material Adverse Effect.

     (c) Except as disclosed in Section 4.15(c) of the Company Disclosure Schedule, no Contract with a customer or supplier of the Company or its Subsidiaries provides, by its terms, for or permits the customer to terminate the Contract at will, for convenience, without cause, or upon a change of the ownership or control of the Company.

     (d) Except as disclosed in Section 4.15(d) of the Company Disclosure Schedule, no consent of any party to a Contract that is not a Native American Tribe is required in connection with the consummation of the transactions contemplated herein and in the Merger Agreement.

     (e) With respect to any Contracts to which a Native American Tribe is a party, to the best knowledge of Dachis, except as disclosed in Section 4.15(e) of the Company Disclosure Schedule, no consent of any Native American Tribe is required for the consummation of the transactions contemplated herein and in the Merger Agreement.

     Section 2.17. Customers and Suppliers. Section 4.16 of the Company Disclosure Schedule sets forth a true, complete and correct list of all customers from which the Company has received revenues of over $100,000 and the 10 largest suppliers of the Company and its Subsidiaries by volume of purchases, for each of the years ended December 31, 1994, 1995 and 1996 and for the six month period ended June 30, 1997. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material supplier of the Company or any of its Subsidiaries to the effect that, and has no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Company or its Subsidiaries. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material customer of the Company or its Subsidiaries to the effect that, and has no reason to believe that, such customer will stop, or materially decrease the use of the services of the Company or any of its Subsidiaries.

     Section 2.18.  Indebtedness To and From Officers, Directors and
Others.  Except as set forth in Section 4.17 of the Company Disclosure Schedule,
(a) the Company and its Subsidiaries are not indebted to any shareholder, director, officer, employee or agent of the Company and its Subsidiaries except for amounts due as normal salaries, wages, overtime payments, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Company and (b) no shareholder, director, officer, employee or agent of the Company or any of its Subsidiaries is indebted to the Company or any of its Subsidiaries except for advances for ordinary business expenses on a basis consistent with the past practices of the Company.

     Section 2.19. Licenses and Permits. Section 4.18 of the Company Disclosure Schedule lists all Company Approvals required from any Governmental Authority (other than a Native American Authority) and to the best knowledge of Dachis, any Native American Authority in order for the Company and its Subsidiaries to conduct its business. The Company has obtained all Company Approvals (other than from

Native American Authorities), which are valid and in full force and effect, and to the best knowledge of Dachis, the Company has obtained all Company Approvals from Native American Authorities and to the Company's knowledge, such approvals are in full force and effect, except where the lack of such Company Approvals would not have a Company Material Adverse Effect or Parent Adverse Impact. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, none of the Company Approvals is subject to termination by their express terms as a result of the execution of this Agreement by the Company or the consummation of the Merger. No further Company Approvals (other than from Native American Authorities) and, to the best knowledge of Dachis, no further Company Approvals from any Native American Authority will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing, except where the termination of such Company Approvals or the lack of such further Company Approvals would not have a Company Material Adverse Effect. Except as disclosed in Section 4.18 of the Company Disclosure Schedule or in any other schedule thereto, neither the Company nor any of its Subsidiaries is subject to nor bound by any agreement, judgment, decree or order which may have a Company Material Adverse Effect or Parent Adverse Impact.

     Section 2.20. Taxes and Returns. (a) Except as disclosed in Section 4.19(a) of the Company Disclosure Schedule, each Taxpayer has timely filed, or caused to be timely filed all Tax Returns required to be filed and all such returns were complete and accurate in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, there are no claims or assessments pending against any Taxpayer for any alleged deficiency in any Tax, and no Taxpayer has been notified in writing of any proposed Tax liens, claims or assessments against any Taxpayer (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith). Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, no Taxpayer has any waivers or extensions of any applicable statute of limitations to assess any Taxes in excess of $10,000. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, there are no outstanding requests by any Taxpayer for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return.

     (b) To the best knowledge of Dachis, there are no liens for material amounts of Taxes on the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due and payable.

     (c) Other than as set forth on Section 4.19(c) of the Company Disclosure Schedule, there have been no audits and there are no ongoing audits of any Tax Returns or reports of any Tax filed by Taxpayer. There is set forth on Section 4.19(c) of the Company Disclosure Schedule a brief description of the status of all prior audits, all ongoing audits and all notifications of audits for any Taxpayer, and except as otherwise disclosed on such Section 4.19(c) of the Company Disclosure Schedule all deficiencies resulting from such audits have either been paid or adequately provided for in the Company Financial Statements.

     (d) Section 4.19(d) of the Company Disclosure Schedule sets forth all elections made by Taxpayer in the past five years that remain in effect for any Taxpayer with respect to Taxes. Except as set forth on Section 4.19(d) of the Company Disclosure Schedule, there are no ongoing audit adjustments of Taxes that will affect taxable periods subsequent to the audit.

     (e) Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, (i) there has not been made with respect to any Taxpayer, or any property held by any Taxpayer, any consent under Section 341 of the Code (or any corresponding provisions of state, local or foreign income Tax Law), (ii) no property of any Taxpayer is "tax exempt use property" within the meaning of
Section 168(h) of the Code, and (iii) no Taxpayer is a party to any lease made pursuant to former Section 168(f)(8) of the Code.

     (f) Except as set forth in Section 4.19(f) of the Company Disclosure Schedule, no Taxpayer is party to any Tax sharing agreement or any other agreement with respect to Taxes.

     (g) Except as disclosed in Section 4.19(g) of the Company Disclosure Schedule, the charges, accruals and reserves on the books of the Company with respect to Taxes due and payable after the Closing Date have been presented in accordance with GAAP consistently applied.

     (h) Except as set forth in Section 4.19(h) of the Company Disclosure Schedule, no Taxpayer is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     Section 2.21. ERISA Related Matters. (a) Section 4.20 of the Company Disclosure Schedule sets forth a complete list of all Plans of the Company and its Subsidiaries.

     (b) The Company has delivered to Parent true, complete and correct copies, together with all amendments thereto, of (i) each Plan (other than certain union Plans listed in Section 4.20(b) of the Company Disclosure Schedule which cannot be obtained upon reasonable effort or, in the case of any unwritten Plans, descriptions thereof), (ii) the three most recent annual reports on Form 5500 filed with the IRS with respect to each Plan (if any such report was required),
(iii) the most recent summary plan description for each Plan for which such a summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan; (v) reasonable evidence of adoption for each Plan; and (vi) a complete copy of each IRS determination letter for each Plan for which such a letter was obtained. Neither the Company nor any corporation or trade or business (whether or not incorporated) which would be or was treated as a member of Controlled Group, is now sponsoring or contributing to or ever has sponsored or contributed to, prior to the Closing Date, any Plan subject to Title IV of ERISA.

     (c) Except as set forth in Section 4.20 of the Company Disclosure Schedule, there exists no liability in connection with any Plan that has been terminated and all procedures for termination of such plans have been properly followed.

     (d) Neither the Company nor any of its Subsidiaries or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, has engaged in a transaction in connection with which the Company or any such Subsidiaries or any trustee or administrator of the Plans or any such trust, or any other such "disqualified person," could be subject to either a liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Section 4975 through 4980 of the Code.

     (e) Except as described in Section 4.20(c) of the Company Disclosure Schedule, each of the Plans and any trust created thereunder has been operated and administered in accordance with its terms and in compliance with Applicable Laws, including but not limited to ERISA and the Code. There are no pending or threatened claims, action, audits, or examinations with respect to any of the Plans and any trust created thereunder by any Governmental Authority. There are no pending or threatened claims with respect to any of the Plans and any trust created thereunder, by any employee or former employee that participated in, currently participates in, or is or was eligible to participate in, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (f) All contributions required to be made to each Plan have been timely made or accrued for on the Company Financial Statements. All account allocations required to have been made under each Plan and Applicable Law have been made.

     (g) None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     (h) With respect to any Plan that provides welfare benefits as defined in
Section 419(e) of the Code, except as disclosed in Section 4.20 of the Company Disclosure Schedule, no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code.

     (i) With respect to any "welfare plan" (as defined in Section 3(1) of ERISA) which qualifies as a "group health plan" under Section 607(1) of ERISA and Section 4980B of the Code and related regulations

(relating to the benefit continuation rights imposed by COBRA), the Company, and each of its Subsidiaries, such group health plan and the administrator of such group health plan have all complied, in all material respects, with all reporting, disclosure, notice, election and other benefit requirements imposed under COBRA, as and when applicable; and the Company has not incurred any direct or indirect liability, nor is the Company subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure to comply with such COBRA requirements.

     (j) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or its Subsidiaries as of the Closing Date that has not been either paid or reasonably estimated and reserved for in accordance with GAAP consistently applied.

     (k) Except as otherwise set forth in Section 4.20(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any Plan, (B) increase any benefits otherwise payable under any Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits.

     (l) The Company has not announced any plan or made any legally binding commitment to create additional benefits which are intended to cover employees or former employees of the Company or to make any amendment or modifications to any Plan that covers or has covered or is available to the Company employees or former employees other than as set forth in Section 4.20(l) of the Company Disclosure Schedule or as required by Applicable Law. No payment under any Plan will not be deductible by the Company by reason of failure to comply with any provisions of the Code.

     (m) The Company does not, nor has it ever contributed to or participated in any Multiemployer Plan as defined in Section 3(37) of ERISA.

     Section 2.22.  Labor and Employment Matters.  (a) Except as set forth in
Section 4.21(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are and have been in compliance in all material respects with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice as defined under Applicable Laws.

     (b) The Company and its Subsidiaries are not delinquent or in arrears in payments to any of their respective employees or agents for any wages, salaries, commission, overtime payments, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

     (c) Except as set forth in Schedule 4.21(c), if the employment of any such officers, directors, employees or agents terminates for any reason, neither Company, Parent, Acquisition Sub nor the Surviving Corporation will, pursuant to any agreement in effect, or by reason of any act or omission by Company or any subsidiary before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

     (d) Except as set forth in Section 4.21(d) of the Company Disclosure Schedule, there is no material controversy pending or, to the knowledge of Dachis, threatened between Company and its Subsidiaries, on the one hand and any of its employees or consultants or former employees or consultants, on the other hand.

     (e) Company and its Subsidiaries (i) have never been and are not now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their respective employees, and
(iii) are not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization. Company and its Subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Company Adverse Effect on such labor relations, and has no knowledge that any of their key employees intends to leave their employ.

     (f) Except as set forth in Schedule 4.21(f), Company and its Subsidiaries have no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the knowledge of Dachis, no employee of Company and its Subsidiaries is in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed thereby, or to use proprietary information of others, and the employment of such employees does not subject Company and its Subsidiaries to any claim by any other Person.

     (g) A list of all employees, officers and consultants of Company and its Subsidiaries and their current compensation is set forth on Section 4.21(g) of the Company Disclosure Schedule. Such list also describes any vested benefits, including, without limitation, vacation or sick pay, which each Person on such list is entitled to receive from Company.

     Section 2.23. Tax Free Structure. To the knowledge of Dachis (a) the Merger, together with the other transactions contemplated under this Agreement, shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code, and (b) each of the Company and Dachis has not taken any action, or failed to take any action that would make the Merger ineligible as a tax-free reorganization.

     Section 2.24. No Breach. The Company and its Subsidiaries are not in breach of any agreement, covenant, representation, warranty, or other obligation of Company made or incurred under or pursuant to the Merger Agreement or any document delivered pursuant thereto.

     Section 2.25. Un-bank Agreements. All agreements or arrangements between the Company and Un-bank Company LLP are on terms no less advantageous to the Company than could be secured from an unaffiliated third party in a transaction negotiated at arm's-length. The Company has made no material payments to Un-bank Company LLP or any of its principals or members in connection with or arising from any business between the Company and Un-bank Company LLP.

     Section 2.26. No Undisclosed Liabilities. There exists no basis for assertion against the Company (or any Party whom the Company would be required to indemnify) and the Company has no liability for any claim against the Company or any of its Affiliates in connection with the business of the Company and any of its Subsidiaries conducted prior to the Closing Date (including claims for injury, property or economic damage or any product or strict liability claim arising from the design, sale or distribution of or exposure to any product or component thereof or the provision of any service by the Company or any Subsidiary), other than claims specifically identified in the Merger Agreement.

     Section 2.27. Absence of Other Claims. There exists no basis for assertion against the Company (or any party whom the Company would be required to indemnify) and the Company has no liability for any claim of the type described in Sections 10.1(c), (d), (e), (f), (g), (i) or (k) of the Merger Agreement.

     Section 2.28. No Violations of Environmental Law. The Company has not violated and will have no liability under any Environmental Law (including remediation expenses), including any such liability arising out of the conduct of the Company or any of its Subsidiaries prior to the Closing Date which is imposed upon Parent or the Surviving Corporation; whether or not disclosed or required to be disclosed on the Company Disclosure Schedule. There will be no presence of any real property owned, used or leased by the Company or in the improvements thereon at or prior to the Closing Date, including without limitation on the soil, sub-soil and groundwater, of "hazardous substances," "hazardous waste," "hazardous constituents" and "solid waste" (as those terms are defined in any applicable U.S. federal, state or local or foreign statute, regulation, ordinance or requirement of any kind) in any quantity.

     Section 2.29. No Tax Liabilities. The Company does not have any liabilities for Taxes of others, including, but not limited to the Company or any Affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Loss payable with respect to Taxes claimed or assessed against the Company (a) for any taxable period ending on or before the Effective Time or as a result of transactions contemplated under the Merger Agreement (including any Section 338(h)(10) election) or (b) for any taxable period as a result of a breach of any of the representations or warranties contained in Section 4.19 of the Merger Agreement.

     Section 2.30. No Criminal Conduct. To the knowledge of Dachis, neither the Company or any of its Subsidiaries have engaged in any criminal misconduct, whether or not disclosed or required to be disclosed on the Company Disclosure Schedule.

     Section 2.31. No Violations of Other Agreement. There has been, and as of the Effective Time, there will be no breach of any agreement, covenant, representation, warranty or other obligation by Dachis under the Irrevocable Proxy Agreement, the Affiliate Agreement, the Escrow Agreement or this Agreement.

     Section 2.32. No Vendor Liabilities. There are and as of the Effective Time there will be no losses arising out of any joint liability due to affiliations, partnerships, joint ventures, associations or other similar business arrangements, whether by contract or operation of law in which Company or Dachis participated prior to the Closing Date.

     Section 2.33. Advisors and Investment Bankers. Except for the Company's investment banking firm, Ladenburg Thalmann & Co. Inc., whose advisory fee arrangement has been disclosed to Parent prior to the date hereof, no broker, advisor, finder or investment banker is entitled to any brokerage, advisor's, finder's or other fee or commission in connection with the Merger or the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Company.

     Section 2.34. Complete Disclosure. Neither the Merger Agreement, the Stock Option Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement or this Agreement, nor any of the certificates or documents required to be delivered by Company and/or Dachis to Parent under the Merger Agreement as a condition to closing, taken together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

     Section 2.35. Complete Performance. To the best knowledge of Dachis, the Company has performed and as of the Effective Time shall have performed, in all material respects, all agreements and obligations of the Company contained in the Merger Agreement and the Stock Option Agreement required to be performed by them on or prior to the Effective Time.

                                  ARTICLE III

                               Certain Agreements

     Section 3.1. Agreement to Cooperate. (a) Subject to the terms and conditions provided in this Agreement and Applicable Law, Dachis shall use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by the Merger Agreement, including causing the Company to use its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters (including, but not limited to, required approvals under applicable Minnesota state laws and regulations), to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

     (b) In connection with any filings under the HSR Act, (i) in the event that Dachis determines that a filing by Dachis (as an acquiring person) under the HSR Act is necessary, Dachis shall promptly make all such necessary filings at his sole expense, or (ii) in the event that Dachis determines that such a filing by Dachis under the HSR Act is not necessary, Dachis shall represent and warrant to Parent in writing in a form reasonably satisfactory to Parent at the Closing Date that no filing is required under Title II of the HSR Act with respect to Dachis' acquisition of shares of Parent Common Stock in connection with the Merger and shall provide an opinion from Fredrikson & Byron, P.A., counsel to Dachis stating that Dachis was not and is not required to file under Title II of the HSR Act with respect to the shares of Parent Common Stock to be acquired by Dachis in the Merger.

     Section 3.2. Confidentiality. Unless (a) otherwise expressly provided in this Agreement, (b) required by Applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD,
(c) necessary to secure any required Consents as to which the other party has been advised, or (d) consented to in writing by Parent, any information or documents furnished in connection herewith shall be kept strictly confidential by Dachis and his agents and assigns. Prior to any disclosure pursuant to the preceding sentence, Dachis' shall consult with Parent regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law. In the event the Merger is not consummated, Dachis shall return to Parent any documents furnished by the other and all copies thereof any of them may have made (or destroy all such documents and certify as to the complete destruction of such documents) and will hold in absolute confidence any information obtained from Parent except to the extent
(i) Dachis is required to disclose such information by Applicable Law or such disclosure is necessary in connection with the pursuit or defense of a claim,
(ii) such information was known by Dachis prior to such disclosure or was thereafter developed or obtained by Dachis independent of such disclosure, or
(iii) such information is or becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, Dachis shall so notify Parent which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     Section 3.3. Tax Treatment. Dachis will use his reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code and Dachis shall not knowingly take any action or knowingly fail to take such action that would jeopardize the treatment of the Merger as a tax-free reorganization.

     Section 3.4. Pooling. From and after the date hereof, Dachis shall not knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a pooling of interests for accounting, reporting and tax purposes.

     Section 3.5. Affiliates Agreements. Dachis shall enter into, and Dachis shall use his best efforts to ensure that each person who is or may be an "affiliate" of Company within the meaning of Rule 145 promulgated under the Securities Act including the Trust, shall enter into the Affiliate Agreements.

     Section 3.6. Comply With Merger Agreement. Dachis shall use best efforts to cause the Company and its Subsidiaries to comply with the terms and conditions of the Merger Agreement and the Stock Option Agreement.

     Section 3.7. Delivery of Certificate of Adequate Documentation. On or before the date which is eleven (11) months from the date hereof, Dachis shall cause Parent and Surviving Corporation to receive from Cambridge Technology or another software consultant reasonably acceptable to Parent and Dachis ("Consultant") a certificate in form and substance reasonably satisfactory to Parent, to the effect that documentation has been prepared and appropriate procedures are in place to allow the Company's software and systems existing as of the Effective Time to be used and modified in the ordinary course of business and without undue expense by any third party that is reasonably knowledgeable regarding systems and software of a similar nature ("Certificate of Adequate Documentation"). Parent will promptly cause Consultant to provide to the Company and Dachis a complete written list of the documents and procedures which, if completed, will cause Consultant to issue such a certificate.

     Section 3.8. Continuation of Indemnities: No Circular Indemnities. The right to indemnification, if any, from the Company of Dachis as an officer or director of the Company pursuant to the Company Charter Documents or under any Applicable Law, shall survive the Effective Date; provided, however, that subject to Applicable Law, (a) no indemnification shall be available to Dachis from the Company, Parent, the Surviving Corporation or Acquisition Sub for any claim or matter for which any Indemnified Party would be entitled to receive indemnification under Article V of this Agreement, and (b) no indemnification shall be available to Dachis for any claim or matter if, with regard to the subject matter thereof, the Company, the Parent, the Surviving Corporation or the Acquisition Sub prevails upon a claim (at law or in equity) against that officer or director. For purposes of the foregoing, the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be considered to have "prevailed upon a claim" only if: (x) a final order resolving such claim in favor of the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be issued by a court, administrative body or other tribunal of competent jurisdiction, unless such final order is subsequently overturned on appeal; or (y) Dachis enters into an agreement with the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, for the purpose of resolving such claim and therein agrees that the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, has prevailed upon such claim for purposes of this Section 3.8. Notwithstanding the foregoing, Dachis may pursue such rights as he may have under the insurance policy described in Section 7.12 of the Merger Agreement.

                                   ARTICLE IV

                       Termination, Amendment and Waiver

     Section 4.1. Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the Shareholders of the Company or the Acquisition Sub:

          (a) by mutual written consent of Parent and Dachis;

          (b) by Parent upon termination of the Merger Agreement by Parent in accordance with the terms of Article 9 of the Merger Agreement; and/or

          (c) by Dachis upon termination of the Merger Agreement by the Company in accordance with the terms of Article 9 of the Merger Agreement.

     Section 4.2. Effect of Termination or Abandonment. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement, the Affiliate Agreements, the Merger Agreement, the Stock Option Agreement or the Irrevocable Proxy Agreement prior to termination.

                                   ARTICLE V

                                Indemnification

     Section 5.1. Indemnification. Dachis (the "Indemnifying Party") shall indemnify, defend and hold harmless Parent, Acquisition Sub, Surviving Corporation, any corporation affiliated with Parent, and any director, officer, stockholder, employee or agent of any of them (each, an "Indemnified Party") from and against all Indemnified Loss which may be sustained, suffered or incurred by an Indemnified Party to the extent resulting or arising in any way from (regardless of any investigation or inquiry by the Parent at any time, provided, that an Indemnified Party shall not be entitled to indemnification under this Agreement with respect to the breach of any representation or warranty of Dachis, if the Parent had Actual Knowledge of the existence and scope of such breach):

          (a) The breach of any agreement, covenant, representation, warranty, or other obligation of Dachis made or incurred under or pursuant to this Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Affiliate Agreement or any other agreement or document delivered pursuant thereto or in connection herewith; and/or

          (b) The liability of the Company, the Surviving Corporation or any of its Subsidiaries for its own Taxes or its liability, if any, for Taxes of others, but not limited to the Company or any Affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Company (i) for any taxable period ending on or before the Effective Time or as a result of the Merger and the other transactions contemplated therein (including any Section 338(h)(10) election) or (ii) for any taxable period resulting from a breach of any of the representations or warranties contained in Section 4.19 of the Merger Agreement.

     Section 5.2. Participation in Litigation. In the event any suit or other proceeding is initiated against an Indemnified Party with respect to which Parent alleges Dachis is or may be obligated to indemnify an Indemnified Party hereunder, Dachis shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to Parent, and (b) Parent shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. Parent shall not settle or otherwise compromise any such suit or proceeding without the prior written consent of Dachis, which consent shall not be unreasonably withheld or delayed, if the effect of such settlement or compromise would be to impose liability on Dachis hereunder.

     Section 5.3. Claims Procedure. In the event from time to time Parent believes that it or any other Indemnified Party has or will suffer any Indemnified Loss for which Dachis is obligated to indemnify it hereunder ("Indemnified Event"), it shall promptly notify Dachis in writing of the matter, specifying therein the reason why Parent believes that Dachis is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which Parent has calculated such amount; if not yet liquidated, the notice shall so state. The failure of the Indemnified Party to give such notification shall not affect the indemnification provided in this Agreement. The Indemnified Party need not seek, and has sole and unfettered discretion in seeking, indemnification from any other Person (including, without limitation, the Company or the Surviving Corporation) before or while seeking indemnification from the Indemnifying Party in accordance with the terms of this Agreement, and nothing herein shall create a duty to seek indemnification from any other Person. An Indemnified Party may not seek indemnification under this
Article V for any amounts that the Indemnified Party has actually received under any insurance policy, unless such recovery is sought pursuant to the subrogation rights of the insurer. Any Indemnified Party may in its sole and exclusive discretion determine whether or not it will seek insurance payments/coverage under such policy. The Indemnified Party shall retain sole and unfettered discretion to submit a claim seeking coverage under a policy of insurance and nothing herein shall create a duty to submit any such claim.

     Section 5.4. Payment of Indemnified Losses. (a) Dachis shall pay all Indemnified Loss of any Indemnified Party within ten (10) days of receipt of notice from that Indemnified Party of an Indemnified Loss in accordance with
Section 5.7, unless Dachis has given a notice of dispute of the Indemnified Loss to the Indemnified Party and the Escrow Agent, in which case the claim for Indemnified Loss shall be subject to resolution in accordance with the provisions of Article VI of this Agreement. In the event any payment for an Indemnified Loss is made after the tenth day, it shall bear interest from (and including) the date due (but excluding the date of payment), at an interest rate equal to five percent (5%) above the Prime Rate in effect on the date such payment became due, but in no event to exceed the maximum interest rate permitted under Applicable Laws; provided, however, that no such payment shall be due so long as it is the subject of a bona fide, reasonable contest or so long as the delay is solely due to the administrative timing requirements of making a distribution of the Escrowed Consideration in accordance with the terms of the Escrow Agreement.

     (b) Dachis may at any time during the Escrow Term elect to sell any of the Escrowed Shares and notify Escrow Agent of his election to sell such shares in accordance with the terms of the Escrow Agreement, provided, that the proceeds from the sale of any such shares (together with any interest accrued thereon) shall remain in escrow as part of the Escrowed Consideration and distributed in accordance with Section 5.7 and the Escrow Agreement.

     Section 5.5. Limitations on Indemnity. (a) Notwithstanding anything to the contrary herein (except as set forth in Section 5.5(c) and Section 5.6), Dachis shall have no obligation to indemnify any Indemnified Party from, against or in respect of any Indemnified Loss unless the aggregate of all Indemnified Losses incurred by all Indemnified Parties exceeds $500,000, in which case Dachis shall be required to indemnify such Indemnified Parties for the full amount of their losses, without deduction.

     (b) Notwithstanding anything to the contrary contained in this Agreement (except as set forth in Section 5.5(c)), in the Merger Agreement or Escrow Agreement, the obligations of Dachis to all Indemnified Parties for any and all Indemnified Loss shall not in any event exceed, in the aggregate, Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Maximum Indemnification Amount"), provided, however, that the Maximum Indemnification Amount shall not apply to any claim of indemnification based upon (i) Section 5.6 of this Agreement; (ii) a breach or inaccuracy of Section 2.20 (Taxes and Returns) of this Agreement; (iii) a breach of Dachis' Employment Agreement; or (iv) a breach of Dachis' Affiliate Agreement; and, provided further, that the Maximum Indemnification Amount shall not apply to, and nothing in this Agreement shall limit, the liability of Dachis to any Indemnified Party for any claim asserted at law or in equity for fraud, intentional or willful misrepresentation or other willful misconduct or any claim based upon any federal or state securities laws or regulations.

     (c) None of the limitations in this Section 5.5 shall apply to any matter giving rise to a claim which, the delay or the discovery of which, is the consequence of fraud or willful misconduct by Dachis.

     Section 5.6. Special Indemnification. (a) In the event that a Certificate of Adequate Documentation is not provided to Parent and Surviving Corporation in accordance with Section 3.7 on or before the date which is eleven (11) months from the date hereof, Dachis shall promptly, but in no event later than two Business Days after the date which is eleven (11) months from the date hereof, pay to Surviving Corporation $500,000 ("Software Fee") in accordance with
Section 5.7, to defray any expenses that the Surviving Corporation or the Parent may incur to produce the necessary documentation and install appropriate procedures for the Surviving Corporation's software and systems and certain losses incurred in connection with the absence of appropriate documentation and procedures. Payment of such Software Fee shall not operate to reduce the amount available to any Indemnified Party pursuant to the indemnification provision of Sections 5.4 or 5.5.

     Section 5.7. Manner of Payment. In order to preserve the "pooling of interests" treatment for the Merger as anticipated by the Merger Agreement, all Indemnified Losses (whether to be paid pursuant to agreement by Dachis and the Parent or pursuant to an Award in accordance with Article VI) and the Software Fee to be paid pursuant to Section 5.6 shall be payable in the following order and manner and in the event that Escrowed Consideration is to be disbursed, the parties hereto should instruct the Escrow Agent in accordance with this Section:

          (a) first, if a sufficient number of Escrowed Shares are available to satisfy the Indemnified Loss or the Software Fee, as applicable, through the surrender to Parent for cancellation of that number of Certificates representing Parent Common Stock equal to (x) the total amount of the Indemnified Loss or the Software Fee divided by (y) the Viad Price, regardless of the fair market value of the Parent Common Stock on the date of payment;

          (b) second, if a sufficient number of Escrowed Shares are not available, but sufficient Escrowed Consideration from the sale of such Escrowed Shares is available to satisfy the Indemnified Loss or the Software Fee, as applicable, through the distribution to Parent of such Escrowed Consideration in lieu of such Escrowed Shares equal to the product of (A) the balance of the total amount of the Indemnified Loss or the Software Fee, as applicable, not paid with Escrowed Shares divided by the Viad Price, by (B) the price per share at which the Parent Common Stock (net of commissions) was sold by Dachis or the Escrow Agent, together with any interest accrued on the proceeds of any sale;

          (c) third, if a sufficient number of Escrowed Shares or adequate Escrowed Consideration to satisfy the Indemnified Loss or the Software Fee, as applicable, is not available, and Dachis is the beneficial owner of any shares of Parent Common Stock, with the surrender for cancellation of certificates representing that number of shares of Parent Common Stock held by Dachis equal to the balance of the total amount of the Indemnified Loss or the Software Fee, as applicable, not paid with Escrowed Consideration, calculating the number of shares in accordance with Section 5.7(a); and

          (d) fourth, if adequate Escrowed Consideration to satisfy the Indemnified Loss or the Software Fee, as applicable, is not available and Dachis is not the beneficial owner of a sufficient number of shares of

     Parent Common Stock to satisfy the Indemnified Loss or the Software Fee, as applicable, through the payment of cash by wire transfer of immediately available funds to an account designated by Parent of an amount equal to the balance of the Indemnified Loss or the Software Fee, as applicable, not paid with Escrowed Consideration or with shares of Parent Common Stock.

                                   ARTICLE VI

                               Dispute Resolution

     Section 6.1. Representatives. (a) Subject to Section 6.1(b), if any dispute arises under or relates to this Agreement, at the written request of either party each party will appoint a designated representative (the "Representative") to meet for the purpose of resolving the dispute. The Representatives will meet at a mutually agreeable place within 10 days after either party makes a written request to the other for such a meeting. The Representatives will honor reasonable requests to exchange information related to the dispute and will make an effort to negotiate a resolution to the dispute. Negotiations shall continue until the dispute is resolved or until either party informs the other in writing that negotiations will not result in a mutually acceptable resolution and a mediator should be appointed.

     (b) The parties hereto agree that the circumstances in which disputes between them will not be subject to the provisions of this Article VI is where
(i) there is an alleged breach of any provision of this Agreement relating to Intellectual Property, confidentiality or nondisclosure, or (ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that irreparable harm to such party may result from the breach such that equitable or other relief in the form of a temporary restraining order or other immediate injunctive relief is the only adequate remedy, or (iii) the determination of the satisfaction of the conditions to the obligations of Parent and Acquisition Sub as set forth in Section 8.3 of the Merger Agreement. The question of damages, if any, incurred by such party as a result of such breach will be resolved pursuant to the dispute resolution procedures set forth in this Article VI.

     Section 6.2. Mediation. In the event that the dispute is not resolved under Section 6.1, the dispute shall be submitted to nonbinding mediation (the "Mediation"). The parties shall appoint a mutually agreeable neutral mediator (the "Mediator"). If the parties are unable to agree on a Mediator within 10 days after the mediation is requested, either party may refer the matter to the office of the AAA for the limited purpose of having AAA provide a panel of seven names from which the parties will select a Mediator. If the parties are unable to agree on a person on the panel, the parties shall alternately strike names from the panel until one name is left on the panel. A coin toss will determine which party is entitled to strike the first name. Except as otherwise provided in this Agreement or as the parties may agree otherwise at the time of the Mediation, the Mediation shall be conducted pursuant to the Commercial Mediation Rules of the AAA, as amended from time to time. The Mediation shall be conducted within 30 days after the appointment of the Mediator. The parties shall share equally the cost of the Mediation, including, but not limited to, fees of the Mediator, the cost, if any, of obtaining a location for the Mediation and any filing fee. If during the Mediation the parties reach a settlement of all or any of their disputes they shall reduce the settlement to the form of a written settlement agreement which shall be binding upon the parties. The Mediation may be terminated only after both parties have participated in the Mediation and are unable to agree on a settlement. Mediation discussions or opinions of the Mediator are confidential and may not be relied upon, referred to or introduced as evidence in any subsequent arbitration or other proceeding.

     Section 6.3.  Arbitration.  In the event the dispute is not resolved under
Section 6.2, the parties agree that the dispute shall be resolved by a private arbitration conducted by an arbitrator (the "Arbitrator"). Within 10 days after the termination of such negotiations pursuant to Section 6.2, the parties shall agree upon one arbitrator, selected from a permanent panel of no fewer than fifteen names agreed upon by the parties (the "Permanent Panel"). The parties shall select the arbitrator from the Permanent Panel by alternately striking names until only one name remains on the Permanent Panel. A toss of a coin will determine which party is to strike the first name. Neither party may choose as its arbitrator the person who was its Representative under Section 6.2 of this Agreement or any person who participated in the Mediation or any person who is an officer, director or employee of either party or any affiliated entity of either party, or a person who has a direct or indirect personal or financial interest in the outcome of the arbitration.

     (b) The Arbitrator shall set a hearing date for an arbitration (the "Hearing") within 90 days from the date the Arbitrator is selected, unless otherwise agreed by the parties, or unless otherwise ordered by the Arbitrator at the request of either party.

     (c) Unless otherwise agreed, within 15 days before the Hearing each party shall submit to the Arbitrator with a copy to the other party a list of all witnesses and exhibits which it intends to present at the Hearing.

     (d) No later than 10 days before the scheduled Hearing, each party shall provide to the Arbitrator a short (not to exceed five single-spaced pages or such other page limit as the Arbitrator permits) a statement of its position with regard to the dispute.

     (e) At the Hearing, each party shall, unless it waives the opportunity, make an oral opening statement, and an oral closing statement.

     (f) The Arbitrator shall not be strictly bound by rules of procedure or rules of evidence, but shall use the Federal Rules of Evidence as a guideline in conducting the Hearing.

     (g) When testimony is complete and each party has introduced its exhibits, subject to the provisions of this Agreement, and each party has made a closing statement pursuant the provisions of this Agreement or waived the opportunity to do so, the Arbitrator shall declare the Hearing closed; provided, however, the parties may submit post-hearing briefs pursuant to an agreed upon schedule or one formulated by the Arbitrator.

     (h) The Hearing shall be held at a location agreed upon by the parties and convenient for the Arbitrator, or if the parties cannot agree upon a location, at a location designated by the Arbitrator.

     (i) The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the Arbitrator; (ii) representatives of each party; (iii) each party's attorneys and attorneys' assistants or advisors, if any, including expert witnesses, if any; (iv) a court reporter if requested by either party; and (v) any witnesses. The Arbitrator may sequester witnesses upon the motion of a party.

     (j) Within 30 days of the close of the Hearing or submission of the post-hearing briefs, the Arbitrator shall issue a written opinion and award (the "Award"), based on evidence, arguments and post-hearing briefs, if any. The Award shall be a decision of the Arbitrator, shall resolve the parties' dispute, and shall be final and binding on the parties. The fact that an opinion is issued does not enlarge or restrict the authority of a court provided in the Arbitration Act to review the arbitration proceedings or the Award. The Arbitrator shall have the Award delivered to each Party.

     (k) Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a party or its attorneys and the Arbitrator from the time the Arbitrator is appointed until after the parties receive the Award.

     (l) The parties may agree to submit the dispute to the Arbitrator without a Hearing, in which event the Arbitrator will render and deliver to the parties a written opinion and Award within 30 days of being notified that the parties waive the Hearing.

     (m) Notwithstanding any other provision of this Agreement, the Arbitrator shall have no power to delete from, add to, nor modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

     (n) The arbitration shall be governed by the laws of the State of Minnesota, including without limitation the provisions of the Minnesota Uniform Arbitration Act, except as otherwise provided in this Agreement.

     (o) The parties shall share equally the costs and expenses of the arbitration, including, but not limited to, filing fees, fees of the arbitrators and costs, if any, of obtaining a location for the arbitration. Each party shall bear its own witness and expert fees, and copying and travel expenses. Each party shall bear its own attorney fees relating to the dispute.

                                  ARTICLE VII

                               General Provisions

     Section 7.1. Definitions. Capitalized terms used in this Agreement without definition herein shall have the meaning set forth in the Merger Agreement.

     Section 7.2. Amendment and Modification. To the extent permitted by Applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement between Dachis and Parent.

     Section 7.3. Waiver. Any failure of Dachis or Parent to comply with any obligation, covenant, agreement or condition herein may be waived by Parent, or Dachis on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.3.

     Section 7.4. Survival. (a) Subject to Section 7.4(b), the representations, warranties, covenants and agreements of Dachis contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing.

     (b) Subject to Section 5.5(c), the representations and warranties of Dachis set forth in this Agreement shall survive for a period of one year following the Closing Date, except for the representations and warranties relating to the non-filing of any Tax Returns or the non-payment of any Taxes to any Governmental Authority, in which case, such representations and warranties shall survive until the expiration of the applicable statute of limitations.

     Section 7.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

        (a)  If to Acquisition Sub or Parent, to:

            Viad Corp
            1850 North Central Avenue
            Phoenix, Arizona 85077
            Attn: Peter Novak, Esq.
            Telephone: (602) 207-5913
            Facsimile: (602) 207-5480

            with a copy to:

            Travelers Express Company, Inc.
            1550 Utica Avenue South, Mail Stop 8060
            Minneapolis, Minnesota 55416
            Attn: Michael Berry
            Telephone: (612) 591-3820
            Facsimile: (612) 591-3870

            and to:

            Bryan Cave LLP
            2800 North Central Avenue
            Phoenix, Arizona 85253
            Attn: Frank M. Placenti, Esq.
            Telephone: (602) 280-8451

             Facsimile: (602) 266-5938

        (b)  If to Dachis, to:

            Game Financial Corporation
            13705 First Avenue North
            Minneapolis, Minn. 55441
            Attn: Gary A. Dachis
            Telephone: (612) 404-6580
            Facsimile: (612) 476-8051

            with a copy to:

            Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, PA
            4545 IDS Center
            Minneapolis, Minn. 55402
            Attn: Paul H. Ravich, Esq.
            Telephone: (612) 332-8511
            Facsimile: (612) 332-8302

            and to:

            Fredrikson & Byron, P.A.
            1100 International Centre
            900 Second Avenue South
            Minneapolis, Minn. 55402-3397
            Attn: Howard G. Stacker, Esq.
            Telephone: (612) 347-7000
            Facsimile: (612) 347-7072

     Section 7.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Parent may assign to any other direct subsidiary of Parent, including Travelers Express Company, Inc. and Surviving Corporation, any and all rights, interests and obligations of Parent under this Agreement.

     Section 7.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     Section 7.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Minnesota.

     Section 7.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 7.10. Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Merger Agreement, the Employment Agreement between Dachis and the Company, the Irrevocable Proxy Agreement, the Escrow Agreement and the Stock Option Agreement and their respective Exhibits and Schedules, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained thereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 7.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     Section 7.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     Section 7.13. Disclosure Schedules. Dachis and Parent acknowledge that the Schedules to this Agreement and the Company Disclosure Schedule (a) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (b) are qualified in their entirety by reference to specific provisions of this Agreement, (c) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Company or Parent, as the case may be, except to the extent required by this Agreement, and (d) disclosure of the information contained in one section of the Company or Parent Disclosure Schedule shall not be deemed as proper disclosure for all sections of Company or Parent Disclosure Schedule, as the case may be, unless specific cross-reference citations are made.

     Section 7.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 7.15. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Surviving Corporation (which is hereby declared to be a third party beneficiary of this Agreement) and nothing in this Agreement or on any instrument or document executed by any party in connection with the transactions contemplated hereby, express or implied, is intended to confer upon any other person other than the Surviving Corporation any rights or remedies of any nature whatsoever under this Agreement.

                          [INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Parent and Dachis have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          VIAD CORP
                                          A Delaware Corporation

                                          By: /s/ PHILIP W. MILNE
                                            ------------------------------------
                                            Name: Philip W. Milne
                                            Title: President and CEO of
                                               Travelers Express Company, Inc.

                                          /s/ GARY A. DACHIS
                                          --------------------------------------
                                          Gary A. Dachis

ACKNOWLEDGED AND ACCEPTED:

GAME FINANCIAL CORPORATION

By: /s/ GARY A. DACHIS
    --------------------------------------------------------
    Gary A. Dachis

Its: President
    --------------------------------------------------------

                                                                       EXHIBIT A
================================================================================

                                ESCROW AGREEMENT

                       DATED AS OF                , 1997

                                  BY AND AMONG

                                   VIAD CORP,

                                 GARY A. DACHIS

                                      AND

                        ------------------------------,
                                AS ESCROW AGENT

================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I.

                            ESCROW OF DACHIS SHARES

Section 1.1.      Escrow of Dachis Shares...................................................     1
Section 1.2.      Appointment of Escrow Agent...............................................     2
Section 1.3.      Distribution of the Escrowed Consideration................................     2
Section 1.4.      Concerning the Escrow Agent...............................................     2
Section 1.5.      Fees......................................................................     2
Section 1.6.      Resignation...............................................................     2
Section 1.7.      Duties....................................................................     3
Section 1.8.      Indemnification...........................................................     3
Section 1.9.      Cash Payments; Distribution of Escrowed Consideration.....................     3

                                           ARTICLE II.
                                 DISBURSEMENTS AND DETERMINATIONS
Section 2.1.      Claims Procedure..........................................................     3
Section 2.2.      Escrow Termination Date...................................................     4

                                           ARTICLE III.
                                        GENERAL PROVISIONS
Section 3.1.      Definitions...............................................................     4
Section 3.2.      Amendment and Modification................................................     4
Section 3.3.      Waiver....................................................................     4
Section 3.4.      Survival..................................................................     4
Section 3.5.      Notices...................................................................     4
Section 3.6.      Binding Effect; Assignment................................................     6
Section 3.7.      Expenses..................................................................     6
Section 3.8.      Governing Law.............................................................     6
Section 3.9.      Interpretation............................................................     6
Section 3.10.     Entire Agreement..........................................................     6
Section 3.11.     Severability..............................................................     7
Section 3.12.     Specific Performance......................................................     7
Section 3.13.     Counterparts..............................................................     7
Section 3.14.     Parties in Interest.......................................................     7
Schedule A        Schedule of Escrow Fees...................................................     8
Schedule B        Additional Terms and Conditions of Escrow.................................     9

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT, dated as of                     , 1997 (as amended
from time to time, "Agreement"), is by and among VIAD CORP, a Delaware corporation ("Parent"), Gary A. Dachis, a significant shareholder of Game Financial Corporation, a Minnesota corporation ("Company"), solely in his capacity as a shareholder and not in his capacity as an officer or director of the Company, (together with his successors and assigns, "Dachis"), and
            , as Escrow Agent ("Escrow Agent").

                                   RECITALS:

     WHEREAS, the respective Boards of Directors of the Parent and the Company have approved the merger ("Merger") of the Company with and into Game Acquisition Corp., a Minnesota corporation ("Acquisition Sub") pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of the date hereof, by and among Parent, Acquisition Sub and the Company ("Merger Agreement");

     WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into the Merger Agreement, concurrently with the execution and delivery of this Agreement, Dachis has agreed to enter into the Selling Shareholder's Agreement which requires Dachis to deposit into escrow the Escrowed Consideration (as defined below); and

     WHEREAS, the parties wish to establish the terms and conditions upon which the Escrow Agent will accept and hold the Escrowed Consideration and the terms under which the Escrowed Consideration will be disbursed to the parties, all as set forth below or as set forth in the Selling Shareholder's Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Parent and Dachis, intending to be legally bound hereby, agree as follows (capitalized terms used herein and not defined in the text hereof shall have the meanings set forth in the Merger Agreement or if not defined therein, in the Selling Shareholder's Agreement);

                                   ARTICLE I

                            Escrow of Dachis Shares

     Section 1.1.  Escrow of Dachis Shares.

     (a) Pursuant to the terms of Section 3.6 of the Merger Agreement and
Section 1.1 of the Selling Shareholder's Agreement, and as security for the representations, warranties, covenants, indemnification and other obligations of Dachis under the Selling Shareholder's Agreement, at the Effective Time, certificates that would have otherwise been issued to Dachis in accordance with the procedures of Section 3.1 of the Merger Agreement representing Parent Common Stock having an aggregate value (based upon the Viad Price) equal to the sum of the Maximum Indemnification Amount and the Software Fee, shall be deposited with and held in escrow by the Escrow Agent ("Escrowed Shares"). All Escrowed Shares, together with the proceeds from the sale of any Escrowed Shares and any interest accrued from such proceeds shall be payable into and held in escrow pursuant to the terms of this Agreement ("Escrowed Consideration"). Dachis may exercise any voting rights that he may have with respect to the Escrowed Shares during the term of this Agreement ("Escrow Term") and all dividends and other distribution payable with respect to the Escrowed Shares while such Escrowed Shares are held in escrow during the Escrow Term shall be payable to Dachis.

     (b) Dachis may at any time during the Escrow Term elect to sell any of the Escrowed Shares and Escrow Agent shall sell such shares on behalf of Dachis in accordance with the prior written instructions of Dachis, provided, that all proceeds from the sale of any such shares including any interest accrued on such proceeds) shall remain in escrow as part of the Escrowed Consideration and distributed in accordance with Section 5.7 of the Selling Shareholder's Agreement.

     (c) Unless otherwise specifically required herein, the Escrow Agent shall deposit any cash received from the proceeds of the sale of any Escrowed Shares pursuant to Section 1.1(b) in escrow in interest bearing accounts ("Escrow Accounts") in reputable, federally insured commercial banks or in financial instruments of the United States such as U.S. Treasury Bonds, Note and other instruments or accounts issued by an agency of the U.S. Government or backed by the Full Faith and Credit of the U.S. Government or an agency thereof as the Treasurer's Department of the Parent shall choose, or in commercial paper rated A-1, P-1, or in any other investments approved by the Vice President -- Finance and Treasurer or the Assistant Treasurer of the Parent. Any and all interest earned by such investments shall be reinvested and distributed in accordance with Section 5.7 of the Merger Agreement.

     Section 1.2.  Appointment of Escrow Agent.  Dachis and the Parent hereby
appoints             , as the Escrow Agent ("Escrow Agent") and
            hereby agrees to perform the duties of the Escrow Agent under this Agreement, on the terms and conditions set forth in this Agreement and in Schedule A to be provided by Escrow Agent and attached hereto.

     Section 1.3. Distribution of the Escrowed Consideration. The Escrow Agent shall hold the Escrowed Consideration in its possession until authorized to make distributions thereof in accordance with Article II of this Agreement. Parent and Dachis agree that, from time to time, they shall jointly execute and deliver to the Escrow Agent instructions in accordance with Section 5.7 of the Selling Shareholder's Agreement, which shall direct the Escrow Agent regarding the distribution of the Escrowed Consideration. In the absence of either such a jointly executed instruction by the Parent and Dachis or a final resolution of any dispute with respect to the disposition of the Escrowed Consideration made in accordance with Article VI of the Selling Shareholder's Agreement, no Escrowed Consideration shall be distributed by the Escrow Agent. Prior to the settlement or resolution of any dispute which may arise between Parent and Dachis, the Escrow Agent is authorized and directed to retain in this possession, without liability to anyone, that portion of the Escrowed Consideration which are subject of such dispute.

     Section 1.4. Concerning the Escrow Agent. The Escrow Agent shall be entitled to compensation for its services hereunder as set forth in Section 1.5 below and shall also be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performing its duties hereunder. Each of the Parent, on the one hand, and Dachis, on the other hand, shall pay one-half of all such compensation and reimbursements promptly following the request (which request shall not be made more than once during any three-month period commencing with the three-month period beginning on the date hereof) and submission by the Escrow Agent to Parent and Dachis of a reasonably detailed itemized statements of the amounts to be paid and/or reimbursed.

     Section 1.5. Fees. Each of Parent, on the one hand, and Dachis on the other hand, agree to pay fifty percent (50%) of the fees to the Escrow Agent set forth in Schedule B attached hereto. All fees are to be paid in accordance with Schedule B attached hereto.

     Section 1.6. Resignation. The Escrow Agent, or any successor to it hereafter appointed, may resign at any time by giving ninety (90) days' prior written notice of such resignation to the parties in accordance with this Agreement specifying the date when such resignation shall take effect, and shall thereupon be discharged from its duties hereunder upon the appointment and acceptance of the successor Escrow Agent as hereinafter provided. Upon such notice, a successor Escrow Agent shall be appointed with the consent of the Parent and Dachis or, if such parties are unable to agree upon a successor Escrow Agent within thirty (30) days after the notice of resignation, the Escrow Agent shall be entitled, at its option, to appoint its own successor, which shall be a national bank or trust company based in the United States, having assets of at least $500 million. Any successor Escrow Agent appointed hereunder shall deliver to the parties a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the rights and duties of the Escrow Agent hereunder and shall be entitled to receive in escrow the Escrowed Consideration from the Escrow Agent. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrowed Consideration. The Parent and Dachis shall have the right at any time upon the unanimous consent to substitute a new Escrow Agent by giving notice thereof to the Escrow Agent then acting.

     Section 1.7. Duties. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and may conclusively rely upon and shall be protected in acting or refraining from acting on any written notice, instrument or signature believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without liability upon the contents thereof. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, for any action taken or omitted by it in good faith in accordance with advice of counsel, or any mistake of fact or law or error of judgment or for anything which it may do or refrain from doing in connection herewith, in each case, except for its own misconduct or negligence.

     Section 1.8. Indemnification. Parent shall indemnify the Escrow Agent and hold the Escrow Agent harmless against any and all liabilities incurred by the Escrow Agent as a result of the consequences of the actions of Parent. Dachis shall indemnify the Escrow Agent and hold the Escrow Agent harmless against any and all liabilities incurred by the Escrow Agent as a consequence of the actions of Dachis or as a result of the action of the Company prior to the Closing.

     Section 1.9. Cash Payments; Distribution of Escrowed Consideration. All cash payments hereunder to Parent or to Dachis shall be made by wire transfer of immediately available funds to such banks and for the credit to such accounts as may be specified in writing to the Escrow Agent from time to time by the parties. All distributions of Escrowed Consideration of Parent Common Stock shall be delivered to the party entitled to receive the Escrowed Consideration in person or by overnight express courier at the address of that party set forth in Section 3.5 below, as it may be amended from time to time by written notice to the parties to this Agreement.

                                   ARTICLE II

                        Disbursements and Determinations

     Section 2.1. Claims Procedure. (a) In the event that, from time to time, an Indemnified Party believes that it or any other Indemnified Party has or will suffer any Indemnified Loss for which Dachis has or will have indemnity obligations pursuant to Section V of the Selling Shareholder's Agreement ("Indemnified Event"), the Indemnified Party shall promptly notify Dachis and Escrow Agent in writing of the Indemnified Event, specifying therein the reason why the Indemnified Party believes that Dachis is or will be obligated to indemnify the Indemnified Party, the amount, if liquidated, to be indemnified, and the basis upon which the Indemnified Party has calculated such amount; and if not yet liquidated, the notice shall so state. In the event that the Indemnified Party and Dachis are able to agree on the number of Escrowed Shares to be surrendered to Parent for cancellation and other Escrowed Consideration to be disbursed to Parent pursuant to the terms of Article V of the Selling Shareholder's Agreement as a result of the Indemnified Event, Parent and Dachis shall issue a joint written instruction to the Escrow Agent regarding the distribution of such Escrowed Consideration to the Parent.

     (b) In the event that a Certificate of Adequate Documentation is not provided to Parent and Surviving Corporation in accordance with Section 3.7 of the Selling Shareholder's Agreement, Parent shall provide written notice and instructions to the Escrow Agent (with a copy to Dachis) to pay the Parent or Surviving Corporation the Software Fee of $500,000 in accordance with Section
5.7 of the Selling Shareholder's Agreement ("Software Claim"). Unless the Escrow Agent receives a written notice from Dachis (with a copy to Parent) certifying that there was proper and timely delivery of the Certificate of Adequate Documentation, together with a copy of such Certificate of Adequate Documentation (which shall be in form and substance reasonably satisfactory to the Parent), Escrow Agent shall promptly, but in no event later than five Business Days after the receipt of the Parent's written instructions, pay the Software Fee of $500,000 to the Indemnified Party.

     (c) In the event that the Indemnified Party and Dachis are unable to agree regarding the number of Escrowed Shares and other Escrowed Consideration to be surrendered by the Escrow Agent to Parent, or the payment of the Software Fee, the matter shall be treated as a matter subject to the dispute resolution procedures of Article VI of the Selling Shareholder's Agreement and the Escrow Agent shall continue to hold all Escrowed Shares and other Escrowed Consideration subject to dispute pending its receipt of either a joint written instruction from Parent and Dachis or a final Award by the Arbitrator in accordance with Article VI of the Selling Shareholder's Agreement.

     Section 2.2.  Escrow Termination Date.

          (a) The escrow provided for herein shall terminate on the later of (i) the date which is one (1) year from the Effective Time; or (ii) if Escrow Agent has received a notice of an Indemnification Event or notice of a Software Claim, the date on which all Escrowed Consideration has been distributed pursuant to Section 2.2(b)(i) or (ii).

          (b) On the date which is one (1) year from the Closing Date, the Escrow Agent shall deliver to Dachis all certificates for Escrowed Shares of Parent Common Stock and other Escrowed Consideration held in escrow on that date to Dachis unless it shall have received from an Indemnified Party prior to that date a notice of an Indemnified Event or a notice of a Software Claim, in which case all Escrowed Shares and other Escrowed Consideration then in escrow shall continue to be held in escrow pending Escrow Agent's receipt of either a (i) joint written instruction from Parent and Dachis regarding the distribution of the Escrowed Shares and other Escrowed Consideration; or (ii) a final Award issued by an Arbitrator pursuant to the provisions of Article VI of the Selling Shareholder's Agreement regarding the distribution of the Escrowed Shares and other Escrowed Consideration.

                                  ARTICLE III

                               General Provisions

     Section 3.1. Definitions. Capitalized terms used in this Agreement without definition herein shall have the meaning set forth in the Merger Agreement or if not defined therein, in the Selling Shareholder's Agreement.

     Section 3.2. Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by a written agreement among Dachis, Parent and Escrow Agent.

     Section 3.3. Waiver. Any failure of Dachis or Parent to comply with any obligation, covenant, agreement or condition herein may be waived by Parent or Dachis, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 3.3.

     Section 3.4. Survival. The respective covenants and agreements of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of the Merger.

     Section 3.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

        (a) If to Acquisition Sub or Parent, to:

           Viad Corp
           1850 North Central Avenue
           Phoenix, AZ 85077
           Attn: Peter Novak, Esq.
           Telephone: (602) 207-5913
           Facsimile: (602) 207-5480

           with copies to:

           Travelers Express Company, Inc.
           1550 Utica Avenue South, Mail Stop 8060
           Minneapolis, MN 55416
           Attn: Michael Berry
           Telephone: (612) 591-3820
           Facsimile: (612) 591-3870

           and to:

           Bryan Cave LLP
           2800 North Central Avenue
           Phoenix, AZ 85253
           Attn: Frank M. Placenti, Esq.
           Telephone: (602) 280-8451
           Facsimile: (602) 266-5938

        (b) If to Dachis, to:

           Game Financial Corporation
           13705 First Avenue North
           Minneapolis, MN 55441
           Attn: Gary A. Dachis
           Telephone: (612) 404-6580
           Facsimile: (612) 476-8051

           with a copy to:

           Ravich, Meyer, Wilson, Kirkman,
           McGrath & Nauman, PA
           4545 IDS Center
           Minneapolis, MN 55402
           Attn: Paul H. Ravich, Esq.
           Telephone: (612) 332-8511
           Facsimile: (612) 332-8302
            and to:

            Fredrikson & Byron, P.A.
           1100 International Centre
           900 Second Avenue South
           Minneapolis, MN 55402-3397
           Attn: Howard G. Stacker, Esq.
           Telephone: (612) 347-7000
           Facsimile: (612) 347-7077

        (c) If to the Escrow Agent, to:

           -----------------------------------------------------

           -----------------------------------------------------

           -----------------------------------------------------

           -----------------------------------------------------

           with a copy to:

           -----------------------------------------------------

           -----------------------------------------------------

           -----------------------------------------------------

           -----------------------------------------------------

     Section 3.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Parent may assign to any other direct subsidiary of Parent, including Travelers Express Company, Inc., and the Surviving Corporation any and all rights, interests and obligations of Parent under this Agreement.

     Section 3.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     Section 3.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Minnesota.

     Section 3.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 3.10. Entire Agreement. This Agreement and the documents or instruments referred to herein or entered simultaneously herewith including, but not limited to, the Merger Agreement, the Employment Agreements between Dachis and the Company, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement and the Stock Option Agreement and their respective Exhibits and Schedules embody the entire agreement and understanding of the parties hereto in respect of the subject matter thereof. There are no restrictions, promised, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     Section 3.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     Section 3.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     Section 3.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 3.14. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, together with the Surviving Corporation (which is hereby declared to be a third party beneficiary hereof), and nothing in this Agreement or on any instrument or document executed by any party in connection with the transactions contemplated hereby, express or implied, is intended to confer upon any other person (other than the Surviving Corporation) any rights or remedies of any nature whatsoever under this Agreement.

     IN WITNESS WHEREOF, Parent, Dachis and Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          VIAD CORP
                                          A Delaware Corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          --------------------------------------
                                          Gary A. Dachis

                                          [ESCROW AGENT, as Escrow Agent]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED:

GAME FINANCIAL CORPORATION

By:
    --------------------------------------------------------
    Name:
    Title:

                                   SCHEDULE A

                            SCHEDULE OF ESCROW FEES

                                   SCHEDULE B

                   ADDITIONAL TERMS AND CONDITIONS OF ESCROW

                                                                     APPENDIX IV

                          IRREVOCABLE PROXY AGREEMENT

     This IRREVOCABLE PROXY AGREEMENT ("Proxy Agreement"), dated as of September 24, 1997, is by and among Viad Corp, a Delaware corporation (the "Parent") and certain holders of common stock of Game Financial Corporation, a Minnesota corporation (the "Company"), whose names are set forth on Appendix 1 to this Proxy Agreement (hereinafter collectively called the "Sellers" and individually called a "Seller").

                                   RECITALS:

     WHEREAS, the Company and the Parent have determined that their best interests and the best interests of their respective shareholders would be served by combining their businesses and operations and, for such purpose, the Company and the Parent concurrently herewith are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger (the "Merger") of the Company with a subsidiary of the Parent;

     WHEREAS, the Sellers are the owners of shares of the Company's common stock (the "Company Common Stock") as set forth on Appendix 1 (the "Shares"). As used herein, "Shares" shall also include any shares of Common Stock or any other voting stock of Company acquired by the Sellers after the date of this Proxy Agreement;

     WHEREAS, as a condition to the Parent's willingness to enter into the Merger Agreement, Parent has requested that the Sellers agree, and, subject to the terms and conditions set forth in this Proxy Agreement, each of the Sellers hereby agrees, to grant to Parent an irrevocable proxy to vote those Shares on certain matters relating to the Merger, as more fully set forth herein.

                                   AGREEMENT:

     NOW THEREFORE, in order to induce Parent to enter into the Merger Agreement, and in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition having the meanings set forth in the Merger Agreement):

     Section 1. Covenants, Representations and Warranties of Sellers. Sellers jointly and severally covenant, represent and warrant to the Parent that:

          (a) Each Seller has full power and capacity to execute and deliver this Proxy Agreement.

          (b) This Proxy Agreement has been duly executed and delivered by each Seller, and assuming due execution and delivery hereof by Parent, this Proxy Agreement is a valid and binding obligation of each Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          (c) On the date hereof, each Seller has, and through the Closing Date each Seller will have, full record and beneficial ownership of the Shares listed opposite each Seller's name on Appendix 1, free and clear of all liens, encumbrances, security interests, rights, claims or equities of any nature whatsoever (including without limitation any voting rights granted to any third party with respect to such Shares).

          (d) No Seller will grant to any person or entity (other than to Parent) any proxy with respect to voting of the Shares.

          (e) If, for any reason whatsoever, the proxy granted hereby is ineffective, or upon written request by Parent, each Seller agrees to vote all of such Seller's Shares in favor of the Merger Agreement and the transactions contemplated thereby.

          (f) Neither the execution and delivery of this Proxy Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Seller. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Proxy Agreement by such Seller or the performance by such Seller of its obligations hereunder.

          (g) In connection with the Merger Agreement, each Seller will furnish to the Parent information with respect to such Seller as may be reasonably requested by Parent and as may be required to comply with Applicable Laws. Each Seller shall comply with, and use its best efforts to cause the Company to comply with, all of their respective covenants and obligations under the Merger Agreement, including, without limitation, the provisions set forth in Articles VI and VII and Section 9.2 of the Merger Agreement.

          (h) Except as required by Applicable Law, no Seller will, in any capacity, make any public announcement regarding this Proxy Agreement or the Merger without the written consent of Parent.

          (i) Each Seller will promptly take such steps, if any, as may be required insofar as such Seller is concerned with respect to filings under the HSR Act and will promptly furnish such additional materials and information as the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("Antitrust Division") may require. Each Seller will promptly furnish to the Parent copies of all communications to such Seller from, or from such Seller to, the FTC or the Antitrust Division, or any other governmental agency or authority in respect of this Proxy Agreement or the Merger, and shall promptly advise the Parent of any material oral communications with any such agencies.

          (j) From and after the date of this Proxy Agreement and unless and until this Proxy Agreement is terminated, none of the Sellers will:

             (i) Solicit or initiate, directly or indirectly, any inquiries or acquisition proposals, or participate in any negotiations concerning, or provide any information in connection with, any proposal concerning a merger or other business combination involving the Company, or the acquisition of any equity interest in or a substantial portion of the assets of, the Company, other than the acquisition contemplated by this Proxy Agreement and the Merger Agreement, provided, however, that Gary
        A. Dachis may assist the Company in furnishing information in connection with an unsolicited Third Party Offer in accordance with Section 7.2(c) of the Merger Agreement; or

             (ii) Engage in any course of conduct, execute any documents or otherwise act in such manner as to impede or render more difficult the consummation of this Proxy Agreement or the Merger, provided, however, that nothing herein shall limit Seller's rights solely in its capacity as a shareholder of the Company.

          (l) Each of the Sellers will give prompt written notice to the Parent upon acquisition of knowledge or receipt of notice of any of the following:

             (i) Any written or oral communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Proxy Agreement or the Merger Agreement;

             (ii) Any written or oral communication from any third party challenging the legality or fairness of any of the transactions contemplated by this Proxy Agreement or the Merger Agreement; and

             (iii) The occurrence of any event or the failure of any event to occur which involves or results in a breach of any representation or warranty by any other Seller hereunder or by the Company under the Merger Agreement or any failure by any other Seller to comply with any covenant, condition or agreement hereunder, or any failure by the Company to comply with any material covenant, condition or agreement under the Merger Agreement.

          (m) Each Seller will fully cooperate with the Parent and the Company to consummate the Merger Agreement and execute and deliver all documents and perform all acts necessary or appropriate to assure the successful completion of such agreement, subject, however, to the satisfaction of the conditions to Parent's obligations set forth in the Merger Agreement.

          (n) Each Seller acknowledges and agrees that if such Seller's proxy is voted in favor of the Merger, such Seller will not be eligible to exercise any right as a dissenting Shareholder with respect to the Merger or any related transaction.

     Section 3.  Irrevocable Proxy.

     From the date hereof and for one (1) year thereafter, each Seller hereby irrevocably appoints the Parent or any nominee of Parent, with full power of substitution, as proxy for such Seller, which proxy is coupled with an interest in their respective Shares, to vote all Shares which such Seller is entitled to vote, for and in the name, place and stead of such Seller with respect to the Merger, at any annual, special or other meeting of the holders of Common Stock or other voting stock of the Company and at any adjournment thereof or pursuant to any written consent in lieu of a meeting, or otherwise called to vote with respect to the Merger. Parent's termination of the Merger Agreement in accordance with its terms shall operate to terminate the foregoing proxy unless such termination is based upon a breach of such Agreement by the Company or Seller.

     This appointment shall revoke all prior powers of attorney and proxies appointed by any Seller at any time with respect to their respective Shares and no subsequent powers of attorney or proxies will be appointed by any Seller, or be effective, with respect thereto during the term of this Agreement.

     Each Seller agrees to perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Parent the power to carry out and give effect to the provisions of this Proxy Agreement.

     Section 4.  Specific Performance.

     Parent hereby advises the Sellers that the transactions contemplated by this Proxy Agreement and the Merger Agreement represent a unique opportunity for the Parent to acquire the business and operations of the Company; and that such acquisition presents a unique opportunity for the Parent to strengthen its financial condition so as to permit the Parent to expand its current operations and possibly to acquire additional businesses, and to improve its future earnings. The Sellers recognize that their failure to carry out the terms of this Proxy Agreement could result in financial injury to Parent which would be substantial, irreparable and not susceptible of measurement. Accordingly, the Sellers agree that Parent shall be entitled to (i) require each of the Sellers specifically to perform its respective obligations under this Proxy Agreement and (ii) sue in any court of competent jurisdiction to obtain such specific performance and to enjoin any transaction inconsistent therewith to which any Seller may, directly or indirectly, have become or propose to become a party. The Sellers further agree to waive any requirement for a bond and not to contest any of the matters set forth in the first sentence of this Section, in the event of any attempt by Parent to seek any such remedy.

     Section 5.  Miscellaneous.

          (a) Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with this Proxy Agreement.

          (b) Amendments; Assignability. This Proxy Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected. No party to this Proxy Agreement may assign any of its rights or obligations under this Proxy Agreement without the prior written consent of the other parties; provided, however that Parent may assign any of its rights or obligations to any Subsidiary or Affiliate of Parent without such prior written consent. This Proxy Agreement does not create or confer any rights in favor of any third person or entity which is not a party to this Proxy Agreement or the Merger Agreement. Each Seller, by executing this Proxy Agreement, hereby authorizes Parent to act as its agent with respect to all matters in this Proxy Agreement relating to such Seller, including any amendments or waivers to or matters required to be taken in connection with, and receipt of notices under, this Proxy Agreement.

          (c) Binding Effect. This Proxy Agreement shall be binding upon, inure to the benefit of and be enforceable by, each of the Sellers, the Parent, the Company and such Seller's, the Company's or the Parent's respective heirs, beneficiaries, executors, successors, representatives and permitted assigns, as the case may be. The proxy granted under Section 3 may be exercised by the Parent, notwithstanding any such Seller's intervening death, dissolution or incompetency.

          (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on next business day when sent by overnight carrier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following address (or such other address for such party as shall be specified by like notice.

           (i) If to Parent, to:

               Viad Corp
               1850 North Central Avenue
               Phoenix, Arizona 85077
               Attn: Peter Novak, Esq.
               Telephone: (602) 207-5913
               Fax: (602) 207-5480

               with copies to:
               Travelers Express Co.
               1550 Utica Avenue South
               Mail Stop 8060
               Minneapolis, Minnesota 55416
               Attn: Michael Berry
               Telephone: (612) 591-3820
               Fax: (612) 591-3870

               and to:

               Bryan Cave LLP
               2800 North Central Avenue
               Phoenix, AZ 85004
               Attn: Frank M. Placenti, Esq.
               Telephone: (602) 280-8451
               Fax: (602) 266-5938

           (ii) If to any of the Sellers, at their respective addresses set forth on Appendix l, with a copy to:

               Fredrikson & Byron, P. A.,
               1100 International Centre
               900 Second Avenue South
               Minneapolis, MN 55402-3397
                Attn: Howard G. Stacker, Esq.
               Telephone: (612) 347-7000
               Fax: (612) 347-7077

          (e) Counterparts. This Proxy Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

          (f) Governing Law; Jurisdiction. This Proxy Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts made and to be performed therein. Each Seller (i) hereby irrevocably submits to the jurisdiction of, and agrees that any suit by it shall be brought only in, the state and federal courts located in the City of Phoenix and State of Arizona for the purpose of any suit, action or other proceeding arising out of or based upon this Proxy Agreement or the transactions contemplated hereby, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Proxy Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. Each Seller hereby irrevocably designates and appoints Viad Corp as its authorized agent to receive service of process on its behalf in connection with any legal matters or proceedings pertaining to this Proxy Agreement or the transactions contemplated hereby and hereby consents to service of process in any such proceeding by registered or certified mail, return receipt requested, at such address. As an alternative method of service, each Seller also irrevocably consents to the service of process in any such matter or proceeding by the delivery of copies of such process to such Seller to the address provided in Section 5(d). Nothing contained in this Section shall affect the right of the Parent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Sellers in any other jurisdiction. In the event the Sellers should commence or maintain any action arising out of or related to this Proxy Agreement in a forum other than the state and federal courts located in the City of Phoenix and State of Arizona, the Parent shall be entitled to request the dismissal of such action, and such Seller stipulates that such action shall be dismissed.

          (g) Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Merger Agreement, the Selling Shareholder's Agreement, the Escrow Agreement and the Stock Option Agreement and their respective Exhibits and Schedules, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained thereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, this Proxy Agreement has been duly executed and delivered by Parent and the Seller whose names appear below as of the day and year first above written.

                                          VIAD CORP, a Delaware corporation

                                          By:     /s/ PHILIP W. MILNE

                                          --------------------------------------
                                          Name: Philip W. Milne
                                          Title:  President and CEO of
                                              Travelers Express Company, Inc.

                                          SELLER:
                                                  /s/ GARY A. DACHIS

                                          --------------------------------------
                                          Gary A. Dachis

ACKNOWLEDGED AND ACCEPTED:

GAME FINANCIAL CORPORATION,
a Minnesota corporation

By:       /s/ GARY A. DACHIS
    ----------------------------------
    Name: Gary A. Dachis
    Title:  President

                                   APPENDIX 1

                         TO IRREVOCABLE PROXY AGREEMENT

               SHAREHOLDER                  NUMBER OF SHARES                 ADDRESS
------------------------------------------  ----------------     -------------------------------
Gary A. Dachis............................      2,050,170        c/o Game Financial Corporation
                                                                 P.O. Box 26000
                                                                 Minneapolis, MN 55426

                                                                      APPENDIX V

                          IRREVOCABLE PROXY AGREEMENT

     This IRREVOCABLE PROXY AGREEMENT ("Proxy Agreement"), dated as of
                 , 1997, is by and between Viad Corp, a Delaware corporation (the "Parent") and the holder of common stock of Game Financial Corporation, a Minnesota corporation (the "Company"), whose name is set forth on Appendix 1 to this Proxy Agreement (the "Seller").

                                   RECITALS:

     WHEREAS, the Company and the Parent have determined that their best interests and the best interests of their respective shareholders would be served by combining their businesses and operations and, for such purpose, the Company and the Parent concurrently herewith are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger (the "Merger") of the Company with a subsidiary of the Parent;

     WHEREAS, the Seller is the owner of shares of the Company's common stock (the "Company Common Stock") as set forth on Appendix 1 (the "Shares"). As used herein, "Shares" shall also include any shares of Common Stock or any other voting stock of Company acquired by the Seller after the date of this Proxy Agreement;

     WHEREAS, as a condition to the Parent's willingness to enter into the Merger Agreement, Parent has requested that the Seller agree, and, subject to the terms and conditions set forth in this Proxy Agreement, the Seller hereby agrees, to grant to Parent an irrevocable proxy to vote those Shares on certain matters relating to the Merger, as more fully set forth herein.

                                   AGREEMENT:

     NOW THEREFORE, in order to induce Parent to enter into the Merger Agreement, and in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition having the meanings set forth in the Merger Agreement):

     Section 1. Covenants, Representations and Warranties of Seller. Seller covenants, represents and warrants to the Parent that:

          (a) Seller has full power and capacity to execute and deliver this Proxy Agreement.

          (b) This Proxy Agreement has been duly executed and delivered by Seller, and assuming due execution and delivery hereof by Parent, this Proxy Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          (c) On the date hereof, Seller has, and through the Closing Date Seller will have, full record and beneficial ownership of the Shares listed opposite Seller's name on Appendix 1, free and clear of all liens, encumbrances, security interests, rights, claims or equities of any nature whatsoever (including without limitation any voting rights granted to any third party with respect to such Shares).

          (d) Seller will not grant to any person or entity (other than to Parent) any proxy with respect to voting of the Shares.

          (e) If, for any reason whatsoever, the proxy granted hereby is ineffective, or upon written request by Parent, Seller agrees to vote all of Seller's Shares in favor of the Merger Agreement and the transactions contemplated thereby.

          (f) Neither the execution and delivery of this Proxy Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Seller. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Proxy Agreement by Seller or the performance by Seller of its obligations hereunder.

          (g) In connection with the Merger Agreement, Seller will furnish to the Parent information with respect to Seller as may be reasonably requested by Parent and as may be required to comply with Applicable Laws.

          (h) Except as required by Applicable Law, Seller will not, in any capacity, make any public announcement regarding this Proxy Agreement or the Merger without the written consent of Parent.

          (i) Seller will promptly take such steps, if any, as may be required insofar as Seller is concerned with respect to filings under the HSR Act and will promptly furnish such additional materials and information as the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("Antitrust Division") may require. Seller will promptly furnish to the Parent copies of all communications to Seller from, or from Seller to, the FTC or the Antitrust Division, or any other governmental agency or authority in respect of this Proxy Agreement or the Merger, and shall promptly advise the Parent of any material oral communications with any such agencies.

          (j) From and after the date of this Proxy Agreement and unless and until this Proxy Agreement is terminated, Seller will not:

             (i) Solicit or initiate, directly or indirectly, any inquiries or acquisition proposals, or participate in any negotiations concerning, or provide any information in connection with, any proposal concerning a merger or other business combination involving the Company, or the acquisition of any equity interest in or a substantial portion of the assets of, the Company, other than the acquisition contemplated by this Proxy Agreement and the Merger Agreement; or

             (ii) Engage in any course of conduct, execute any documents or otherwise act in such manner as to impede or render more difficult the consummation of this Proxy Agreement or the Merger, provided, however, that nothing herein shall limit Seller's rights solely in its capacity as a shareholder of the Company.

          (k) Seller will give prompt written notice to the Parent upon acquisition of knowledge or receipt of notice of any of the following:

             (i) Any written or oral communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Proxy Agreement or the Merger Agreement; and

             (ii) Any written or oral communication from any third party challenging the legality or fairness of any of the transactions contemplated by this Proxy Agreement or the Merger Agreement.

          (l) Seller will fully cooperate with the Parent and the Company to consummate the Merger Agreement and execute and deliver all documents and perform all acts necessary or appropriate to assure the successful completion of such agreement, subject, however, to the satisfaction of the conditions to Parent's obligations set forth in the Merger Agreement.

          (m) Seller acknowledges and agrees that if Seller's proxy is voted in favor of the Merger, Seller will not be eligible to exercise any right as a dissenting Shareholder with respect to the Merger or any related transaction.

     Section 2.  Irrevocable Proxy.

     From the date hereof and for one (1) year thereafter, Seller hereby irrevocably appoints the Parent or any nominee of Parent, with full power of substitution, as proxy for Seller, which proxy is coupled with an interest in Seller's Shares, to vote all Shares which Seller is entitled to vote, for and in the name, place and stead of Seller with respect to the Merger, at any annual, special or other meeting of the holders of Common Stock or other voting stock of the Company and at any adjournment thereof or pursuant to any written consent in lieu of a meeting, or otherwise called to vote with respect to the Merger. Parent's termination of the Merger Agreement in accordance with its terms shall operate to terminate the foregoing proxy unless such termination is based upon a breach of such Agreement by the Company.

     This appointment shall revoke all prior powers of attorney and proxies appointed by Seller at any time with respect to its Shares and no subsequent powers of attorney or proxies will be appointed by Seller, or be effective, with respect thereto during the term of this Agreement.

     Seller agrees to perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Parent the power to carry out and give effect to the provisions of this Proxy Agreement.

     Section 3.  Specific Performance.

     Parent hereby advises the Seller that the transactions contemplated by this Proxy Agreement and the Merger Agreement represent a unique opportunity for the Parent to acquire the business and operations of the Company; and that such acquisition presents a unique opportunity for the Parent to strengthen its financial condition so as to permit the Parent to expand its current operations and possibly to acquire additional businesses, and to improve its future earnings. The Seller recognizes that its failure to carry out the terms of this Proxy Agreement could result in financial injury to Parent which would be substantial, irreparable and not susceptible of measurement. Accordingly, the Seller agrees that Parent shall be entitled to (i) require Seller specifically to perform its respective obligations under this Proxy Agreement and (ii) sue in any court of competent jurisdiction to obtain such specific performance and to enjoin any transaction inconsistent therewith to which Seller may, directly or indirectly, have become or propose to become a party. The Seller further agrees not to contest any of the matters set forth in the first sentence of this Section, in the event of any attempt by Parent to seek any such remedy.

     Section 4.  Miscellaneous.

     (a) Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with this Proxy Agreement.

     (b) Amendments; Assignability. This Proxy Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected. No party to this Proxy Agreement may assign any of its rights or obligations under this Proxy Agreement without the prior written consent of the other parties; provided, however that Parent may assign any of its rights or obligations to any Subsidiary or Affiliate of Parent without such prior written consent. This Proxy Agreement does not create or confer any rights in favor of any third person or entity which is not a party to this Proxy Agreement or the Merger Agreement. Seller, by executing this Proxy Agreement, hereby authorizes Parent to act as its agent with respect to all matters in this Proxy Agreement relating to Seller, including any amendments or waivers to or matters required to be taken in connection with, and receipt of notices under, this Proxy Agreement; provided, however, that Parent shall promptly give notice to Seller of any actions taken or notices received by Parent as Seller's agent hereunder.

     (c) Binding Effect. This Proxy Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Seller, the Parent, the Company and Seller's, the Company's or the Parent's respective heirs, beneficiaries, executors, successors, representatives and permitted assigns, as the case may be. The proxy granted under Section 2 may be exercised by the Parent, notwithstanding Seller's intervening death, dissolution or incompetency.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight carrier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following address (or such other address for such party as shall be specified by like notice):

        (i) If to Parent, to:

           Viad Corp
           1850 North Central Avenue
           Phoenix, Arizona 85077
           Attn: Peter Novak, Esq.
           Telephone: (602) 207-5913
           Fax: (602) 207-5480

           with copies to:

           Travelers Express Co.
           1550 Utica Avenue South
           Mail Stop 8060
           Minneapolis, Minnesota 55416
           Attn: Michael Berry
           Telephone: (612) 591-3820
           Fax: (612) 591-3870

           and to:

           Bryan Cave LLP
           2800 North Central Avenue
           Phoenix, AZ 85004
           Attn: Frank M. Placenti, Esq.
           Telephone: (612) 280-8451
           Fax: (602) 266-5938

        (ii)  If to Seller, at its address set forth on Appendix 1

     (e) Counterparts. This Proxy Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

     (f) Governing Law; Jurisdiction. This Proxy Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts made and to be performed therein. Seller (i) hereby irrevocably submits to the jurisdiction of, and agrees that any suit by it shall be brought only in, the state and federal courts located in the City of Phoenix and State of Arizona for the purpose of any suit, action or other proceeding arising out of or based upon this Proxy Agreement or the transactions contemplated hereby, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Proxy Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. Seller hereby irrevocably consents to the service of process in connection with any legal matters or proceedings pertaining to this Proxy Agreement or the transactions contemplated hereby, by the delivery of copies of such process by registered or certified mail, return receipt requested, to Seller to the address provided in Section 4(d). Nothing contained in this Section shall affect the right of the Parent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Seller in any other jurisdiction. In the event the Seller should commence or maintain any action arising out of or related to this Proxy Agreement in a forum other than the state and federal courts located in the City of Phoenix and State of Arizona, the Parent shall be entitled to request the dismissal of such action, and Seller stipulates that such action shall be dismissed.

     (g) Entire Agreements. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, this Proxy Agreement has been duly executed and delivered by Parent and the Seller whose names appear below as of the day and year first above written.

                                          VIAD CORP, a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          SELLER:

                                          --------------------------------------
ACKNOWLEDGED:

GAME FINANCIAL CORPORATION,
a Minnesota corporation

By:
    --------------------------------------------------------
    Name:
    Title:

STATE OF MINNESOTA
County of Hennepin

                 The foregoing instrument was acknowledged before me this  ___
day of ________, 1997, by           (name)          .

                                          --------------------------------------
                                                      NOTARY PUBLIC

My Commission Expires:

---------------------------------------------------------

STATE OF MINNESOTA
County of Hennepin

                 The foregoing instrument was acknowledged before me this  ___
day of ________, 1997, by           (name)          .

                                          --------------------------------------
                                                      NOTARY PUBLIC

My Commission Expires:

---------------------------------------------------------

                                      ss.

                                      ss.

                                   APPENDIX 1
                         TO IRREVOCABLE PROXY AGREEMENT

SHAREHOLDER                   NUMBER OF SHARES                        ADDRESS
----------------------------  ----------------   -------------------------------------------------


                                                                     APPENDIX VI

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT ("Agreement"), dated as of September 24, 1997, is by and among Viad Corp, a Delaware corporation (the "Parent") and Game Financial Corporation, a Minnesota corporation (the "Company").

                                   RECITALS:

     WHEREAS, the Company and the Parent have determined that their respective best interests and the best interests of their respective shareholders would be served by combining their businesses and operations and, for such purpose, the Company and the Parent concurrently herewith are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger of a subsidiary of the Parent with and into the Company (the "Merger");

     WHEREAS, as a condition to the Parent's willingness to enter into the Merger Agreement, Parent has requested and Company hereby agrees, subject to the terms and conditions set forth in this Agreement, to grant to Parent an irrevocable option to purchase One Million Five Hundred Thousand (1,500,000) shares of the Company's Common Stock ("Shares"), as more fully set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, in order to induce Parent to enter into the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition having the meanings set forth in the Merger Agreement):

     Section 1.  Option to Purchase Shares.

     (a) Subject to the terms and conditions contained in this Agreement, the Company hereby grants to Parent an irrevocable option to purchase one million five hundred thousand (1,500,000) shares of the Company's Common Stock (the "Option Shares").

     (b) The purchase price of each Option Share to be purchased by the Parent pursuant to the option provided for in this Agreement (the "Option") shall be $10.00 per share (the "Purchase Price"), to be paid in cash ("Purchase Consideration").

     Section 2.  Representations and Warranties of Company.

     Company represents and warrants to Parent that:

     (a) The Company has full power and capacity to execute and deliver this Agreement.

     (b) This Agreement, the grant of the Option, the issuance of the Option Shares and the consideration to be received by the Company for the Option Shares have been duly approved by all corporate action required under the Company's Articles and Bylaws and by the laws of the Company's state of incorporation, and any other Applicable Laws.

     (c) This Agreement has been duly executed and delivered by the Company, and assuming due execution and delivery hereof by Parent, this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except for compliance with the HSR Act.

     (e) The Company has sufficient authorized and unissued Common Stock and/or issued Common Stock held in treasury to enable it to issue the full number of Option Shares.

     (f) The representations and warranties of the Company set forth in the Merger Agreement are true and correct and are incorporated herein by this reference as is fully set forth herein.

     Section 3.  Representations and Warranties of the Parent.

     The Parent represents and warrants to the Company that:

     (a) The Parent is acquiring the Option and, upon exercise of the Option, the Parent would be purchasing the Option Shares for its own account and not with a view toward distribution and will not distribute, resell or offer the Option or the Option Shares or any part thereof or any interest therein unless registered pursuant to the provisions of the Securities Act or unless an exemption from registration is available thereunder.

     (b) This Agreement has been duly executed and delivered by the Parent, and has been duly authorized by the Parent by all necessary corporate action and, assuming due authorization, execution and delivery hereof by each other party hereto, is a valid and binding obligation of the Parent enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

     (c) The representations of the Parent set forth in the Merger Agreement are true and correct and are incorporated herein by this reference.

     Section 4.  Covenants of Company.

     Company covenants and agrees as follows:

     (a) The Company will, at all times, during the term of this Agreement reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or its issued Common Stock held in treasury, or both, the full number of Option Shares deliverable upon exercise of the Option.

     (b) Except as required by Applicable Law, Company will not, in any capacity, make any public announcement regarding this Agreement or the Merger without the prior written consent of Parent.

     (c) Company will promptly take such steps, if any, as may be required insofar as the Company is concerned with respect to filings under the HSR Act and will promptly furnish such additional materials and information as the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("Antitrust Division") may require. The Company will promptly furnish to the Parent copies of all communications to Company from, or from such Seller to, the FTC or the Antitrust Division, or any other governmental agency or authority in respect of this Agreement or the Merger, and shall promptly advise Parent of any material oral communications with any such agencies.

     Section 5.  Exercise of Option and Closing Date.

     (a) Provided that no preliminary or permanent injunction or other order against the delivery of Shares covered by the Option has been issued by any court of competent jurisdiction in the United States and remains in effect, Parent may exercise the Option, in whole or in part, at any time and from time to time from the date hereof until the Option Termination Date.

     (b) In the event Parent wishes to exercise the Option, it shall send to Company written notice (the date of which being herein referred to as the "Notice Date") specifying the total number of Option Shares it intends to purchase from the Company pursuant to such exercise. If prior notification to or approval of any governmental regulatory agency is required in connection with such purchase, Company shall cooperate with Parent in the filing of the required notice or application for approval and the obtaining of such approval and the Closing (as defined below) (or Closings, if Parent exercises the Option in part on multiple occasions) shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (c) Upon the exercise of the Option by the Parent, the closing (the "Closing") of the transactions contemplated herein and the delivery of the Option Shares and the consideration therefor shall occur within three Business Days or earlier if Parent so elects. If any law or regulation shall not permit the purchase of the Shares to be consummated as set forth above, the date for the Closing shall be as soon as practicable following the cessation of such restriction on consummation, but in any event within two Business Days after such cessation. Upon the exercise of the Option by the Parent, the date the Closing occurs is referred to herein as the "Closing Date." The Closing shall occur on the Closing Date at 10:00 A.M. Phoenix time at the offices of counsel to the Parent or at such other time and place as the Parent and the Company may agree.

     (d) On the Closing Date, upon the exercise of the Option by the Parent, the Company shall deliver to the Parent certificates representing all the Option Shares, and any opinions of counsel or other documents required by the transfer agent of the Company to permit the transfer of the Option Shares to the Parent. As consideration for the delivery of each Option Share, Parent shall pay on the Closing Date the Purchase Consideration, payable by wire transfer of immediately available funds to the account of the Company (in accordance with written instructions to be provided by Company).

     (e) Upon the giving by Parent to Company of the written notice of exercise of the Option and the payment of the Parent Consideration to the Company, Parent shall be deemed to be the holder of record of the Option Shares of such Company Common Stock fully paid for, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Parent. Company shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Agreement in the name of Parent or its assignee, transferee, or designee.

     Section 6.  Conditions to Obligations of the Parent.

     Upon providing notice of Parent's interest in exercising the Option, the obligations of Parent to consummate the purchase of the Option Shares are, at the option of Parent, subject to the conditions that on or before the Closing
Date:

          (a) The representations and warranties contained in this Agreement shall be true and correct in all material respects on the date when made and on and as of the Closing Date as if made on and as of such date and the Company shall have performed in all material respects its covenants and obligations contained in this Agreement;

          (b) The representations and warranties of Company contained in the Merger Agreement and of Gary A. Dachis in the Selling Shareholder's Agreement shall be true and correct in all material respects on the date when made and on and as of the Closing Date as if made on and as of such date;

          (c) No injunction or other order issued by any federal or state court preventing the consummation of the Merger or this Agreement shall be in effect; and

          (d) There shall have occurred no Company Material Adverse Effect.

     Section 7.  Conditions to Obligations of Company.

     The obligations of the Company to consummate the sale of the Option Shares are, at the option of the Company, subject to the conditions that on or before the Closing Date:

          (a) The representations and warranties of the Parent contained in this Agreement shall be true and correct in all material respects on the date when made and at and as of the Closing Date as if then made and the Parent shall have performed in all material respects its covenants and obligations contained in this Agreement;

          (b) No injunction or other order issued by any federal or state court preventing the consummation of this Agreement shall be in effect; and

          (c) The Merger Agreement shall not have been terminated by the Company in accordance with Section 9.1 of the Merger Agreement.

     Section 8.  Registration Rights.

     (a) Demand Registration Rights. Subject to the conditions of 8(c) below, Company shall on no more than two occasions, if requested by Parent, including Parent and any permitted transferee acquiring at least 10% of the shares of Company Common Stock represented by the Option on the date hereof (each, a "Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all Option Shares or other securities that have been acquired by the Selling Shareholders upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Company shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws, provided, however, that Company shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (b) Additional Registration Rights. If Company at any time after the exercise of the Option proposes to register any shares of Company Common Stock under the Securities Act, Company will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of Company Common Stock intended to be included in such public offering by the Selling Shareholder), Company will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such public offering, provided, however, that Company may elect to not cause any such shares to be so registered (i) if such public offering is to be underwritten and the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor form. If some but not all the shares of Company Common Stock, with respect to which Company shall have received requests for registration pursuant to this Section 8(b), shall be excluded from such registration, Company shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Company Common Stock registered for sale.

     (c) Conditions to Required Registration. Company shall use all reasonable efforts to cause each registration statement referred to in Section 8(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Company may delay any registration of Option Shares required pursuant to Section 8(a) above for a period not exceeding ninety (90) days provided Company shall in good faith determine that any such registration would adversely affect Company (provided that this right may not be exercised more than once during any twelve month period).

     In addition, Company shall not be required to maintain the effectiveness of any registration statement after the expiration of six (6) months from the effective date of such registration statement. Company shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Company shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Except where applicable state law prohibits such payments, Company will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses

(including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Company so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 8(a) or 8(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 8(a) or 8(b) above.

     (e) Indemnification. In connection with any registration under Section 8(a) or 8(b) above, Company hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Company in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Company by such indemnified party expressly for use therein, and Company and each officer, director and controlling person of Company shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Company in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Company by or on behalf of such Selling Shareholder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 8(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 8(e) except to the extent the indemnified party is materially prejudiced thereby. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 8(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Company, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Company, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. Any obligation by any Selling Shareholder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to Section 8(a) or 8(b) above, Company and each Selling Shareholder (other than Parent) shall enter into an agreement containing the indemnification provisions of this Section 8(e). In the event of an underwritten public offering pursuant to Section 8(b), the Company and the Selling Shareholders shall enter into an underwriting agreement containing customary terms and provisions; provided that the indemnification provisions as they relate to Selling Shareholders shall contain substantially the same limitations as the provisions set forth herein.

     (f) Miscellaneous Reporting. Company shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule
144. Company shall at its expense provide Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     Section 9.  No Brokerage Fee.

     The parties represent and warrant to each other that, as a result of the consummation of transactions contemplated by this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by (i) this Agreement; or (ii) the Merger Agreement (except as disclosed therein).

     Section 10.  Specific Performance.

     Parent hereby advises the Company that the transactions contemplated by this Agreement and the Merger Agreement represent a unique opportunity for the Parent to acquire the business and operations of Company; and that such acquisition presents a unique opportunity for the Parent to strengthen its financial condition so as to permit the Parent to expand its current operations and possibly to acquire additional businesses, and to improve its future earnings. Company recognizes that its failure to carry out the terms of this Agreement could result in financial injury to Parent which would be substantial, irreparable and not susceptible of measurement. Accordingly, Company agrees that Parent shall be entitled to (i) require the Company specifically to perform its obligations under this Agreement and (ii) sue in any court of competent jurisdiction to obtain such specific performance and to enjoin any transaction inconsistent therewith to which Company may, directly or indirectly, have become or propose to become a party. Company further agree to waive any requirement for a bond and not to contest any of the matters set forth in the first sentence of this Section, in the event of any attempt by Parent to seek any such remedy.

     Section 11.  Termination of Stock Option Agreement and Option.

     This Agreement and the Option shall automatically terminate on the Option Termination Date. Subject to Applicable Laws, the Option Termination Date shall be the earlier of (i) the Effective Date, if the Merger is consummated, (ii) the termination date of the Merger Agreement, if the Merger Agreement is terminated pursuant to Section 9.1(a), 9.1(b)(iii) or 9.1(b)(iv) (unless the failure to close was due to failure of Company to perform its obligations under the Merger Agreement, in which case the Option will terminate pursuant to subparagraph
(iii) of this Section 11), or 9.1(c)(iv), 9.1(c)(v) (unless the failure to qualify as a pooling of interest was due to the actions or inactions of the Company or Dachis), or 9.1(d)(i), 9.1(d)(ii), 9.1(d)(iii), 9.1(d)(iv) (if the failure to qualify as a tax-free reorganization was due to the actions or inactions of Parent or Acquisition Sub) of the Merger Agreement, or (iii) January 31, 1999, unless the Termination

Date is extended by the agreement of the parties to the Merger Agreement, in which case the Option Termination Date under subsection (iii) shall be one year from the Termination Date.

     Section 12.  Miscellaneous.

     (a) Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     (b) Amendments; Assignability. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that Parent may assign its rights to purchase the Shares pursuant to this Agreement to any subsidiary or affiliate of Parent without such prior written consent. This Agreement does not create or confer any rights in favor of any third person or entity which is not a party to this Agreement. The Company, by executing this Agreement, hereby authorizes Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, P.A. to act as its agent with respect to all matters in this Agreement relating to the Company, including any amendments or waivers to or matters required to be taken in connection with, and receipt of notices under, this Agreement.

     (c) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parent and the Company and their respective successors, representatives and permitted assigns, as the case may be.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

        (i) If to Parent, to:

           Viad Corp
           1850 North Central Avenue
           Phoenix, Arizona 85077
           Attn: Peter Novak, Esq.
           Telephone: (602) 207-5913
           Fax: (602) 203-5480

           with copies to :

           Travelers Express Company, Inc.
           1550 Utica Avenue South
           Mail Stop 8060
           Minneapolis, Minnesota 55416
           Attn: Michael Berry
           Telephone: (612) 591-3820
           Fax: (612) 591-3870

           and to:

           Bryan Cave LLP
           2800 North Central Avenue
           Phoenix, AZ 85004
           Attn: Frank M. Placenti, Esq.
           Telephone: (602) 280-8451
           Fax: (602) 266-5938

        (ii) If to the Company, to:

             Game Financial Corporation
           13705 First Avenue North
           Minneapolis, Minnesota 55441
           Attn: Gary A. Dachis
           Telephone: (612) 404-6580
           Fax: (612) 476-8071

           with copies to:

           Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, P.A.
           4545 IDS Center
           Minneapolis, Minnesota 55402
           Attn: Paul H. Ravich, Esq.
           Telephone: (612) 332-8511
           Fax: (612) 332-8302

     or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

     (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to contracts made and to be performed therein. Each Seller and the Company (i) hereby irrevocably submits to the jurisdiction of, and agrees that any suit by it shall be brought only in, the state and federal courts located in the City of Minneapolis and State of Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. The Company hereby irrevocably designates and appoints Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, P.A., who has agreed to accept process on behalf of the Company, as its authorized agent to receive service of process on its behalf in connection with any legal matters or proceedings pertaining to this Agreement or the transactions contemplated hereby and hereby consents to service of process in any such proceeding by registered or certified mail, return receipt requested, at such address. As an alternative method of service, the Company also irrevocably consents to the service of process in any such matter or proceeding by the delivery of copies of such process to the Company as provided by Section 12(d). Nothing contained in this Section shall affect the right of the Parent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. In the event the Company should commence or maintain any action arising out of or related to this Agreement in a forum other than the state and federal courts located in the City of Minneapolis and State of Minnesota, the Parent shall be entitled to request the dismissal of such action, and the Company stipulates that such action shall be dismissed.

     Section 13.  Entire Agreement.

     This Agreement and the documents or instruments referred to herein including, but not limited to, the Merger Agreement, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement and the Stock Option Agreement and their respective Exhibits and Schedules, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained hereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings relating to the subject matter hereof, other than those expressly set forth or referred to herein and therein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Parent and the Company as of the day and year first above written.

                                          VIAD CORP, a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          GAME FINANCIAL CORPORATION,
                                          a Minnesota corporation

                                          By:
                                            ------------------------------------

                                                                    APPENDIX VII

                    OPINION OF LADENBURG THALMANN & CO. INC.

                                                              September 23, 1997

The Board of Directors
Game Financial Corporation
13705 First Avenue North
Minneapolis, MN 55441

Gentlemen:

     You have engaged us pursuant to the engagement letter, dated as of August 11, 1997, between Game Financial Corporation ("Game Financial" or the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"). Specifically, you have requested our opinion as to whether or not the consideration to be paid to the stockholders of the Company in connection with the possible sale of the Company to Viad Corp (the "Transaction") is fair, from a financial point of view, to the stockholders of Game Financial.

     The Agreement and Plan of Merger by and among Viad Corp, Game Acquisition Corp. (a subsidiary of Viad Corp, together, "Viad") and Game Financial (the "Merger Agreement"), provides that at the closing of the Transaction, each share of common stock, par value $.01 per share, of the Company issued and outstanding shall be converted in to the right to receive that number of validly issued, fully paid and nonassessable shares of common stock, $1.50 par value, of Viad equal to $10.75 divided by the average of the closing sale price of Viad Common Stock as listed on the New York Stock Exchange for the 30 trading day period ended four trading days prior to the Closing Date (the "Exchange Ratio").

     In connection with rendering our opinion, we have reviewed such information as we have deemed necessary or appropriate for the purpose of stating the opinions expressed herein. We have reviewed information including, but not limited to, the following: (i) the draft of the Merger Agreement dated as of September 16, 1997 governing the sale of Game Financial to Viad; (ii) the Company's audited financial statements for the three fiscal years ended December 31, 1994, 1995 and 1996; (iii) the Company's unaudited financial statements for the fiscal quarters ended March 31, 1997, June 30, 1997 and the same periods in 1996; (iv) the Company's five-year projected financial statements; (v) the Company's common stock price and volume trading history; (vi) Viad's audited financial statements for the three fiscal years ended December 31, 1994, 1995 and 1996; (vii) Viad's unaudited financial statements for the fiscal quarters ended March 31, 1997, June 30, 1997 and the same periods in 1996; (viii) Viad's common stock price and volume trading history; (ix) Viad's dividend history; (x) available research reports on Viad; and (xi) publicly available market information regarding the industry, Viad, Game Financial and its competitors. In addition, we discussed the historical and prospective industry environment and operating results of the Company with the management of Game Financial.

     In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by the Company or Viad, or that was otherwise reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Viad, and we do not assume any responsibility for verifying any of the information reviewed by us. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including: (i) historical revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company's; (ii) acquisition multiples that have historically been paid for other companies in businesses we

The Board of Directors
Game Financial Corporation
September 23, 1997
Page 2

believe to be comparable to the Company's; (iii) projected revenues, operating earnings and net income of the Company in a discounted cash flow analysis; (iv) the premium per share to be paid by Viad for the common stock of the Company as compared to the premium per share paid by acquirors of public targets since January 1, 1997; (v) the current financial and market position and results of operations of the Company; and (vi) the general condition of the securities market.

     Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg has been retained by the Board of Directors of Game Financial to provide this opinion and has received fees and indemnification against certain liabilities for the services rendered pursuant to this engagement. Ladenburg has also provided financial advisory services to Game Financial with respect to the Transaction.

     In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of the Company.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration to be paid in the Transaction is fair, from a financial point of view, to the stockholders of Game Financial.

                                          Very truly yours,

                                              /s/ LADENBURG THALMANN & CO.,
                                          INC.
                                          LADENBURG THALMANN & CO. INC.

                                                                   APPENDIX VIII

       MINNESOTA BUSINESS CORPORATION ACT, SEC.302A.471 AND SEC.302A.473

                      (RIGHTS OF DISSENTING SHAREHOLDERS)

     Set forth below are Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which provide that shareholders may dissent from, and obtain payment for the fair value of their shares in the event of, certain corporate actions, and establish procedures for the exercise of such dissenters' rights.

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

     SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

          (1) alters or abolishes a preferential right of the shares;

          (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

          (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

          (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, Subdivision 1, or a disposition in dissolution described in section 302A.725, Subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in Subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBD. 3. RIGHTS NOT TO APPLY. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in Subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

     SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this Subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, Subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, Subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, Subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, Subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with Subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with Subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

          (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with Subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under Subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, Subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under Subdivision 4 and require deposit or restrict transfer at a later time.

     SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under Subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under Subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under Subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under Subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under Subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under Subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under Subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under Subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE LAW.

     Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expense (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

     The indemnification provided for by the DGCL is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the DGCL.

CERTIFICATE OF INCORPORATION AND BYLAWS.

     The Certificate of Incorporation of Viad provides that each person who is or was or had agreed to become a director or officer of Viad, or each such person who is or was serving or who had agreed to serve at the request of the Viad Board of Directors or an officer of Viad as an employee or agent of Viad or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by Viad, in accordance with the Viad Bylaws, to the full extent permitted from time to time by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Viad to provide broader indemnification rights than said law permitted Viad to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. In addition, Viad may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Certificate of Incorporation of Viad.

     The Viad Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of Viad or is or was serving at the request of Viad as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by Viad to the fullest extent authorized by Delaware law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits Viad to provide broader indemnification rights than said law permitted Viad to provide prior to such amendment), against all expense, liability and loss (including attorneys', fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, Viad will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Viad Board of Directors.

     Pursuant to the Viad Bylaws, if a claim described in the preceding paragraph is not paid in full by Viad within thirty days after a written claim has been received by Viad, the claimant may at any time thereafter bring suit against Viad to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claims. The Viad Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Viad) that the claimant has not met the standards of conduct which make it permissible under the DGCL for Viad to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on Viad. The Certificate of Incorporation of Viad and the Viad Bylaws provide that any such determination will be made by independent legal counsel selected by the claimant, approved by the Viad Board of Directors (which approval may not be unreasonably withheld) and retained by the Board on behalf of Viad. Neither the failure of Viad (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Viad (including the Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The Viad Bylaws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Viad Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation of Viad, the Viad Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Viad Bylaws permit Viad to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Viad or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Viad would have the power to indemnify such person against such expense, liability or loss under the DGCL. Viad has obtained directors and officers liability insurance providing coverage to its directors and officers. In addition, the Viad Bylaws authorize Viad, to the extent authorized from time to time by the Board, to grant rights to indemnification, and rights to be paid by Viad the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of Viad to the fullest extent of the provisions of the Viad Bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of Viad.

     The Viad Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by Viad the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if Delaware law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding will be made only upon delivery to Viad of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Viad Bylaws or otherwise.

     Viad has entered into indemnification agreements with each of Viad's directors. The indemnification agreements, among other things, require Viad to indemnify the officers and directors to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Viad must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under Viad's directors' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation of Viad and the Viad Bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board or by the stockholders to eliminate the rights it provides, an action that is possible with respect to the relevant provisions of the Viad Bylaws, at least as to prospective elimination of such rights.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public polity as expressed in the Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) LIST OF EXHIBITS.

          See Exhibit Index.

     (b) FINANCIAL STATEMENT SCHEDULES.

          Not Applicable.

ITEM 22.  UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 3, 1997.

                                          VIAD CORP

                                                             *

                                          --------------------------------------
                                          By: Robert H. Bohannon
                                            (Chairman of the Board, President
                                              and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURES                               TITLE                     DATE
------------------------------------------  -------------------------------  -----------------


                    *                       Director; Chairman of the        November 3, 1997
------------------------------------------    Board, President and Chief
            Robert H. Bohannon                Executive Officer (Principal
                                              Executive Officer)

                    *                       Vice President -- Finance and    November 3, 1997
------------------------------------------    Treasurer (Principal
             Ronald G. Nelson                 Financial Officer)

          /s/ RICHARD C. STEPHAN            Vice President -- Controller     November 3, 1997
------------------------------------------    (Principal Accounting
            Richard C. Stephan                Officer)
                    *                       Director                         November 3, 1997
------------------------------------------
                 Jess Hay

                    *                       Director                         November 3, 1997
------------------------------------------
             Judith K. Hofer

                    *                       Director                         November 3, 1997
------------------------------------------
             Jack F. Reichert

                    *                       Director                         November 3, 1997
------------------------------------------
            Linda Johnson Rice

                    *                       Director                         November 3, 1997
------------------------------------------
             Douglas L. Rock

                SIGNATURES                               TITLE                     DATE
------------------------------------------  -------------------------------  -----------------


                    *                       Director                         November 3, 1997
------------------------------------------
             John C. Tolleson

                    *                       Director                         November 3, 1997
------------------------------------------
            Timothy R. Wallace

        *By /s/ RICHARD C. STEPHAN
------------------------------------------
            Richard C. Stephan
             Attorney-in-Fact

                                    EXHIBITS

  EXHIBIT                                                              PAGE OR
  NUMBER                  DESCRIPTION                             METHOD OF FILING
  -------   ---------------------------------------    ---------------------------------------
   2.1      Agreement and Plan of Merger, dated as     Included herein as Appendix II to the
            of September 24, 1997, by and among        Proxy Statement/Prospectus.
            Viad Corp, Game Acquisition Corp. and
            Game Financial Corporation.
   2.2      Selling Shareholder's Agreement, dated     Included herein as Appendix III to the
            as of September 24, 1997, by and           Proxy Statement/Prospectus.
            between Viad Corp and Gary A. Dachis.
   2.3      Irrevocable Proxy Agreement, dated as      Included herein as Appendix IV to the
            of September 24, 1997, by and among        Proxy Statement/Prospectus.
            Viad Corp and certain holders of common
            stock of Game Financial Corporation
            (Dachis).
   2.4      Irrevocable Proxy Agreement, dated as      Included herein as Appendix V to the
            of September 24, 1997, by and between      Proxy Statement/Prospectus.
            Viad Corp and the holder of common
            stock of Game Financial Corporation
            (Other Significant Game Shareholders).
   2.5      Stock Option Agreement, dated as of        Included herein as Appendix VI to the
            September 24, 1997, by and among Viad      Proxy Statement/Prospectus.
            Corp and Game Financial Corporation.
   2.6      Affiliate Agreement, dated as of           Included herein as Exhibit D to Merger
            September 24, 1997, by Gary A. Dachis.     Agreement included as Appendix II to
                                                       the Proxy Statement/Prospectus.
   3.1(i)   Copy of Restated Certificate of            Incorporated by reference to Exhibit
            Incorporation of Viad, as amended          No. 3.A to the Viad's 1996 Form 10-K.
            through August 15, 1996.
  3.1(ii)   Copy of Bylaws of Viad Corp, as amended    Incorporated by reference to Exhibit
            through February 20, 1997.                 No. 3.B to Viad's 1996 Form 10-K.
   4.1      Instruments with respect to issues of
            long-term debt have not been filed as
            exhibits to this Proxy
            Statement/Prospectus if the authorized
            principal amount of any one of such
            issues does not exceed 10% of total
            assets of Viad and its subsidiaries on
            a consolidated basis. Viad agrees to
            furnish a copy of each such instrument
            to the SEC upon request.
   4.2      Copy of Amended and Restated Credit        Incorporated by reference to Exhibit
            Agreement dated as of July 24, 1996,       4.B to Viad's 1996 Form 10-K.
            among Viad, the Banks parties thereto,
            Citicorp USA, Inc., as Administrative
            Agent, and Bank of America National
            Trust and Savings Association as
            Documentation Agent.
   5        Opinion of Bryan Cave LLP Regarding        Filed herewith.
            Legality of Securities Issued By Viad.
   8        Opinion of Ernst & Young LLP Regarding     Filed herewith.
            Tax Matters.

  EXHIBIT                                                              PAGE OR
  NUMBER                  DESCRIPTION                             METHOD OF FILING
  -------   ---------------------------------------    ---------------------------------------
  10.1.1    Copy of Employment Agreement between       Incorporated by reference to Form 10.A
            Viad Corp and John W. Teets dated June     to Viad's Second Quarter 1995 Form
            20, 1995.                                  10-Q.
  10.1.2    Copy of Consulting Agreement between       Incorporated by reference to Exhibit
            Viad Corp and John W. Teets effective      10.A2 to Viad's 1996 Form 10-K.
            January 1, 1997.
  10.2      Sample forms of Contingent Agreements      Incorporated by reference to Exhibit
            relating to funding of Supplemental        (10)(T) to Viad's 1989 Form 10-K.
            Executive Pensions.
  10.3      Copy of Viad Corp Supplemental Pension     Incorporated by reference to Exhibit
            Plan, amended and restated as of           (10)(F) to Viad's 1986 Form 10-K.
            January 1, 1987.
  10.3.1    Copy of amendment dated February 21,       Incorporated by reference to Exhibit
            1991, to Viad's Supplemental Pension       (10)(G)(i) to Viad's 1990 Form 10-K.
            Plan.
  10.3.2    Copy of amendment dated August 18,         Incorporated by reference to Exhibit
            1993, to Viad's Supplemental Pension       10.C to Viad's Second Quarter 1995 Form
            Plan.                                      10-Q.
  10.4      Copy of Viad Corp Deferred Compensation    Incorporated by reference to Exhibit
            Plan for Directors, as Amended and         10.D to Viad's 1996 Form 10-K.
            Restated July 25, 1996
  10.5.1    Copy of Viad Corp Management Incentive     Incorporated by reference to Exhibit
            Plan.                                      10.E to Viad's First Quarter 1995 Form
                                                       10-Q.
  10.5.2    Copy of Viad Corp 1997 Management          Incorporated by reference to Exhibit
            Incentive Plan                             10.E2 to Viad's 1996 Form 10-K.
  10.6.1    Copy of form of Executive Severance        Incorporated by reference to Exhibit
            Agreement between Viad and three           (10)(G)(i) to Viad's 1991 Form 10-K.
            executive officers.
  10.6.2    Copy of forms of Viad Corp Executive       Incorporated by reference to Exhibit
            Severance Plans covering certain           (10)(G)(ii) to Viad's 1992 Form 10-K.
            executive officers.
  10.7      Copy of Travelers Express Company, Inc.    Incorporated by reference to Exhibit
            Supplemental Pension Plan amended and      10.G to Viad's Third Quarter 1995 Form
            restated on June 12, 1995.                 10-Q.
  10.8.1    Copy of Viad Corp 1983 Stock Option and    Incorporated by reference to Exhibit
            Incentive Plan.                            (28) to Viad's Registration Statement
                                                       on Form S-8 (Registration No.
                                                       33-41870).
  10.8.2    Copy of amendment, effective August 1,     Incorporated by reference to Exhibit
            1994, to Viad Corp 1983 Stock Option       10.H2 to Viad's 1994 Form 10-K.
            and Incentive Plan.
  10.9.1    Copy of Viad Corp 1992 Stock Incentive     Incorporated by reference to Exhibit
            Plan.                                      (10)(j) to Viad's 1991 Form 10-K.
  10.9.2    Copy of amendment, effective August 1,     Incorporated by reference to Exhibit
            1994, to Viad Corp 1992 Stock Incentive    10.I2 to Viad's 1994 Form 10-K.
            Plan.
  10.10     Copy of 1997 Viad Corp Omnibus             Incorporated by reference to Exhibit
            Incentive Plan.                            10.J to Viad's 1996 Form 10-K.
  10.11     Description of Spousal Income              Incorporated by reference to Exhibit
            Continuation Plan.                         10(Q) to Viad's 1985 Form 10-K.

  EXHIBIT                                                              PAGE OR
  NUMBER                  DESCRIPTION                             METHOD OF FILING
  -------   ---------------------------------------    ---------------------------------------
  10.12     Copy of Viad Corp Performance Unit         Incorporated by reference to Exhibit
            Incentive Plan.                            10.L to Viad's First Quarter 1995 Form
                                                       10-Q.
  10.12.1   Copy of Viad Corp 1997 Performance Unit    Incorporated by reference to Exhibit
            Incentive Plan                             10.L1 to Viad's 1996 form 10-K.
  10.13     Copy of Viad Corp Supplemental TRIM        Incorporated by reference to Exhibit
            Plan.                                      10.M to Viad's 1994 Form 10-K.
  10.14     Copy of Employment Agreement between       Incorporated by reference to Exhibit
            GES Exposition Services and Norton         (10)(O) to Viad's 1992 Form 10-K.
            Rittmaster dated May 20, 1982.
  10.15     Copy of Employment Agreement between       Incorporated by reference to Exhibit
            Viad Corp and Paul Mullen dated April      10.0 to Viad's 1996 Form 10-K.
            25, 1996
  10.16     Copy of Viad Corp Performance-Based        Incorporated by reference to Exhibit
            Stock Plan                                 10.P to Viad's 1993 Form 10-K.
  10.17     Copy of Viad Corp Deferred Compensation    Incorporated by reference to Exhibit
            Plan.                                      10.Q to Viad's 1993 Form 10-K.
  10.18     Copy of form of Viad Corp 1983 Stock       Incorporated by reference to Exhibit
            Option and Incentive Plan Amended and      10.R to Viad's 1994 Form 10-K.
            Restated Restricted Stock Agreements
            dated August 12, 1994, between Viad and
            certain executive officers.
  10.19     Copy of form of Viad Corp 1992 Stock       Incorporated by reference to Exhibit
            Incentive Plan Restricted Stock            10.S to Viad's 1994 Form 10K.
            Agreements dated August 12, 1994,
            between Viad and certain executive
            officers.
  10.20     Copy of Viad Corp Director's Charitable    Incorporated by reference to Exhibit
            Award Program as amended through March     10.T to Viad's 1995 Form 10-K.
            15, 1996.
  10.21     Copy of Employment Agreement between       Incorporated by reference to Exhibit
            Viad Corp and Robert H. Bohannon dated     10.U to Viad's 1996 Form 10-K.
            January 1, 1997
  10.22     Copy of GES Exposition Services, Inc.      Incorporated by reference to Exhibit
            Supplemental Executive retirement Plan     10.V to Viad's 1995 Form 10-K.
            effective August 1, 1995.
  21        List of Subsidiaries of Viad               Filed herewith.
  23.1      Consent of Ladenburg Thalmann & Co.        Filed herewith.
            Inc.
  23.2      Consent of Deloitte & Touche LLP           Filed herewith.
  23.3      Consent of Ernst & Young LLP               Included in Exhibit 8 herewith.
  23.4      Consent of Lurie, Besikof, Lapidus &       Filed herewith.
            Co., LLP
  23.5      Consent of Bryan Cave LLP                  Included in Exhibit 5 herewith.
  24        Power of Attorney signed by Directors      Previously filed.
            of Viad
  99        Form of Proxy                              Filed herewith.